     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1996

                                                       REGISTRATION NO. 333-5637
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       KANSAS CITY POWER & LIGHT COMPANY
             (Exact name of registrant as specified in its charter)
                         ------------------------------

                MISSOURI                                  4911                                 44-0308720
    (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
     Incorporation or Organization)           Classification Code Number)                Identification Number)

                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106
                                 (816) 556-2200
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JEANIE SELL LATZ, ESQ.
                       KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106
                                 (816) 556-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                        COPIES OF ALL CORRESPONDENCE TO:

                  NANCY A. LIEBERMAN, ESQ.                                    DENNIS P. WILBERT, ESQ.
            SKADDEN, ARPS, SLATE, MEAGHER & FLOM                  BLACKWELL SANDERS MATHENY WEARY & LOMBARDI L.C.
                      919 THIRD AVENUE                                          TWO PERSHING SQUARE
                  NEW YORK, NEW YORK 10022                                  2300 MAIN STREET, SUITE 1100
                       (212) 735-3000                                       KANSAS CITY, MISSOURI 64108
                                                                                   (816) 274-6800

                            ------------------------

    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the registration statement becomes effective, the Merger Agreement (as defined herein) is approved and adopted by the stockholders of UtiliCorp United Inc. ("UCU"), the issuance of KCPL Common Stock (as defined herein) pursuant to the Merger Agreement is approved by the shareholders of Kansas City Power & Light Company ("KCPL") and all conditions prerequisite to the Mergers (as defined herein) have been satisfied or waived.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       KANSAS CITY POWER & LIGHT COMPANY
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-4 ITEM NUMBER AND CAPTION                                      LOCATION IN JOINT PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
A.         INFORMATION ABOUT THE TRANSACTION
1.         Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus............................  Facing Page of Registration Statement;
                                                                   Cross-Reference Sheet; Outside Front Cover Page
2.         Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Available Information; Incorporation of Certain
                                                                   Documents by Reference; Table of Contents
3.         Risk Factors, Ratio of Earnings to Fixed Charges, and
            Other Information...................................  Summary of Joint Proxy Statement/ Prospectus;
                                                                   Selected Historical and Pro Forma Data
4.         Terms of the Transaction.............................  Summary of Joint Proxy Statement/ Prospectus; The
                                                                   Mergers; The Merger Agreement; Description of Maxim
                                                                   Common Stock; Comparison of Stockholders' Rights;
                                                                   Approval of Maxim Plans
5.         Pro Forma Financial Information......................  Unaudited Pro Forma Combined Financial Information
6.         Material Contacts with the Company Being Acquired....  Summary of Joint Proxy Statement/ Prospectus; The
                                                                   Mergers; The Merger Agreement; Selected Information
                                                                   Concerning KCPL and UCU
7.         Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters.......                            *
8.         Interests of Named Experts and Counsel...............  Opinion of KCPL's Financial Advisor; Opinion of UCU's
                                                                   Financial Advisor; Experts; Legal Matters
9.         Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................                            *

FORM S-4 ITEM NUMBER AND CAPTION                                      LOCATION IN JOINT PROXY STATEMENT/PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
B.         INFORMATION ABOUT THE REGISTRANT
10.        Information with Respect to S-3 Registrants..........  Incorporation of Certain Documents by Reference;
                                                                   Selected Historical and Pro Forma Data; Unaudited
                                                                   Pro Forma Combined Financial Information; Selected
                                                                   Information Concerning KCPL and UCU
11.        Incorporation of Certain Information by Reference....  Incorporation of Certain Documents by Reference;
                                                                   Description of Maxim Common Stock
12.        Information with Respect to S-2 or S-3 Registrants...                            *
13.        Incorporation of Certain Information by Reference....                            *
14.        Information with Respect to Registrants Other Than
            S-3 or S-2 Registrants..............................                            *
C.         INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.        Information with Respect to S-3 Companies............  Incorporation of Certain Documents by Reference;
                                                                   Selected Historical and Pro Forma Data; Unaudited
                                                                   Pro Forma Combined Financial Information; Selected
                                                                   Information Concerning KCPL and UCU
16.        Information with Respect to S-2 or S-3 Companies.....                            *
17.        Information with Respect to Companies Other Than S-3
            or S-2 Companies....................................                            *
D.         VOTING AND MANAGEMENT INFORMATION.
18.        Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Outside Front Cover Page; Incorporation of Certain
                                                                   Documents by Reference; Summary of Joint Proxy
                                                                   Statement/Prospectus; Meetings, Voting and Proxies;
                                                                   The Mergers; Selected Information Concerning KCPL
                                                                   and UCU; Proposals of Stockholders
19.        Information if Proxies, Consents or Authorizations
            are not to be Solicited or in an Exchange Offer.....                            *

- ------------------------
* Inapplicable or the answer is negative.

PRELIMINARY COPY

                                     [LOGO]
                                                                   June   , 1996

Dear Shareholder:

The merger agreement between Kansas City Power & Light Company ("KCPL") and UtiliCorp United Inc. ("UCU") has been revised to increase the value to KCPL shareholders by increasing their ownership in the combined company. As a result of the revision to the merger agreement, the percentage interest in the combined company held by KCPL shareholders will increase to 57% from 55%, and the percentage interest in the combined company held by UCU stockholders will change from 45% to 43% (based, in each case, upon the capitalization of KCPL and UCU on the date of the original merger agreement and the revised merger agreement). The revised terms of the merger agreement provide for a new structure pursuant to which a new KCPL subsidiary will be created which will be merged into UCU. UCU will then merge with KCPL. At the time the mergers are completed, the combined company will change its name to Maxim Energies, Inc. ("Maxim"). Shareholders of UCU will receive one share in Maxim for each UCU share held. KCPL shareholders will continue to hold their existing KCPL shares (which after the mergers will be called Maxim shares). As a result of the revised terms of the merger agreement, the affirmative vote of KCPL shareholders required to approve of the transactions contemplated by the merger agreement has changed from two-thirds of all outstanding shares to a majority of the shares voting (provided a quorum is present). The other significant terms of the revised mergers will remain substantially the same as the original merger.

A  Special  Meeting  of  Shareholders  of  KCPL  is  scheduled  to  be  held  at
             on August   , 1996 at                           (the "Meeting")  to
consider and vote upon the issuance of up to a maximum of 54,000,000 shares of KCPL common stock to be issued in the mergers (the "Share Issuance"). Under Missouri law, no separate vote of KCPL shareholders is required to approve the mergers. However, as it is a condition to the closing of the mergers that KCPL shareholders approve the Share Issuance, a vote for the Share Issuance is, in essence, a vote for the mergers. The attached Joint Proxy Statement/Prospectus describes the recent amendment to the merger agreement and the transactions related to it, including certain stock incentive and management compensation plans (the "Plans") which will take effect if the mergers are consummated. Please review the attached Joint Proxy Statement/Prospectus carefully.


Western Resources, Inc. ("Western Resources") has revised its proposal to acquire KCPL and has announced that it intends to commence an unsolicited exchange offer for KCPL common stock. Your Board of Directors has determined that Western Resources' proposal is not in the best interests of KCPL and its shareholders and has rejected this proposal. A complete description of your Board's rejection of Western Resources' latest proposal is set forth in the attached Joint Proxy Statement/Prospectus. Additionally, in accordance with its duties under applicable law, your Board of Directors will review Western Resources' unsolicited exchange offer if and when it is formally commenced.


For the reasons described in the attached Joint Proxy Statement/Prospectus, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE KCPL/UCU MERGERS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE SHARE ISSUANCE AND FOR APPROVAL OF EACH OF THE PLANS.

Whether or not you plan to attend the Special Meeting, PLEASE SIGN AND DATE THE ACCOMPANYING WHITE PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU SUBMITTED A PROXY CARD IN CONNECTION WITH THE ORIGINAL MERGER AGREEMENT, YOU WILL STILL NEED TO SUBMIT A NEW PROXY CARD ON THE REVISED MERGER AGREEMENT. WE URGE YOU NOT TO SIGN ANY PROXY CARD THAT WESTERN RESOURCES MAY SEND YOU. A KCPL shareholder may revoke a proxy at any time prior to the Meeting by delivering to the Secretary of KCPL a notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute revocation of a proxy. Again, thank you very much for your support.

                                          Very truly yours,

                                          /s/ DRUE JENNINGS
                                          Drue Jennings
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

               PRELIMINARY COPY KANSAS CITY POWER & LIGHT COMPANY
                                  1201 WALNUT
                          KANSAS CITY, MISSOURI 64106
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                AUGUST   , 1996
                             ---------------------

    Notice is hereby given that a Special Meeting of Shareholders of Kansas City Power & Light Company ("KCPL") will be held at
                                  on                         , August    , 1996,
commencing at         , local time (the "Meeting"). At the Meeting, shareholders will be asked to consider and vote upon the following matters, which are more fully described in the accompanying Joint Proxy Statement/Prospectus:

    1. A proposal to approve the issuance (the "Share Issuance") of up to a maximum of 54,000,000 shares of common stock, no par value, of KCPL ("KCPL Common Stock") pursuant to the Amended and Restated Agreement and Plan of Merger by and among KCPL, KC Merger Sub, Inc. ("Sub"), UtiliCorp United Inc. ("UCU") and KC United Corp., dated as of January 19, 1996, as amended and restated as of May 20, 1996 (as amended, the "Merger Agreement"), providing for (i) the merger of Sub with and into UCU, with UCU surviving (the "UCU Merger"), and (ii) immediately thereafter, the merger of UCU, as the corporation surviving the UCU Merger, with and into KCPL, with KCPL surviving (the "Consolidating Merger" and together with the UCU Merger, the "Mergers"). As part of the Consolidating Merger, KCPL, as the corporation surviving in the Consolidating Merger, will be renamed Maxim Energies, Inc. ("Maxim"). Pursuant to the Merger Agreement, each issued and outstanding share of common stock, $1.00 par value per share, of UCU will be converted into one share of Maxim Common Stock in the UCU Merger. Each issued and outstanding share of KCPL Common Stock held by KCPL shareholders will remain outstanding after the Mergers (except that each such share shall be referred to as one share of Maxim Common Stock).

    2. A proposal to approve the Maxim Stock Incentive Plan, a copy of which is attached as Annex D to the accompanying Joint Proxy Statement/Prospectus.

    3. A proposal to approve the Maxim Management Incentive Compensation Plan (the "Maxim MIC Plan"), a copy of which is attached as Annex E to the accompanying Joint Proxy Statement/Prospectus.

    Only shareholders of record at the close of business on June 26, 1996, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof. Approval of the Share Issuance requires the affirmative vote of the holders of a majority of the shares of KCPL Common Stock voting on the Share Issuance where the total number of votes cast represents over 50 percent of all outstanding shares of KCPL Common Stock. Under Missouri law, no separate vote of KCPL shareholders is required to approve the Mergers. However, as it is a condition to the closing of the Mergers that KCPL shareholders approve of the Share Issuance, a vote for the Share Issuance is in essence a vote for the Mergers. The affirmative vote of a majority of the shares of KCPL Common Stock present and entitled to vote is required to approve the Maxim Stock Incentive Plan and the Maxim MIC Plan. KCPL shareholders are not entitled to dissenters' rights of appraisal.

    Approval of the Share Issuance is a condition to the consummation of the Mergers. The consummation of the Mergers is also subject to the approval of the holders of UCU Common Stock, certain required regulatory approvals and other conditions. If approved by the shareholders, the Maxim Stock Incentive Plan and the Maxim MIC Plan will be implemented only if the Mergers are consummated.

    YOUR BOARD OF DIRECTORS HAS, BY A UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT, THE MERGERS AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE SHARE ISSUANCE, FOR APPROVAL OF THE MAXIM STOCK INCENTIVE PLAN AND FOR APPROVAL OF THE MAXIM MIC PLAN.

                                          By Order of the Board of Directors

                                          /s/ JEANIE SELL LATZ
                                          Jeanie Sell Latz
                                          SECRETARY

Kansas City, Missouri
June   , 1996

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY USING THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

PRELIMINARY COPY

                                     [LOGO]
                                                                    July 1, 1996

Dear UtiliCorp United Inc. Stockholder,

    You are cordially invited to attend the Special Meeting of Stockholders of UtiliCorp United Inc. ("UCU") which will be held at the Conference Center at the Kansas City Convention Center, 14th Street between Wyandotte and Central, Kansas City, Missouri 64105, on Wednesday, August 14, 1996, commencing at 2:00 p.m., local time. At this important meeting, holders of common stock of UCU will be asked to consider and to vote on a proposal relating to the strategic business combination between UCU and Kansas City Power & Light Company ("KCPL").

    The merger agreement between UCU and KCPL has been amended and the structure of the merger has been revised. Under the revised terms of the merger, a new KCPL subsidiary will be created, and will be merged into UCU with UCU as the surviving corporation. UCU will then be merged with KCPL to form the combined company. The combined company will be renamed Maxim Energies, Inc. ("Maxim") at the time of the mergers. Shareholders of UCU will receive one share of Maxim for each UCU share held. Shareholders of KCPL will continue to hold their shares of KCPL, which after the merger will become shares of Maxim. Under the original terms of the merger, UCU shareholders would have received 1.096 shares in the combined company for each share held.

    Upon completion of the merger, the holders of UCU common stock and the holders of KCPL common stock will own approximately 43% and 57%, respectively, of the outstanding shares of Maxim common stock based upon the capitalization of UCU and KCPL on the date of the amended merger agreement. This represents an increase in value for KCPL shareholders as compared to the original merger. Your Board has received a written opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, dated as of the date hereof, to the effect that the exchange ratio is fair, from a financial point of view, to the holders of UCU common stock. Other than the changes described above, the other substantive terms of the merger will remain substantially the same.

    Your Board believes that this merger will provide significant benefits to UCU stockholders and will create a combined enterprise that will be well-positioned for an increasingly competitive energy environment. Strategic advantages that Maxim will possess include substantial operating efficiencies, increased ability to diversify operations and grow in a prudent manner and greater financial stability. Maxim will also enjoy greater opportunities for earnings and dividend growth through the combination of UCU's and KCPL's equity, management, human resources and technical expertise.

    This merger is subject to certain required regulatory approvals and other conditions. The merger will be consummated shortly after the necessary regulatory approvals are obtained and other conditions to the merger are satisfied or waived. Under Delaware law, you do not have dissenters' rights of appraisal with respect to the merger.

    The attached Joint Proxy Statement/Prospectus reflects the recent amendment to the merger agreement. As you may know, the original merger agreement was not voted on at UCU's 1996 Annual Meeting. Accordingly, the attached Joint Proxy Statement/Prospectus supersedes the Joint Proxy Statement/Prospectus, dated April 4, 1996, that was previously sent to you as it relates to the proposed merger. You should review the attached Joint Proxy Statement/Prospectus carefully.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND BELIEVES THAT IT IS FAIR AND IN THE BEST INTERESTS OF UCU AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE MERGER DESCRIBED IN THE ATTACHED JOINT PROXY STATEMENT/PROSPECTUS.

    BECAUSE A MAJORITY VOTE OF ALL OUTSTANDING SHARES OF UCU COMMON STOCK IS REQUIRED TO APPROVE THE MERGER, YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU HOLD. UNDER DELAWARE LAW, THE FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES CAST AGAINST APPROVAL OF THE MERGER. TO ENSURE YOUR SHARES WILL BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, I URGE YOU TO PROMPTLY SIGN, DATE AND MAIL YOUR PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. You may cancel your proxy by voting in person, by written notice to UCU's Corporate Secretary or by delivery of a later dated proxy, in each case prior to the closing of the polls for voting at the meeting.

                                          Sincerely,

                                             /s/ Richard C. Green, Jr.
                                             RICHARD C. GREEN, JR.
                                             CHAIRMAN OF THE BOARD AND
                                             CHIEF EXECUTIVE OFFICER

                             UTILICORP UNITED INC.
                                911 MAIN STREET
                          KANSAS CITY, MISSOURI 64105

To the Stockholders of UtiliCorp United Inc.:

    NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of UtiliCorp United Inc. ("UCU"), a Delaware corporation, will be held at the Conference Center at the Kansas City Convention Center, 14th Street between Wyandotte and Central, Kansas City, Missouri 64105, on Wednesday, August 14, 1996, commencing at 2:00 p.m., local time (the "Special Meeting"). At the Special Meeting, stockholders will be asked to consider and vote upon the following matter, which is more fully described in the accompanying Joint Proxy Statement/Prospectus:

    A proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 1996, as amended and restated as of May 20, 1996 (as amended and restated, the "Merger Agreement"), by and among Kansas City Power & Light Company ("KCPL"), KC Merger Sub, Inc. ("Sub"), UCU and KC United Corp., a copy of which is attached as Annex A to the accompanying Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, (i) Sub will be merged with and into UCU, with UCU surviving (the "UCU Merger"), and (ii) immediately thereafter, the surviving corporation in the UCU Merger will be merged with and into KCPL. The combined company will be renamed Maxim Energies, Inc.

    Stockholders of record at the close of business on June 26, 1996, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Merger Agreement and the UCU Merger, which is a condition to the consummation of the transactions contemplated by the Merger Agreement, requires the affirmative vote of the holders of a majority of the outstanding shares of UCU Common Stock. The UCU stockholders are not entitled to dissenters' rights.

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE UCU MERGER.

                                          By Order of the Board of Directors

                                          /s/ DALE J. WOLF
                                          Dale J. Wolf
                                          VICE PRESIDENT FINANCE, TREASURER
                                          AND SECRETARY
Kansas City, Missouri
July 1, 1996

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY USING THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             JOINT PROXY STATEMENT
                                       OF

     KANSAS CITY POWER              AND     UTILICORP UNITED INC.
      & LIGHT COMPANY

                            ------------------------

                                   PROSPECTUS
                                       OF
                       KANSAS CITY POWER & LIGHT COMPANY
                                 TO BE RENAMED
                              MAXIM ENERGIES, INC.
                                ---------------

    This Joint Proxy Statement/Prospectus relates to the proposed Mergers (as defined herein) and certain related transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of January 19, 1996 (the
"Original Merger Agreement"), as amended and restated on May 20, 1996 (as amended and restated, the "Merger Agreement"), by and among Kansas City Power & Light Company, a Missouri corporation ("KCPL"), KC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of KCPL ("Sub"), UtiliCorp United Inc., a Delaware corporation ("UCU"), and KC United Corp., a Delaware corporation ("KCU"). Pursuant to the Merger Agreement, (i) Sub will merge with and into UCU, with UCU surviving (the "UCU Merger"), and (ii) immediately thereafter, the surviving corporation in the UCU Merger (the "UCU Surviving Corporation") will merge with and into KCPL, with KCPL surviving (the "Consolidating Merger," and together with the UCU Merger, the "Mergers"). Pursuant to the Merger Agreement, the surviving corporation in the Consolidating Merger will, at the effective time of the Consolidating Merger (the "Effective Time"), change its name to Maxim Energies, Inc. ("Maxim"). As used in this Joint Proxy Statement/Prospectus, "Maxim" shall mean KCPL after the consummation of the Mergers and as renamed as described above.

    The Mergers will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which each issued and outstanding share of common stock, $1.00 par value per share, of UCU ("UCU Common Stock") (other than shares of UCU Common Stock owned by KCPL or UCU either directly or through a wholly-owned subsidiary ) shall be converted into and become one (the "Exchange Ratio") fully paid and nonassessable share of common stock, no par value, of KCPL ("KCPL Common Stock"). KCPL Common Stock outstanding after the consummation of the Mergers shall be referred to in this Joint Proxy Statement/Prospectus as "Maxim Common Stock." Each issued and outstanding share of KCPL Common Stock held by KCPL shareholders will remain outstanding after the Mergers, unchanged, as one share of Maxim Common Stock. Based on the number of shares outstanding as of the date of the Merger Agreement, the holders of KCPL Common Stock and the holders of UCU Common Stock will hold in the aggregate approximately 57% and 43%, respectively, of the total number of shares of Maxim Common Stock outstanding immediately after the Effective Time. See "THE MERGER AGREEMENT -- The Mergers."

    KCPL has agreed in the Merger Agreement to call for redemption before the effective time of the UCU Merger (the "UCU Effective Time"), all of its outstanding shares of preferred stock and preference stock (collectively, "KCPL Preferred Stock") at the applicable redemption prices therefor, together with all dividends accrued and unpaid through the applicable redemption dates. UCU has agreed under the Merger Agreement to call for redemption all of the outstanding shares of UCU's preference stock (cumulative), $2.05 Series ("UCU Preferred Stock"), which is the only outstanding series of preferred stock of UCU, on March 3, 1997 or on such later date as KCPL and UCU shall mutually agree. The redemption price therefor will be $25.00 per share of UCU Preferred Stock plus all dividends accrued and unpaid through the redemption date. It is a condition to the closing of the Mergers that the UCU Preferred Stock and KCPL Preferred Stock be redeemed before the UCU Effective Time. See "THE MERGER AGREEMENT -- The Mergers."

    Holders of UCU Common Stock will not have dissenters' rights of appraisal under the Delaware General Corporation Law (the "DGCL") with respect to the UCU Merger or any of the other transactions contemplated by the Merger Agreement. The Missouri General and Business Corporation Law (the "MGBCL") does not provide dissenters' rights of appraisal to holders of KCPL Common Stock with respect to the UCU Merger because KCPL itself is not merging with any corporation in such merger. The MGBCL also does not provide dissenters' rights of appraisal to holders of KCPL Common Stock with respect to the Share Issuance (as defined herein) or with respect to the Consolidating Merger or any of the other transactions contemplated by the Merger Agreement. See "THE MERGERS -- Dissenters' Rights."
                           --------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY  STATE SECURITIES COMMISSION PASSED  UPON
     THE  ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------


    The date of this Joint Proxy Statement/Prospectus is June , 1996. This Joint Proxy Statement/Prospectus is first being mailed to the shareholders of KCPL on or about June , 1996 and the stockholders of UCU on or about July 1, 1996.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

    This Joint Proxy Statement/Prospectus is being furnished to the common shareholders of KCPL in connection with the solicitation of proxies by the Board of Directors of KCPL (the "KCPL Board") for use at a special meeting of KCPL
common   shareholders   to    be   held    at
                                       ,  on               ,  August     , 1996,
commencing at , local time, and at any adjournment or postponement thereof (the "KCPL Meeting"). At the KCPL Meeting, the holders of KCPL Common Stock will consider and vote upon (i) a proposal to approve the issuance of up to a maximum of 54,000,000 shares of KCPL Common Stock pursuant to the UCU Merger (the "Share Issuance"), (ii) a proposal to approve the Stock Incentive Plan of Maxim (the "Maxim Stock Incentive Plan"), and (iii) a proposal to approve the Management Incentive Compensation Plan of Maxim (the "Maxim MIC Plan" and together with the Maxim Stock Incentive Plan, the "Maxim Plans").

    This Joint Proxy Statement/Prospectus is being furnished to the common stockholders of UCU in connection with the solicitation of proxies by the Board of Directors of UCU (the "UCU Board") for use at a special meeting of UCU common stockholders to be held at the Conference Center at the Kansas City Convention Center, 14th Street between Wyandotte and Central, Kansas City, Missouri 64105 on Wednesday, August 14, 1996, commencing at 2:00 p.m., local time, and at any adjournment or postponement thereof (the "UCU Meeting"). At the UCU Meeting, holders of UCU Common Stock will vote on a proposal to approve and adopt the Merger Agreement and the UCU Merger.

    This Joint Proxy Statement/Prospectus also constitutes the prospectus of KCPL (to be renamed Maxim upon consummation of the Consolidating Merger) with respect to up to a maximum of 54,000,000 shares of Maxim Common Stock to be issued in the UCU Merger to the holders of UCU Common Stock.

    All information herein with respect to KCPL has been furnished by KCPL and all information herein with respect to UCU has been furnished by UCU.

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of any of KCPL or UCU or in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by stockholders of UCU upon consummation of the UCU Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                             AVAILABLE INFORMATION

    Each of KCPL and UCU is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning KCPL and UCU can be inspected at the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, 7th Floor, New York, New York 10005, on which exchange the KCPL Common Stock and the UCU Common Stock are listed. Information concerning the KCPL Common Stock can also be inspected at the Chicago Stock Exchange, Inc., 440 South LaSalle Street, Chicago, Illinois 60605, on which exchange the KCPL Common Stock is also listed. Information concerning the UCU Common Stock can also be inspected at the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, on which exchange the UCU Common Stock is also listed.

    KCPL has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Maxim Common Stock to be issued in connection with the UCU Merger. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying at the SEC's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THOSE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO KCPL, MS. JEANIE SELL LATZ, SENIOR VICE PRESIDENT, CORPORATE SECRETARY AND CHIEF LEGAL OFFICER, KANSAS CITY POWER & LIGHT COMPANY, 1201 WALNUT, KANSAS CITY, MISSOURI 64106-2124, (816) 556-2200, AND, IN THE CASE OF DOCUMENTS RELATING TO UCU, DALE J. WOLF, VICE PRESIDENT FINANCE, TREASURER AND CORPORATE SECRETARY, UTILICORP UNITED INC., 911 MAIN STREET, SUITE 3000, KANSAS CITY, MISSOURI 64105, (816) 421-6600. IN ORDER TO ENSURE TIMELY DELIVERY OF KCPL AND UCU DOCUMENTS, ALL REQUESTS FOR SUCH DOCUMENTS SHOULD BE MADE BY
KCPL SHAREHOLDERS BY              , 1996, AND  BY UCU STOCKHOLDERS BY AUGUST  7,
1996.

    The following documents, previously filed with the SEC by KCPL (SEC File No. 1-707) or UCU (SEC File No. 1-3562) pursuant to the Exchange Act, are hereby incorporated by reference:

    1.  KCPL's Annual Report on Form 10-K for the year ended December 31, 1995.

    2.  KCPL's Quarterly  Report on Form  10-Q for the  quarter ended March  31,
1996.

    3. KCPL's Schedule 14A Definitive Proxy Statement, dated April 4, 1996 (the "KCPL Proxy Statement").

    4. KCPL's Current Reports on Form 8-K, dated May 28, 1996, May 22, 1996 and January 24, 1996.

    5.  UCU's Annual Report on Form 10-K for the year ended December 31, 1995.

    6. UCU's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended on June 20, 1996.

    7. UCU's Current Reports on Form 8-K, dated May 28, 1996, May 22, 1996, February 8, 1996 and January 24, 1996 and on Form 8-K/A, dated April 1, 1996.

    8. UCU's Schedule 14A Definitive Proxy Statement, dated April 4, 1996 (the "UCU Proxy Statement").

    The information relating to KCPL and UCU contained in this Joint Proxy Statement/Prospectus does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

    All documents filed by KCPL and UCU pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the KCPL Meeting, and any adjournment or postponement thereof, or the UCU Meeting, and any adjournment or postponement thereof, respectively, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
AVAILABLE INFORMATION......................................................................................          3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          3
TABLE OF CONTENTS..........................................................................................          5
INDEX OF DEFINED TERMS.....................................................................................          8
SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS................................................................         12
  The Parties..............................................................................................         12
  The KCPL Meeting.........................................................................................         12
  The UCU Meeting..........................................................................................         13
  The Mergers..............................................................................................         14
  Certain Litigation.......................................................................................         15
  Conditions to the Mergers................................................................................         15
  Exchange of Stock Certificates...........................................................................         16
  Maxim Plans..............................................................................................         16
  Background of the Mergers................................................................................         16
  Reasons for the Mergers..................................................................................         16
  Recommendations of the Boards of Directors...............................................................         17
  Opinions of Financial Advisors...........................................................................         17
  Western Resources' Proposals.............................................................................         18
  Conflicts of Interest....................................................................................         18
  Employee Stock Options...................................................................................         20
  Management of Maxim......................................................................................         20
  Rights to Terminate, Amend or Waive Conditions...........................................................         20
  Certain Federal Income Tax Consequences..................................................................         21
  Maxim Following the Mergers..............................................................................         21
  Regulatory Matters.......................................................................................         21
  Accounting Treatment.....................................................................................         22
  Dissenters' Rights.......................................................................................         22
  Dividends................................................................................................         22
  Comparison of Stockholders' Rights.......................................................................         23
SELECTED HISTORICAL AND PRO FORMA DATA.....................................................................         24
  Comparative Market Prices and Dividends..................................................................         29
MEETINGS, VOTING AND PROXIES...............................................................................         30
  The KCPL Meeting.........................................................................................         30
  The UCU Meeting..........................................................................................         31
THE MERGERS................................................................................................         32
  Background of the Mergers................................................................................         32
  Reasons for the Mergers; Recommendations of the Boards of Directors......................................         46
  Certain Forward-Looking Information......................................................................         50
  Synergies from the Mergers...............................................................................         52
  Summary of Additional Operational Benefits...............................................................         55
  Enhancement of Financial Performance.....................................................................         56
  Opinion of KCPL's Financial Advisor......................................................................         59
  Opinion of UCU's Financial Advisor.......................................................................         69
  Conflicts of Interest....................................................................................         73
  Certain Arrangements Regarding the Directors and Management of Maxim.....................................         75
  Employment Agreements....................................................................................         75
  Employee Plans and Severance Arrangements................................................................         76

                                                                                                               PAGE
                                                                                                             ---------
  Maxim Plans..............................................................................................         77
  Dividend Reinvestment Plan...............................................................................         78
  Certain Federal Income Tax Consequences..................................................................         78
  Accounting Treatment.....................................................................................         79
  Stock Exchange Listing of the Maxim Common Stock.........................................................         79
  Federal Securities Law Consequences......................................................................         79
  Dissenters' Rights.......................................................................................         80
  Regulatory Matters.......................................................................................         80
  Certain Litigation.......................................................................................         82
THE MERGER AGREEMENT.......................................................................................         83
  The Mergers..............................................................................................         83
  Subsidiaries and Joint Ventures..........................................................................         84
  Representations and Warranties...........................................................................         85
  Certain Covenants........................................................................................         85
  No Solicitation of Transactions..........................................................................         86
  Maxim Board of Directors.................................................................................         87
  Directors' and Officers' Indemnification.................................................................         88
  Conditions to Each Party's Obligation to Effect the Mergers..............................................         88
  Benefit Plans............................................................................................         89
  Certain Employment Agreements and Workforce Matters......................................................         90
  Termination..............................................................................................         90
  Termination Fees.........................................................................................         91
  Expenses.................................................................................................         92
  Amendment and Waiver.....................................................................................         92
  Confidentiality Agreement................................................................................         93
DESCRIPTION OF MAXIM COMMON STOCK..........................................................................         93
  Dividend Rights and Restrictions.........................................................................         93
  Voting Rights............................................................................................         94
  Liquidation Rights.......................................................................................         94
  Preemptive Rights........................................................................................         94
  Liability to Assessment..................................................................................         94
  Certain Anti-Takeover Provisions.........................................................................         95
COMPARISON OF STOCKHOLDERS' RIGHTS.........................................................................         95
  General..................................................................................................         95
  Number of Directors......................................................................................         95
  Classified Board of Directors............................................................................         95
  Vacancies on the Board of Directors......................................................................         95
  Removal of Directors.....................................................................................         95
  Voting/Cumulative Voting.................................................................................         96
  Special Meetings; Stockholder Action by Written Consent..................................................         96
  Indemnification/Limitation of Liability..................................................................         96
  Amendments of Charters...................................................................................         97
  Amendment of Bylaws......................................................................................         97
  Notice of Shareholder Proposals/Nominations of Directors.................................................         98
  Stockholder Inspection...................................................................................         99
  Stockholders' Vote for Mergers...........................................................................         99
  Appraisal Rights.........................................................................................        100
  Anti-takeover Statutes...................................................................................        100
  Business Combinations....................................................................................        101

                                                                                             PAGE
                                                                                           ---------
APPROVAL OF MAXIM PLANS...............................................................        102
  Maxim Stock Incentive Plan..........................................................        102
  Maxim MIC Plan......................................................................        107
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION....................................        110
SELECTED INFORMATION CONCERNING KCPL AND UCU..........................................        119
  Business of KCPL....................................................................        119
  Business of UCU.....................................................................        119
  Certain Business Relationships Between KCPL and UCU.................................        119
MAXIM FOLLOWING THE MERGERS...........................................................        120
  Maxim Board of Directors............................................................        120
  Management of Maxim.................................................................        120
  Community Support...................................................................        120
  Dividends...........................................................................        121
EXPERTS...............................................................................        121
LEGAL MATTERS.........................................................................        121
PROPOSALS OF STOCKHOLDERS.............................................................        121


Annex A      Amended and Restated Agreement and Plan of Merger........................        A-1
Annex B      Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated............        B-1
Annex C      Opinion of Donaldson, Lufkin & Jenrette Securities Corporation...........        C-1
Annex D      Form of Maxim Stock Incentive Plan.......................................        D-1
Annex E      Form of Maxim Management Incentive Compensation Plan.....................        E-1
Annex F      Form of Employment Agreement of A. Drue Jennings.........................        F-1
Annex G      Form of Employment Agreement of Richard C. Green.........................        G-1

                             INDEX OF DEFINED TERMS


TERM                                                                                                           PAGE
- ----                                                                                                         ---------
1935 Act...................................................................................................         21
1995 Asset Multiple........................................................................................         63
1995 EPS Multiple..........................................................................................         62
1995 EBIT Multiple.........................................................................................         63
1995 EBITDA Multiple.......................................................................................         62
1996 EPS Multiple..........................................................................................         62
1996 EBIT Multiple.........................................................................................         63
1996 EBITDA Multiple.......................................................................................         62
1996 PE Ratio..............................................................................................         70
1997 PE Ratio..............................................................................................         70
1998 PE Ratio..............................................................................................         70
Acquisition Proposal.......................................................................................         87
AEM........................................................................................................         62
AGP........................................................................................................         22
Antitrust Division.........................................................................................         81
Aquila.....................................................................................................         27
Aquila Comparables.........................................................................................         62
Aquila Comparable Acquisition Transactions.................................................................         63
Aquila Power...............................................................................................         62
Application................................................................................................         81
April 14 Letter............................................................................................         37
Asset Multiple.............................................................................................         63
Atomic Energy Act..........................................................................................         21
Blackwell Sanders..........................................................................................         21
Book Value Multiple........................................................................................         63
British Columbia Commission................................................................................         80
Business Transaction.......................................................................................        102
CLC........................................................................................................         39
CIS........................................................................................................         54
Closing....................................................................................................         83
Closing Date...............................................................................................         83
Code.......................................................................................................         21
Colorado Commission........................................................................................         80
Comparable M&A Transactions................................................................................         70
Confidentiality Agreement..................................................................................         87
Consolidating Merger.......................................................................................          1
Continuation Period........................................................................................         76
Control Shares.............................................................................................        101
DCF........................................................................................................         60
Deloitte & Touche..........................................................................................         37
DGCL.......................................................................................................          1
DLJ........................................................................................................         18
DLJ Opinion................................................................................................         69
EBIT.......................................................................................................         63
EBITDA.....................................................................................................         63
EBIT Multiple..............................................................................................         63
EBITDA Multiple............................................................................................         63
Effective Time.............................................................................................          1

TERM                                                                                                           PAGE
- ----                                                                                                         ---------
Employment Agreement.......................................................................................         19
EPS........................................................................................................         63
Equity Consideration.......................................................................................         71
ERISA......................................................................................................         85
Ernst & Young..............................................................................................         16
Exchange Act...............................................................................................          3
Exchange Agent.............................................................................................         16
Exchange Ratio.............................................................................................          1
Executive..................................................................................................         75
Expiration Date............................................................................................         38
FERC.......................................................................................................         21
FTC........................................................................................................         81
FTEs.......................................................................................................         53
Historical Period..........................................................................................         65
HSR Act....................................................................................................         21
IBES.......................................................................................................         62
Incentive Period...........................................................................................        108
Indemnified Parties........................................................................................         88
Indemnified Party..........................................................................................         88
Interested Shares..........................................................................................        101
Interested Stockholder.....................................................................................        101
Iowa Board.................................................................................................         80
ISO Holding Period.........................................................................................        107
ISOs.......................................................................................................         77
IT.........................................................................................................         54
Joint Venture..............................................................................................         84
June 17 Announcement.......................................................................................         42
Kansas Commission..........................................................................................         47
KCPL.......................................................................................................          1
KCPL Board.................................................................................................          2
KCPL Bylaws................................................................................................         23
KCPL Charter...............................................................................................         23
KCPL Common Stock..........................................................................................          1
KCPL Meeting...............................................................................................          2
KCPL Preferred Stock.......................................................................................          1
KCPL Proxy Statement.......................................................................................          3
KCPL Record Date...........................................................................................         13
KCPL Regulated Business....................................................................................         60
KCPL Regulated Business Comparables........................................................................         61
KCPL Severance Agreement...................................................................................         77
KCPL Shareholders' Approval................................................................................         83
KCPL Unregulated Businesses................................................................................         60
KCU........................................................................................................          1
KCU Common Stock...........................................................................................         35
KGE........................................................................................................         47
KLT........................................................................................................         12
KLT Investments............................................................................................         60
KPL........................................................................................................         47
LTM........................................................................................................         63
Manson.....................................................................................................         82
Maxim......................................................................................................          1

TERM                                                                                                           PAGE
- ----                                                                                                         ---------
Maxim Board................................................................................................         18
Maxim Bylaws...............................................................................................         23
Maxim Charter..............................................................................................         23
Maxim Common Stock.........................................................................................          1
Maxim Compensation Committee...............................................................................         78
Maxim MIC Plan.............................................................................................          2
Maxim Plans................................................................................................          2
Maxim Preferred Stock......................................................................................         93
Maxim Stock Incentive Plan.................................................................................          2
Mergers....................................................................................................          1
Merger Agreement...........................................................................................          1
Merrill Lynch..............................................................................................         17
Merrill Lynch Opinion......................................................................................         59
MGBCL......................................................................................................          1
MGU Indenture..............................................................................................         93
Michigan Commission........................................................................................         80
Minnesota Commission.......................................................................................         80
Missouri Commission........................................................................................         80
Net Income Multiple........................................................................................         63
New Zealand Commission.....................................................................................         80
NYSE.......................................................................................................          3
O&M........................................................................................................         53
Old Certificate............................................................................................         16
option price...............................................................................................        104
Original KCPL Exchange Ratio...............................................................................         36
Original Merger............................................................................................         35
Original Merger Agreement..................................................................................          1
Original UCU Exchange Ratio................................................................................         36
Payout Ratio...............................................................................................         71
Performance Goals..........................................................................................        105
Price/Book Ratio...........................................................................................         70
Projected Period...........................................................................................         65
proper purpose.............................................................................................         99
Proposed Western Resources Merger..........................................................................         38
Proposed Western Resources Offer...........................................................................         38
Public Comparables.........................................................................................         70
Registration Statement.....................................................................................          3
Regulated Businesses.......................................................................................         72
Related Person.............................................................................................        102
Representatives............................................................................................         87
ROE........................................................................................................         71
Rule 16b-3.................................................................................................        103
SARs.......................................................................................................         77
SEC........................................................................................................          3
Section 83(b) election.....................................................................................        106
Securities Act.............................................................................................          3
Segments...................................................................................................         72
Share Issuance.............................................................................................          2
Skadden Arps...............................................................................................         21
spread.....................................................................................................        106
Stockholders' Approvals....................................................................................         83

TERM                                                                                                           PAGE
- ----                                                                                                         ---------
Sub........................................................................................................          1
Sub Common Stock...........................................................................................         14
Subsidiary.................................................................................................         84
Target Incentive Award.....................................................................................        108
Target Party...............................................................................................         92
Terminal Value.............................................................................................         72
Total Consideration........................................................................................         71
Transaction Fee............................................................................................         68
Treasurer of Australia.....................................................................................         80
UCU........................................................................................................          1
UCU Board..................................................................................................          2
UCU Bylaws.................................................................................................         14
UCU Charter................................................................................................         14
UCU Common Stock...........................................................................................          1
UCU Effective Time.........................................................................................          1
UCU Meeting................................................................................................          2
UCU Merger.................................................................................................          1
UCU 1986 Plan..............................................................................................         19
UCU Plan...................................................................................................         19
UCU Preferred Stock........................................................................................          1
UCU Proxy Statement........................................................................................          4
UCU Record Date............................................................................................         14
UCU Regulated Businesses...................................................................................         61
UCU Regulated Businesses Comparables.......................................................................         62
UCU Severance Agreement....................................................................................         76
UCU Stock Award............................................................................................         90
UCU Stock Option...........................................................................................         90
UCU Stockholders' Approval.................................................................................         83
UCU Surviving Corporation..................................................................................          1
UED........................................................................................................        119
UER........................................................................................................        119
UPS........................................................................................................        119
UtilCo.....................................................................................................         61
UtilCo Comparables.........................................................................................         64
WCNOC......................................................................................................         82
West Virginia Commission...................................................................................         80
Western Resources..........................................................................................         15
Western Resources Common Stock.............................................................................         36
Western Resources Exchange Ratio...........................................................................         38
Western Resources Preliminary Prospectus...................................................................         38
Western Resources Form S-4.................................................................................         38
Weil Gotshal...............................................................................................         34
WR Proposal................................................................................................         47

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF CERTAIN IMPORTANT TERMS AND CONDITIONS OF THE MERGERS AND RELATED INFORMATION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE ANNEXES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ANNEXES IN THEIR ENTIRETY.

THE PARTIES

    KCPL. KCPL is a low-cost electric power producer providing energy-related products and services to customers in its service territory and worldwide. Headquartered in Kansas City, Missouri, KCPL serves the electric power needs of over 430,000 customers in and around the metropolitan Kansas City area. Included in a diverse customer base are about 379,000 residences, 50,000 commercial firms and 3,000 industrial firms, municipalities and other electric utilities. Low fuel costs and superior plant performance enable KCPL to serve its customers well while maintaining a leadership position in the bulk power market. KLT Inc., a wholly-owned unregulated subsidiary of KCPL ("KLT"), pursues opportunities in primarily energy-related ventures throughout the nation and world. KCPL's commitment to KLT and its holdings reflect KCPL's plans to enhance shareholder value by capturing growth opportunities in energy-related and other markets outside KCPL's regulated core utility business. The principal executive offices of KCPL are located at 1201 Walnut, Kansas City, Missouri 64106-2124 and KCPL's telephone number is (816) 556-2200. See "SELECTED INFORMATION CONCERNING KCPL AND UCU -- Business of KCPL."

    Upon consummation of the Mergers, KCPL will be renamed Maxim Energies, Inc. See "MAXIM FOLLOWING THE MERGERS."

    UCU. UCU is an energy company which consists of electric and natural gas utility operations, natural gas gathering, marketing and processing and independent power projects managed through four business groups. UCU operates electric and gas utilities in eight states and one Canadian province. In addition, UCU has ownership interests in 17 independent power projects in various locations in the United States and Jamaica. UCU also markets natural gas in the United Kingdom through several joint ventures, and owns an interest in and operates energy joint venture interests in New Zealand and Australia. UCU serves approximately 434,000 electric customers in four states and British Columbia and approximately 800,000 gas customers in eight states. The Australian joint venture serves approximately 520,000 electric customers. The principal executive offices of UCU are located at 911 Main Street, Suite 3000, Kansas City, Missouri 64105 and UCU's telephone number is (816) 421-6600. See "SELECTED INFORMATION CONCERNING KCPL AND UCU -- Business of UCU."

THE KCPL MEETING

    PURPOSE. At the KCPL Meeting, the holders of KCPL Common Stock will consider and vote upon (i) a proposal to approve the Share Issuance pursuant to which up to a maximum of 54,000,000 shares of KCPL Common Stock (such stock on or after the Mergers is referred to herein as Maxim Common Stock) will be issued in the UCU Merger, (ii) a proposal to approve the Maxim Stock Incentive Plan and
(iii) a proposal to approve the Maxim MIC Plan. Pursuant to the Merger Agreement, the consummation of the Mergers is conditioned upon approval of proposal (i) above, but is not conditioned upon approval by the shareholders of KCPL of any other of the above proposals. If approved by the shareholders of KCPL, each of the Maxim Plans will be implemented only if the transactions contemplated by the Merger Agreement are consummated.

    Under the MGBCL, no separate vote of KCPL shareholders is required to approve the Mergers. However, as it is a condition to the closing of the Mergers that KCPL shareholders approve of the Share Issuance, a vote for the Share Issuance is, in essence, a vote for the Mergers.

    THE KCPL BOARD, BY A UNANIMOUS VOTE, HAS APPROVED THE MERGER AGREEMENT, THE MERGERS AND THE TRANSACTIONS CONTEMPLATED THEREBY, AUTHORIZED THE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT, AND RECOMMENDS THAT KCPL SHAREHOLDERS VOTE FOR APPROVAL OF THE SHARE ISSUANCE, FOR APPROVAL OF THE MAXIM STOCK INCENTIVE PLAN AND FOR APPROVAL OF THE MAXIM MIC PLAN.

    See "MEETINGS, VOTING AND PROXIES -- The KCPL Meeting."

    DATE, PLACE AND TIME; RECORD DATE.  The KCPL Meeting is scheduled to be held
at                                           , on            , August   ,  1996,
commencing at , local time. Holders of record of shares of KCPL Common Stock at the close of business on June 26, 1996 (the "KCPL Record Date") will be entitled to notice and to vote at the KCPL Meeting. At the close of business on the KCPL Record Date, 61,902,083 shares of KCPL Common Stock are anticipated to be issued and outstanding and entitled to vote.

    VOTING RIGHTS; QUORUM; REQUIRED VOTE. Each outstanding share of KCPL Common Stock is entitled to one vote upon each matter presented at the KCPL Meeting. A majority of the voting power of the shares issued, outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the KCPL Meeting.

    Under the rules of the NYSE, the affirmative vote of the holders of a majority of the shares of KCPL Common Stock voting on the Share Issuance where the total number of votes cast represents over 50 percent of all outstanding shares of KCPL Common Stock outstanding on the KCPL Record Date is required to approve the Share Issuance. Abstentions and broker non-votes will be disregarded and will have no effect on the vote on the Share Issuance. The affirmative vote of a majority of the shares of KCPL Common Stock present and entitled to vote is required to approve the Maxim Stock Incentive Plan and the Maxim MIC Plan.

    As of the KCPL Record Date, it is anticipated that the directors and executive officers of KCPL, together with their affiliates as a group, will beneficially own less than 1% of the issued and outstanding shares of KCPL Common Stock.

    Direct KCPL shareholder approval of the Mergers is not required under state law for the following reasons. The UCU Merger is between Sub, a wholly-owned subsidiary of KCPL, and UCU, both Delaware corporations. Under Section 251 of the DGCL, only stockholders of the corporations which are parties to the merger are required to vote. Because KCPL is not a party to the UCU Merger, no vote of KCPL's shareholders is required under Delaware law. Further, no provision of Missouri law requires that KCPL shareholders vote to approve the UCU Merger. The Consolidating Merger contemplated by the Merger Agreement is a "short-form" merger between KCPL and UCU which will be KCPL's wholly-owned subsidiary as a result of the UCU Merger. Missouri law permits a corporation owning at least ninety percent of the outstanding stock of another corporation to complete a merger of such corporations without any shareholder vote. In currently pending litigation, Western Resources, Robert L. Rives and an intervening shareholder of KCPL contend that the Merger Agreement requires approval of two-thirds of all outstanding KCPL shares.

    See "MEETINGS, VOTING AND PROXIES -- The KCPL Meeting" and "THE MERGERS -- Certain Litigations."

THE UCU MEETING

    PURPOSE. At the UCU Meeting, the holders of UCU Common Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement and the UCU Merger.

    THE UCU BOARD, BY A UNANIMOUS VOTE, HAS APPROVED THE MERGER AGREEMENT AND THE UCU MERGER, AUTHORIZED THE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT, AND RECOMMENDS THAT UCU STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE UCU MERGER.

    See "MEETINGS, VOTING AND PROXIES -- The UCU Meeting."

    DATE, PLACE AND TIME; RECORD DATE. The UCU Meeting is scheduled to be held at the Conference Center at the Kansas City Convention Center, 14th Street between Wyandotte and Central, Kansas City, Missouri 64105, on Wednesday, August 14, 1996, commencing at 2:00 p.m., local time. Holders of record of shares of UCU Common Stock at the close of business on June 26, 1996 (the "UCU Record Date") will be entitled to notice and to vote at the UCU Meeting. At the close of business on the UCU Record Date, approximately 46,776,000 shares of UCU Common Stock are anticipated to be issued and outstanding and entitled to vote.

    VOTING RIGHTS; QUORUM; REQUIRED VOTE. Each outstanding share of UCU Common Stock is entitled to one vote upon the Merger Agreement and the UCU Merger. A majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the UCU Meeting.

    As provided under the DGCL, the Certificate of Incorporation of UCU, as amended (the "UCU Charter") and the bylaws of UCU (the "UCU Bylaws"), the affirmative vote of a majority of the outstanding shares of the UCU Common Stock entitled to vote at the UCU Meeting is required for the approval of the Merger Agreement and the UCU Merger. Abstentions and broker non-votes will have the same effect as votes cast against approval of the Merger Agreement and the UCU Merger.

    As of the UCU Record Date, it is anticipated that the directors and executive officers of UCU, together with their affiliates as a group, will beneficially own 2.2% of the issued and outstanding shares of UCU Common Stock entitled to vote at the UCU Meeting.

    See "MEETINGS, VOTING AND PROXIES -- The UCU Meeting."

THE MERGERS

    The Mergers will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which (i) as of the UCU Effective Time, Sub will be merged with and into UCU, with UCU surviving in the UCU Merger and (ii) immediately thereafter at the Effective Time, the UCU Surviving Corporation will be merged with and into KCPL, with KCPL surviving (and renamed as Maxim) in the Consolidating Merger. In addition, as of the UCU Effective Time, (i) each issued and outstanding share of UCU Common Stock (other than shares of UCU Common Stock owned by KCPL or UCU either directly or through a wholly-owned Subsidiary (as defined herein)) will be converted into and become one fully paid and nonassessable share of Maxim Common Stock and (ii) each issued and outstanding share of common stock, $1.00 par value per share, of Sub ("Sub Common Stock") will be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the UCU Surviving Corporation. Each issued and outstanding share of KCPL Common Stock held by KCPL shareholders will remain outstanding after the Mergers, unchanged, as one share of Maxim Common Stock. Based on the number of shares of KCPL Common Stock and UCU Common Stock outstanding as of the date of the Merger Agreement, the holders of KCPL Common Stock and the holders of UCU Common Stock will hold in the aggregate approximately 57% and 43%, respectively, of the total number of shares of Maxim Common Stock outstanding immediately after the Effective Time.

    KCPL has agreed under the Merger Agreement to call for redemption before the UCU Effective Time all of the outstanding shares of each series and class of KCPL Preferred Stock at the applicable redemption prices therefor, together with all dividends accrued and unpaid through the applicable redemption dates. UCU has agreed under the Merger Agreement to call for redemption all of the outstanding shares of UCU Preferred Stock, which is the only outstanding series or class of preferred stock of UCU, on March 3, 1997 or on such later date as KCPL and UCU shall mutually agree. The redemption price therefor will be $25.00 per share of UCU Preferred Stock plus all accrued and unpaid dividends through the redemption date. It is a condition to the closing of the Mergers that the UCU Preferred Stock and KCPL Preferred Stock be redeemed before the UCU Effective Time.

    See "THE MERGER AGREEMENT -- The Mergers."

CERTAIN LITIGATION

    The litigation summarized below concerns the legality of the Merger Agreement and its adoption, and particularly relate to the requirement that the Mergers in effect be approved by a vote of a majority of shares of KCPL Common Stock voting (provided a quorum is present) rather than two-thirds of all outstanding shares of KCPL Common Stock.

    On May 20, 1996, KCPL commenced litigation captioned KANSAS CITY POWER & LIGHT CO. V. WESTERN RESOURCES, INC, ET AL., C.A. No. 96-0552-CV-W-5 in the
United States District Court for the Western District of Missouri, Western Division, against Western Resources, Inc. ("Western Resources") and Robert L. Rives, a KCPL shareholder. The purpose for which the litigation was commenced was to obtain, prior to consummation of the Mergers, declaratory judgments that the Merger Agreement is legally valid and its adoption did not constitute a breach of duty by KCPL's directors. On May 24, 1996, a shareholder of KCPL filed a motion to intervene in the action as a representative of a class consisting of similarly situated KCPL shareholders. This shareholder also requested leave to file an answer to the complaint, in which he would assert counterclaims against KCPL and each of its directors, who would be joined as counterclaim defendants. The proposed counterclaims would allege that KCPL and its directors breached fiduciary duties of care, loyalty and disclosure in responding to Western Resources' acquisition overtures, including their adoption of the Merger Agreement; that their actions in adopting the Merger Agreement were illegal and ULTRA VIRES; that the adoption of the Merger Agreement illegally deprived KCPL shareholders of voting and appraisal rights under Missouri law; and that the adoption of the Merger Agreement was a disproportionate response to Western Resources' acquisition offer. On June 7, 1996, this motion to intervene was granted. KCPL believes that the counterclaims of the intervenor are without merit and will vigorously defend.

    Also on June 7, 1996, Western Resources and Rives filed counterclaims contending, INTER ALIA, that the Merger Agreement is illegal because it does not require approval of two-thirds of all outstanding KCPL shares and because it does not provide KCPL shareholders with dissenters' rights. KCPL believes these counterclaims to be without merit and will vigorously defend. The court has scheduled a hearing on these issues for July 25, 1995. If Western Resources, Rives, and the intervenor prevail on these issues, the Merger Agreement will require approval of two-thirds of all outstanding KCPL shares and dissenters' rights will be available to KCPL shareholders. See "THE MERGERS -- Certain Litigation."

    An outcome favorable to KCPL in the above described litigation is not a condition to the consummation of the Mergers. However, it is a condition to the consummation of the Mergers that no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and be continuing in effect immediately before the Effective Time. An adverse outcome to the above described litigation which results in any such order or injunction may prevent the consummation of the Mergers.

CONDITIONS TO THE MERGERS

    The respective obligations of KCPL and UCU to consummate the Mergers are subject to the satisfaction of certain conditions, including the approval of the Share Issuance by the shareholders of KCPL and the approval of the UCU Merger by the stockholders of UCU; the absence of any injunction that prevents the consummation of the Mergers; the effectiveness of the Registration Statement; the listing on the NYSE of the shares of Maxim Common Stock to be issued in the UCU Merger; the receipt of all material governmental approvals; the qualification of the Mergers as a pooling of interests for accounting purposes; obtaining necessary permits; the performance by the other party in all material respects, or waiver, of all obligations required to be performed under the Merger Agreement; the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of the Closing Date (as defined herein) (except for inaccuracies which would not reasonably be likely to result in a material adverse effect to such other party); the receipt of an officer's certificate from the other party stating that certain conditions set forth in the Merger Agreement have been satisfied; there having been no material adverse effect on the other party; the receipt of opinions of counsel to the effect that the Mergers will qualify as a tax-free reorganization; the receipt of certain material third-party consents; and the receipt of letters from affiliates of UCU with respect to transactions in securities of KCPL or UCU. See "THE MERGER AGREEMENT -- Conditions to Each Party's Obligation to Effect the Mergers" and "THE MERGERS -- Certain Litigation."

EXCHANGE OF STOCK CERTIFICATES

    As soon as practicable after the Effective Time, an exchange agent mutually agreeable to KCPL and UCU (the "Exchange Agent") will mail transmittal instructions to each holder of record of shares of UCU Common Stock outstanding at the UCU Effective Time, advising such holder of the procedure for surrendering such holder's certificates (each, an "Old Certificate") which immediately prior to the UCU Effective Time represented certificates for shares of UCU Common Stock that were cancelled in the UCU Merger and became instead the right to receive shares of Maxim Common Stock. Holders of Old Certificates will not be entitled to receive any payment of dividends or other distributions on their Old Certificates until such certificates have been surrendered for certificates representing shares of Maxim Common Stock. Holders of shares of UCU Common Stock should not submit their stock certificates for exchange until a letter of transmittal and instructions therefor are received. Holders of KCPL Common Stock will not need to surrender their share certificates. Issued and outstanding shares of KCPL Common Stock held by KCPL shareholders will remain outstanding and unchanged after the Mergers but are referred to herein as Maxim Common Stock to reflect the combined company's name change to Maxim at the Effective Time. See "THE MERGER AGREEMENT -- The Mergers."

MAXIM PLANS

    Pursuant to the Merger Agreement, Maxim will adopt the Maxim Stock Incentive Plan and the Maxim MIC Plan to replace comparable plans of KCPL and UCU. The Maxim Stock Incentive Plan is a comprehensive stock compensation plan providing for the grant of stock options, stock appreciation rights, restricted stock and performance units. The Maxim MIC Plan is a short-term incentive compensation plan providing for awards based upon the achievement of individual, group and corporate performance goals during periods of up to 12 months. The Maxim Plans will only be implemented if they are approved by KCPL shareholders at the KCPL Meeting and if the Mergers are consummated. For descriptions of the Maxim Plans, see "THE MERGERS -- Maxim Plans" and "APPROVAL OF MAXIM PLANS."

BACKGROUND OF THE MERGERS

    For a description of the background of the Mergers, see "THE MERGERS -- Background of the Mergers."

REASONS FOR THE MERGERS

    KCPL and UCU believe that the Mergers offer significant strategic and financial benefits to each company and to their respective stockholders, as well as to their employees and customers and the communities in which they transact business. These benefits include, among others: increased ability to diversify into non-regulated areas; greater efficiency; increased purchasing power; lower future rates due to cost savings resulting from the Mergers; greater coordination of operations; expanded management resources and the ability to select leadership from a larger and more diverse management pool; increased size and financial stability; enhanced access to new customers and to capital markets; stimulation of local economic growth and development; reduced administrative costs; cost savings in a variety of other categories, which are estimated to result in net savings of approximately $636 million over a 10-year period following the Mergers as identified in a report prepared by Ernst & Young LLP ("Ernst & Young"); additional operational savings identified by the managements of KCPL and UCU after the announcement of the Original Merger; and opportunities to enhance revenue growth. See "THE MERGERS -- Reasons for the Mergers; Recommendations of the Boards of Directors," "-- Synergies from the Mergers," "-- Additional Operational Benefits" and "-- Enhancement of Financial Performance."

    The estimated $636 million in net cost savings are not anticipated to be realized evenly over the 10-year period following the consummation of the Mergers. The estimated net cost savings, for each of the first 10 years following the Mergers are (in millions): $19.2, $31.3, $42.3, $49.6, $67.7,
$82.6,  $85.6,  $82.4,  $87.7  and  $87.9,  respectively.  See  "THE  MERGERS --
Synergies from the Mergers." There can be no assurance that the combined company will realize the cost savings estimated to occur as a result of the Mergers. In addition, the cost savings are subject to material assumptions. See "THE MERGERS
- -- Synergies from the Mergers -- Material Assumptions Underlying Cost Savings from Synergies."

    Stockholders of KCPL and UCU may receive a copy of the Ernst & Young report free of charge by calling 1-800-714-3312.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    In considering the recommendations of the KCPL Board and the UCU Board with respect to the Mergers, stockholders should be aware that certain members of KCPL's and UCU's management and Boards of Directors have certain interests in the Mergers that are in addition to the interests of stockholders of KCPL and UCU generally. See "THE MERGERS -- Conflicts of Interest."


    KCPL. The KCPL Board, by a unanimous vote, has approved and adopted the Merger Agreement, the Mergers and the transactions contemplated thereby, believes that the terms of the Mergers are fair to, and in the best interests of, KCPL's shareholders and recommends that the shareholders of KCPL vote FOR approval of the Share Issuance and FOR approval of each of the Maxim Plans. The KCPL Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "THE MERGERS -- Reasons for the Mergers; Recommendations of the Boards of Directors" including the Proposed Western Resources Offer and the June 17 Announcement (each as defined herein). In addition, on June 24, 1996, the KCPL Board, after careful consideration, rejected the Western Resources Offer contained in the June 17 Announcement. See "THE MERGERS -- Background of the Mergers" and "-- Reasons for the Mergers; Recommendations of the Board of Directors."


    UCU. The UCU Board, by a unanimous vote, has approved and adopted the Merger Agreement and the transactions contemplated thereby, believes that the terms of the UCU Merger are fair to, and in the best interests of, UCU's stockholders and recommends that the stockholders of UCU vote FOR approval of the Merger Agreement and the UCU Merger. The UCU Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "THE MERGERS -- Reasons for the Mergers; Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS


    KCPL. On May 20, 1996, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered its oral opinion, which opinion was subsequently confirmed in written opinions dated as of May 20, 1996 and as of the date of this Joint Proxy Statement/Prospectus, to the KCPL Board to the effect that, as of such dates and based upon the assumptions made, matters considered and limits of review as set forth in such opinions, the proposed Exchange Ratio of one share of Maxim Common Stock for each share of UCU Common Stock pursuant to the UCU Merger is fair to the holders of shares of KCPL Common Stock (other than UCU and its affiliates) from a financial point of view. In arriving at its opinions dated as of May 20, 1996 and as of the date of this Joint Proxy Statement/Prospectus, the KCPL Board did not ask Merrill Lynch to consider the Proposed Western Resources Offer or the Proposed Western Resources Offer as amended to reflect the terms contained in the June 17 Announcement, respectively, and Merrill Lynch did not do so. The full text of the written opinion of Merrill Lynch, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. HOLDERS OF SHARES OF KCPL COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "THE MERGERS -- Opinion of KCPL's Financial Advisor" and Annex B.

    UCU. On May 19, 1996, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") delivered its oral opinion, which opinion was subsequently confirmed in a written opinion dated as of May 19, 1996 and a further written opinion dated the date of this Joint Proxy Statement/Prospectus, to the effect that, as of such dates, and subject to the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinions, the Exchange Ratio is fair, from a financial point of view, to holders of UCU Common Stock. A copy of the written opinion of DLJ, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. HOLDERS OF SHARES OF UCU ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "THE MERGERS -- Opinion of UCU's Financial Advisor" and Annex C.

WESTERN RESOURCES' PROPOSALS


    On April 14, 1996 Western Resources delivered an unsolicited proposal to the KCPL Board pursuant to which Western Resources would acquire all of the outstanding shares of KCPL Common Stock in exchange for Western Resources Common Stock (as defined herein) valued at $28.00 per share of KCPL Common Stock, subject to a "collar" limiting the amount of Western Resources Common Stock that holders of KCPL Common Stock would receive for each share of KCPL Common Stock to no more than 0.985 shares and no less than 0.833 shares. On April 21, 1996, the KCPL Board, after careful consideration, rejected such proposal. On April 22, 1996, Western Resources filed preliminary materials with the SEC relating to the Proposed Western Resources Offer pursuant to which Western Resources would acquire the outstanding shares of KCPL Common Stock for $28.00 per share of Western Resources Common Stock, subject to the "collar" described above and numerous other conditions. On May 6, 1996, Western Resources announced that it was changing the minimum number of shares of Western Resources Common Stock that KCPL shareholders would receive for each share of KCPL Common Stock from 0.833 to 0.91 shares. On June 17, 1996, Western Resources made the June 17 Announcement (as defined herein) pursuant to which it increased the price in its offer to merger with KCPL to $31.00 of Western Resources Common Stock for each share of KCPL Common Stock, subject to a "collar" pursuant to which each share of KCPL Common Stock would be exchanged for no more than 1.1 and no less than
0.933 shares of Western Resources Common Stock. On June 19, 1996, Western Resources amended the Proposed Western Resources Offer to reflect the increase in price and change in the "collar" announced in the June 17 Announcement. On June 24, 1996, the KCPL Board, after careful consideration, rejected the Western Resources offer contained in the June 17 Announcement.



    As of the date of this Joint Proxy Statement/Prospectus, Western Resources has not formally commenced the Proposed Western Resources Offer.


    See "THE MERGERS -- Background of the Mergers."

CONFLICTS OF INTEREST

    In considering the recommendations of the KCPL Board and the UCU Board with respect to the Mergers, stockholders should be aware that certain members of KCPL's and UCU's management and Boards of Directors have certain interests in the Mergers that are in addition to the interests of stockholders of KCPL and UCU generally.

    BOARD OF DIRECTORS. The Merger Agreement provides that the board of directors of Maxim (the "Maxim Board") will consist of 18 directors, nine of whom will be the then existing directors of KCPL immediately prior to the Effective Time and nine of whom will be designated by UCU. To date, UCU has not determined which individuals, in addition to Richard C. Green, Jr., the Chairman of the Board and Chief Executive Officer of UCU, will be its designees to serve as directors of Maxim as of the Effective Time. However, it is currently anticipated that the directors of UCU immediately prior to the Effective Time will serve as UCU's designees to the Maxim Board. See "THE MERGERS -- Conflicts of Interest -- Board of Directors."

    EMPLOYMENT AGREEMENTS. Each of A. Drue Jennings, the Chairman of the Board, President and Chief Executive Officer of KCPL, and Mr. Green will enter into an employment agreement with Maxim to become effective upon the consummation of the Mergers (each, an "Employment Agreement"). The term of each Employment Agreement shall last until the fifth anniversary of the Effective Time. Pursuant to Mr. Jennings' Employment Agreement, from the Effective Time until the date of the annual meeting of shareholders of Maxim that occurs in 2002, Mr. Jennings will serve as Chairman of Maxim, and thereafter until the expiration of his Employment Agreement will serve as Vice Chairman of Maxim. From the Effective Time until the earlier of the annual meeting of shareholders of Maxim that occurs in 2002 or the date Mr. Jennings ceases to serve as Chairman, Mr. Green will serve as Vice Chairman and Chief Executive Officer of Maxim, and thereafter until the expiration of his Employment Agreement will serve as Chairman and Chief Executive Officer. Pursuant to the Employment Agreements, Messrs. Jennings and Green will receive salary, bonus and other compensation as shall be determined by the Maxim Board, but not less than either received before the Effective Time. Based upon current compensation levels, Messrs. Jennings and Green would receive an annual base salary of $630,000 and be eligible for annual bonuses of between $0 and approximately $1,040,000, depending upon performance. The Employment Agreements provide for the payment by Maxim of severance benefits in the event of the termination of employment by the Executive under specified circumstances. Based upon the salary levels currently in effect, if the employment of Mr. Jennings or Mr. Green is terminated immediately following the consummation of the Mergers under circumstances entitling them to receive severance benefits, they would be entitled to a severance payment ranging from approximately $1.9 million to $3.1 million, plus certain other amounts in respect of bonuses and benefits. No other officers or directors of KCPL or UCU have entered into employment or other agreements with Maxim. See "THE MERGERS -- Conflicts of Interest -- Employment Agreements."


    EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS. Under certain agreements entered into by KCPL and UCU, certain officers of KCPL and UCU may be entitled to payment of certain severance benefits upon termination of employment following consummation of the Mergers. In addition, stock options outstanding under UCU's Amended and Restated 1986 Stock Incentive Plan (the "UCU Plan") and the UCU 1986 Stock Incentive Plan (the "UCU 1986 Plan") vested upon execution of the Original Merger Agreement. Restricted stock outstanding under the UCU 1986 Plan will vest upon consummation of the UCU Merger. The aggregate amount which could be payable under certain circumstances upon termination of employment after the Mergers to the five most highly compensated executive officers of KCPL who have entered into the "KCPL Severance Agreements" (as defined herein) is approximately $6.1 million. In addition, an aggregate of approximately $450,000 in deferred compensation would be payable to these individuals upon termination of employment after the Mergers. The aggregate amount which could be payable under certain circumstances upon termination of employment after the Mergers to the five most highly compensated executive officers of UCU who have entered into the "UCU Severance Agreements" (as defined herein) is approximately $4.9 million. Approximately 290,000 options vested for such officers upon execution of the Merger Agreement. Approximately 71,800 shares of restricted stock will vest upon consummation of the UCU Merger. See "THE MERGERS -- Conflicts of Interest -- Employee Plans and Severance Arrangements."

    INDEMNIFICATION. The parties have agreed in the Merger Agreement that Maxim will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any of their Subsidiaries (as defined herein) against certain liabilities (i) arising out of actions or omissions occurring at or prior to the Effective Time that arise from or are based on such service as an officer, director or employee or (ii) that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement, and to maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time, provided that Maxim shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premium currently paid by KCPL and UCU for such insurance. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of KCPL,

UCU and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws in effect on January 19, 1996, or otherwise in effect on January 19, 1996, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time. See "THE MERGERS -- Conflicts of Interest -- Indemnification" and "THE MERGER AGREEMENT -- Directors' and Officers' Indemnification."

EMPLOYEE STOCK OPTIONS

    All stock options to acquire UCU Common Stock under the existing employee stock incentive plans of UCU that are outstanding at the UCU Effective Time will be converted into options to buy Maxim Common Stock, and the number of shares and exercise price under such options will, in most cases, be adjusted to reflect the Exchange Ratio. See "THE MERGERS -- Maxim Plans" and "THE MERGER AGREEMENT -- Benefit Plans."

MANAGEMENT OF MAXIM

    In connection with the Mergers, the Maxim Board, at the Effective Time, will consist of 18 persons, nine of whom will be the then existing directors of KCPL immediately prior to the Effective Time, and nine of whom will be designated by UCU. At the Effective Time, A. Drue Jennings will become the Chairman of Maxim and Richard C. Green, Jr., will become Vice Chairman and Chief Executive Officer of Maxim. Robert K. Green, brother of Richard C. Green, Jr., will be the president of Maxim and Marcus Jackson will serve as Maxim's executive vice president and chief operating officer. Robert K. Green is currently president of UCU and Marcus Jackson is senior vice president and chief operating officer of KCPL. See "THE MERGERS -- Employment Agreements" and "MAXIM FOLLOWING THE MERGERS -- Management of Maxim."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The Merger Agreement may be terminated under certain circumstances, including: by mutual consent of KCPL and UCU; by any party if the Mergers are not consummated by December 31, 1997 (which date may be extended to December 31, 1998 under certain circumstances); by any party if the requisite stockholder approvals are not obtained or if any state or federal law or court order prohibits consummation of the Mergers; by a non-breaching party if there occurs a material breach of the Merger Agreement which is not cured within 20 days; or by either party, under certain circumstances, as a result of a more favorable third-party tender offer or business combination proposal with respect to such party. The Merger Agreement requires that termination fees be paid under certain circumstances, including if there is a material, willful breach of the Merger Agreement or if, under certain circumstances, a business combination with a third party is entered into or consummated within two and one-half years of the termination of the Merger Agreement. The aggregate termination fees under these provisions may not exceed $58,000,000. See "THE MERGER AGREEMENT -- Termination Fees."

    The Merger Agreement may be amended by the Boards of Directors of the parties at any time before or after the approval of the Share Issuance by the shareholders of KCPL and the approval of the UCU Merger by the stockholders of UCU, but after such approvals, no amendment may be made which alters or changes
(i) the amount or kind of shares, rights or the manner of conversion of such shares, or (ii) the terms or conditions of the Merger Agreement, if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the KCPL shareholders or UCU stockholders, except for alterations or changes that could otherwise be adopted by the Maxim Board without the further approval of such stockholders. See "THE MERGER AGREEMENT -- Amendment and Waiver."

    At any time prior to the Effective Time, to the extent permitted by applicable law, the conditions to KCPL's or UCU's obligations to consummate the Mergers may be waived by the other party. Any determination to waive a condition would depend upon the facts and circumstances existing at the time of such waiver and would be made by the waiving party's Board of Directors, exercising its fiduciary duties to such party and its stockholders. See "THE MERGER AGREEMENT -- Amendment and Waiver."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The consummation of the Mergers is conditioned upon the receipt by KCPL of an opinion from Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps") and the receipt by UCU of an opinion from Blackwell Sanders Matheny Weary & Lombardi L.C. ("Blackwell Sanders") substantially to the effect that (i) the Mergers will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) no gain or loss will be recognized by stockholders of UCU who exchange their shares of UCU Common Stock for shares of Maxim Common Stock as a result of the Mergers, and (iii) no gain or loss will be recognized by shareholders of KCPL as a result of the Mergers. See "THE MERGERS
- -- Certain Federal Income Tax Consequences."

    STOCKHOLDERS OF KCPL AND UCU ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICATION TO THEM AND POSSIBLE EFFECT UPON THEM OF ANY PENDING LEGISLATION, THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

MAXIM FOLLOWING THE MERGERS

    At the Effective Time, KCPL will change its name to Maxim or such other name as KCPL and UCU shall mutually agree. The headquarters of Maxim will be in Kansas City, Missouri. The utility businesses of Maxim will serve approximately 860,000 electric customers and 800,000 gas customers in portions of Missouri, Kansas, Colorado, Iowa, Michigan, Minnesota, Nebraska, West Virginia and British Columbia. A joint venture in Australia will serve approximately 520,000 electric customers. The business of Maxim will primarily consist of owning and operating electric and gas utilities, including interests in several international joint ventures, and also owning and operating various non-utility subsidiaries.

    Pursuant to the Merger Agreement, Maxim shall provide charitable contributions and community support within the service areas of KCPL and UCU at levels substantially comparable to the levels of charitable contributions and community support provided by such parties within their service areas within the two-year period immediately prior to the Effective Time.

    See "MAXIM FOLLOWING THE MERGERS."

REGULATORY MATTERS

    The approval of the Nuclear Regulatory Commission under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act, as well as the approval of the utility regulators in Missouri, Kansas, Colorado, Iowa, Michigan, Minnesota, West Virginia and British Columbia under applicable state and provincial laws and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
Act"), are required in order to consummate the Mergers. In addition, the approval of governmental authorities in Australia and New Zealand are required. The receipt of all of these approvals is presently anticipated to occur by the second quarter of 1997.

    KCPL and UCU intend to request a "no-action" letter from the staff of the SEC, confirming their view that (i) the Mergers will not require the prior approval of the SEC pursuant to Section 9(a)(2) of the Public Utility Holding Company Act of 1935 (the "1935 Act") and (ii) following consummation of the Mergers, Maxim will be a holding company entitled to claim exemption pursuant to Rule 10 from all provisions of the 1935 Act. In the event that the staff of the SEC does not concur with this view, KCPL and UCU will file an application with the SEC for the necessary approvals and exemptions in connection with the Mergers.

    KCPL and UCU possess municipal franchises and environmental permits and licenses that require the consent of the licensor to the Mergers or may need to be renewed or replaced as a result of the Mergers. Neither KCPL nor UCU anticipate any difficulties at the present time in obtaining such consents, renewals, replacements or transfers.

    Assuming the requisite regulatory approvals are obtained, Maxim's utility operations will be subject to regulation by state and provincial utility regulators in Missouri, Kansas, Colorado, Iowa, Michigan, Minnesota, West Virginia and British Columbia and certain non-utility operations will be subject to regulation in Oklahoma, South Dakota and Texas. In addition, certain investment activities of Maxim will be subject to the jurisdiction of regulatory authorities in Australia and New Zealand.

    Under the Merger Agreement, KCPL and UCU have agreed to use all commercially reasonable efforts to obtain all governmental authorizations necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While KCPL and UCU believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state regulators described above on terms and conditions which would not have, or foreseeably could not have, a material adverse effect on the business, assets, financial condition or results of operations of Maxim and its prospective subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers.

    See "THE MERGERS -- Regulatory Matters."

ACCOUNTING TREATMENT

    KCPL and UCU believe that the Mergers will be treated as a pooling of interests for accounting purposes. See "THE MERGERS -- Accounting Treatment." The receipt by each of KCPL and UCU of a letter from their respective independent accountants, stating that the transaction will qualify as a pooling of interests, is a condition to the consummation of the Mergers. This condition may be waived, but KCPL and UCU presently have no intention to do so. See "THE MERGER AGREEMENT -- Conditions to Each Party's Obligation to Effect the Mergers."

DISSENTERS' RIGHTS

    Holders of KCPL Common Stock and UCU Common Stock will not have dissenters' rights of appraisal with respect to the Mergers. See "THE MERGERS -- Dissenters' Rights."

    Under the Original Merger Agreement, dissenters' rights of appraisal were available to shareholders of KCPL. In currently pending litigation, Western Resources, Mr. Rives, and an intervening KCPL shareholder contend that by adopting the Merger Agreement, KCPL has illegally deprived KCPL shareholders of dissenters' rights. See "THE MERGERS -- Certain Litigation."

DIVIDENDS

    KCPL AND UCU. Pursuant to the Merger Agreement, each of KCPL and UCU have agreed not to, and have agreed not to permit any of their Subsidiaries to, declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than (i) to such party or any of its wholly-owned Subsidiaries, (ii) dividends required to be paid on the UCU Preferred Stock or series or class of KCPL Preferred Stock, (iii) regular quarterly dividends to be paid on KCPL Common Stock and UCU Common Stock not to exceed 105% of the dividends for the comparable period of the prior fiscal year, and (iv) dividends by Aquila Gas Pipeline Corporation ("AGP"), UtiliCorp U.K., Inc., UtiliCorp U.K. Limited, West Kootenay Power Ltd., UtiliCorp N.Z., Inc. and any Subsidiaries of such entities. KCPL currently pays an annual dividend of $1.56 per share, and UCU currently pays an annual dividend of $1.76 per share. See "THE MERGER AGREEMENT -- Certain Covenants."

    MAXIM. The dividend policy of Maxim will be determined upon periodic evaluation by the Maxim Board of Maxim's results of operations, financial condition, capital requirements and such other considerations as the Maxim Board considers relevant in accordance with applicable laws. Although there can be no assurance, it is the intention of KCPL and UCU, subject to the fiduciary obligations of the Maxim Board, that the initial annual dividend per share of Maxim Common Stock following the Effective Time will be at least $1.85 per share. See "MAXIM FOLLOWING THE MERGERS -- Dividends" and "DESCRIPTION OF MAXIM COMMON STOCK."

COMPARISON OF STOCKHOLDERS' RIGHTS

    As a result of the UCU Merger, holders of UCU Common Stock will become shareholders of KCPL (to be renamed Maxim upon consummation of the Consolidating Merger), a Missouri corporation. Such holders will have certain rights as Maxim shareholders that are different than they had as stockholders of UCU, both because of the differences between KCPL's Restated Articles of Consolidation (the "KCPL Charter" or, after the name change, the "Maxim Charter") and KCPL's Bylaws (the "KCPL Bylaws" or, after the name change, the "Maxim Bylaws"), on the one hand, and the UCU Charter and the UCU Bylaws, on the other hand, and because of differences between Missouri and Delaware corporation law. For a comparison of the charter and bylaw provisions of KCPL and UCU and of Missouri and Delaware law, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

                     SELECTED HISTORICAL AND PRO FORMA DATA

    The summary below sets forth selected historical financial and market data and selected unaudited pro forma financial data. The financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of KCPL and UCU, incorporated herein by reference, and in conjunction with the unaudited pro forma combined financial statements and related notes thereto of Maxim included elsewhere in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" in this Joint Proxy Statement/Prospectus.

SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data of each of UCU and KCPL for the five years ended December 31, 1995, set forth below, have been derived from audited financial statements. The selected historical financial data of KCPL and UCU as of and for the three-month period ended March 31, 1996, set forth below, have been derived from unaudited financial statements.

                       KANSAS CITY POWER & LIGHT COMPANY

                                                                     YEARS ENDED DECEMBER 31,
                                   3 MONTHS ENDED   ----------------------------------------------------------
                                   MARCH 31, 1996      1995      1994(A)       1993      1992(B)       1991
                                   ---------------  ----------  ----------  ----------  ----------  ----------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues.............    $    206.6     $   886.0   $   868.3   $   857.5   $   802.7   $   825.1
  Operating income before income
   taxes.........................          48.4         244.1       220.6       225.8       192.3       233.2
  Preferred stock dividend
   requirements..................           1.0           4.0         3.5         3.2         3.1         6.0
  Earnings available for common
   shares........................          23.6         118.6       101.3       102.6        83.3        97.9
  Primary earnings per share.....           .38          1.92        1.64        1.66        1.35        1.58
  Cash dividends per share.......           .39          1.54        1.50        1.46        1.43        1.37
  Ratio of earnings to fixed
   charges (g)...................          3.86x         3.94x       4.07x       3.80x       3.12x       3.22x
  Ratio of earnings to fixed
   charges plus preferred
   dividend requirements (h).....          3.54x         3.59x       3.69x       3.51x       2.90x       2.85x


                                                                           DECEMBER 31,
                                      MARCH 31,     ----------------------------------------------------------
                                        1996           1995        1994        1993        1992        1991
                                   ---------------  ----------  ----------  ----------  ----------  ----------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets...................    $  2,876.4     $ 2,882.5   $ 2,770.4   $ 2,755.1   $ 2,646.9   $ 2,615.0
  Long-term debt, net............         841.1         835.7       798.5       733.7       788.2       822.7
  Short-term debt (including
   current maturities) (i).......          90.3          92.8        65.4       163.5        59.5        86.0
  Cumulative preferred stock,
   net...........................          89.0          89.0        89.0        89.0        89.0        39.0
  Cumulative redeemable preferred
   stock.........................           1.3           1.4         1.6         1.8         1.9         2.1
  Common stock equity............         897.4         897.9       874.7       866.2       853.9       860.2
  Book value per common share....         14.49         14.50       14.13       13.99       13.79       13.90

       See accompanying Notes to Selected Historical and Pro Forma Data.

                             UTILICORP UNITED INC.

                                                                     YEARS ENDED DECEMBER 31,
                                   3 MONTHS ENDED   ----------------------------------------------------------
                                   MARCH 31, 1996    1995(C)       1994      1993(D)     1992(E)       1991
                                   ---------------  ----------  ----------  ----------  ----------  ----------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues.............    $  1,084.4     $ 2,798.5   $ 2,398.1   $ 2,746.1   $ 2,339.0   $ 1,726.2
  Operating income before income
   taxes.........................          88.0         225.1       228.0       144.0       165.4       192.7
  Preferred stock dividend
   requirements..................            .5           2.1         3.0         6.9         6.9         7.8
  Earnings available for common
   shares........................          36.8          77.7        91.4        79.5        46.0        69.8
  Primary earnings per share.....           .80          1.72        2.08        1.95        1.32        2.37
  Cash dividends per share (f)...           .44          1.72        1.70        1.62        1.60        1.54
  Ratio of earnings to fixed
   charges (g)...................          1.92x         1.87x       2.23x       2.00x       1.73x       2.34x
  Ratio of earnings to fixed
   charges plus preferred
   dividend requirements (h).....          1.88x         1.83x       2.14x       1.82x       1.58x       2.06x


                                                                           DECEMBER 31,
                                      MARCH 31,     ----------------------------------------------------------
                                        1996           1995        1994        1993        1992        1991
                                   ---------------  ----------  ----------  ----------  ----------  ----------
                                                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets...................    $  3,887.0     $ 3,885.9   $ 3,111.1   $ 2,850.5   $ 2,552.8   $ 2,387.3
  Long-term debt, net............       1,365.9       1,355.4       976.9     1,009.7       890.8       928.1
  Short-term debt (including
   current maturities) (i).......         216.7         303.7       321.2        71.8       236.8       114.5
  Preference stock, not
   mandatorily redeemable........          25.0          25.0        25.0        25.0        25.0        25.0
  Preference stock, convertible
   and mandatorily redeemable....            --            --          --        58.5        60.7        61.7
  Preferred stock of subsidiary,
   retractable...................            .4            .4          .4          .4         9.4        10.4
  Company-obligated mandatorily
   redeemable preferred
   securities of partnership.....         100.0         100.0          --          --          --          --
  Common stock equity............         984.9         946.3       906.8       851.7       661.1       660.7
  Book value per common share....         21.19         20.59       20.24       20.27       18.66       19.18

       See accompanying Notes to Selected Historical and Pro Forma Data.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following selected unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of KCPL and UCU, including their respective subsidiaries, after giving effect to the Mergers. The unaudited pro forma combined balance sheet data at March 31, 1996, and December 31, 1995, 1994 and 1993 give effect to the Mergers as if they had occurred at the respective balance sheet dates. The unaudited pro forma combined statements of income for each of the years in the three-year period ended December 31, 1995, and the three-month period ended March 31, 1996, give effect to the Mergers as if they had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the Mergers as a pooling of interests and are based on the assumptions set forth in the notes thereto. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the date as of which, or at the beginning of the periods for which, the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" in this Joint Proxy Statement/Prospectus.

                                     MAXIM

                                                                                YEARS ENDED DECEMBER 31,
                                                         3 MONTHS ENDED   -------------------------------------
                                                         MARCH 31, 1996      1995         1994         1993
                                                         ---------------  -----------  -----------  -----------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
  Operating revenues...................................   $   1,291.0     $  3,684.5   $  3,266.4   $  3,603.6
  Operating income before income taxes.................         136.4          469.2        448.6        369.8
  Preferred stock dividend requirements................           1.5            6.1          6.5         10.1
  Earnings available for common shares.................          60.4          196.3        192.7        182.1
  Primary earnings per share (j).......................           .56           1.83         1.82         1.77
  Cash dividends per share (f)(j)......................           .41           1.62         1.58         1.52
  Ratio of earnings to fixed charges (g)...............          2.49x          2.49x        2.82x        2.62x
  Ratio of earnings to fixed charges plus preferred
   dividend requirements (h)...........................          2.39x          2.39x        2.66x        2.40x


                                                                                      DECEMBER 31,
                                                            MARCH 31,     -------------------------------------
                                                              1996           1995         1994         1993
                                                         ---------------  -----------  -----------  -----------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets.........................................   $   6,763.4     $  6,768.4   $  5,881.5   $  5,605.6
  Long-term debt, net..................................       2,207.0        2,191.1      1,775.4      1,743.4
  Short-term debt (including current maturities) (i)...         307.0          396.5        386.6        235.3
  Preference and cumulative preferred stock, not
   mandatorily redeemable (k)..........................         114.0          114.0        114.0        114.0
  Preference stock, convertible and mandatorily
   redeemable..........................................            --             --           --         58.5
  Cumulative redeemable preferred stock (k)............           1.3            1.4          1.6          1.8
  Preferred stock of subsidiary, retractable...........            .4             .4           .4           .4
  Company-obligated mandatorily redeemable preferred
   securities of partnership...........................         100.0          100.0           --           --
  Common stock equity..................................       1,882.3        1,844.2      1,781.5      1,717.9
  Book value per common share..........................         17.37          17.10        16.69        16.53

       See accompanying Notes to Selected Historical and Pro Forma Data.

NOTES TO SELECTED HISTORICAL AND PRO FORMA DATA

    The following notes explain by company certain yearly activities that have impacted income or earnings:

    KCPL:

    (a) In 1994, KCPL recorded a $22.5 million expense for a voluntary early retirement program.

    (b) In 1992, KCPL's revenues were adversely impacted by abnormally cool summer temperatures.

    UCU:

    (c) In 1995, UCU changed its method of accounting for domestic natural gas trading operations to the mark-to-market method. This change in accounting increased operating revenues and operating income before income taxes by $29.8 million, earnings available for common shares by $18.3 million and total assets by $201.9 million. This change in accounting has been reflected from January 1, 1995. The pro forma effect on prior periods is not material. Also in 1995, UCU recorded a $34.6 million pretax charge related to impaired assets and adoption of Statement of Financial Accounting Standards No. 121.

    (d) In 1993, Aquila Energy Corporation ("Aquila"), a wholly-owned subsidiary of UCU, recorded a $69.8 million restructuring charge against pretax earnings related to a change in strategic direction. Aquila also sold 18% of AGP, its then wholly-owned subsidiary, in an initial public offering resulting in a non-taxable gain of $47.8 million.

    (e) In 1992, Aquila recorded a $17.7 million charge against pretax earnings for improper payments by former employees.

    Other Notes:

    (f) On February 7, 1996, UCU increased its quarterly cash dividend on the UCU Common Stock to $.44 per share from $.43 per share. The annualized rate is now $1.76 per share of UCU Common Stock.

    (g) For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of net income plus interest charges, income taxes and the estimated interest component of rents. "Fixed charges" consists of interest charges and the estimated interest component of rents. The ratio shown for the three-month period is based on information for the 12 months ended March 31, 1996.

    (h) For purposes of computing the ratio of earnings to fixed charges plus preferred dividend requirements, "earnings" consists of net income plus interest charges, income taxes and the estimated interest component of rents. "Fixed charges" consists of interest charges and the estimated interest component of rents. "Preferred dividend requirements" consists of the calculated pre-tax preferred dividend requirement. The ratio shown for the three-month period is based on information for the 12 months ended March 31, 1996.

    (i) Includes notes payable to banks and others, commercial paper borrowings, and the current portion of long-term debt.

    (j) Pro forma per common share amounts give effect to the exchange of each share of UCU Common Stock outstanding into one share of Maxim Common Stock. See "THE MERGER AGREEMENT -- The Mergers" in this Joint Proxy Statement/Prospectus. Pro forma per common share amounts do not, however, give effect to the synergies of the transaction or transaction costs. For a description of the synergies, see "THE MERGERS -- Reasons for the Mergers; Recommendations of the Boards of Directors" in this Joint Proxy Statement/ Prospectus.

    (k) See Note 4 to Notes to Unaudited Pro Forma Combined Financial Statements for a discussion of the redemption of certain preferred stock issues prior to consummation of the Mergers.

COMPARATIVE PER SHARE DATA

    Set forth below are earnings, cash dividends and book value per common share data of KCPL and UCU, on both historical and pro forma combined bases. Pro forma combined earnings per share is derived from the pro forma combined information presented elsewhere herein, which gives effect to the Mergers under the pooling of interests accounting method and combines the results of KCPL and UCU for the periods presented. Pro forma combined cash dividends per share reflect KCPL's and UCU's cash dividends in the periods indicated. The information set forth below should be read in conjunction with the respective audited financial statements of KCPL and UCU incorporated by reference in this Joint Proxy Statement/Prospectus and the "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION." See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in this Joint Proxy Statement/Prospectus.

                                                                                         YEARS ENDED OR AS OF
                                                                   3 MONTHS ENDED            DECEMBER 31,
                                                                      OR AS OF      -------------------------------
                                                                   MARCH 31, 1996     1995       1994       1993
                                                                   ---------------  ---------  ---------  ---------
                                                                                     (PER SHARE)
KCPL -- HISTORICAL
Book value per common share......................................     $   14.49     $   14.50  $   14.13  $   13.99
Cash dividends per common share..................................           .39          1.54       1.50       1.46
Earnings per share
  Primary........................................................           .38          1.92       1.64       1.66
  Fully diluted..................................................           .38          1.92       1.64       1.66
UCU -- HISTORICAL
Book value per common share......................................     $   21.19     $   20.59  $   20.24  $   20.27
Cash dividends per common share..................................           .44          1.72       1.70       1.62
Earnings per share
  Primary........................................................           .80          1.72       2.08       1.95
  Fully diluted..................................................           .79          1.71       2.06       1.92
MAXIM PRO FORMA (1)
Book value per common share......................................     $   17.37     $   17.10  $   16.69  $   16.53
Cash dividends per common share..................................           .41          1.62       1.58       1.52
Earnings per share
  Primary........................................................           .56          1.83       1.82       1.77
  Fully diluted..................................................           .56          1.83       1.81       1.77

- ------------------------
(1) Calculated with converted shares resulting from the Mergers.

COMPARATIVE MARKET PRICES AND DIVIDENDS

    The following table sets forth, for the periods indicated, the high and low sales prices of KCPL Common Stock and UCU Common Stock as reported on the NYSE Composite Tape and dividends declared on such stock.

                                                           KCPL                                UCU
                                                HIGH        LOW      DIVIDENDS     HIGH        LOW      DIVIDENDS
                                              ---------  ---------  -----------  ---------  ---------  -----------
1994
  First Quarter.............................  $  23.250  $  20.625   $    0.37   $  31.625  $  29.000   $    0.42
  Second Quarter............................     23.000     18.625        0.37      31.375     28.000        0.42
  Third Quarter.............................     22.500     19.250        0.38      29.750     26.250        0.43
  Fourth Quarter............................     23.875     21.125        0.38      27.750     25.375        0.43
1995
  First Quarter.............................  $  24.500  $  22.125   $    0.38   $  29.500  $  26.250   $    0.43
  Second Quarter............................     24.125     22.125        0.38      29.000     27.250        0.43
  Third Quarter.............................     24.375     21.500        0.39      28.500     26.625        0.43
  Fourth Quarter............................     26.625     23.500        0.39      29.625     27.500        0.43
1996
  First Quarter.............................  $  27.250  $  24.000   $    0.39   $  30.250  $  28.250   $    0.44
  Second Quarter
   (through June   , 1996)..................                              0.39                               0.44

    On January 19, 1996, the last full trading day before the public announcement of the execution and delivery of the Original Merger Agreement, the closing sales price per share of (i) the KCPL Common Stock on the NYSE Composite Tape was $26.25, and (ii) the UCU Common Stock on the NYSE Composite Tape was $28.50. On May 20, 1996, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement, the closing sales price per share of (i) KCPL Common Stock on the NYSE Composite Tape was $26.625, and (ii) the UCU Common Stock on the NYSE Composite Tape was $27.25.

    On June , 1996, the most recent date for which it was practicable to obtain market price data prior to printing this Joint Proxy Statement/Prospectus, the closing sales price per share of KCPL Common Stock on the NYSE Composite Tape was $ and the closing sales price per share of UCU Common Stock on the NYSE
Composite Tape was $      .

    The market prices of the KCPL Common Stock and the UCU Common Stock are subject to fluctuation. KCPL shareholders and UCU stockholders are urged to obtain current market quotations for the KCPL Common Stock and the UCU Common Stock.

                          MEETINGS, VOTING AND PROXIES

    This Joint Proxy Statement/Prospectus is being furnished to (i) the holders of KCPL Common Stock in connection with the solicitation of proxies by the KCPL Board from the holders of KCPL Common Stock for use at the KCPL Meeting and (ii) the holders of UCU Common Stock in connection with the solicitation of proxies by the UCU Board from the holders of UCU Common Stock for use at the UCU Meeting. KCPL after the Mergers is referred to herein as "Maxim" and KCPL Common Stock after the Mergers is referred to herein as "Maxim Common Stock." This Joint Proxy Statement/ Prospectus is also being furnished to the holders of UCU Common Stock in connection with the issuance of the Maxim Common Stock in the UCU Merger.

THE KCPL MEETING

    PURPOSE OF KCPL MEETING. The purpose of the KCPL Meeting is to consider and vote upon: (i) a proposal to approve the Share Issuance pursuant to which a maximum of up to 54,000,000 shares of Maxim Common Stock will be issued in the UCU Merger, (ii) a proposal to approve the Maxim Stock Incentive Plan and (iii) a proposal to approve the Maxim MIC Plan.

    The KCPL Board, by a unanimous vote, has adopted and approved the Merger Agreement, the Mergers and the transactions contemplated thereby, authorized the execution and delivery of the Merger Agreement, and recommends that KCPL shareholders vote FOR approval of the Share Issuance, FOR approval of the Maxim Stock Incentive Plan and FOR approval of the Maxim MIC Plan.

    In considering the recommendation of the KCPL Board with respect to the Share Issuance and the Maxim Plans, shareholders should be aware that certain members of KCPL's management and the KCPL Board have certain interests in the Mergers that are in addition to the interests of shareholders of KCPL generally. See "THE MERGERS -- Conflicts of Interest."

    Pursuant to the Merger Agreement, the consummation of the Mergers is conditioned upon approval of proposal (i) above, but is not conditioned upon approval by the shareholders of KCPL of the Maxim Plans. If approved by the shareholders, the Maxim Plans will be implemented only if the transactions contemplated by the Merger Agreement are consummated.

    Under the MGBCL, no separate vote of KCPL shareholders is required to approve the Mergers. However, as it is a condition to the closing of the Mergers that KCPL shareholders approve the Share Issuance, a vote for the Share Issuance is, in essence, a vote for the Mergers.

    DATE, PLACE  AND TIME;  RECORD DATE;  VOTING RIGHTS.   The  KCPL Meeting  is
scheduled  to be held at                    ,  on                   , August   ,
1996, commencing at         , local  time. Holders of record  of shares of  KCPL
Common Stock at the close of business on June 26, 1996, the KCPL Record Date, will be entitled to notice and to vote at the KCPL Meeting. At the close of business on the KCPL Record Date, 61,902,083 shares of KCPL Common Stock are anticipated to be issued and outstanding and entitled to vote. Each outstanding share of KCPL Common Stock is entitled to one vote upon each matter presented at the KCPL Meeting.

    A majority of the voting power of the shares issued, outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the KCPL Meeting. Under the rules of the NYSE, the affirmative vote of the holders of a majority of the shares of KCPL Common Stock voting on the Share Issuance where the total number of votes cast represents over 50 percent of all outstanding shares of KCPL Common Stock outstanding on the KCPL Record Date is required to approve the Share Issuance. Abstentions will have the same effect as votes cast against such proposals, but broker non-votes, if any, will be disregarded and will have no effect on the vote. Approval of the Share Issuance is a condition to consummation of the Mergers.

    The affirmative vote of a majority of the shares of KCPL Common Stock present and entitled to vote is required to approve the Maxim Stock Incentive Plan and the Maxim MIC Plan. Abstentions will have the same effect as votes cast against such proposals, but broker non-votes will be disregarded and will have no effect on the vote.

    As of the KCPL Record Date, it is anticipated that the directors and executive officers of KCPL, together with their affiliates as a group, will beneficially own less than 1% of the issued and outstanding shares of KCPL Common Stock.


    Direct KCPL shareholder approval of the Mergers is not required under state law for the following reasons. The UCU Merger is between a wholly-owned subsidiary of KCPL and UCU, both Delaware corporations. Under Section 251 of the DGCL, only stockholders of the corporations which are parties to the merger are required to vote. Because KCPL is not a party to the UCU Merger, no vote of KCPL's shareholders is required under Delaware law. Further, no provision of Missouri law requires that KCPL shareholders vote to approve the UCU Merger. The Consolidating Merger contemplated by the Merger Agreement is a "short-form" merger between KCPL and UCU which will be KCPL's wholly-owned subsidiary as a result of the UCU Merger. Missouri law permits a corporation owning at least ninety percent of the outstanding stock of another corporation to complete a merger of such corporations without any shareholder vote. In currently pending litigation, Western Resources, Robert L. Rives and an intervening shareholder of KCPL contend that the Merger Agreement requires approval of two-thirds of all outstanding KCPL shares. See "THE MERGERS -- Certain Litigation."


    PROXIES. Holders of the KCPL Common Stock may vote either in person or by properly executed proxy. By returning a properly executed form of WHITE proxy, a KCPL shareholder authorizes the persons named therein to vote all of such KCPL shareholder's shares on behalf of such shareholder. Issued and outstanding shares of KCPL Common Stock which are represented by properly executed proxies, will, unless such proxies have been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted FOR approval of the Share Issuance, FOR approval of the Maxim Stock Incentive Plan and FOR approval of the Maxim MIC Plan. A KCPL shareholder may revoke a proxy at any time prior to the KCPL Meeting by delivering to the Secretary of KCPL a notice of revocation or a duly executed proxy bearing a later date or by attending the KCPL Meeting and voting in person. Attendance at the KCPL Meeting will not in itself constitute revocation of a proxy.

    KCPL will bear the cost of soliciting proxies for the KCPL Meeting, except that KCPL and UCU will share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus and the Registration Statement. See "THE MERGER AGREEMENT -- Expenses." In addition to soliciting proxies by mail, directors, officers and employees of KCPL, without receiving additional compensation therefor, may solicit proxies by telephone, by telecopy, by telegram, in person or otherwise. KCPL has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10008. The fee for such services will be between $200,000 and $400,000 plus reimbursement for reasonable out-of-pocket expenses. In addition to the foregoing, UCU and its directors, officers and employees, without receiving additional compensation therefor, may solicit proxies from holders of KCPL Common Stock by mail, telephone, telecopy, telegram, in person or otherwise.

    The KCPL Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

THE UCU MEETING

    PURPOSE OF THE UCU MEETING. The purpose of the UCU Meeting is to consider and vote upon a proposal to approve the Merger Agreement and the UCU Merger.

    The UCU Board, by unanimous vote, has adopted and approved the Merger Agreement, authorized the execution and delivery of the Merger Agreement, and recommends that UCU stockholders vote FOR approval of the Merger Agreement and the UCU Merger.

    In considering the recommendation of the UCU Board with respect to the UCU Merger, stockholders should be aware that certain members of UCU's management and the UCU Board have certain interests in the Mergers that are in addition to the interests of stockholders of UCU generally. See "THE MERGERS -- Conflicts of Interest."

    Pursuant to the Merger Agreement, the consummation of the UCU Merger is conditioned upon approval of the Merger Agreement and the UCU Merger.

    DATE, PLACE AND TIME; RECORD DATE; VOTING RIGHTS. The UCU Meeting is scheduled to be held on Wednesday, August 14, 1996 at 2:00 p.m., local time, at the Conference Center at the Kansas City Convention Center, 14th Street between Wyandotte and Central, Kansas City, Missouri 64105. Holders of record of shares of UCU Common Stock at the close of business on June 26, 1996, the UCU Record Date, will be entitled to notice of and to vote at the UCU Meeting. As of the UCU Record Date, approximately 46,775,000 shares of UCU Common Stock are anticipated to be issued and outstanding and entitled to vote. A list of stockholders of record entitled to vote at the UCU Meeting will be available for inspection by UCU stockholders at UCU's principal business office at 911 Main Street, Suite 3000, Kansas City, Missouri 64105, prior to the UCU Meeting. The list will also be available on the date of the UCU Meeting at the meeting site.

    A majority of the votes entitled to be cast by holders of shares of UCU Common Stock, represented in person or by proxy, shall constitute a quorum at the UCU Meeting. The affirmative vote of a majority of the outstanding shares of UCU Common Stock entitled to vote thereon is required for approval of the Merger Agreement and the UCU Merger. THE FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES CAST AGAINST APPROVAL OF THE MERGER AGREEMENT AND THE UCU MERGER.

    Each outstanding share of UCU Common Stock is entitled to one vote upon the Merger Agreement and the UCU Merger.

    PROXIES. Holders of the UCU Common Stock may vote either in person or by properly executed proxy. By returning a properly executed form of WHITE proxy, the UCU stockholder authorizes the persons named therein to vote all the UCU stockholder's shares on his or her behalf. All completed UCU proxies returned will be voted in accordance with the instructions indicated on such proxies. If no instructions are given, the UCU proxies will be voted FOR approval of the Merger Agreement and the UCU Merger. A UCU proxy may be revoked by voting in person at the UCU Meeting, by written notice to UCU's Corporate Secretary or by delivery of a later-dated proxy, in each case prior to the closing of the polls for voting at the UCU Meeting. Attendance at the UCU Meeting will not in itself constitute revocation of a proxy.

    UCU will bear the cost of the solicitation of proxies for the UCU Meeting, except that KCPL and UCU will share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus. See "THE MERGER AGREEMENT -- Expenses." Proxies may be solicited by certain directors, officers and employees of UCU or its subsidiaries by mail, by telephone, by telecopy, personally or by other communications, without compensation apart from their normal salaries. UCU has retained Morrow & Co. to assist in the solicitation of proxies from UCU stockholders, including brokers' accounts, at a fee for such services of $50,000 plus reasonable out-of-pocket expenses. In addition to the foregoing, KCPL and its directors, officers and employees, without receiving additional compensation therefor, may solicit proxies from holders of UCU Common Stock by mail, telephone, telecopy, telegram, in person or otherwise.

    The UCU Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

    As of the UCU Record Date, it is anticipated that the directors and executive officers of UCU, together with their affiliates, will beneficially own 2.2% of the issued and outstanding shares of UCU Common Stock.

                                  THE MERGERS
BACKGROUND OF THE MERGERS

    KCPL and UCU share the view that the energy industry has entered an era of inevitable, accelerating change that will have a significant impact on the future competitive position of utility based energy companies and their ability to maintain and increase earnings. More than ever, the industry is being transformed by technological advances, consumer demand and legislative and regulatory reforms which are leading to greater competition in a once monopolistic industry.

    Both KCPL and UCU believe that these changes are leading to fundamental changes in the nature of energy related businesses. As a result, public utility companies face increased business risks and limits to their ability to grow earnings through rate base increases and are, therefore, pursuing various business combinations in order to reduce risk and create new avenues and opportunities for earnings growth. Accordingly, public utilities have invested and, KCPL and UCU believe, will continue to invest in non-regulated businesses within the energy sector and in businesses complementary to their traditional business. In response to intensified competition, public utilities have sought and, KCPL and UCU believe, will continue to seek opportunities to create efficiencies and control future costs through consolidation. Efficiency and the ability to respond quickly to the needs of the market will be rewarded. KCPL and UCU each share the view that only efficient, low-cost suppliers of energy that pursue reforms in the regulatory and legislative arenas will be able to compete successfully in a changing marketplace.

    Recognizing this trend, KCPL and UCU each have separately studied strategic options and opportunities and have from time to time over the last several years participated in preliminary discussions with other utility and energy companies regarding possible strategic business combinations. In October 1993, KCPL and UCU executives and their respective advisors participated in a number of meetings regarding a business combination involving the two companies. After an exchange and review of confidential data, the two companies mutually agreed to cease consideration of a business combination at that time.

    In June 1994, KCPL and Western Resources also exchanged confidential information in connection with preliminary discussions regarding a possible business combination. Upon review of such confidential information, in August 1994, KCPL advised Western Resources that KCPL was not interested in pursuing a business combination with Western Resources. Although Western Resources indicated a continuing interest in pursuing a business combination with KCPL from late 1994 through early 1996, KCPL reaffirmed to Western Resources the conclusion of its analysis that a combination with Western Resources was not in the best interest of KCPL's shareholders.

    On May 25, 1995 and again on June 6, 1995, A. Drue Jennings, Chairman of the Board, President and Chief Executive Officer of KCPL, Richard C. Green, Jr., Chairman of the Board, President and Chief Executive Officer of UCU, and a representative of DLJ, financial advisor to UCU, met to discuss a new potential joint venture between the two companies involving power operations and maintenance. Further discussions were held by senior operations executives of KCPL and UCU on June 10, 1995.

    KCPL and UCU subsequently each formed teams, which met throughout the summer of 1995, to explore new joint alliances in areas including operations, information technology, marketing and procurement. Pursuant to a confidentiality agreement, dated September 1, 1995, the two companies exchanged confidential information in order to facilitate such discussions and related investigations of each other's business operations in connection therewith.

    The KCPL and UCU teams continued to meet through September, October and November of 1995 and periodically updated their respective Chief Executive Officers regarding their progress in exploring additional potential joint ventures and strategic alliances. The meetings between the respective teams of the two companies as well as discussions between the members of the teams and their respective Chief Executive Officers revealed that the two companies had similar visions and strategic outlooks in a number of areas. As a result of these meetings, both companies continued to discuss the possibility of joint ventures.

    Because of their shared views regarding the accelerating pace of the changes facing the energy industry and, in particular, the convergence of electric and gas supplies into a single energy source giving customers the ability to choose between the two, as well as the unique advantages a combined company would have to expand into additional opportunities in the unregulated sector and additional acquisition opportunities, on October 30, 1995, A. Drue Jennings, Richard C. Green, Jr., Turner White, KCPL Senior Vice President of Retail Services, and Michael D. Bruhn, UCU Vice President of

Corporate Development, met to discuss the general terms of a possible merger of equals transaction. The parties recognized that unique opportunities for growth and certain synergies would be available in a combined company and that additional discussions and due diligence were warranted. At the conclusion of the meeting, each Chief Executive Officer agreed to discuss with his respective Board of Directors at their upcoming regularly scheduled meetings, the concept of such a combination.

    The KCPL Board met on November 7, 1995 and agreed that Mr. Jennings should continue exploratory discussions with UCU. Thereafter, KCPL consulted with Skadden Arps, a law firm that had previously been engaged by KCPL in connection with other matters, and on November 14, 1995, KCPL engaged Merrill Lynch as its financial advisor to advise KCPL with respect to a potential transaction involving KCPL and UCU.

    The UCU Board met on November 9, 1995 and also agreed that Mr. Green should continue preliminary discussions with KCPL. In addition to its regular outside legal counsel of Blackwell Sanders, UCU engaged the law firm of Weil, Gotshal & Manges LLP ("Weil Gotshal") and also retained DLJ as its financial adviser to advise with respect to the potential transaction involving KCPL and UCU.

    On November 10, 1995, Messrs. Jennings, Green, White and Bruhn met with representatives of Skadden Arps and Weil Gotshal to conduct preliminary discussions regarding a merger of equals involving the two companies. On November 18, 1995, the Strategic Planning Committee of the KCPL Board met to discuss the merits of such a business combination between KCPL and UCU in light of KCPL's long-term strategic plans. The committee concluded that the discussion and analysis should continue.

    A meeting of representatives of both companies and their respective financial advisors was held on November 22, 1995 to discuss business, financial and other issues. At that meeting, the companies determined that unique opportunities were present in the proposed business combination and that additional discussions and due diligence should proceed.

    A meeting of representatives of both companies and their respective legal and financial advisors was also held on November 28, 1995 to commence a more detailed examination of the numerous structural, corporate governance, regulatory and other issues relating to the proposed transaction. Also, on November 28, 1995, KCPL and UCU entered into a confidentiality agreement pursuant to which the companies and their representatives provided confidential information to each other in connection with the proposed transaction. Senior management of both companies analyzed financial, operational, regulatory and other legal issues relating to such a possible business combination.

    During December 1995, the chief executive officers of KCPL and UCU met on several occasions to discuss key issues relating to the possible business combination. On December 6, 1995, Ernst & Young was retained by KCPL and UCU to identify and quantify the potential cost savings from synergies available from a merger of KCPL and UCU.

    Through mid-January 1996, representatives of both KCPL and UCU, their counsels and financial advisors held numerous meetings and participated in a number of conference calls to conduct due diligence and discuss and negotiate the terms of a possible business combination pursuant to which the businesses of KCPL and UCU would be merged. These ongoing discussions focused on the structure of the transaction, the conditions to the transaction, the covenants regarding the operations of each company during the period between signing of an agreement and consummation of the transactions contemplated thereby, regulatory matters impacting the combination and possible termination fees.

    At a meeting of the KCPL Board on December 8, 1995, Merrill Lynch representatives reviewed for the KCPL Board preliminary financial data regarding the two companies. Skadden Arps attorneys also described to the KCPL Board its legal responsibilities and fiduciary duties to shareholders in evaluating the proposed transaction. The KCPL Board discussed the rationale for the proposed transaction and authorized management to continue its analysis and discussion.

    At a meeting of the UCU Board on December 9, 1995, DLJ's representatives and officers of UCU described the status of the proposed transaction with KCPL and analyzed preliminary financial data. The UCU Board authorized the executive officers of UCU to continue discussions with representatives of KCPL.

    At a meeting of the KCPL Board on January 5, 1996, the KCPL Board was updated regarding the proposed business combination, including potential strategic benefits of the transaction and the status of negotiations. These potential strategic benefits included the ability of a stronger combined company to operate in a dynamic environment; enhanced opportunities for earnings growth that would create value for shareholders; diversification and, hence, reduction of regulatory risks that would result from the combination; and production and operation cost savings. Merrill Lynch representatives presented a general overview of the various UCU businesses and the methodologies that might be relevant to a financial analysis of a business combination, and Skadden Arps attorneys provided advice regarding relevant regulatory issues, explained the mechanics of the proposed transaction and outlined the terms of the then current draft of the Original Merger Agreement. Pursuant to such agreement, KCPL and UCU would each merge with and into KCU, with KCU surviving in each case (the "Original Merger") and stockholders of KCPL and UCU would each receive common stock of KCU ("KCU Common Stock") in exchange for their shares of KCPL Common Stock and UCU Common Stock, respectively. The KCPL Board concluded unanimously that management and its advisors should continue to pursue, negotiate and evaluate the proposed combination.

    At a meeting of the UCU Board on January 12, 1996, the UCU Board was updated on the merger discussions.

    During their discussion regarding the parties' synergies analysis at the January 5, 1996 meeting of the KCPL Board and the January 19, 1996 meeting of the UCU Board, Ernst & Young emphasized that the estimated net cost savings of approximately $619 million over a 10-year period were all created by or attributable to the proposed merger and did not include other types of savings that might be achieved without a merger. Ernst & Young explained that the projected cost savings reflected the creation of cost reductions or cost avoidance opportunities through the ability to consolidate separate stand-alone operations into a single entity. This consolidation would thus enable duplicative functions and positions to be eliminated, similar corporate activities to be combined, avoided or reduced in scope, external purchases of goods and services to be aggregated, technical skills and capabilities to be optimized and shared and capital expenditures to be avoided. Ernst & Young informed the KCPL Board and the UCU Board that the report was preliminary and that while components of the analysis might change, the joint synergies analysis had indicated estimated savings opportunities in the regulated utility business totalling approximately $619 million net of all anticipated costs to achieve those savings and costs expected to be incurred to consummate the proposed merger. The approximately $619 million of net cost savings were composed of approximately $232 million in labor related cost savings, approximately $128 million of avoidable capital requirements and reductions of approximately $259 million in other non-capital related expenses. The cost savings estimates were developed and quantified by the parties based on the individual facts regarding existing and planned costs for each company, the current mode of operation of each company, the potential organization and operational framework post-merger, the estimated timing to achieve the savings and the interrelationship of these factors and the costs and complexity of savings attainment. See "THE MERGERS -- Synergies from the Mergers," "-- Additional Operational Benefits" and "-- Enhancement of Financial Performance."

    During the week of January 15, 1996, the financial advisors of KCPL and UCU discussed the methodology for determining the appropriate exchange ratios for the Original Merger and negotiated with respect thereto, and late in the evening on January 18, 1996, together with senior officers of KCPL and UCU, agreed to recommend to each company's Board of Directors that each share of KCPL Common Stock would be converted into the right to receive 1.0 share of KCU Common Stock and each share of UCU Common Stock would be converted into the right to receive
1.096 shares of KCU Common Stock.

    Meetings of the KCPL Board and the UCU Board were held on January 19, 1996 to consider and approve the Original Merger. At each company's meeting, its senior management and financial and legal advisors discussed material aspects of the Original Merger and related transactions. At the KCPL Board meeting, Merrill Lynch representatives reviewed for the KCPL Board various financial and other information and delivered its oral opinion to the KCPL Board, which opinion was subsequently confirmed in a written opinion dated as of January 19, 1996, that, as of such date and based upon the assumptions made, matters considered and the limits of review as set forth in such opinion, the exchange ratio of 1.0 share of KCU Common Stock for each share of KCPL Common Stock (the "Original KCPL Exchange Ratio") was fair to the holders of KCPL Common Stock (other than UCU and its affiliates) from a financial point of view. Skadden Arps attorneys summarized recently negotiated terms of the Original Merger Agreement relating to employee benefit issues and the proposed organizational documents of KCU. In addition, the KCPL Board was advised as to the reasonableness of the proposed employment agreements to be entered into at the Effective Time by KCU and each of Messrs. Jennings and Green based on a review of similar agreements entered into in connection with similar transactions in the electric utility industry. After considering and discussing the various presentations at such meeting and at prior meetings as well as the recommendation of KCPL's management, the KCPL Board approved, by a unanimous vote of those directors present, the Original Merger Agreement, the Original Merger and the transactions contemplated thereby and authorized the execution of the Original Merger Agreement.

    At a meeting of the UCU Board on January 19, 1996, the UCU Board was presented with a discussion of the status of the negotiations with KCPL and various details relating to the proposed Original Merger. Representatives of DLJ reviewed for the UCU Board various financial and other information and delivered oral and written opinions that as of such date and subject to the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinions and assuming the Original KCPL Exchange Ratio, the exchange ratio of 1.096 shares of KCU Common Stock for each share of UCU Common Stock (the "Original UCU Exchange Ratio") was fair, from a financial point of view, to holders of UCU Common Stock. Representatives from Blackwell Sanders and Weil Gotshal outlined the terms of the Original Merger Agreement for the UCU Board and advised as to the fiduciary duties of the directors. After considering and discussing the various presentations, the UCU Board approved, by a unanimous vote, the Original Merger Agreement, the Original Merger and the transactions contemplated thereby and authorized the execution of the Original Merger Agreement.

    The Original Merger Agreement and certain related documents were executed on January 19, 1996 following such approval by the KCPL Board and the UCU Board.

    On April 9, 1996, a joint proxy statement/prospectus of KCPL, UCU and KCU relating to the Original Merger was mailed to stockholders of KCPL and UCU. Included in such joint proxy statement/prospectus were notices of annual meetings of stockholders of KCPL and UCU, as the case may be, establishing May 22, 1996 as the date on which both KCPL and UCU would have their annual meetings to consider and vote upon, among other things, the Original Merger and related matters, the election of directors and the ratification of independent auditors.

    On April 14, 1996, Mr. Jennings received a telephone call from Mr. John E. Hayes, Jr., Chairman of the Board and Chief Executive Officer of Western Resources, in which Mr. Hayes informed Mr. Jennings that he was delivering to Mr. Jennings an unsolicited proposal to the KCPL Board pursuant to which Western Resources would acquire all of the outstanding KCPL Common Stock in exchange for shares of common stock, par value $5.00 per share, of Western Resources ("Western Resources Common Stock") valued at $28.00 per share of KCPL Common Stock, subject to adjustment.

    Following such telephone conversation, on April 14, 1996, Mr. Jennings received from Western Resources a letter (the "April 14 Letter") setting forth Western Resources' unsolicited merger proposal. In the letter, Western Resources proposed that KCPL and Western Resources merge in a transaction in which each holder of KCPL Common Stock would receive $28.00 worth of Western Resources Common Stock, subject to a "collar" limiting the amount of Western Resources Common Stock that holders of KCPL Common Stock would receive to no more than
0.985 shares and no less than 0.833 shares of Western Resources Common Stock for each share of KCPL Common Stock. Shortly after delivery of the April 14 Letter, Western Resources publicly announced its unsolicited merger proposal.

    On April 15, 1996, Western Resources filed an application with the State Corporation Commission of the State of Kansas seeking approval of Western Resources' proposed business combination with KCPL and a Petition to Intervene in the Original Merger.

    A meeting of the KCPL Board was held on April 19, 1996 and reconvened on April 21, 1996 to consider Western Resources' proposal. At this meeting, the KCPL Board received presentations concerning Western Resources' proposal from KCPL's management and its financial and legal advisors. Representatives from Skadden Arps advised the KCPL Board with respect to certain legal matters in connection with its consideration of Western Resources' proposal. Representatives from Ernst & Young provided information to the KCPL Board in three areas. First, Ernst & Young provided a summary of the differences in assumptions included in the Ernst & Young synergies report and the synergies study conducted for Western Resources by Deloitte & Touche LLP ("Deloitte & Touche"). Second, Ernst & Young identified the following areas where Western
Resources and Deloitte &  Touche appeared to  have made inaccurate  assumptions:
(i) that KCPL employed more persons than they actually do; (ii) that KCPL budgeted more for customer information systems than KCPL actually has; (iii) that the costs of operating KCPL's data center were higher than they actually are; and (iv) that KCPL's level of benefits loading was higher than it actually was. Finally, Ernst & Young noted for the KCPL Board the fact that the group of comparable companies reviewed to develop benchmarks demonstrated wide variances in projected synergies thereby bringing into question whether an average of the group's projected synergies provided an appropriate benchmark from which conclusions could be drawn.


    On April 19, 1996, Merrill Lynch made a presentation to the KCPL Board summarizing Western Resources' business and its proposal contained in the April 14 Letter. The purpose of Merrill Lynch's presentation was to provide information to the KCPL Board regarding Western Resources and its proposal, and accordingly, Merrill Lynch drew no conclusions from its presentation regarding such proposal. The following is a summary of such presentation.


    Merrill Lynch summarized the key financial terms of Western Resources' proposal contained in the April 14 Letter, including the announced price per share of KCPL Common Stock, the operation of the proposed "collar" over a range of prices of the Western Resources Common Stock, the proposed accounting treatment, the synergies claimed by Western Resources, the proposed composition of the board of directors of the combined company, the pro forma share ownership of the combined company, and the implied 1996 annual dividend rate per share of the KCPL Common Stock.


    Using publicly available information, Merrill Lynch presented a profile of Western Resources, including a description of Western Resources' lines of business, a summary of recent financial and operating results, a chronology of significant recent corporate events, and a comparison of the stock price performance of the Western Resources Common Stock to the stock price performance of the KCPL Common Stock, the UCU Common Stock and the S&P Electric Companies Index for the three year and twelve month periods preceding the April 14 Letter. Merrill Lynch also presented excerpts from recent commentaries by research analysts regarding Western Resources, a comparison of research analysts' earnings estimates for Western Resources complied by First Call, Institutional Brokers Estimating Service and Nelsons, respectively, and a comparison of certain financial and operating information and ratios for Western Resources with the corresponding financial and operating information and ratios for a group of publicly traded companies that Merrill Lynch deemed to be reasonably similar to Western Resources.

    Using publicly available research analysts' earnings estimates for Western Resources and KCPL, Merrill Lynch reviewed certain pro forma effects resulting from Western Resources' proposal, including the potential impact to KCPL's projected stand-alone earnings per share, dividends per share and dividend payout ratios, both including and excluding synergies claimed by Western Resources. In addition, Merrill Lynch reviewed certain pro forma effects resulting from Western Resources' proposal and the potential impact to KCPL's projected stand-alone earnings per share and dividend payout ratios, assuming a range of synergies claimed by Western Resources that would be retained by shareholders, a range of potential rate reductions affecting Western Resources on a stand-alone basis, and a range of aggregate synergies.

    Using  publicly  available  information,  Merrill  Lynch  reviewed   certain
financial information and ratios claimed or implied by Western Resources' proposal and compared such information and ratios with the corresponding financial information and ratios for a number of recent combinations of utility companies, including the terms of the Original Merger with UCU.


    On April 21, the KCPL Board, based upon the presentations given, the advice received and the considerations discussed at such meeting of the KCPL Board, determined that further exploration of the Western Resources proposal was not in the best interests of KCPL, its shareholders, its employees and its customers. Also on such date, the KCPL Board reaffirmed its approval of the Original Merger with UCU.


    On April 22, 1996, Mr. Jennings delivered to Mr. Hayes a letter stating that the KCPL Board had rejected Western Resources' proposal. Mr. Jennings also telephoned Mr. Hayes to inform him of the decision of the KCPL Board.

    On April 22, 1996, Western Resources announced that it intended to commence an unsolicited exchange offer, and that it had filed preliminary proxy materials for use in soliciting proxies from holders of KCPL Common Stock in opposition to the approval and adoption of the Original Merger, the Original Merger Agreement and the transactions contemplated thereby. On the same day, Western Resources filed a Registration Statement on Form S-4 (the "Western Resources Form S-4") with the SEC which described a proposed offer to exchange Western Resources Common Stock for all of the outstanding shares of KCPL Common Stock. Pursuant to a preliminary prospectus included in the Western Resources Form S-4 (the "Western Resources Preliminary Prospectus"), Western Resources proposed to offer, upon the terms and subject to the conditions set forth in the Western Resources Preliminary Prospectus and in a related Letter of Transmittal (together, the "Proposed Western Resources Offer"), to exchange less than a full share of Western Resources Common Stock for each outstanding share of KCPL Common Stock validly tendered on or prior to the "Expiration Date" (as defined in the Western Resources Preliminary Prospectus) of the Proposed Western Resources Offer and not properly withdrawn. As initially filed with the SEC, each such share would be entitled to receive a fraction of a share of Western Resources Common Stock equal to the "Western Resources Exchange Ratio," defined as the quotient (rounded to the nearest 1/100,000) determined by dividing $28.00 by the average of the high and low sales prices of the Western Resources Common Stock (as reported on the NYSE Composite Transactions reporting system as published in the Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive trading days ending with the second trading day immediately preceding the Expiration Date; provided, that the Western Resources Exchange Ratio would not be less than 0.833 nor greater than 0.985.

    According to the Western Resources Preliminary Prospectus, Western Resources intends, as soon as practicable after consummation of the Proposed Western Resources Offer, to seek to merge KCPL with and into itself pursuant to applicable law (the "Proposed Western Resources Merger").

    The Proposed Western Resources Offer is subject to numerous conditions. The Proposed Western Resources Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Date a number of shares of KCPL Common Stock which will constitute at least ninety percent of the total number of outstanding shares of KCPL Common Stock on a fully diluted basis (as though all options or other securities convertible into or exchangeable for shares had been so converted, exercised or exchanged) as of the date the shares are accepted for exchange by Western Resources pursuant to the Proposed Western Resources Offer,
(ii) approval of the issuance of shares of Western Resources Common Stock pursuant to the Proposed Western Resources Offer and the Proposed Western Resources Merger and approval of an amendment to the Western Resources articles of incorporation to increase the number of shares of Western Resources Common Stock authorized for issuance by the holders, voting as a single class, of a majority of the shares of Western Resources Common Stock and Western Resources preferred stock outstanding on the applicable record date and approval of the Proposed Western Resources Merger by the holders, voting as a single class, of a majority of the Western Resources preferred stock, (iii) Western Resources being satisfied, in its sole discretion, that the provisions of Section 351.407 of the MGBCL are inapplicable to Western Resources and the transactions contemplated by the Proposed Western Resources Offer or full voting rights for all shares to be acquired by Western Resources pursuant to the Proposed Western Resources Offer having been approved by the shareholders of KCPL pursuant to such statute, (iv) Western Resources being satisfied, in its sole discretion, that the provisions of Section 351.459 of the MGBCL will not prohibit for any period of time the consummation of the Proposed Western Resources Merger or any other "Business Combination" (as defined in such statute) involving KCPL and Western Resources or any subsidiary of Western Resources, (v) the shareholders of KCPL not having approved the Original Merger Agreement, (vi) all regulatory approvals required to consummate the Proposed Western Resources Offer and the Proposed Western Resources Merger having been obtained and remaining in full force and effect, all statutory waiting periods in respect thereof having expired and no such approval containing any conditions or restrictions which the Western Resources board of directors reasonably determines in good faith will have or reasonably could be expected to have a material adverse effect on Western Resources, KCPL and their respective subsidiaries taken as a whole, (vii) the receipt by Western Resources of a letter from its independent public accountants stating that the Proposed Western Resources Merger will qualify as a pooling of interests transaction under generally accepted accounting principles and applicable SEC regulations, (viii) Western Resources being satisfied, in its sole discretion, that it will be able to consummate the Proposed Western Resources Merger as a "short-form" merger pursuant to the provisions of Section 351.447 of the MGBCL and Section 17-6703 of the Kansas General Corporation Code immediately after consummation of the Proposed Western Resources Offer and (ix) all outstanding shares of KCPL Preferred Stock having been redeemed.

    On May 3, 1996, Western Resources commenced soliciting proxies of KCPL shareholders in opposition to the Original Merger.

    On May 6, 1996, KCPL and UCU announced that they would recommend an annual dividend of $1.85 per common share for KCU. Also on May 6, 1996, Western Resources announced that it had increased the lower limit of the "collar" in the Proposed Western Resources Offer. According to Western Resources, the minimum number of shares of Western Resources Common Stock that KCPL shareholders would receive for each share of KCPL Common Stock if the Proposed Western Resources Offer is consummated would be changed from 0.833 to 0.91. The maximum number was not changed.

    On May 9, 1996, the KCPL Board met in order to review the status of the Original Merger and the Proposed Western Resources Offer. At such meeting, the KCPL Board received presentations from its management and financial and legal advisors regarding recent developments and the financial and legal terms of the Proposed Western Resources Offer, including the May 6, 1996 change in the "collar." In addition, representatives from the Palmer Bellevue practice of Coopers & Lybrand Consulting ("CLC"), which had been retained by KCPL shortly after the announcement of the Proposed Western Resources Offer, were present. CLC reviewed with the KCPL Board the synergies analysis undertaken on behalf of Western Resources in connection with the Proposed Western Resources Offer. This review was based on publicly available information. Their review concluded that the study conducted on behalf of Western Resources by Deloitte & Touche appeared to contain certain flaws which result in overestimates of the savings expected to be realized. Such flaws identified were: (a) the application of a discount on materials procurement that assumes similarities and commonalities in plant that do not exist; (b) the use of a labor benefits loading of 34% rather than the actual KCPL benefits loading which averages 26%; (c) the assumption that layoffs will not be required for headcount reductions estimated to be 36% greater in the proposed combination of KCPL and Western Resources than in other recent utility mergers; (d) the assumption that 100% of headcount reductions will be available as of January 1, 1998, a time virtually at the anticipated time of closing a business combination with Western Resources; and (e) the use of a 4.3% labor inflation rate in contrast to relatively contemporaneous Deloitte & Touche utility synergy studies which assumes a 3.5% labor inflation rate. Additionally, they reviewed the study conducted by Ernst & Young relative to likely savings related to synergies resulting from the proposed Original Merger. They concluded that the study was conservative in its assumptions, well documented and professional in its methodology. There was no report issued by CLC related to these conclusions.

    During the period beginning on May 10, 1996 and ending on May 19, 1996, various meetings were held between executives of KCPL and UCU to discuss a possible change in the exchange ratios in the Original Merger, certain changes in the structure of the Original Merger and other possible changes to the terms of the Original Merger. During the course of such meetings, representatives of UCU indicated that UCU would consider a change in the Original UCU Exchange Ratio, but any such change would be conditioned upon a change in the structure of the transaction to the form set forth in the Merger Agreement. On May 18, 1996, representatives of KCPL and UCU agreed to recommend to their respective Boards of Directors the Exchange Ratio of one share of KCPL Common Stock for each share of UCU Common Stock and the structure set forth in the Merger Agreement and described in this Joint Proxy Statement/Prospectus, subject to the approvals of the KCPL Board and the UCU Board.

    On May 19, 1996, the UCU Board met to consider and approve the Merger Agreement. At such meeting, UCU's senior management and financial and legal advisors summarized the proposed merger. Also at such meeting, representatives of DLJ reviewed for the UCU Board various financial and other information and delivered an oral opinion that as of such date and subject to the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to holders of UCU Common Stock. UCU's legal advisors noted that the structure of the merger had been modified to provide for the merger of UCU with a wholly-owned subsidiary of KCPL following which UCU stockholders would receive one share of KCPL Common Stock for each share of UCU Common Stock. Thereafter, UCU would be merged into KCPL and the surviving corporation would be a Missouri corporation to be renamed. It was noted by the legal advisors that the revised structure would require only a majority vote of KCPL's shareholders voting at the meeting, rather than two-thirds vote of the outstanding shares, and that the vote required by UCU would remain the same. The legal advisors further discussed with the UCU Board the differences between Missouri and Delaware law and the articles of incorporation and bylaws proposed for Maxim as compared to those contemplated for the surviving corporation pursuant to the Original Merger Agreement. The UCU Board also discussed the fact that the change in the Original UCU Exchange Ratio was conditioned upon a change in the structure of the transaction to the form set forth in the Merger Agreement. After considering and discussing the various presentations at such meeting, the UCU Board approved the Merger Agreement, the UCU Merger and the transactions contemplated thereby, authorized the execution and delivery of the Merger Agreement and granted the Chairman and Chief Executive Officer of UCU the authority to direct the Secretary of UCU to remove from the agenda of the UCU annual meeting to be held on May 22, 1996 the proposal to approve the Original Merger Agreement. See "THE MERGERS -- Opinion of UCU's Financial Advisor" for a discussion of parts of the presentation made by DLJ to the UCU Board at such meeting.

    On May 20, 1996, the KCPL Board met to consider and approve the Merger Agreement. At such meeting, KCPL's senior management and financial and legal advisors discussed the material aspects of the Mergers. Also at such meeting, Merrill Lynch representatives reviewed for the KCPL Board various financial and other information and delivered its oral opinion to the KCPL Board, which opinion was subsequently confirmed in a written opinion dated as of May 20, 1996, that, as of such date and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Exchange Ratio was fair to the holders of KCPL Common Stock (other than UCU and its affiliates) from a financial point of view. Skadden Arps attorneys summarized and discussed (i) the revised deal structure, (ii) the reduction in the percentage of KCPL shareholders required to approve the transaction from two-thirds of the outstanding shares to a majority of a quorum,
(iii) the tax-free structure of the transaction, (iv) the removal of dissenters' right of appraisal and (v) the fact that Maxim would be a Missouri corporation. See "THE MERGERS -- Opinion of KCPL's Financial Advisor" for a discussion of parts of the presentation made by Merrill Lynch to the KCPL Board at such meeting. After considering and discussing the various presentations at such meeting and at prior meetings as well as the recommendation of KCPL's management, the KCPL Board approved the Merger Agreement and the transactions contemplated thereby and directed that the proposals to approve the Original Merger Agreement and related transactions be removed from the agenda of the KCPL annual meeting of shareholders to be held on May 22, 1996.

    The Merger Agreement and certain related documents were executed on May 20, 1996 following such approval by the KCPL Board and the UCU Board, and KCPL and UCU issued the following joint press release:

                         KCPL AND UTILICORP AMEND TERMS
                              OF MERGER AGREEMENT
                    MAY 22 VOTE ON PREVIOUS ACCORD CANCELLED

        KANSAS CITY, Missouri, May 20, 1996 -- Kansas City Power & Light Company (NYSE: KLT) and UtiliCorp United Inc. (NYSE: UCU) announced today that they have entered into an Amended and Restated Agreement and Plan of Merger. Under the revised terms of the merger, a new KCPL subsidiary would be created, and it would be merged into UtiliCorp. UtiliCorp would then be merged with KCPL to form the combined company. Shareholders of UtiliCorp would receive one share in the merged company for each UtiliCorp share held. KCPL shareholders would continue to hold their existing KCPL shares. Other substantive terms of the merger will remain the same. Previously, KCPL holders would have received one share of stock in a new company for each share held, while UtiliCorp shareholders would have received 1.096 shares for each share held.

        The transaction is anticipated to be tax-free for both UtiliCorp and KCPL shareholders and will be accounted for as a pooling of interests. The revised merger agreement was unanimously approved by the boards of directors of both companies.

        The merger of equals will create a diversified energy company with total assets of approximately $6.4 billion and about 2.2 million customers in domestic and international markets.

        The boards of KCPL and UtiliCorp recommend that the initial annualized dividend rate upon completion of the merger be set at $1.85 per share. This compares to UtiliCorp's current dividend of $1.76 per share and KCPL's current divided of $1.56 per share. Each company will continue its current dividend policy until completion of the merger.

        Drue Jennings, Chairman and Chief Executive Officer of KCPL, said, "This revised agreement preserves the significant benefits of the KCPL/UtiliCorp strategic merger for shareholders of both companies and provides shareholders with even greater value. The merger combines the strengths of both companies to form a diversified growth company, fully prepared to compete effectively in the deregulated utility industry. The merger is a friendly combination designed to distribute benefits equitably between shareholders and customers. We are confident it will receive all required regulatory approvals."

        "As we have stated since our first announcement, we believe that our merger will create a truly unique company with a winning growth strategy for the future," said Richard C. Green, Jr., Chairman and Chief Executive Officer of UtiliCorp United. "Both KCPL and UtiliCorp want the opportunity to make that happen. Business is about choices. And, in order to facilitate this merger, we have chosen another tack to ensure the delivery of benefits and value to our key constituents."

        Upon completion of the transaction, the board of KCPL will consist of 18 members: nine from KCPL and nine from UtiliCorp.

        KCPL and UtiliCorp shareholders will vote on the proposed transaction at separate special meetings expected to be held this summer. The Amended Merger Agreement requires an affirmative vote by owners of a majority of the outstanding shares of UtiliCorp. The Agreement also calls for KCPL to issue new shares to complete the merger which will require, under New York Stock Exchange rules, approval by owners of a majority of the KCPL shares voting at a duly called meeting.

        The companies do not expect any interruption in the previously disclosed regulatory-approval process. The two companies plan in the near future to file revised proxy soliciting materials pertaining to the amended agreement with the Securities and Exchange Commission.

        As a result of the revised merger, both KCPL and UtiliCorp have cancelled the shareholder votes on the original merger proposal which were scheduled to be held at each company's annual meeting on May 22, 1996. Both annual meetings will still be held on May 22, 1996 in Kansas City to conduct all non-merger-related business on the agendas.

                                    *  *  *

    Also on May 20, 1996, KCPL commenced litigation against Western Resources and others seeking certain declaratory judgments in connection with the Merger Agreement and the transactions contemplated thereby. See "-- Certain Litigation."

    KCPL's and UCU's directors were elected, and the other matters considered were approved, by each company's respective stockholders at their respective annual meetings on May 22, 1996.

    On June 17, 1996, Western Resources commenced a solicitation of proxies from KCPL shareholders in opposition to the Share Issuance and announced that it was increasing the price in its offer to merge with KCPL to $31.00 of Western Resources Common Stock for each share of KCPL Common Stock, subject to a "collar" pursuant to which each share of KCPL Common Stock would be exchanged for no more than 1.1 and no less than 0.933 shares of Western Resources Common Stock (the "June 17 Announcement").

    Also on June 17, 1996, KCPL issued a press release stating that the KCPL Board will review Western Resources' proposal in due course and advise shareholders of developments as they occur.

    On June 19, 1996, Western Resources amended the terms of the Proposed Western Resources Offer to reflect the increase in price and change in the "collar" announced in the June 17 Announcement.


    A meeting of the KCPL Board was held on June 24, 1996 to consider the June 17 Announcement. Representatives from Skadden Arps advised the KCPL Board and answered questions with respect to certain legal matters in connection with its consideration of Western Resources' proposal contained in the June 17 Announcement. In addition, the KCPL Board consulted with and asked questions of KCPL's management, Merrill Lynch, and KCPL's proxy solicitor regarding Western Resources' proposal contained in the June 17 Announcement.



    On June 24, 1996, the KCPL Board, based upon the considerations discussed at the June 24, 1996 meeting of the KCPL Board, determined that further exploration of the proposal of Western Resources contained in the June 17 Announcement was not in the best interests of KCPL, its shareholders, its employees and its customers. The KCPL Board also reaffirmed its approval of the Mergers and the Merger Agreement.

    On June 24, 1996, Mr. Jennings delivered to Mr. Hayes the following letter:



                                                                   June 24, 1996



      Mr. John E. Hayes, Jr.
       Chairman of the Board and
        Chief Executive Officer
       Western Resources, Inc.
       818 Kansas Avenue
       Topeka, Kansas 66612



       Dear John:



           The Board of Directors (the "Board") of Kansas City Power & Light Company ("KCPL") has carefully considered the revised proposal of Western Resources, Inc. ("Western") as set forth in your letter of June 17, 1996, and has unanimously voted to reject Western's unsolicited proposal to acquire KCPL. We continue to believe strongly that Western is not an appropriate strategic partner for KCPL and that Western's unsolicited proposal is not in the best interests of our shareholders, nor is it in the best interests of our customers, employees and other constituencies served by KCPL, and we reaffirm our commitment to our business combination with UtiliCorp United Inc. ("UtiliCorp").



           I also want you to understand clearly that our Board has not been, and will not be, influenced by your unsubtle efforts at corporate intimidation. KCPL shareholders will vote on the issuance of KCPL shares required to accomplish the UtiliCorp merger, and the vote will be decided by a majority of all shares present and entitled to vote at the meeting. This is democracy in its purest form. We are fully aware that you would prefer that the UtiliCorp merger be subject to a two-thirds supermajority voting requirement, where a minority of shares could thwart the wishes of a substantial majority. We also fully recognize that your position is designed to further the interests of your own shareholders -- not KCPL's --and any protestations to the contrary will fool no one.



           The following are some of the more significant factors considered by the Board in rejecting Western's revised proposal (including some points which I discussed with you as early as March 1995).



       -WESTERN FACES SIGNIFICANT RATE REDUCTIONS.



           In connection with Western's acquisition of Kansas Gas and Electric Company ("KGE") in 1991, the Kansas Corporation Commission (the "KCC") ordered that all merger savings (over and above an acquisition adjustment that is inapplicable here) should be shared equally between ratepayers and shareholders. But, as you well know, Western has not yet adjusted its rate levels to reflect the savings achieved in the KGE merger. As a result, Western is currently embroiled in rate reduction proceedings before the KCC.



           We believe that the KCC will impose rate reductions on Western far in excess of the $8.7 million per year over seven years that Western has proposed. Western has implicitly admitted that it can afford to reduce its earnings by at least an additional $50 million per year by requesting the KCC's permission to accelerate depreciation on the Wolf Creek plant by that annual amount. Indeed, the staff of the KCC has recommended an immediate rate reduction of $105 million. We believe that the KCC will address Western's overearnings by ordering significant rate reductions and will not permit Western to keep such overearnings.



       -


        RATE REDUCTIONS IMPERIL WESTERN'S ABILITY TO DELIVER PROMISED DIVIDENDS.



           The implementation of the KCC staff's recommended $105 million rate reduction would have a significant negative impact on Western's cash flow and earnings. If the $105 million rate reduction is implemented, then virtually all of Western's projected earnings for 1998 (as reported in the Western materials distributed to analysts on June 17, 1996, but as adjusted for the rate decrease recommended by the KCC staff) will be required to pay the dividends promised to KCPL shareholders. Even if the KCC orders a rate decrease of only $80 million, approximately three-fourths of the staff's recommendation, over 90% of Western's projected earnings for 1998 could be required to make the promised dividend payments. In light of these facts, the Board does not believe that Western's dividend promises are credible.



       -WESTERN'S  RATE DISPARITY BETWEEN KGE AND KPL ELECTRIC CUSTOMERS AMOUNTS
        TO AT LEAST $171.3 MILLION ANNUALLY.



           There is a significant disparity among the rates charged to your customers. The rates charged to KGE customers were to have been reduced in connection with your acquisition of KGE. However, testimony before the KCC indicates that if the rates charged to KGE customers were reduced to equal the rates charged to KPL customers, Western would suffer a $171 million revenue reduction. Thus, even if the KCC follows the suggestion of its staff and the entire $105 million annual rate reduction is applied to KGE customers, Western would still face a rate disparity of approximately $65 million per year. Given these facts, the Board questions Western's commitment to sharing prospective merger savings with KCPL customers. In addition, the Board believes that Western will have to address the rate disparity by lowering rates for its KGE customers, and the Board does not believe that revenues from KCPL customers should be used to subsidize a rate reduction for KGE customers.



       -


        RECENTLY, WESTERN BEGAN THE 40-YEAR AMORTIZATION OF THE ACQUISITION PREMIUM FOR KGE OF APPROXIMATELY $20 MILLION ANNUALLY.



           As a result of the KGE acquisition, Western must amortize the $801 million acquisition premium at the rate of approximately $20 million per year over a period of forty years, only a portion of which will be recovered in rates. This significant, ongoing and long-term burden is a liability that the Board does not believe KCPL shareholders and ratepayers should be forced to share.



       -


        A COMBINATION OF KCPL AND WESTERN WOULD CONCENTRATE RISK.



           A combined KCPL/Western entity would own 94% of the Wolf Creek nuclear plant, concentrating a significant amount of capital and risk in a single asset. The Board believes that it would be preferable to avoid additional concentration of risk in Wolf Creek. In contrast, a KCPL/UtiliCorp entity would own only 47% of Wolf Creek.



       -A  COMBINED KCPL/UTILICORP ENTITY WOULD  BE BETTER POSITIONED TO COMPETE
        IN A DEREGULATED MARKET.



           A merger with UtiliCorp provides KCPL with access to new markets in several states and foreign countries, diversifies KCPL's risks by providing entry into nonregulated energy related businesses, and provides KCPL with the competitive advantages of UtiliCorp's successful brand name, EnergyOne. A merger with Western would provide KCPL with none of these immediate advantages. UtiliCorp is much better positioned than Western to compete in a deregulated utility market.



       -WESTERN'S  SYNERGIES  CLAIMS ARE  UNREALISTIC  AND WESTERN  WILL  NOT BE
        ALLOWED TO RETAIN 70% OF THE SAVINGS RESULTING FROM A MERGER WITH KCPL.



           The Board believes, based on a review of Western's synergies analysis, that Western has significantly overestimated the amount of savings that would result from a KCPL/Western combination. Furthermore, Western's assumption in its KCC filings that it will be allowed to retain 70% of the savings resulting from a merger with KCPL is inconsistent with applicable precedent. The KCC, in its order authorizing the merger of KGE and Western's predecessor, Kansas Power and Light Co., required merger savings (over and above an acquisition adjustment that is inapplicable here) to be shared equally between shareholders and customers. In addition, the staff of the Missouri Public Service Commission, in the pending Union Electric/ CIPSCO merger, is recommending an equal sharing of merger savings between shareholders and customers. As you know, Western will need the approval of both of these regulatory agencies for any merger with KCPL. In light of these precedents, it appears unrealistic to assume that Western will be able to keep 70% of merger savings.



           As a result of the Board's conclusion that Western will not realize its forecasted amount of sav- ings, and the Board's belief that Western will not be able to retain its expected portion of whatever savings it does realize, the Board does not believe that Western's financial forecasts are credible.



       -WESTERN'S "NO LAYOFFS" PROMISE IS NOT CREDIBLE.



           Western has stated that no layoffs would result from its proposal. However, the synergy analysis filed by Western with the KCC stated that 531 employee positions would be eliminated and assumed that all resulting savings would be available by January 1, 1998. In light of Western's admission in its proxy materials that a hostile transaction could not be completed until the end of 1997, the Board does not believe that Western could achieve those 531 "reductions" without laying off KCPL employees.



                                        *  *  *



           The proposed Western transaction would require our shareholders to exchange their KCPL stock, not for cash, but for Western stock. The value of such Western shares is therefore very much at issue. For the reasons stated in this letter, among others, we have significant doubts about Western's business prospects and believe that Western's earnings will not be sufficient to sustain, let alone grow, dividends. Accordingly, we firmly believe that the proposed Western transaction, in which KCPL shareholders would receive shares of Western stock, is not in the best interests of our shareholders and we reject it. Moreover, we have concluded in view of the factors enumerated in this letter and our conclusions regarding the Western proposal and the value of the Western shares, that it would serve no purpose to meet with you.



           You have made many promises that we do not believe Western will be able to keep. Your dividend promises are contingent on unrealistic earnings forecasts that are undermined by inflated merger savings and the likelihood that the KCC will impose significant rate reductions on Western. Your rate reduction promises ring hollow, because your customers are still waiting for tens of millions of dollars of rate reductions that should have resulted from the acquisition of KGE. Your promise that no employees will be laid off is in conflict with your KCC filings. We do not intend to risk the future of our company and its customers, employees, shareholders and other constituencies on your hollow promises.



           Western faces serious problems relating to the impending rate reduction and rate disparity issues discussed above. These problems need to be resolved by Western's management and Board of Directors, and the consequences of your actions should be borne by your customers and your shareholders alone. Our Board will not permit Western to solve its internal business problems by merging with KCPL.



                                          Sincerely,
                                          /s/ A. Drue Jennings
                                          A. Drue Jennings

REASONS FOR THE MERGERS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
    In considering the recommendations of the KCPL Board and the UCU Board with respect to the Mergers, stockholders should be aware that certain members of KCPL's and UCU's management and Boards of Directors have certain interests in the Mergers that are in addition to the interests of stockholders of KCPL and UCU generally. See "THE MERGERS -- Conflicts of Interest," "-- Certain Arrangements Regarding the Directors and Management of Newco," "-- Employment Agreements" and "-- Employee Plans and Severance Agreements."

    KCPL.   The KCPL Board  believes that the terms of  the Mergers are fair to, and in the best interests of, KCPL, its shareholders, its employees and its customers. Accordingly, the KCPL Board, by a unanimous vote, has approved the Merger Agreement and the Mergers and recommends that the holders of KCPL Common Stock approve the Share Issuance. The KCPL Board believes that the electric utility industry will undergo tremendous upheaval in the wake of deregulation. As barriers to the mergers of utilities come down, the utility industry will come to more closely resemble other industries where competition is intense and only the strongest companies succeed. The KCPL Board is convinced that in order to succeed in such a market, KCPL must be a customer focused, low cost energy supplier with diversified assets and the financial resources to leverage its strengths. The KCPL Board believes that the Mergers will allow KCPL to achieve these goals, and that this unique opportunity for KCPL and UCU to merge provides unusual opportunities for KCPL shareholders to participate in the growth of the combined company. This growth will derive from operating efficiencies obtained from economies of scale; the more efficient use of the current investments in generating and transmission capacity and advanced information systems; improved opportunities for cost reductions; revenue enhancements made possible by the combination of KCPL and UCU (see "-- Enhancement of Financial Performance" below); domestic market diversification, due to UCU's presence in eight different states, leading to reduced risk; international market diversification, due to UCU's presence in five foreign countries, both reducing risk and affording unusual growth opportunities; the addition of natural gas to the products and services offered to customers and the potential for attracting new customers through the offering of such additional service; and the long-term financial capability of a larger company. In the judgment of the KCPL Board, these factors combine to offer shareholders improved opportunities for earnings and dividend growth and an enhanced ability to manage risk in the uncertain environment created by the changing utility market.

    In reaching this conclusion, the KCPL Board considered: (i) the prospective financial strength of each company individually and the benefits of combination discussed above, particularly in light of the KCPL Board's familiarity with and review of KCPL's business, operations, financial condition and earnings on both an historical and prospective basis, and the KCPL Board's belief that the strategic alliance with UCU will provide opportunities to achieve benefits for KCPL's shareholders and customers that would not be available if KCPL and UCU remained as separate enterprises; (ii) current industry, economic and market conditions which encourage consolidation to reduce risk and create new avenues for earnings growth as discussed under "THE MERGERS -- Background of the Mergers" above; (iii) KCPL's estimated cost savings resulting from the Mergers, which the KCPL Board believes to be credible and achievable, and the effect of such savings on the competitive position of Maxim; (iv) the enhanced access to capital that Maxim would enjoy due to the size of the combined company; (v) UCU's experience in energy related non-regulated businesses; (vi) the proposed structure of the transaction and the terms of the Merger Agreement and other documents to be executed in connection with the Mergers which provide for reciprocal representations and warranties, conditions to closing and rights to termination, and balanced rights and obligations; (vii) that the Mergers are expected to be treated as a tax-free reorganization and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings which would result from the creation and amortization of goodwill under purchase accounting); (viii) the expected benefits of the Mergers discussed below under "-- Expected Benefits of the Mergers"; (ix) the Exchange Ratio in the Mergers as compared to the exchange ratios in the Original Merger and the increase in value to KCPL shareholders in the Mergers as compared to the Original Merger, which increase in value is due to an increase in the percentage interest held in the combined company by KCPL shareholders from 55% to 57%;

(x) that approval of the Share Issuance requires the affirmative vote of the holders of a majority of the shares of KCPL Common Stock voting thereon as compared to the Original Merger which required the favorable vote of two-thirds of the outstanding shares of KCPL Common Stock, that this change increased the likelihood of consummation of the combination by eliminating the power of a minority of KCPL shareholders to effectively veto what the majority approve, and that Western Resources would likely commence litigation challenging this aspect of the Merger Agreement (which latter consideration led the KCPL Board to deem it advisable to commence litigation seeking declaratory judgments concerning the legality of the Merger Agreement and its adoption. See "THE MERGERS -- Certain Litigation."); and (xi) the written opinion of Merrill Lynch to the effect that the Exchange Ratio is fair to holders of KCPL Common Stock (other than UCU and its affiliates) from a financial point of view. In that regard, management of KCPL has advised Merrill Lynch that it believes there are significant contingencies and uncertainties associated with the Proposed Western Resources Offer (collectively with the Western Resources' related proxy statement dated May 3, 1996, the "WR Proposal") due to the speculative nature of certain assumptions made by Western Resources in the WR Proposal relating to Western Resources' ability to achieve and retain certain estimated aggregate cost savings, and the likelihood of substantially greater rate reductions affecting Western Resources in a pending rate proceeding than those assumed by Western Resources. Management of KCPL has also advised Merrill Lynch that it believes that the WR Proposal is not consistent with the strategic objectives of KCPL. In view of the foregoing, Merrill Lynch was not asked by the KCPL Board to consider, and Merrill Lynch did not consider, the WR Proposal in arriving at its opinion. In determining that the Mergers are fair to and in the best interests of its shareholders, the KCPL Board considered the above facts as a whole and did not assign specific or relative weights to them.



    In making its recommendation in favor of the Mergers, the KCPL Board considered the Proposed Western Resources Offer as amended to reflect the terms of the June 17 Announcement but determined to proceed with the Mergers because of the benefits of a transaction with UCU to KCPL's shareholders, customers and employees and the Kansas City area. The KCPL Board also considered certain additional factors concerning the Proposed Western Resources Offer as amended to reflect the terms of the June 17 Announcement, including: (i) the incompatibility between (x) the KCPL Board's desired strategy of diversifying risk by entering into new markets and unregulated businesses through a merger with UCU, and (y) the concentrated risk and lack of diversification that would result from a KCPL/Western Resources combined company, which would operate in relatively uniform climatic, geographic and regulatory markets, and which would concentrate a substantial amount of capital and risk in the Wolf Creek nuclear power facility; (ii) the likelihood that the Kansas State Corporation Commission (the "Kansas Commission") would impose rate reductions on Western Resources in excess of the $8.7 million requested by Western Resources, which concern was recently exacerbated by the recommendation of the staff of the Kansas Commission that Western Resources' rates be reduced by $105 million; (iii) the KCPL Board's belief, based on a review of Western Resources synergy analysis, that Western Resources significantly overestimated the amount of savings that would result from a KCPL/Western Resources combination; (iv) the KCPL Board's belief that Western Resources would not be able to retain 70% of the merger related savings due to (x) the Kansas Commission's stated desire for an equal sharing of benefits between utilities and their customers, which desire is evidenced in the order approving the merger of Western Resources' predecessor, Kansas Power and Light Co. ("KPL"), and Kansas Gas and Electric Company ("KGE") and (y) the fact that in the pending Union Electric/CIPSCO merger, the staff of the Missouri Public Service Commission is recommending an equal sharing of merger savings between shareholders and customers; (v) the fact that Western Resources is under an order from the Kansas Commission to amortize an acquisition adjustment of approximately $800 million incurred in connection with the merger of KPL and KGE over a forty-year period commencing August 1995; (vi) the condition to the Proposed Western Resources Offer that 90% of the outstanding shares of KCPL Common Stock must be tendered, and the KCPL Board's belief that such a high threshold would not be met; (vii) the fact that the Proposed Western Resources Offer is conditioned on the availability of the pooling of interests method of accounting, when the Proposed Western Resources Offer would permit the exercise of certain stock appreciation rights held by KCPL officers that would cancel related stock options and allow the holders to receive cash payments for securities that are essentially the same as common stock, which would violate paragraph 47b of APB Opinion No. 16 of the Accounting Principles Board and thereby prohibit using the pooling of interests method of accounting; (viii) the fact that Western Resources stated that no layoffs would result from the Proposed Western Resources Offer, while the synergy analysis filed by Western Resources with the Kansas Commission stated that 531 employee positions would be eliminated and assumed that all resulting savings would be available by January 1, 1998; (ix) the disparity among rates charged to customers of Western Resources, and the negative impact upon Western Resources and current KCPL customers of any efforts to address such disparity; (x) the KCPL Board's doubts regarding Western Resources' commitment to Kansas City charities and Kansas City community development efforts; and (xi) the validity of certain assumptions to be contained in the opinions of Western Resources' tax counsel regarding whether or not the Proposed Western Resources Offer would be treated as a tax-free transaction to KCPL shareholders, and the adverse affect on KCPL shareholders if a merger of KCPL and Western Resources constituted a taxable transaction. As a result of the KCPL Board's consideration of factors (ii), (iii) and (iv) above, the KCPL Board discounted the nominal value of Western Resources' various offers because of the significant contingencies and uncertainties surrounding Western Resources' financial forecasts. In particular, as discussed in clause (ii) above, the KCPL Board believes that the Kansas Commission will impose rate reductions on Western Resources in excess of the $8.7 million requested by Western Resources, as evidenced by the recommendation of the Kansas Commission's staff that Western Resources' rates be reduced by $105 million. If the $105 million rate reduction is implemented, then virtually all of Western Resources' projected earnings for 1998 (as reported in the Western Resources materials distributed to analysts on June 17, 1996, but as adjusted for the rate decrease recommended by the Kansas Commission staff) will be required to pay the dividends promised to KCPL shareholders. Even if the Kansas Commission orders a rate decrease of only $80 million, approximately three-fourths of the staff's recommendation, over 90% of Western Resources' projected earnings for 1998 could be required to make the promised dividend payments. As discussed in clauses
(iii) and (iv) above, the KCPL Board further believes that Western Resources has significantly overestimated the amount of merger savings that it could realize and significantly underestimated the amount of any realized savings that regulatory authorities would require Western Resources to share with its customers.


    THE KCPL BOARD, BY A UNANIMOUS VOTE, HAS APPROVED THE MERGER AGREEMENT, THE MERGERS AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, KCPL'S SHAREHOLDERS. THE KCPL BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE SHARE ISSUANCE, FOR APPROVAL OF THE MAXIM STOCK INCENTIVE PLAN AND FOR APPROVAL OF THE MAXIM MIC PLAN.

    UCU. The UCU Board believes that the terms of the Mergers are fair to, and in the best interests of, UCU and its stockholders and customers. Accordingly, the UCU Board, by a unanimous vote of the directors, has adopted the Merger Agreement and recommends both approval of the Merger Agreement and of the UCU Merger by the stockholders of UCU. The UCU Board believes that the Mergers will provide opportunities to achieve benefits for its stockholders and customers that would not be available if UCU and KCPL were to remain as separate enterprises and that, as a result of the combination of UCU's and KCPL's common stock equity, management, personnel and technical expertise, Maxim will be a company with great financial strength and will be able to compete more effectively in both its regulated and unregulated markets. The UCU Board believes that the Mergers will allow UCU stockholders to benefit from the financial stability of KCPL and its low-cost, efficient manner of operations. This, in turn, will give Maxim increased flexibility and leverage in financing. In reaching its conclusions, the UCU Board considered the financial performance, condition, business operations and prospects of each of UCU and KCPL and that, on a combined basis, the companies will likely have greater financial stability and strength as a result of the participation in the combined economic climate and growth of UCU and KCPL, the inherent increase in scale economies, the market diversification resulting from the combination and the impact of the potential operation efficiencies and other synergies. As a result, the UCU Board believed that the Mergers would provide opportunities to achieve benefits for UCU stockholders that would be greater than those available if UCU remained a separate entity. The UCU Board also based its conclusions on its belief that current industry, economic and market conditions will constrain the ability of public utility companies to increase earnings through additions to rate base, which as discussed above (see "THE MERGERS -- Background of the Mergers"), indicates utilities should strongly consider consolidation to reduce and diversify risk, to create new avenues for earnings growth, and to create greater efficiencies and abilities to control costs. The UCU Board also considered (i) the access the combined company will have to the resources of Maxim in diversifying its operations to counteract increased competition in the utility industry; (ii) the proposed structure of the transaction as a merger of equals; (iii) that the proposed structure of the transaction is expected to be treated as a tax-free reorganization and to be accounted for as a pooling-of-interests transaction (which avoids the reduction in earnings which would result from the creation and amortization of goodwill under purchase accounting); (iv) the written opinion of DLJ, dated May 19, 1996, that, subject to the assumptions made, matters considered and limits of the review undertaken as set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to holders of UCU Common Stock; (v) the proposed terms of the Merger Agreement; and (vi) the other expected benefits of the Mergers discussed below. In determining that the Mergers are fair to and in the best interests of its stockholders, the UCU Board considered the above facts as a whole and did not assign specific or relative weights to them.

    THE UCU BOARD HAS UNANIMOUSLY APPROVED OF THE MERGER AGREEMENT, THE UCU MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY AND BELIEVES THAT THE TERMS OF THE MERGERS ARE FAIR TO, AND IN THE BEST INTERESTS OF, UCU'S STOCKHOLDERS. THE UCU BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE UCU MERGER.

    EXPECTED BENEFITS OF THE MERGERS.   The Board of  Directors of each of  KCPL
and UCU believe that the expected benefits of the Mergers will include:

    -Diversification -- The Mergers will result in the increased ability of KCPL and UCU to diversify their existing operations through acquisitions of primarily energy related, non-regulated assets or entities, development and marketing of new products and use of new technology, thereby assisting Maxim in counteracting potential decreases in revenue caused by increased competition in the utility industry.

    -Customer Service -- Maxim will rapidly be able to develop and deploy innovative customer services, especially those using advanced information technology. These services will reach a wider customer base than would be possible with each company operating alone.

    -Strategic Acquisitions -- The Mergers will provide a larger and more stable platform from which to acquire properties that mesh with the strategic intent of the combined enterprise.

    -Coordination of Dispatch -- The coordination of the dispatch of Maxim's electric generating units and transmission facilities should permit more efficient utilization of Maxim's resources to meet the combined system's requirements and provide continued low-cost energy to Maxim's customers.

    -Increased Purchasing Coordination -- The coordination of purchases of products including fuel, electric energy and natural gas should enable Maxim to lower costs of such items through economies of scale and increased bargaining strength and should contribute to more efficient inventory management.

    -Management of Price Increases -- The operating cost savings resulting from the Mergers will allow Maxim to hold future electric rate increases below what would otherwise be necessary for the individual utilities, thus maintaining the cost advantage currently enjoyed by customers of KCPL and UCU.

    -Generation Planning Benefits -- Due to the greater size and diversity of electric generating units which will result from combining the KCPL and UCU systems, Maxim can achieve the same level of reliability for the combined system with a lower reserve margin than that currently employed by either KCPL or UCU. Future generation planning should benefit Maxim by improving the existing ability of KCPL and UCU to satisfy customer demand load by lowering reserve requirements, diversifying periods of peak customer demands and optimizing base-load plant usage. In addition, the Mergers will permit the two utilities to reduce the consequences of the loss of a major base-load power plant. Major extended outages can be very costly both to utilities and to their customers. Protection against such costs include backup capacity and provisions for alternative base-load sources. The risk to any one utility of having problems at any one facility may also be mitigated through coordinated system planning and scheduling of power plant maintenance in a large pool of base-load generating units.

    -Peak Demand Reduction Efforts -- As members of a coordinated system, KCPL and UCU will be able to share their expertise in demand-side management techniques. Demand-side management includes the reduction of peak loads of customers through pricing, energy efficiency programs and other load management programs.

    -Deferral of Capital Investments -- It is anticipated that Maxim will be able to eliminate or defer certain capital investments that KCPL and UCU otherwise would have to make as separate entities. These include the deferral or elimination of planned peaking capacity additions and the deferral of planned base-load capacity additions in the early 2000s.

    -Operations and Maintenance Activities -- The coordinated allocation of manpower, equipment, technology and other resources should result in benefits to customers of the two utilities. Sharing of stored inventory and other materials should be attainable and may result in reduced costs to both utilities.

    -Expanded  Management Resources -- In combination, KCPL and UCU will be able to draw on a larger and more diverse mid- and senior-level management pool to lead the combined Maxim forward in an increasingly competitive environment for the delivery of energy.

    -Increased Size and Stability -- As a larger entity, Maxim will have a more diverse generating, transmission and customer base. In addition, Maxim will have a larger asset base than either KCPL or UCU, enhancing its access to capital markets.

    -Economic Development Efforts -- A larger, more diverse service territory and competitive rates should broaden the range of opportunities KCPL and UCU can offer existing and potential customers, making the combined service area more attractive to business and helping to stimulate economic growth in the region.

    -Reduced  Administrative  Costs --  It is  anticipated that  as a  result of combining staff functions, within several years, Maxim will need approximately 200 fewer employees than KCPL and UCU would need without the Mergers. These work force reductions will be accomplished, as much as possible, through restrictions on hirings (which are currently in effect at both companies), attrition and voluntary early retirement. In addition, some savings in areas such as insurance, regulatory costs and auditing and consulting fees should be realizable.

    -Community Involvement -- Maxim will be a stronger partner in the economic development efforts of the communities KCPL and UCU now serve. The philanthropic and volunteer programs currently maintained by the two companies will be continued with the enhanced resources of the combined entity. Moreover, Maxim's substantial customer base will give it a stronger voice in national policy debates on issues affecting the region.

CERTAIN FORWARD-LOOKING INFORMATION

    This Joint Proxy Statement/Prospectus contains certain forward-looking information including information provided under the captions "-- Synergies from the Mergers," "-- Additional Operational Benefits," and "-- Enhancement of Financial Performance." The Private Securities Litigation Reform Act of 1995 provides a new "safe harbor" for forward-looking information to encourage companies to provide prospective information about their companies without fear of litigation so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. KCPL and UCU identify the following important factors which could cause KCPL's, UCU's and Maxim's actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted by KCPL, UCU or Maxim in forward-looking information. All of such factors are difficult to predict and many of which are beyond the control of KCPL and UCU. Accordingly, while KCPL and UCU believe that the assumptions underlying the forward-looking information are reasonable for purposes of the development of estimates of revenue enhancements and cost savings, there can be no assurances that such assumptions will approximate actual experience or that all such revenue enhancements and cost savings will be realized, and in such event, actual results could differ materially from the predictions herein. These important factors include: (a) future economic conditions in the regional, national and international markets in which KCPL and UCU compete; (b) state, federal and foreign regulation, including limitations on the amount of synergies Maxim will be able to keep and possible additional reductions in regulated gas and electric rates; (c) weather conditions; (d) financial market conditions, including, but not limited to, changes in interest rates; (e) inflation rates;
(f) changing competition, including, but not limited to, the deregulation of the United States electric utility industry, and the entry of new competitors; (g) the ability to carry out marketing and sales plans; (h) the ability to eliminate duplicative administrative functions; (i) the ability to achieve generation planning goals and the occurrence of unplanned generation outages; (j) the ability to defer or eliminate certain capital investments which KCPL and UCU would have to make as separate companies; (k) the ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses; and (l) adverse changes in applicable laws, regulations or rules governing environmental, tax or accounting matters.

SYNERGIES FROM THE MERGERS

    KCPL and UCU have jointly identified a number of synergies related to the Mergers which their managements believe can be achieved. KCPL and UCU anticipate that a portion of these savings from regulated operations will be allocated to their ratepayers by state regulatory authorities in the various states in which Maxim will conduct business. The companies retained Ernst & Young in 1995 to assist in identifying, for their regulatory filings, the synergies relating to combining the regulated utility operations pursuant to the Original Merger. The Ernst & Young report, dated March 29, 1996, which identified potential synergies of $636 million, was filed with the FERC on March 29, 1996 and complies with the filing requirements of the FERC. The Ernst & Young synergies amount is consistent with the Joint Proxy Statement/Prospectus, dated April 4, 1996, relating to the Original Merger. In addition, the companies have identified other operational efficiencies in both regulated and non-regulated segments which are discussed below under the captions "-- Additional Operational Benefits" and "-- Enhancement of Financial Performance." This section and the sections captioned "-- Additional Operational Benefits" and "-- Enhancement of Financial Performance" include certain forward-looking information and should be read in conjunction with the "Certain Forward-Looking Information" section above.

                     SUMMARY OF KCPL/UCU SYNERGIES BY AREA

                                                            SAVINGS IN MILLIONS OF DOLLARS FOR EACH YEAR FOLLOWING THE
                                                                                      MERGERS
                                               FTES
MEGA PROCESS      PROCESS/FUNCTION          REDUCTIONS   1ST   2ND   3RD   4TH   5TH   6TH   7TH   8TH   9TH   10TH  TOTAL
                                            ALL YEARS                                                                (1)(3)
                                               (2)
Generate Energy   Fuel Procurement               1       0.2   0.3   0.4   0.4   0.4   0.4   0.4   0.4   0.4   0.5    3.8
                  System Generation             --       4.0   5.2   6.8  12.7  28.1  42.5  43.8  39.9  43.3  42.2  268.5
                  Generation Processes          41       2.2   3.7   4.0   4.3   4.5   4.6   4.7   4.8   5.0   5.1   42.9

Distribute and    Transmission                  11       0.3   0.4   1.9   2.0   2.2   2.0   1.8   1.3   1.7   1.8   15.4
Transport Energy  Distribution                  22       0.4   0.3   1.3   1.6   1.8   2.0   2.1   2.3   2.4   2.5   16.7

Serve Customers   Customer Service               8      (0.5) (0.2)  0.2   0.5   0.7   0.7   0.7   0.7   0.8   0.8    4.4

Purchasing/       Purchasing & Materials
Materials and     Management                    35       0.9   3.5   4.1   4.5   5.0   5.5   6.0   6.5   7.1   7.7   50.8
Facilities        Fleet & Facilities            --       1.8   2.6   3.1   2.5   3.1   3.1   3.2   3.3   3.5   3.6   29.8

Information       Enterprise Support             4       4.8   5.9   5.5   5.3   5.0   4.1   4.4   4.1   3.8   3.5   46.4
Technology        CIS                           10       2.0   2.7   3.3   1.6   1.5   1.3   1.2   1.0   0.9   0.7   16.2
                  Data Center
                  Consolidation                 19       0.0   1.4   3.3   3.6   3.8   3.9   4.0   4.2   4.3   4.5   33.0
                  Other IT Issues               12       0.5   0.9   0.7   1.2   1.4   1.5   1.7   1.8   1.8   1.8   13.3

Executive and     Support Function
Administrative    Financial Labor               50       0.1   1.1   2.7   3.8   4.1   4.3   4.5   4.8   4.9   5.2   35.4
Support           Support Function
                  Nonfinancial Labor            25       0.1   0.6   1.0   1.5   1.8   2.0   2.2   2.3   2.5   2.6   16.4
                  Support-Related
                  Financial Expenditures        --       1.7   2.0   2.3   2.4   2.5   2.6   2.7   2.8   2.9   3.0   24.9
                  Support-Related
                  Nonfinancial
                  Expenditures                  --       0.7   1.0   1.7   1.7   1.8   2.1   2.2   2.3   2.4   2.4   18.3

                  Total Synergies(1)(3)        238      19.2  31.3  42.3  49.6  67.7  82.6  85.6  82.4  87.7  87.9  636.3

     (1) Numbers may not add due to rounding
     (2) FTEs mean Full-Time Equivalent employees
     (3) Excludes transaction costs

MATERIAL ASSUMPTIONS UNDERLYING COST SAVINGS FROM SYNERGIES

    The material assumptions for the cost savings which are anticipated to be realized from the Mergers are as follows:

    - All synergies discussed below are estimated for a 10-year period.

    - In calculating synergies by year, an inflation rate of 3.5% was assumed for the 10-year period.

    - All synergies outlined below represent approximate amounts.

    - No synergies were evaluated which relate to non-regulated businesses.

    - Labor cost estimates are based on an analysis of nine labor categories: executive, management, professional, clerk, plant operator, supervisors, craft labor, customer service supervisors and associates.

    - Position reductions (which, together with avoided hires, are shown on the above chart as reductions in Full-Time Equivalent employees ("FTEs")) are expected to occur over a 10-year period. The managements of KCPL and UCU believe, based on historical attrition patterns at KCPL and UCU, that such reductions should be attained entirely through attrition and avoided hires.

    - All existing cost savings initiatives are excluded from the synergies report.

    - In the discussion below, fixed charges represent the annual carrying costs of avoided capital projects. Carrying costs include depreciation, taxes other than income taxes, and interest.

    - Avoided capital costs are incurred on June 30, while FTE reductions are implemented on January 1.

    The discussion below provides a brief description of the synergy savings by category as detailed in the table above which is derived from the Ernst & Young report and is limited to the material synergy areas with smaller synergies aggregated in a category total. The major captions below correspond to the above chart.

GENERATE ENERGY

    FUEL PROCUREMENT -- Expected savings of $3.8 million result from reductions in fuel procurement, labor and reduced inventory balances.

    SYSTEM GENERATION -- Combined dispatch of system generation results in fuel and variable operation and maintenance costs ("O&M") savings which are anticipated to be $107.4 million. Construction of less expensive generation capacity enabled by the Mergers could result in reductions of plant capital and O&M charges. These reductions are expected to include $88.6 million of fixed charges and $72.5 million of O&M savings.

    GENERATION PROCESS -- Consolidation of the system operations should result in estimated labor savings of $30.5 million. Operation of one energy management system should reduce costs by an estimated $3.8 million. Avoiding maintenance contract costs by using KCPL crews at UCU's Sibley plant is anticipated to save $6.0 million. Other synergies were estimated that total $2.6 million.

DISTRIBUTE AND TRANSPORT ENERGY

    TRANSMISSION -- Delay or avoidance of the construction of redundant transmission lines and substations and the avoided purchase of parts and equipment resulting from the Mergers is anticipated to save $8.7 million in fixed charges. Consolidation of transmission staffing is anticipated to save $6.7 million.

    DISTRIBUTION -- Delay or elimination of redundant distribution system capital projects should reduce fixed charges by $3.1 million. Merging of distribution, engineering, planning, and design functions should save an estimated $3.4 million in staffing costs. Combining dispatching efforts should reduce labor costs by $5.9 million and fixed charges by an estimated $3.2 million, the latter related to the avoidance of certain systems. Other potential synergies were identified that total $1.1 million.

SERVE CUSTOMERS

    CUSTOMER SERVICE -- Anticipated savings of $3.1 million should result from consolidating customer call centers. Other potential synergies were identified that total $1.3 million.

PURCHASING/MATERIALS MANAGEMENT

    PURCHASING AND MATERIALS MANAGEMENT -- Based on a sample of vendors' materials and services, discounts are expected to be obtained through supplier consolidation and leveraging the larger scale of purchases. These savings are estimated at $34.5 million. Labor savings of $14.6 million are anticipated from consolidating procurement and warehouse functions. Other synergies were estimated that total $1.7 million.

    FLEET AND FACILITIES -- Consolidation of headquarters' buildings, call centers and other facilities should result in estimated savings of $21.9 million. Estimated fleet maintenance savings of $5.5 million should be achieved by consolidating functions into existing internal functions. Other synergies were estimated that total $2.4 million.

INFORMATION TECHNOLOGY ("IT")

    ENTERPRISE SUPPORT -- Avoidance of the purchase of duplicate systems for financial support and certain transmission and distribution functions should result in anticipated savings for fixed charges of $36.0 million and $10.4 million of labor based O&M costs.

    CUSTOMER INFORMATION SYSTEM ("CIS") -- Both companies had plans to replace their CIS systems. Developing one system for both companies should save an estimated $15.2 million of fixed charges. Other synergies were estimated that total $1.0 million.

    DATA CENTER CONSOLIDATION -- The consolidation of computer data centers and the elimination of duplicate functions should save an estimated $33.0 million in labor and other costs.

    OTHER IT ISSUES -- Consolidating the telecommunication and technology activities of the two companies should save an anticipated $13.3 million of labor and other costs.

EXECUTIVE AND ADMINISTRATIVE SUPPORT

    SUPPORT FUNCTION FINANCIAL LABOR -- Labor reductions anticipated from the elimination of duplication in accounting, planning and budgeting, cash management, investor relations and internal audit should result in savings of $35.4 million.

    SUPPORT FUNCTION NONFINANCIAL LABOR -- Labor reductions anticipated from the elimination of duplication in human resources, rates and regulations, environmental, governmental relations, communications, and legal should result in savings of $16.4 million.

    SUPPORT-RELATED FINANCIAL EXPENDITURES -- Estimated synergies of $11.1 million should be achieved by combining activities such as lockbox processing and disbursements, lines of credit, transfer agents and meetings with analysts and large stockholders. Risk management expense is estimated to decrease by $7.3 million because of the elimination of duplicate coverage and reduced premiums for the combined companies. Other synergies related to accounting and tax advisory services are anticipated to save $6.5 million.

    SUPPORT-RELATED NONFINANCIAL EXPENDITURES -- Anticipated savings resulting from the elimination of duplicate legal and communication efforts should be $11.6 million and $3.4 million, respectively. Other synergies were estimated that total $3.3 million.

                           SUMMARY OF SYNERGY SAVINGS

                                                                                             AFTER THE MERGERS
                                                                                -------------------------------------------
                                                                                 1ST YR.    2ND YR.     3RD YR.    4TH YR.
                                                                                ---------  ----------  ---------  ---------
                                                                                  (In millions, except per share amounts)
                                                                                -------------------------------------------
Synergies savings.............................................................      $19.2      $31.3       $42.3      $49.6
Income taxes..................................................................       (7.5)     (12.2)      (16.5)     (19.3)
                                                                                ---------  ----------  ---------  ---------
Net synergies.................................................................      $11.7      $19.1       $25.8      $30.3
                                                                                ---------  ----------  ---------  ---------
                                                                                ---------  ----------  ---------  ---------
Synergies per share...........................................................       $.10       $.16        $.22       $.25
                                                                                ---------  ----------  ---------  ---------
                                                                                ---------  ----------  ---------  ---------
Average common shares outstanding.............................................      116.0      118.0       120.0      122.0
                                                                                ---------  ----------  ---------  ---------
                                                                                ---------  ----------  ---------  ---------

- ------------------------------
(1) The combined effective tax rate used is 39%.

(2) Weighted average shares reflect an anticipated issuance of 5.3 million shares of UCU Common Stock in 1996 and periodic issuances of Maxim Common Stock under various stock plans.

ADDITIONAL OPERATIONAL BENEFITS

    Subsequent to the announcement of the Original Merger, UCU and KCPL identified additional savings related to the Mergers utilizing the methodologies used by Ernst & Young's report. The additional savings are shown in the table below.

                   SUMMARY OF ADDITIONAL OPERATIONAL BENEFITS

                                                                                             AFTER THE MERGERS
                                                                                -------------------------------------------
                                                                                 1ST YR.    2ND YR.     3RD YR.    4TH YR.
                                                                                ---------  ----------  ---------  ---------
                                                                                  (In millions, except per share amounts)
                                                                                -------------------------------------------
Benefits before taxes.........................................................      $15.7      $15.4       $13.6      $11.8
Income taxes..................................................................       (6.1)      (6.0)       (5.3)      (4.6)
                                                                                ---------  ----------  ---------  ---------
Total.........................................................................       $9.6       $9.4        $8.3       $7.2
                                                                                ---------  ----------  ---------  ---------
                                                                                ---------  ----------  ---------  ---------
Benefits per share............................................................       $.08       $.08        $.07       $.06
                                                                                ---------  ----------  ---------  ---------
                                                                                ---------  ----------  ---------  ---------
Average common shares outstanding.............................................      116.0      118.0       120.0      122.0
                                                                                ---------  ----------  ---------  ---------
                                                                                ---------  ----------  ---------  ---------

- ------------------------------
(1) The combined effective tax rate used is 39%.

(2) Weighted average shares reflect an anticipated issuance of 5.3 million shares of UCU Common Stock in 1996 and periodic issuances of Maxim Common Stock under various stock plans.

    The combination of the Missouri and Kansas operations of KCPL and UCU is expected to produce benefits of approximately $8.5 million, declining to $4.6 million by the fourth year, in dispatch related pre-tax savings due to the substitution of low variable cost KCPL generated power for UCU supplies currently generated by UCU or purchased by UCU. In addition, benefits of approximately $1.3 million per year in production pre-tax savings at UCU's Sibley power station were identified from the introduction of KCPL low cost coal purchases as part of the fuel mix.

    A review of procurement savings related to the Mergers yields an expected pre-tax savings increment of $2.1 million per year in non-generating small item stock purchases and related carrying costs and in contractual services. This review also found approximately $1.3 million per year in pre-tax savings from combined purchases of technical information and an additional $2.5 million per year in pre-tax savings from the internalization of certain legal and regulatory services.

ENHANCEMENT OF FINANCIAL PERFORMANCE

    The Palmer Bellevue practice of Coopers & Lybrand Consulting assisted the managements of KCPL and UCU in their development of additional information relating to Maxim's ability to enhance its financial performance subsequent to the Mergers by facilitating discussions between KCPL and UCU and by reviewing the methodologies utilized in the development of the additional information.

    KCPL and UCU believe that their combination offers a substantial alignment of complementary capabilities for growth in a competitive energy and service market. There are valuable benefits identified below that arise from the combination of KCPL and UCU that stem from the rapidly developing international energy markets, the expansion of gas and electric marketing in an open access environment and the offering of new products and services to a combined customer base.

    UCU believes that it brings entrepreneurial experience as illustrated by carrying out a ten-fold expansion of revenues over the past ten years through foreign and domestic utility acquisitions, independent power investment and energy marketing ventures. KCPL believes that it is recognized for its financial strength and management practices which have resulted in low cost generation and superior performance. The combination of these capabilities should position Maxim for sustained expansion in a competitive energy market. The table below shows the expected benefits of the enhancements broken into three categories with a discussion of each category following the table.

                  SUMMARY OF FINANCIAL PERFORMANCE ENHANCEMENT

                                                                                      AFTER THE MERGERS
                                                                          ------------------------------------------
                                                                           1ST YR.    2ND YR.    3RD YR.    4TH YR.
                                                                          ---------  ---------  ---------  ---------
                                                                           (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
International...........................................................      $22.0      $16.4      $30.2      $29.5
Energy marketing........................................................        7.2       10.9        7.7        9.7
New products............................................................        9.3       20.8       31.5       48.8
                                                                          ---------  ---------  ---------  ---------
Benefits before taxes...................................................       38.5       48.1       69.4       88.0
Income taxes............................................................      (15.0)     (18.8)     (27.1)     (34.3)
                                                                          ---------  ---------  ---------  ---------
  Total.................................................................      $23.5      $29.3      $42.3      $53.7
                                                                          ---------  ---------  ---------  ---------
Benefits per share......................................................      $0.20      $0.25      $0.35      $0.44
                                                                          ---------  ---------  ---------  ---------
Average common shares outstanding.......................................      116.0      118.0      120.0      122.0
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

- ------------------------------
(1)  The combined effective tax rate used is 39%.

(2) Weighted average shares reflects an anticipated issuance of 5.3 million shares of UCU Common Stock in 1996 and periodic issuances of Maxim Common Stock under various stock plans.

INTERNATIONAL

    Rapidly developing overseas opportunities in utility acquisitions and privatizations as well as in power plant development will be a strategic focal point for Maxim. Maxim will be well positioned to compete for these projects because of the financial foundation and operating capabilities resulting from the Mergers. It is anticipated that Maxim will be able to combine UCU's investment and operating experience in existing English-speaking utility markets with KCPL's involvement in the small power production market in China and KCPL's in-depth technical and operational expertise and financial strength.

    UCU has begun to refocus its gas marketing business in the United Kingdom to reduce gas supply costs in anticipation of a fully open retail market in 1997. The financial strength of KCPL should allow the United Kingdom gas marketing and trading operation to take expanded positions and grow in the de-regulating United Kingdom gas market.

    UCU currently has investments in electric distribution businesses in Australia and New Zealand. KCPL and UCU intend to apply their operational and technical skills and ability to access markets to these businesses. This is expected to result in greater efficiencies and market share.

    Anticipated improvements in operational efficiencies from these investments are expected to produce incremental pre-tax income which ranges between approximately $16.4 million and $30.2 million over the four-year period after the Mergers.

ENERGY MARKETING

    The combination of KCPL's low variable cost regional wholesale position and financial strength coupled with UCU's pioneer status in gas and electric marketing is expected to provide growth opportunities in the power market. This plan is consistent with the new conditions represented by the April 24, 1996 issuance by the FERC of the electric open access Orders 888 and 889 and with the potential for gas marketing within the KCPL electric service territory.

    AGP, a subsidiary of Aquila and an indirect subsidiary of UCU, recently reported to stockholders that in 1995 it set company records for natural gas throughput, volumes of extracted natural gas liquids, total operating wells connected and operated miles of pipeline. AGP built two new strategic pipelines in 1995 to facilitate the company's processing plants on the Southeast Texas Pipeline System. This investment effectively doubles the capacity of AGP's system.

    The increased focus on gas and electric trading opportunities is expected to produce pre-tax income which ranges between approximately $3.3 million and $6.6 million over the four-year period. In addition, an investment in increased throughput capacity for AGP's Texas intra-state pipeline system is anticipated to produce pre-tax earnings which range between $3.9 million and $4.7 million over the four-year period.

NEW PRODUCTS

    Both KCPL and UCU are focusing on expanding the relationship with the customer by offering value added services beyond the traditional delivery of electric and gas service. UCU's EnergyOne, the first nationally branded line of products and services for the electric and gas utility industry, seeks to provide a portfolio of value-added services and customer energy solutions. The EnergyOne concept and UCU's partnership with Novell, Inc., a national provider of network software, can be complemented by KCPL's experience in the widespread deployment of the CellNet wireless communication and customer premise communication technologies.

    UCU, in cooperation with KCPL, is currently developing an EnergyOne partnership program that leverages the complementary strengths of each company and the national brand recognition of EnergyOne. The financial strength and urban presence of KCPL coupled with the marketing acumen and rural market coverage by UCU provides an excellent foundation for achieving Maxim's goal of becoming an energy leader worldwide. The partnership will expand to include other energy companies as well as supply partners.

    The combination of these companies is expected to create enhanced opportunities and capabilities to provide customers with energy information and communications services, to better manage operational expenses, and to generate additional revenues from new products and services. These new products and services include electronic home security, appliance warranty service and leasing of utility fiber optic capacity for telecommunications.

    Pre-tax income from new products and services is expected to total approximately $7.0 million to $19.2 million over the four-year period while the EnergyOne partnership program is expected to contribute approximately $2.3 million in pre-tax earnings in the first year, growing to $29.6 million by year four.

CORPORATE GROWTH

    HISTORICAL -- Both UCU and KCPL have independently pursued strategies committed to continuing growth in earnings and stockholder value in both regulated and non-regulated business segments.

    UCU began its aggressive growth in 1983 with the formation of UtiliCorp United Inc. from its predecessor company Missouri Public Service Corporation. Since 1983 UCU has:

    - Acquired and merged with ten domestic electric and gas utilities, investing a total of $858 million;

    - Purchased interests in four international electric utilities, investing a total of $426 million;

    - Established UtilCo Group and invested $206 million in 17 independent power projects;

    - Established Aquila and invested $303 million in natural gas gathering and transportation assets.

    Over the period from 1985 to 1995, UCU has increased its Assets and Earnings Before Interest, Taxes, Depreciation and Amortization by 431% and 425% respectively while also delivering to its stockholders a total return (stock appreciation plus dividends) in excess of both the average for the S&P 500 and the utility industry peer group average.*

    UCU has also been an industry innovator in marketing and commodity trading. In 1995, UCU introduced the first national brand in the electric and gas utility industry. UCU's brand, EnergyOne, has been nationally recognized and has quickly achieved a high level of consumer awareness. UCU has built one of the industry's first national sales forces. Because of the success of the EnergyOne brand strategy, UCU now provides energy solutions to over 125 of the Fortune 500 companies in the United States.

    UCU has also been an industry innovator in the application of technology to the energy industry and to the solution of customer problems. UCU believes that its alliance with Novell, Inc. holds the promise of a new generation of information, comfort and security customer solutions. The two companies are actively working towards product introductions in 1997.

    KCPL has also delivered above market and peer-group average total returns to its shareholders* as a result of its focus on economic value added in its core business and carefully planned growth through investment in non-regulated segments.

    Over the past ten years, KCPL has significantly reduced its financial risk and increased its financial strength as indicated by its current A1 bond rating by Moody's Investors Service, its A+ bond rating by Duff & Phelps Credit Rating Company and its A bond rating by Standard & Poor's Corporation. Strong cash flow and interest rate management have allowed KCPL to reduce debt and reduce interest rates on existing debt which has resulted in one of the lowest average costs of debt in the electric utility industry.

    KCPL has focused its growth activities principally in non-regulated segments of the energy industry. In 1992, KCPL formed KLT, a non-regulated subsidiary. KLT invests in independent power projects, oil and gas reserves, utility-related technologies and services, and tax-advantaged investment opportunities. KLT has invested approximately $150 million since its inception in 1992.

MAXIM GROWTH STRATEGY
    The managements of both KCPL and UCU are committed to a strategy of continuing growth through investment in both the regulated and non-regulated segments of the energy business. Overall the goals of the growth strategy are to provide stockholders:

    - total returns above both peer group and broad market averages consistently and over an extended period of time;

    - an investment which carries below market-average risk (beta); and

    - an investment in a company which has a diversified base of energy-related businesses, without undue concentration in (i) fuel source, (ii) customer mix, or (iii) regulatory jurisdiction.

- ------------------------

* Source for the S&P 500 and utility industry peer group averages: WALL STREET JOURNAL Shareholder Scoreboard, February 29, 1996.

    In order to achieve these objectives the managements of KCPL and UCU intend for Maxim to continue to emphasize aggressive yet carefully planned growth through investment, acquisition and merger.

OPINION OF KCPL'S FINANCIAL ADVISOR
    On January 19, 1996, Merrill Lynch delivered its oral opinion, which opinion was subsequently confirmed in written opinions dated as of January 19, 1996 and April 4, 1996, to the KCPL Board to the effect that, as of such dates, and based upon the assumptions made, matters considered and limits of review, as set forth in such opinions, the Original KCPL Exchange Ratio was fair to holders of KCPL Common Stock (other than UCU and its affiliates) from a financial point of view.


    On May 20, 1996, Merrill Lynch delivered its oral opinion, which opinion was subsequently confirmed in written opinions dated as of May 20, 1996 and as of the date of this Joint Proxy Statement/Prospectus, to the KCPL Board to the effect that, as of such dates and based upon the assumptions made, matters considered and limits of review as set forth in such opinions, the Exchange Ratio is fair to holders of KCPL Common Stock (other than UCU and its affiliates) from a financial point of view. References herein to the "Merrill Lynch Opinion" refer to the written opinion of Merrill Lynch dated as of May 20, 1996. The Merrill Lynch opinion dated as of the date of this Joint Proxy Statement/Prospectus is substantially the same as the Merrill Lynch Opinion, except that the Merrill Lynch Opinion indicates that the KCPL Board did not ask Merrill Lynch to consider the WR Proposal and Merrill Lynch did not do so, and the Merrill Lynch opinion dated as of the date of this Joint Proxy Statement/Prospectus indicates that the KCPL Board did not ask Merrill Lynch to consider the Proposed Western Resources Offer as amended to reflect the terms contained in the June 17 Announcement and Merrill Lynch did not do so.



    A COPY OF THE MERRILL LYNCH OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS. KCPL SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE MERRILL LYNCH OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY KCPL SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE KCPL MEETING. THE SUMMARY OF THE MERRILL LYNCH OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, WHILE CONTAINING ALL MATERIAL ELEMENTS OF SUCH OPINION, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERRILL LYNCH OPINION DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, ATTACHED AS ANNEX B HERETO.


    In arriving at the Merrill Lynch  Opinion, Merrill Lynch among other  things
(i) reviewed KCPL's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995, and Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;
(ii) reviewed UCU's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995, and Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;
(iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of KCPL and UCU, furnished to Merrill Lynch by KCPL and UCU; (iv) conducted discussions with members of senior management of KCPL and UCU concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the combined companies following the Mergers; (v) reviewed the historical market prices and trading activity for KCPL Common Stock and UCU Common Stock and compared them with those of certain publicly traded companies deemed by Merrill Lynch to be reasonably similar to KCPL and UCU, respectively; (vi) compared the results of operations of KCPL and UCU with those of certain companies deemed by Merrill Lynch to be reasonably similar to KCPL and UCU, respectively; (vii) analyzed the relative valuation of KCPL Common Stock and UCU Common Stock using various valuation methodologies which Merrill Lynch deemed to be appropriate; (viii) considered the pro forma effect of the Merger on KCPL's capitalization ratios and earnings, dividends and book value per common share of KCPL Common Stock; (ix) reviewed the

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Merger  Agreement; and (x)  reviewed such other  financial studies and performed such other analyses and took into account such other matters deemed necessary by Merrill Lynch for purposes of rendering the Merrill Lynch Opinion.

    In preparing the Merrill Lynch Opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by KCPL and UCU, and did not independently verify such information or any underlying assumptions. Merrill Lynch did not undertake an independent appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of KCPL or UCU. Merrill Lynch also assumed that the financial forecasts furnished to it by KCPL and UCU were reasonably prepared in accordance with accepted industry practices and reflected the best currently available estimates and judgments of KCPL's and UCU's management, as the case may be, as to the expected future financial performance of KCPL and UCU, respectively, and as to the expected future projected outcomes of various legal, regulatory and other contingencies. Merrill Lynch also assumed that the Mergers will be free of Federal tax to KCPL, UCU, Sub and the respective holders of KCPL Common Stock and UCU Common Stock, and further assumed that the Mergers will be accounted for as a pooling of interests. The Merrill Lynch Opinion is based upon general economic, market, monetary and other conditions as they existed and could be evaluated, and the information made available to it, as of May 20, 1996.

    KCPL's management has advised Merrill Lynch that it believes there are significant contingencies and uncertainties associated with the WR Proposal due to the speculative nature of certain assumptions made by Western Resources in the WR Proposal relating to Western Resources' ability to achieve and retain certain estimated aggregate cost savings, and the likelihood of substantially greater rate reductions affecting Western Resources in a pending rate proceeding than those assumed by Western Resources. KCPL's management has also advised Merrill Lynch that it believes the WR Proposal is not consistent with KCPL's strategic objectives. In view of the foregoing, Merrill Lynch has not been asked by the KCPL Board to consider, and Merrill Lynch has not considered, the WR Proposal in arriving at its opinion.

    The matters considered by Merrill Lynch in arriving at the Merrill Lynch Opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of KCPL and UCU, and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. The Merrill Lynch Opinion does not present a discussion of the relative merits of the Merger as compared to any other business plan or opportunity that might be presented to KCPL, or the effect of any other arrangement in which KCPL might engage. Merrill Lynch also advised the KCPL Board that the valuation approaches utilized in the relative valuation of KCPL and UCU for purposes of determining the Exchange Ratio were not intended to reflect the maximum short-term value that could be realized for holders of KCPL Common Stock, including through a sale of KCPL.

    The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at its January 19, 1996 opinion.

KCPL VALUATION
    Merrill Lynch performed its valuation of KCPL by separately analyzing KCPL's two major business segments, the regulated utility business (the "KCPL Regulated Business") and the unregulated businesses (the "KCPL Unregulated Businesses") operated by KCPL's unregulated businesses subsidiary, KLT, Merrill Lynch analyzed the KCPL Regulated Business by performing an analysis of publicly traded comparable companies and a discounted cash flow ("DCF") analysis. Merrill Lynch analyzed KLT by performing a DCF analysis of KLT Investments Inc., a passive investment portfolio company ("KLT Investments"), and by valuing the remaining KLT businesses at various multiples of book value.

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    KCPL REGULATED  BUSINESS.   Based upon  the valuation  techniques  described
below, Merrill Lynch derived an estimated enterprise valuation range for the KCPL Regulated Business of $2,300 million to $2,475 million.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for the KCPL Regulated Business with the corresponding financial and operating information and ratios for a group of publicly traded companies that Merrill Lynch deemed to be reasonably similar to the KCPL Regulated Business. The companies included in the KCPL comparable company analysis were: DQE, Inc., MidAmerican Energy Company, Oklahoma Gas and Electric Company, Portland General Corporation, Union Electric Company and Western Resources, Inc. (collectively, the "KCPL Regulated Business Comparables"). Merrill Lynch selected the companies in the KCPL Regulated Business Comparables based upon their financial and operating characteristics.

    Merrill Lynch derived implied equity values for the KCPL Regulated Business by selecting certain multiples (price per share/research analysts' 1995 estimated earnings per share, price per share/ research analysts' 1996 estimated earnings per share and price per share/book value of common equity per share) from the KCPL Regulated Business Comparables and applying them to the KCPL Regulated Business' projected 1995 earnings, 1996 earnings and book value of common equity for the year ended December 31, 1995. The relevant multiple ranges for price per share/research analysts' 1995 estimated earnings per share, price per share/research analysts' 1996 estimated earnings per share and price per share/book value of common equity per share were 12.2x to 14.6x, 12.0x to 14.5x and 1.4x to 1.9x, respectively. Merrill Lynch then added projected debt and preferred stock (less cash) for the KCPL Regulated Business at December 31, 1995 to arrive at an estimated enterprise valuation range for the KCPL Regulated Business.

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a DCF analysis for the KCPL Regulated Business using KCPL management projections and calculated an estimated enterprise valuation range. The DCF was calculated assuming discount rates ranging from 7.75% to 8.75%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for the years 1996 through 2000, and (ii) the 2000 terminal value based upon two techniques (a) a range of multiples from 12.5x to 13.5x projected 2000 net income, and (b) a range of multiples from 1.5x to 1.7x projected 2000 book value of common equity, in each case adding projected debt and preferred stock (less cash) at year-end 2000.

    KCPL UNREGULATED BUSINESSES. Merrill Lynch performed a DCF analysis for KLT Investments using KCPL management projections and calculated an estimated enterprise valuation range. The DCF was calculated assuming discount rates ranging from 6.0% to 7.0% and was comprised of the present value of the projected unlevered free cash flows for the years 1996 through 2006, subtracting projected non-recourse debt (plus cash) at December 31, 1995. The remaining KLT entities were valued at 1.0x to 1.5x projected December 31, 1995 book values as provided by KCPL management. Based upon these valuation techniques, Merrill Lynch derived an estimated valuation range (after the deduction for non-recourse debt of KLT which is included in KCPL's consolidated financial statements) for KLT of $95 million to $115 million.

UCU VALUATION
    Merrill Lynch performed its valuation analysis of UCU by analyzing the following four business segments: regulated businesses ("UCU Regulated Businesses"), Aquila, UtilCo Group ("UtilCo") and all other businesses. For purposes of its valuation, contribution and pro forma analyses, Merrill Lynch included a December 31, 1995 pro forma adjustment to the UCU management projections, furnished to it by UCU management, of a delayed common stock offering of five million UCU shares, which offering is expected to occur in the third quarter of 1996.

    UCU REGULATED BUSINESSES. The UCU Regulated Businesses include all U.S. electric and gas utility operations. Based upon the valuation techniques described below, Merrill Lynch derived an estimated enterprise valuation range for the UCU Regulated Businesses of $1,700 million to $1,850 million.

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    PUBLICLY  TRADED  COMPARABLE  COMPANY ANALYSIS.    Using  publicly available
information, Merrill Lynch compared certain financial and operating information and ratios (described below) for the UCU Regulated Businesses with the corresponding financial and operating information and ratios for a group of publicly traded companies that Merrill Lynch deemed to be reasonably similar to the UCU Regulated Businesses. The companies included in the UCU comparable company analysis were: Central Hudson Gas & Electric Corporation, CILCORP Inc., Delmarva Power & Light Company, LG&E Energy Corp., Orange and Rockland Utilities, Inc. and Southern Indiana Gas and Electric Company (collectively, the "UCU Regulated Businesses Comparables"). Merrill Lynch selected the companies in the UCU Regulated Businesses Comparables based upon their financial and operating characteristics.

    Merrill Lynch derived implied equity values for the UCU Regulated Businesses by selecting certain multiples (price per share/research analysts' 1995 estimated earnings per share, price per share/research analysts' 1996 estimated earnings per share and price per share/book value of common equity per share) from the UCU Regulated Businesses Comparables and applying them to the UCU Regulated Businesses' projected 1995 earnings, 1996 earnings and book value of common equity for the year ended December 31, 1995. The relevant multiple ranges for price per share/research analysts' 1995 estimated earnings per share, price per share/research analysts' 1996 estimated earnings per share and price per share/book value of common equity per share were 11.5x to 14.4x, 11.3x to 13.6x and 1.2x to 1.7x, respectively. Merrill Lynch then added projected debt and preferred stock (less cash) for the UCU Regulated Businesses at December 31, 1995 to arrive at an estimated enterprise valuation range for the UCU Regulated Businesses.

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a DCF analysis for the UCU Regulated Businesses using UCU management projections and calculated an estimated enterprise valuation range. The DCF was calculated assuming discount rates ranging from 7.5% to 8.5%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for the years 1996 through 2000, and (ii) the 2000 terminal value based upon two techniques (a) a range of multiples from 13.0x to 14.0x projected 2000 net income, and (b) a range of multiples from 1.5x to 1.7x projected 2000 book value of common equity, in each case adding projected debt and preferred stock (less cash) at year-end 2000.

    AQUILA ENERGY CORPORATION. Merrill Lynch performed a segment valuation analysis of Aquila that involved the individual analysis of AGP, Aquila Energy Marketing ("AEM") and Aquila Power Corporation ("Aquila Power"). For AGP and AEM, Merrill Lynch utilized three valuation methodologies: publicly traded comparable company analysis, comparable company acquisition analysis and DCF analysis. For Aquila Power, Merrill Lynch performed a DCF analysis.

    Based upon the valuation techniques described below, Merrill Lynch derived an estimated enterprise valuation range for Aquila after adjusting for certain unallocated corporate amounts and before deducting minority interest related to AGP, of $585 million to $675 million.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for AGP and AEM, with the corresponding financial and operating information and ratios for a group of publicly traded companies that Merrill Lynch deemed to be reasonably similar to both AGP and AEM. The companies included in the Aquila comparable company analysis were: NGC
Corporation, Tejas Gas Corporation, Tejas Power Corporation and Western Gas Resources, Inc. (collectively, the "Aquila Comparables"). Merrill Lynch selected the companies in the Aquila Comparables based upon their financial and operating characteristics.

    In the case of AGP, which is publicly traded on the New York Stock Exchange, Merrill Lynch compared the market value of AGP Common Stock as a multiple of (a) estimated 1995 EPS (the "1995 EPS Multiple"), which estimates were obtained from Institutional Brokers Estimating Service ("IBES") and (b) estimated 1996 EPS (the "1996 EPS Multiple"), which estimates were obtained from IBES to the corresponding ratios for the Aquila Comparables. Additionally, Merrill Lynch compared the market capitalization of AGP as a multiple of (a) 1995 projected EBITDA (the "1995 EBITDA Multiple"), (b) 1996 projected EBITDA (the "1996 EBITDA Multiple"), (c) 1995 projected

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EBIT (the  "1995  EBIT Multiple"),  (d)  1996  projected EBIT  (the  "1996  EBIT
Multiple") and (e) 1995 projected total assets (the "1995 Asset Multiple") to the corresponding ratios for the Aquila Comparables. Merrill Lynch derived an estimated enterprise valuation range for AGP by applying these multiples to the comparable AGP values. In the case of the 1995 EPS Multiple and the 1996 EPS Multiple, Merrill Lynch added projected debt (less cash) to arrive at estimated enterprise values for AGP. The relevant multiple ranges for the 1995 EPS Multiple, the 1996 EPS Multiple, the 1995 EBITDA Multiple, the 1996 EBITDA Multiple, the 1995 EBIT Multiple, the 1996 EBIT Multiple and the 1995 Asset Multiple were 21.0x to 22.3x, 14.4x to 16.1x, 7.9x to 9.4x, 6.9x to 8.3x, 13.3x
to 13.9x, 10.3x to 12.5x and 0.9x to 1.3x, respectively. As used herein, "EPS" means earnings per share, "EBITDA" means earnings before interest, taxes, depreciation and amortization, and "EBIT" means earnings before interest and taxes.

    Merrill Lynch derived an estimated enterprise valuation range for AEM using both the market values of the Aquila Comparables as multiples of (a) 1995 estimated EPS, which estimates were obtained from IBES and (b) 1996 estimated EPS, which estimates were obtained from IBES and the market capitalizations of the Aquila Comparables as multiples of (a) 1995 projected EBITDA and (b) 1996 projected EBITDA. In the case of the 1995 EPS Multiple and the 1996 EPS Multiple, Merrill Lynch added projected debt (less cash) to arrive at estimated enterprise values for AEM. The relevant multiple ranges for the 1995 EPS Multiple, the 1996 EPS Multiple, the 1995 EBITDA Multiple and the 1996 EBITDA Multiple were 21.0x to 22.3x, 14.4x to 16.1x, 7.9x to 9.4x and 6.9x to 8.3x, respectively.

    COMPARABLE COMPANY ACQUISITION ANALYSIS. Using publicly available information, Merrill Lynch reviewed ten transactions announced between July 1993 and August 1995 involving the acquisition of selected natural gas gathering, processing and marketing companies (the "Aquila Comparable Acquisition Transactions") to derive estimated enterprise valuation ranges for both AGP and AEM. The Aquila Comparable Acquisition Transactions and the date each transaction was announced were as follows: Atlanta Gas Light Company/Sonat Gas Marketing Company (August 1995), The Williams Companies, Inc./Gas Company of New Mexico (June 1995), El Paso Natural Gas Company/Eastex Energy, Inc. (May 1995), LG&E Energy Corp./Hadson Corporation (May 1995), Associated Natural Gas Corporation/Grand Valley Gas (February 1995), Panhandle Eastern Corporation/Associated Natural Gas Corporation (December 1994), NGC Corporation/Trident NGL, Inc. (August 1994), Red Cedar Gathering Co./WestGas Gathering, Inc. (August 1994), KN Energy, Inc./ American Oil & Gas Corporation (March 1994) and Western Gas Resources, Inc./Mountain Gas Resources, Inc. (July
1993).

    In the case of AGP, Merrill Lynch (i) compared the equity value in each of the Aquila Comparable Acquisition Transactions as a multiple of then publicly available (a) latest 12 months ("LTM") net income available to common stock (the "Net Income Multiple") and (b) book value of common equity for the most recently available fiscal quarter preceding such transaction (the "Book Value Multiple") and (ii) compared the transaction value (defined as the equity value plus the liquidation value of preferred stock plus the principal amount of debt less cash) for each of the Aquila Comparable Acquisition Transactions as a multiple of then publicly available (a) LTM EBITDA (the "EBITDA Multiple"), (b) LTM EBIT (the "EBIT Multiple") and (c) the total assets for the most recently available fiscal quarter preceding such transaction (the "Asset Multiple"). The relevant multiple ranges for the Net Income Multiple, the Book Value Multiple, the EBITDA Multiple, the EBIT Multiple and the Asset Multiple were 24.4x to 30.0x, 1.3x to 2.1x, 7.6x to 10.6x, 13.6x to 16.8x and 0.7x to 1.1x, respectively.

    In the case of AEM, Merrill Lynch (i) compared the equity value in each of the Aquila Comparable Acquisition Transactions as a multiple of then publicly available LTM net income available to common stock and (ii) compared the transaction value for each of the Aquila Comparable Acquisition Transactions as a multiple of then publicly available (a) LTM EBITDA and (b) LTM EBIT. The relevant multiple ranges for the Net Income Multiple, the EBITDA Multiple and the EBIT Multiple were 24.4x to 30.0x, 7.6x to 10.6x, and 13.6x to 16.8x, respectively.

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    DISCOUNTED  CASH FLOW  ANALYSIS.  Merrill  Lynch performed  DCF analyses for
AGP, AEM and Aquila Power using UCU management projections and calculated estimated enterprise valuation ranges for each business. For AGP, the DCF was calculated assuming discount rates ranging from 7.0% to 12.0%, and was comprised of the sum of the present value of (i) the projected unlevered free cash flows for the years 1996 through 2001 and (ii) the 2001 terminal value based upon a range of multiples from 6.0x to 9.0x projected EBITDA. For both AEM and Aquila Power, the DCFs were calculated assuming discount rates ranging from 8.0% to 12.0%, and were comprised of the sum of the present value of (i) the projected unlevered free cash flows for the years 1996 through 1999 and (ii) the 1999 terminal value based upon a range of multiples from 6.0x to 9.0x projected EBITDA.

    UTILCO GROUP. Based upon the valuation techniques described below, Merrill Lynch derived an estimated enterprise valuation range for UtilCo of $165 million to $200 million.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Using publicly available information, Merrill Lynch compared certain financial and operating information and ratios (described below) for UtilCo with the corresponding financial and operating information and ratios for a group of publicly traded companies that Merrill Lynch deemed to be reasonably comparable to UtilCo. The companies included in the analysis were: The AES Corporation, California Energy Company, Inc., Destec Energy, Inc., Enron Global Power & Pipelines L.L.C., Ogden Corporation and Sithe Energies, Inc. (collectively, the "UtilCo Comparables"). Merrill Lynch selected the companies in the UtilCo Comparables based upon their financial and operating characteristics.

    Merrill Lynch derived an estimated enterprise valuation range for UtilCo by selecting certain multiples (price per share/research analysts' 1995 estimated earnings per share, price per share/ research analysts' 1996 estimated earnings per share, price per share/book value of common equity per share, market value of common stock/cash flow, market capitalization/revenues, market capitalization/EBITDA and market capitalization/EBIT) from the UtilCo Comparables and applying them to UtilCo's projected 1995 and 1996 earnings, December 31, 1995 book value of common equity, 1996 revenues, EBITDA and EBIT. In the case of price per share/research analysts' 1995 estimate earnings per share, price per share/research analysts' 1996 estimated earnings per share, price per share/book value of common equity per share and market value of common stock/cash flow, Merrill Lynch added projected debt and preferred stock (less cash) for UtilCo at December 31, 1995 to arrive at estimated enterprise values for UtilCo. The relevant multiple ranges for price per share/research analysts' 1995 estimated earnings per share, price per share/research analysts' 1996 estimated earnings per share, price per share/book value of common equity per share, market value of common stock/cash flow, market capitalization/revenues, market capitalization/EBITDA and market capitalization/EBIT were 14.1x to 15.6x, 12.2x to 13.3x, 1.0x to 1.8x, 4.2x to 7.7x, 1.0x to 3.9x, 8.2x to 9.8x and 10.5x
to 12.7x, respectively.

    DISCOUNTED CASH FLOW ANALYSIS. Merrill Lynch performed a DCF analysis for UtilCo using UCU's management projections of future project cash flows for each of UtilCo's existing projects in operation or under construction and calculated an estimated valuation range. The analysis did not include value for estimated earnings from future development projects that were not under signed or awarded power contracts. The DCF was calculated assuming discount rates ranging from 11.5% to 12.5% and was comprised of the sum of the present value of (i) the projected unlevered free cash flows generated by each project over the remaining term of the project's power purchase agreement and (ii) by assigning a terminal value at the end of the term of the power purchase agreement to each project based on each project's remaining useful life.

    OTHER BUSINESSES. Other businesses include UCU Australia, UCU British Columbia, UCU Marketing Services, UCU New Zealand, UCU United Kingdom and Unallocated and Other Items. Using various valuation methodologies, including a comparable company analysis, DCF analysis and book value approaches, similar to those described above, Merrill Lynch derived an estimated enterprise valuation range for these businesses of $426 million to $577 million.

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IMPLIED EXCHANGE RATIO RANGE
    Based upon the estimated valuations of KCPL and UCU set forth above, Merrill Lynch derived estimated enterprise and common equity valuation ranges for both companies and calculated an implied exchange ratio range of 0.883 to 1.332 shares of UCU Common Stock to a share of KCPL Common Stock.

TRADING RATIO ANALYSIS
    Merrill Lynch reviewed the performance of the per share market prices of KCPL Common Stock and UCU Common Stock over the five-year period ended January 12, 1996. Merrill Lynch also calculated the ratio of the average of the per share market prices of UCU Common Stock to the per share market prices of KCPL Common Stock from January 11, 1991 to January 12, 1996, January 15, 1993 to January 12, 1996, January 20, 1995 to January 12, 1996, July 14, 1995 to January 12, 1996, October 13, 1995 to January 12, 1996 and December 15, 1995 to January 12, 1996. This analysis showed that over the five-year, three-year, one-year, six-month, three-month and one-month periods, the per share market prices of UCU Common Stock compared to the per share market prices of KCPL Common Stock, traded at average ratios of 1.25, 1.26, 1.20, 1.17, 1.13 and 1.11, respectively. Merrill Lynch noted for the KCPL Board that based on January 12, 1996 closing prices, the trading ratio of UCU Common Stock compared to KCPL Common Stock was 1.096.

CONTRIBUTION ANALYSIS
    In order to determine an implied exchange ratio based upon contribution analysis, Merrill Lynch calculated the contribution of KCPL and UCU to the pro forma combined company with respect to (i) earnings per common share, (ii) dividends per common share and (iii) book value of equity per common share, for the years ended 1993 through 1994 (the "Historical Period") and, using management projections (excluding estimated potential synergies) provided by the respective managements of KCPL and UCU, for the years 1995 through 2000 (the "Projected Period"). The analysis of earnings per common share yielded a range of implied exchange ratios for UCU Common Stock to KCPL Common Stock of 1.273 to
1.299 during the Historical Period and 0.980 to 1.163 during the Projected Period. The analysis of dividends per common share yielded a range of implied exchange ratios of 1.109 to 1.132 during the Historical Period and 1.081 to
1.114 during the Projected Period. The analysis of book value of common equity per common share yielded a range of implied exchange ratios of 1.439 to 1.449 during the Historical Period and 1.406 to 1.461 during the Projected Period.

PRO FORMA ANALYSIS
    Merrill Lynch also analyzed certain pro forma effects resulting from the Original Merger, including the potential impact to KCPL's projected stand-alone earnings per share, dividends per share, dividend payout ratios and total debt to total capitalization ratios. Using the projected earnings for the years 1995 through 2000 provided by the respective managements of KCPL and UCU, Merrill Lynch compared the projected earnings per share of KCPL on a stand-alone basis (assuming the Original Merger does not occur) to the earnings per share of common stock of KCU assuming the exchange ratios contemplated by the Original Merger Agreement. In addition, Merrill Lynch considered certain estimated synergies expected to be achieved as a result of the Original Merger. For conservatism, Merrill Lynch excluded certain savings in the area of capital deferral. For its pro forma analysis, based upon input from KCPL management, Merrill Lynch assumed 50% of the estimated pre-tax labor and non-labor synergies would be realized by stockholders of Maxim.

    Assuming inclusion of the synergies as detailed above, the analysis indicated that the Original Merger would be dilutive to the projected earnings per share of a KCPL shareholder in the amount of 3.4% in 1995, accretive to the projected earnings per share of a KCPL shareholder in the amount of 0.6% in 1996, dilutive to the projected earnings per share of a KCPL shareholder in the amount of 0.6% in 1997 and accretive to the projected earnings per share of a KCPL shareholder in the amounts of 0.8% in 1998, 2.1% in 1999 and 4.9% in 2000. KCPL's stand-alone dividend payout ratios were projected to be 81.7% in 1995, 81.5% in 1996, 75.5% in 1997, 70.2% in 1998, 67.6% in 1999 and 67.5% in 2000
compared to KCU's projected dividend payout ratios of 86.9% in 1995, 81.1% in 1996, 76.0% in 1997, 69.9% in 1998, 66.2% in 1999 and 64.3% in 2000. KCPL's
stand-alone total debt to total

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capitalization ratios were projected to be  44.5% in 1996, 44.4% in 1997,  42.7%
in 1998, 41.6% in 1999 and 40.7% in 2000 compared to Maxim's projected total debt to total capitalization ratios of 51.2% in 1996, 50.7% in 1997, 48.8% in 1998, 46.8% in 1999 and 46.2% in 2000.

    In addition, Merrill Lynch made a similar comparison assuming the exchange ratios contemplated by the Original Merger Agreement with no synergies. The analysis indicated that the Original Merger would be dilutive to the projected earnings per share of a KCPL shareholder in amounts of 3.4% in 1995, 1.4% in 1996, 4.6% in 1997, 4.6% in 1998, 3.9% in 1999 and 1.8% in 2000. KCPL's stand-
alone dividend payout ratio was projected to be 81.7% in 1995, 81.5% in 1996, 75.5% in 1997, 70.2% in 1998, 67.6% in 1999 and 67.5% in 2000 compared to KCU's projected dividend payout ratio of 86.9% in 1995, 82.7% in 1996, 79.2% in 1997, 73.5% in 1998, 70.3% in 1999 and 68.7% in 2000. KCPL's stand-alone total debt to total capitalization ratio was projected to be 44.5% in 1996, 44.4% in 1997, 42.7% in 1998, 41.6% in 1999 and 40.7% in 2000 compared to KCU's projected total debt to total capitalization ratio of 51.2% in 1996, 51.1% in 1997, 49.4% in 1998, 47.7% in 1999 and 47.6% in 2000. In both analyses, Merrill Lynch assumed that KCU would assume the same dividend policy as KCPL.

    The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in connection with its presentation to the KCPL Board on May 20, 1996 and used by Merrill Lynch in arriving at the Merrill Lynch Opinion.

RELATIVE STOCK PRICE PERFORMANCE

    Merrill Lynch reviewed the performance of the per share market prices of KCPL Common Stock and UCU Common Stock over the five-year and one-year periods ended May 17, 1996. Merrill Lynch compared the per share market prices of KCPL Common Stock and UCU Common Stock versus the S&P Electric Companies Index and an index of regional companies which included IES Industries Inc., MidAmerican Energy Company, Oklahoma Gas and Electric Company, Union Electric Company and Western Resources, Inc.

TRADING RATIO ANALYSIS

    Merrill Lynch calculated the ratio of the average of the per share market prices of UCU Common Stock to the per share market prices of KCPL Common Stock from May 17, 1991 to May 17, 1996, May 14, 1993 to May 17, 1996, May 19, 1995 to
May 17, 1996, November 17,  1995 to May 17, 1996,  February 16, 1996 to May  17,
1996 and April 12, 1996 to May 17, 1996. This analysis showed that over the five-year, three-year, one-year, six-month, three-month and one-month periods, the per share market prices of UCU Common Stock, compared to the per share market prices of KCPL Common Stock, traded at average ratios of 1.24, 1.25, 1.16, 1.12, 1.12, and 1.09, respectively.

PRO FORMA ANALYSIS -- EXCLUDING REVENUE ENHANCEMENTS

    Merrill Lynch analyzed certain pro forma effects resulting from the Mergers excluding certain revenue enhancements, or unregulated business growth opportunities, as provided by the managements of KCPL and UCU, as described below. Merrill Lynch analyzed the potential impact of the Mergers on KCPL's projected stand-alone earnings per share, dividends per share and dividend payout ratios, using both management projections and First Call consensus earnings estimates and management projections for dividends per share. In both analyses, Merrill Lynch compared the projected earnings per share, dividends per share and dividend payout ratios of KCPL for the years 1996 through 2000 on a stand-alone basis (assuming the Mergers do not occur) to the earnings per share, dividends per share and dividend payout ratios of Maxim Common Stock (assuming the Effective Time of the Mergers is January 1, 1997) assuming the Exchange Ratio contemplated by the Merger Agreement. In addition, Merrill Lynch considered the financial effects of certain estimated synergies (including amounts, timing of realization and retention rates to Maxim shareholders) expected to be achieved as a result of the Mergers as provided by Ernst & Young and included in KCPL's and UCU's filing with the FERC relating to the Original Merger. Merrill Lynch did not consider the financial effects of the additional operational benefits discussed above under the caption "THE MERGERS -- Additional Operational Benefits."

    Using the projected earnings for the years 1996 through 2000 provided by the respective managements of KCPL and UCU, the analysis indicated that the Mergers would be accretive to the projected

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earnings per share of a KCPL shareholder in the amounts of 3.8% in 1996, 1.5% in
1997, 3.3% in 1998, 7.0% in 1999 and 10.2% in 2000. Assuming Maxim dividends per share of $1.85 in 1997, $1.90 in 1998, $1.95 in 1999 and $2.00 in 2000, the
analysis indicated that the Mergers would be accretive to the projected dividends per share of a KCPL shareholder in the amounts of 15.6% in 1997, 15.9% in 1998, 16.1% in 1999 and 16.3% in 2000. KCPL's stand-alone dividend payout ratios were projected to be 74.4% in 1997, 69.2% in 1998, 66.7% in 1999 and 66.9% in 2000 compared to Maxim's projected dividend payout ratio of 84.8% in 1997, 77.6% in 1998, 72.4% in 1999 and 70.6% in 2000.

    Using the projected earnings for the years 1996 through 2000 derived from First Call consensus earnings estimates, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 4.7% in 1996, 5.7% in 1997, 10.4% in 1998, 14.8% in 1999 and
18.1% in 2000. Assuming Maxim dividends per share of $1.85 in 1997, $1.90 in 1998, $1.95 in 1999 and $2.00 in 2000, the analysis indicated that the Mergers would be accretive to the projected dividends per share of a KCPL shareholder in the amounts of 15.6% in 1997, 15.9% in 1998, 16.1% in 1999 and 16.3% in 2000.
KCPL's stand-alone dividend payout ratios were projected to be 77.7% in 1997, 77.8% in 1998, 78.0% in 1999 and 78.0% in 2000 compared to Maxim's projected dividend payout ratio of 84.9% in 1997, 81.7% in 1998, 78.8% in 1999 and 76.8%
in 2000.

PRO FORMA ANALYSIS -- INCLUDING REVENUE ENHANCEMENTS

    In addition, Merrill Lynch separately analyzed certain pro forma effects of the Mergers including certain revenue enhancements, as provided by the management teams from both KCPL and UCU. CLC assisted the managements of KCPL and UCU in their identification of these revenue enhancements by facilitating discussions between KCPL and UCU and by reviewing the methodologies utilized in the identification of these revenue enhancements. Merrill Lynch's analysis consisted of a revenue enhancement sensitivity assuming $30, $45 and $60 million of pre-tax revenue enhancements per year. Merrill Lynch assumed that 50% of these pre-tax revenue enhancements would be realized in 1997, and 100% of these pre-tax revenue enhancements would be realized thereafter.

    Using the projected earnings for the years 1997 through 2000 provided by the respective managements of KCPL and UCU and assuming $30 million of pre-tax revenue enhancements per year, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 5.3% in 1997, 10.3% in 1998, 13.5% in 1999 and 16.7% in 2000. KCPL's
stand-alone dividend payout ratios were projected to be 74.4% in 1997, 69.2% in 1998, 66.7% in 1999 and 66.9% in 2000 compared to Maxim's projected dividend payout ratio of 81.7% in 1997, 72.7% in 1998, 68.2% in 1999 and 66.7% in 2000.
Assuming $45 million of pre-tax revenue enhancements per year, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 7.3% in 1997, 13.8% in 1998, 16.8% in 1999 and 19.9% in 2000. KCPL's stand-alone dividend payout ratios were projected to be 74.4% in 1997, 69.2% in 1998, 66.7% in 1999 and 66.9% in 2000
compared to Maxim's projected dividend payout ratio of 80.2% in 1997, 70.4% in 1998, 66.2% in 1999 and 64.9% in 2000. Assuming $60 million of pre-tax revenue enhancements per year, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 9.2% in 1997, 17.4% in 1998, 20.1% in 1999 and 23.2% in 2000. KCPL's
stand-alone dividend payout ratios were projected to be 74.4% in 1997, 69.2% in 1998, 66.7% in 1999 and 66.9% in 2000 compared to Maxim's projected dividend payout ratio of 78.8% in 1997, 68.3% in 1998, 64.4% in 1999 and 63.2% in 2000.

    Using the projected earnings for the years 1997 through 2000 derived from First Call consensus earnings estimates and assuming $30 million of pre-tax revenue enhancements per year, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 9.8% in 1997, 18.3% in 1998, 22.5% in 1999 and 25.6% in 2000. KCPL's
stand-alone dividend payout ratios were projected to be 77.7% in 1997, 77.8% in 1998, 78.0% in 1999 and 78.0% in 2000 compared to Maxim's projected dividend payout ratio of 81.8% in 1997, 76.2% in 1998, 73.9% in 1999 and 72.2% in 2000.
Assuming $45 million of pre-tax revenue enhancements per year, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 11.8% in 1997, 22.3% in 1998, 26.3% in 1999 and 29.4% in 2000. KCPL's stand-alone dividend payout ratios were projected to be 77.7% in 1997, 77.8% in 1998, 78.0%

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
in 1999 and 78.0% in 2000 compared to Maxim's projected dividend payout ratio of 80.3% in 1997, 73.8% in 1998, 71.6% in 1999 and 70.1% in 2000. Assuming $60
million of pre-tax revenue enhancements per year, the analysis indicated that the Mergers would be accretive to the projected earnings per share of a KCPL shareholder in the amounts of 13.8% in 1997, 26.2% in 1998, 30.2% in 1999 and 33.1% in 2000. KCPL's stand-alone dividend payout ratios were projected to be 77.7% in 1997, 77.8% in 1998, 78.0% in 1999 and 78.0% in 2000 compared to
Maxim's projected dividend payout ratio of 78.9% in 1997, 71.5% in 1998, 69.5% in 1999 and 68.2% in 2000.

    The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion or the written opinion dated as of January 19, 1996. The preparation of a fairness opinion is a complex process not necessarily susceptible to partial or summary description. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses set forth in the Merrill Lynch Opinion and its opinion dated as of January 19, 1996. No company in the KCPL Regulated Business Comparables, the UCU Regulated Businesses Comparables, the Aquila Comparables or the UtilCo Comparables is identical to the KCPL Regulated Business, the UCU Regulated Businesses, AGP and AEM, or UtilCo, respectively. Accordingly, an analysis of publicly traded comparable companies is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    The KCPL Board selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger and because it is familiar with KCPL and its business. Merrill Lynch has from time to time rendered investment banking, financial advisory and other services to KCPL for which it has received customary compensation. As part of its investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.

    Pursuant to the terms of an engagement letter dated November 14, 1995, KCPL has agreed to pay Merrill Lynch (i) a $150,000 retainer fee and (ii) a transaction fee equal to $7,000,000 (the "Transaction Fee") against which the amount referred to in clause (i) will be credited. The Transaction Fee is payable in three installments (a) 33 1/3% upon the execution of a definitive agreement to effect the Merger, (b) 33 1/3% upon shareholder approval and (c) any remaining unpaid portion upon closing of the Merger. KCPL has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, subject to certain limitations, and to indemnify Merrill Lynch and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

    Pursuant to the terms of an engagement letter dated March 4, 1995, KCPL has retained Merrill Lynch as its exclusive financial advisor with respect to certain events, including, among other things, (a) any acquisition by a person or group of persons of 5% or more of any class of KCPL's equity securities, (b) any solicitation of proxies or shareholder consents in opposition to, or without the support of the KCPL Board, (c) any oral or written proposal to KCPL or any of its shareholders relating to an acquisition of, or a business combination involving KCPL (by merger, tender offer or otherwise) or relating to the acquisition of any of its capital stock or all or a substantial portion of its revenues or income by way of a joint venture, negotiated purchase, lease, license, exchange or other means or (d) any other extraordinary transactions involving KCPL. Pursuant to such engagement letter, KCPL has agreed to retain Merrill Lynch on terms and conditions customarily established by major investment banking firms for similar services in similar circumstances at such time. KCPL has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses and to indemnify Merrill Lynch and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

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
    In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of KCPL and UCU for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF UCU'S FINANCIAL ADVISOR

    UCU has engaged DLJ to act as its financial advisor in connection with the transactions contemplated by the Merger Agreement and to render its opinion to the UCU Board as to the fairness, from a financial point of view, to the stockholders of UCU of the terms of the Exchange Ratio pursuant to the Merger Agreement. DLJ was retained based on its experience, expertise in the industry, reputation and prior relationship with UCU.

    On May 19, 1996, DLJ delivered its oral opinion to the UCU Board, which opinion was subsequently confirmed in a written opinion dated as of May 19, 1996 and a further written opinion dated the date of this Joint Proxy Statement/Prospectus, to the effect that, as of such dates and subject to the assumptions made, matters considered and limits of the review undertaken, as set forth in such opinions, the Exchange Ratio is fair, from a financial point of view, to holders of UCU Common Stock. Reference herein to the "DLJ Opinion" refers to the written opinion of DLJ dated as of May 19, 1996. The DLJ Opinion dated the date of this Joint Proxy Statement/Prospectus is substantially the same as the May 19, 1996 opinion.

    A COPY OF THE WRITTEN OPINION OF DLJ, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN BY DLJ, IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF UCU ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE DLJ OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE UCU EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF UCU COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY UCU STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE UCU MEETING. THE SUMMARY OF THE DLJ OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS, WHILE CONTAINING ALL MATERIAL ELEMENTS OF SUCH OPINION, IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION OF DLJ, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, ATTACHED AS ANNEX C HERETO.

    In arriving at the DLJ Opinion, DLJ reviewed, among other things, (i) the draft Merger Agreement, dated May 18, 1996; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K of UCU and KCPL for the five fiscal years ended December 31, 1995 and Quarterly Reports on Form 10-Q of UCU and KCPL for the periods ending June 30, 1995, September 30, 1995 and March 31, 1996; (iii) FERC Forms 1 of UCU and KCPL; (iv) certain other communications from UCU and KCPL to their respective stockholders; (v) certain internal financial analyses and projections, including analyses and projections of certain operating efficiencies and financial synergies expected to be achieved as a result of the Mergers, provided to DLJ by each of UCU and KCPL; (vi) the historical prices and trading volumes of the common stock of each of UCU and KCPL; (vii) publicly available financial data and stock market performance data of companies which DLJ deemed comparable in relevant respects to UCU and KCPL; and (viii) the financial terms, including prices and premiums paid, of certain recent business combinations in the gas and electric utility industry. DLJ also held discussions with members of the senior management of UCU and KCPL regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of strategic benefits of the Mergers, including, without limitation, the amount and timing of realization of the synergies referred to above. In addition, DLJ performed such other financial studies, analyses and investigations, and took into account such other matters as DLJ considered appropriate for purposes of rendering the DLJ Opinion.

    In connection with its review, DLJ did not independently verify any of the foregoing information or any underlying assumptions, including certain synergies expected to be achieved in the Mergers, and relied on the accuracy, completeness and fairness of all financial and other information that was available to DLJ from public sources, that was provided to DLJ by UCU, KCPL or their respective representatives, or that was otherwise reviewed by DLJ, including the outcomes projected by UCU and KCPL of legal, regulatory and other contingencies. With respect to the financial projections supplied to DLJ, DLJ assumed that they had been reasonably prepared on the basis reflecting the best

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currently available estimates and judgment of the managements of UCU and KCPL as to the future financial performance of UCU and KCPL, as the case may be, and as to the outcomes projected of legal, regulatory and other contingencies. DLJ did not and does not assume any responsibility for the information or projections provided to it, and DLJ has further relied upon the assurances of the managements of UCU and KCPL that they are unaware of any facts that would make the information or projections provided to DLJ incomplete or misleading. In addition, DLJ, with UCU's consent, did not make an independent evaluation and appraisal of the assets and liabilities of UCU or KCPL or any respective subsidiaries and DLJ has not been furnished with any such evaluation or appraisal. In arriving at its opinion, DLJ assumed, with UCU's consent, that the consummation of the transactions contemplated by the Merger Agreement will be accounted for as a pooling of interests under generally accepted accounting principles. In addition, DLJ assumed that the Mergers will be a reorganization as described in Section 368(a) of the Code, and the regulations thereunder, and that UCU and the stockholders of UCU who exchange their shares solely for stock of Maxim will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers. The DLJ Opinion is necessarily based on economic, market and other conditions, and the information made available to it, as of May 19, 1996.

    In rendering the DLJ Opinion, DLJ performed a variety of financial analyses. All such material analyses are summarized below.

    COMPARABLE PUBLIC COMPANIES. DLJ reviewed and compared certain publicly available historical financial information, projected 1996, 1997 and 1998 financial results (based on research analysts' estimates as reported by IBES) and stock market performance for UCU and KCPL to corresponding information for selected publicly-traded companies including Cilcorp, Inc., Citizens Utilities Company, MidAmerican Energy Company, MDU Resources Group, Inc. and Western Resources, Inc. (collectively, the "Public Comparables"). The Public Comparables were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to UCU and KCPL.

    DLJ examined, among other things, (i) the market capitalization; (ii) the per share market price as a multiple of (a) EPS for the latest twelve months for which financial reports had been filed with the SEC; (b) 1996 projected EPS (the "1996 PE Ratio"); (c) 1997 projected EPS (the "1997 PE Ratio"); (d) 1998 projected EPS (the "1998 PE Ratio") and (e) per share book value of common equity (the "Price/Book Ratio") for the most recent fiscal quarter for which financial information was available and (iii) the enterprise value (defined as market capitalization plus the principal amount of debt and liquidation value of preferred stock less cash and cash equivalents) as a multiple of (a) LTM revenue; (b) LTM EBITDA; and (c) LTM EBIT of UCU, KCPL and the Public Comparables. Although DLJ considered each of the foregoing multiples, DLJ attributed relatively greater weight to the 1996 PE Ratio, 1997 PE Ratio, 1998 PE Ratio and the Price/Book Ratio for purposes of its analyses of the Public Comparables.

    The analysis indicated that the average (excluding the maximum and minimum values) 1996 PE Ratio, 1997 PE Ratio, 1998 PE Ratio and Price/Book Ratio of the Public Comparables was 13.0x, 12.4x, 11.9x and 1.4x, respectively. The analysis also indicated that UCU's 1996 PE Ratio, 1997 PE Ratio, 1998 PE Ratio and Price/Book Ratio were 12.8x, 12.3x, 11.7x and 1.3x, respectively, and KCPL's 1996 PE Ratio, 1997 PE Ratio, 1998 PE Ratio and Price/Book Ratio were 13.4x, 12.9x, 12.5x and 1.8x, respectively. Such multiples, except the Price/Book Ratio, were based on a composite of research analyst estimates of projected 1996, 1997 and 1998 EPS as reported by IBES. The comparison of trading levels for UCU Common Stock and KCPL Common Stock to the average trading levels for the Public Comparables provided an indication that neither UCU Common Stock nor KCPL Common Stock were trading at levels materially different than the Public Comparables.

    COMPARABLE MERGER & ACQUISITION TRANSACTION ANALYSIS. DLJ reviewed comparable transactions involving proposed or completed mergers between or acquisitions of regulated gas and electric utilities occurring between June 1994 and November 1995 (the "Comparable M&A Transactions"). The companies involved in the Comparable M&A Transactions were IES Industries, Interstate Power

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and  WPL  Holdings; Washington  Energy Company  and Puget  Sound Power  & Light;
Potomac Electric Power Company and Baltimore Gas and Electric; Southwestern Public Service and Public Service Co. of Colorado; Pennsylvania Power & Light and PECO Energy; CIPSCO and Union Electric; Northern States Power and Wisconsin Energy Corp.; Iowa-Illinois Gas & Electric Company and Midwest Resources Inc.; and Sierra Pacific Resources and Washington Water Power Co. DLJ studied certain publicly available data for each of the Comparable M&A Transactions including the market value of the consideration to be received by the stockholders of the company (the "Equity Consideration") as a multiple of the LTM net income and book value. In addition, DLJ calculated the "Total Consideration" (defined as Equity Consideration plus the principal amount of debt and the liquidation value of preferred stock minus cash and cash equivalents and option proceeds) as a multiple of LTM revenue, LTM EBITDA and LTM EBIT.

    The analysis of Comparable M&A Transactions yielded average Equity Consideration multiples of LTM net income and book value of 14.8x and 1.6x, respectively, and Total Consideration multiples of LTM revenue, LTM EBITDA and LTM EBIT of 2.2x, 7.4x and 11.3x, respectively. Based on the Exchange Ratio, DLJ calculated per share Equity Consideration multiples of LTM EPS and per share book value of common equity of 12.0x and 1.3x, respectively, and Total Consideration multiples of LTM revenue, LTM EBITDA and LTM EBIT of 0.9x, 6.6x and 10.2x, respectively, for UCU and per share Equity Consideration multiples of LTM EPS and per share book value of common equity of 14.0x and 1.9x, respectively, and Total Consideration multiples of LTM revenue, LTM EBITDA and LTM EBIT of 3.0x, 7.5x and 11.2x, respectively, for KCPL.

    Because the reasons for and circumstances surrounding each of the Comparable M&A Transactions analyzed were diverse and because of the inherent differences between the operations of UCU, KCPL and the companies engaged in the Comparable M&A Transactions, DLJ believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Mergers. DLJ believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Mergers which would affect the relative values of the merged companies and UCU and KCPL.

    PRO FORMA MERGER ANALYSIS. DLJ analyzed the pro forma impact of the Mergers on the holders of shares of UCU Common Stock, based on the Exchange Ratio. The analysis was based on projections for UCU and KCPL prepared by their respective managements for the years 1996, 1997, 1998, 1999 and 2000. The UCU projections, provided by UCU management, included a common stock offering of approximately five million shares expected to be completed in 1996. DLJ compared the EPS of UCU Common Stock, on a stand-alone basis, to the EPS of Maxim on a pro forma basis (as adjusted for the Exchange Ratio). Based on such analysis and assuming no synergies, the proposed transaction would be dilutive to the holders of UCU Common Stock on an EPS basis in the years 1996, 1997, 1998, 1999 and 2000. The proposed transaction would be accretive to UCU stockholders on an EPS basis in the years 1996, 1997, 1998, 1999 and 2000 assuming $25 million of annual pretax retained synergies (amounts DLJ believed to be achievable based on its discussions with UCU and KCPL).

    DLJ also analyzed the pro forma impact of the Mergers on the common dividend per share and dividend payout ratio (the "Payout Ratio") (defined as the common dividend per share divided by EPS) to holders of UCU Common Stock. Based on Maxim's announced common dividend per share of $1.85 beginning in 1998, DLJ determined that Maxim's common dividend per share would be accretive to UCU's stand-alone projected common dividend per share. In addition, DLJ compared the Payout Ratio of UCU Common Stock, on a stand-alone basis, to the Payout Ratio of Maxim on a pro forma basis. Based on such analysis and assuming no synergies, the higher common dividend per share would increase the Payout Ratio for holders of UCU Common Stock in the years 1996, 1997, 1998, 1999 and 2000. As synergies are realized and retained, the Payout Ratio will be reduced.

    In addition, DLJ determined the pro forma impact of the Mergers on the end-of-year return on common equity ("ROE") (defined as the net income available to the common equity divided by end-of-year common equity). DLJ compared the ROE of UCU Common Stock, on a stand-alone basis, to the

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ROE  of Maxim  on a  pro forma  basis. Based  on such  analysis and  assuming no synergies, the proposed transaction would increase the ROE to holders of UCU Common Stock in the years 1996, 1997, 1998, 1999 and 2000.

    RELATIVE CONTRIBUTION ANALYSIS. DLJ calculated the contribution of each of UCU and KCPL to Maxim with respect to, among other things, equity market capitalization, enterprise value and net income available to common. The analysis indicated that UCU would contribute 44.5% of the equity market capitalization, 52.5% of the aggregate enterprise value and 46.3% of the net income available to common of Maxim. The analysis indicated that UCU contributed a higher percentage of enterprise value than equity market capitalization and net income available to common because of its higher debt level. DLJ compared UCU's relative contribution to 43.0%, its pro forma ownership of Maxim based on the Exchange Ratio.

    DISCOUNTED CASH FLOW ANALYSIS. DLJ performed a DCF analysis of UCU and KCPL using their respective management's projections.

    DLJ's  DCF  analysis  of  UCU  consisted of  a  segment  valuation  of UCU's regulated domestic and international utility businesses (the "Regulated Businesses"), Aquila, UCU's non-regulated gas marketing, transportation and processing subsidiary, and UtilCo, UCU's non-regulated subsidiary with ownership interests in independent power projects (collectively the "Segments"). For each of the Segments, DLJ calculated the present value of (i) the projected five-year free cash flow and (ii) the year 2000 value (the "Terminal Value") based upon a range of multiples of projected year 2000 EBIT. The projections used in DLJ's DCF analysis were provided to DLJ by UCU management. DLJ used multiples of EBIT ranging from 9.0 to 11.0 for the Regulated Businesses, 13.0 to 15.0 for Aquila and 10.0 to 12.0 for UtilCo. These multiples were selected based on comparable companies for each Segment's business and based on DLJ's experience and judgment. For the Regulated Businesses, DLJ reviewed the multiples of the Public Comparables. For Aquila, DLJ reviewed the multiples for selected publicly-traded companies including Tejas Gas Corp., Western Gas Resources, Inc., NGC Corporation and Mitchell Energy & Development Corp. For UtilCo, DLJ reviewed the multiples for selected publicly-traded companies including AES Corp., California Energy Co. Inc., Destec Energy Inc., Sithe Energies Inc., Trigen Energy Corp. and Enron Global Power & Pipelines. DLJ calculated the enterprise value of UCU by taking the summation of the present values calculated above for each of the Segments. In performing this analysis, DLJ used discount rates ranging from 7.0% to 8.5% for each of the Segments. These discount rates were selected by calculating the weighted average cost of capital for each of the Segments according to the Capital Asset Pricing Model. The analysis indicated enterprise values for UCU ranging from $3,208.5 million to $4,043.0 million.

    DLJ calculated the present value of free cash flows for KCPL for the years 1996 through 2000 using discount rates ranging from 7.5% to 9.5%. DLJ calculated KCPL's Terminal Value in the year 2000 based on multiples of EBIT ranging from
9.0 to 11.0 (which DLJ believed to be appropriate based on KCPL's business and based on DLJ's experience and judgment) and discounted this value by discount rates ranging from 7.5% to 9.5%. These discount rates were selected by calculating the weighted average cost of capital for KCPL according to the Capital Asset Pricing Model. The analysis indicated enterprise values for KCPL ranging from $2,295.3 million to $2,898.9 million. DLJ does not believe that the exchange ratios implied by the DCF of UCU and KCPL should be viewed as more reliable than any other valuation methodology DLJ used in arriving at its opinion.

    DIVIDEND DISCOUNT VALUATION ANALYSIS. DLJ performed a dividend discount valuation analysis for UCU and KCPL. DLJ calculated a range of equity values for UCU Common Stock based upon the sum of the present value of (a) its projected dividends for the years 1996 through 2000 and (b) the year 2000 value of UCU Common Stock assuming perpetual dividend growth rates ranging from 2.0% to 4.0%, utilizing equity discount rates ranging from 10.0% to 11.5%. The equity discount rates were calculated according to the Capital Asset Pricing Model. This analysis was based upon projections and other information provided to DLJ by UCU management. DLJ calculated a range of equity values for KCPL Common Stock utilizing the same perpetual dividend growth rates and based upon projections and other information provided to DLJ by KCPL management, utilizing equity discount rates ranging

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from 10.5% to 12.0%. This analysis  yielded exchange ratios ranging from  1.160x to 1.180x. In arriving at the DLJ Opinion, DLJ considered, as one of the factors in its analysis, that the Exchange Ratio is outside the exchange ratios implied by the dividend discount valuation of UCU and KCPL.

    DLJ has indicated to UCU that it believes that its analyses must be considered as a whole and that selecting portions of the factors considered and analyses performed, without considering all factors and analyses, could create an incomplete view of the processes underlying DLJ's analyses and the DLJ Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In its analyses, DLJ did not attribute any particular weight to any analysis factor considered by it; rather, DLJ made its determination as to fairness from a financial point of view based on qualitative judgments as to the significance and relevance of the financial and comparative analyses and factors described above, taken as a whole. No company or transaction used in the above analyses as a comparison is identical to UCU or KCPL or the contemplated transaction.
Accordingly, an analysis of public comparables and comparable transactions is not purely quantitative; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared. The analyses were prepared solely for the purpose of assisting DLJ in providing the DLJ Opinion to the UCU Board as to the fairness from a financial point of view of the Exchange Ratio to holders of UCU Common Stock and do not purport to be appraisals and do not necessarily reflect the prices at which companies may actually be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than as set forth herein. Because such estimates are inherently subject to uncertainty, DLJ assumes no responsibility for their accuracy. Although DLJ evaluated the fairness from a financial point of view of the Exchange Ratio to holders of UCU Common Stock, the specific Exchange Ratio was determined by UCU and KCPL through arm's-length negotiation. The foregoing summary does not purport to be a complete description of the analysis performed by DLJ and is qualified by reference to the DLJ Opinion set forth in Annex C hereto.

    DLJ is an internationally recognized investment banking firm which is continually engaged in the valuation of businesses and their securities in connection with transactions and acquisitions and other purposes. In the ordinary course of its business, DLJ may actively trade the debt and equity securities of UCU, KCPL and their subsidiaries for its own account and for the accounts of customers and, accordingly, may, at any time, hold long or short positions in such securities. DLJ has provided financial advisory and investment banking services to UCU, KCPL and its affiliates in the past, for which services it has received customary fees.

    For its services as financial advisor, DLJ has received $2,000,000 in fees to date and will receive an additional $5,000,000 advisory fee upon the closing of the Mergers. UCU has also agreed to indemnify DLJ and certain related parties against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

CONFLICTS OF INTEREST
    In considering the recommendations of the KCPL Board and the UCU Board with respect to the Mergers, stockholders should be aware that certain members of KCPL's and UCU's management and Boards of Directors have certain interests in the Mergers that are in addition to the interests of stockholders of KCPL and UCU generally. The Boards of Directors of each of KCPL and UCU were aware of these interests and considered them, among other matters, in approving the Merger Agreement, the Mergers and the transactions contemplated thereby.

    EMPLOYMENT AGREEMENTS. The Employment Agreements with each of Messrs. Jennings and Green will become effective upon the consummation of the Mergers. The term of each Employment Agreement shall last until the fifth anniversary of the Effective Time. Pursuant to Mr. Jennings' Employment Agreement, from the Effective Time until the date of the annual meeting of shareholders of Maxim that occurs in 2002, Mr. Jennings will serve as Chairman of Maxim, and thereafter until the expiration of his Employment Agreement will serve as Vice Chairman of Maxim. From the Effective

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Time  until the  earlier of  the annual  meeting of  shareholders of  Maxim that occurs in 2002 or the date Mr. Jennings ceases to serve as Chairman, Mr. Green will serve as Vice Chairman and Chief Executive Officer of Maxim, and thereafter until the expiration of his Employment Agreement will serve as Chairman and
Chief  Executive  Officer.  See  "--  Employment  Agreements."  The   Employment
Agreements  with Messrs.  Jennings and Green  provide that each  will receive an
annual  base  salary,  short-term  and  long-term  incentive  compensation   and
supplemental retirement benefits no less than they received before the Effective Time and no less than any other senior executive officer of Maxim. Such compensation continues to be set in the discretion of the KCPL Board and the UCU Board, respectively. Based upon current compensation levels, Messrs. Jennings and Green would each receive an annual base salary of $630,000 and be eligible for annual bonuses of between $0 and approximately $1,040,000, depending upon performance. Under the Employment Agreements, Mr. Jennings and Mr. Green may become entitled to certain severance benefits upon termination of their employment under specified circumstances. The amount of such benefits is based on, among other things, the remaining term of the Employment Agreement and their compensation in effect at the time of such termination of employment. Based upon the salary levels currently in effect, if the employment of Mr. Jennings or Mr. Green is terminated immediately following the consummation of the Mergers under circumstances entitling them to receive severance benefits, they would each be entitled to a severance payment ranging from approximately $1.9 million to approximately $3.1 million, plus certain amounts in respect of bonuses and other benefits. Because the maximum severance would be payable only if the employment of Mr. Jennings or Mr. Green is terminated immediately following consummation of the Mergers, and because the KCPL Board and the UCU Board have determined that it is in the best interest of Maxim to continue to employ both Mr. Jennings and Mr. Green, the Boards believe that it is highly unlikely that the maximum severence will actually become payable.


    EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS. Under certain severance arrangements entered into by KCPL and UCU, certain payments may become payable in connection with the Mergers. In addition, stock options outstanding under the UCU Plan and the UCU 1986 Plan vested upon execution of the Original Merger Agreement. Restricted stock outstanding under the UCU 1986 Plan will vest upon consummation of the Mergers. See "-- Employee Plans and Severance Arrangements."

    Each of KCPL's five most highly compensated executive officers have entered into a KCPL Severance Agreement. Payments which could be made under certain circumstances to such individuals in the event of their termination of employment after the Mergers are as follows: Mr. A. Drue Jennings -- $2,275,384; Mr. Bernard J. Beaudoin -- $1,129,949; Mr. Marcus Jackson -- $861,161; Mr. Ronald G. Wasson -- $1,045,065; Mr. J. Turner White -- $780,736. In addition, each of these individuals, if they receive the severance payments described above, would also receive the following amounts in deferred compensation: Mr. Jennings -- $282,196; Mr. Beaudoin -- $54,025; Mr. Jackson -- $0; Mr. Wasson -- $113,493; and Mr. White -- $0.

    Except for Mr. Charles Dempster, each of the five most highly compensated executive officers of UCU entered into a UCU Severance Agreement. Payments which could be made under certain circumstances to such individuals upon termination of their employment after the Mergers are as follows: Mr. Richard Green -- $1,890,000, Mr. Robert Green -- $1,440,000; Mr. Burgess -- $722,304; and Mr.
Miller -- $841,548.

    Stock options vested for the five most highly compensated executive officers of UCU are as follows: Mr. Richard Green -- 120,565 shares; Mr. Robert Green -- 74,194; Mr. Burgess -- 21,744; Mr. Dempster -- 41,582; and Mr. Miller -- 32,022.
Restricted stock which will vest for such officers is as follows: Mr. Richard Green -- 44,536 shares; Mr. Robert Green -- 19,601; Mr. Burgess -- none; Mr. Dempster -- 4,132; and Mr. Miller -- 3,493.

    BOARD OF DIRECTORS. As provided in the Merger Agreement, at the Effective Time, the Maxim Board will consist of 18 directors, nine of whom will be the then existing directors of KCPL immediately prior to the Effective Time, including Mr. Jennings, and nine of whom will be designated by UCU. To date, UCU has not determined which individuals, in addition to Richard C. Green, Jr., will be its designees to serve as directors of Maxim as of the Effective Time. However, it is currently

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anticipated  that the directors  of UCU immediately prior  to the Effective Time will serve as UCU's designees to the Maxim Board. See "MAXIM FOLLOWING THE MERGERS -- Maxim Board of Directors."

    INDEMNIFICATION. The parties have agreed in the Merger Agreement that Maxim will indemnify, to the fullest extent permitted by applicable law, the present and former officers, directors and employees of each of the parties to the Merger Agreement or any of their Subsidiaries against certain liabilities (i) arising out of actions or omissions occurring at or prior to the Effective Time that arise from or are based on such service as an officer, director or employee or (ii) that are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement, and to maintain policies of directors' and officers' liability insurance for a period of not less than six years after the Effective Time, provided that Maxim shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premium currently paid by KCPL and UCU for such insurance. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors or officers of KCPL, UCU and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws in effect on January 19, 1996, or otherwise in effect on January 19, 1996, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time. See "THE MERGER AGREEMENT -- Directors' and Officers' Indemnification."

CERTAIN ARRANGEMENTS REGARDING THE DIRECTORS AND MANAGEMENT OF MAXIM

    In connection with the Mergers, the Maxim Board, at the Effective Time, will consist of 18 persons, nine of whom will be the then existing directors of KCPL immediately prior to the Effective Time, and nine of whom will be designated by UCU. To date, UCU has not determined which individuals, in addition to Richard
C. Green, Jr., will be its designees to serve as directors of Maxim as of the Effective Time. However, it is currently anticipated that the directors of UCU immediately prior to the Effective Time will serve as the initial directors of Maxim. Robert K. Green, brother of Richard C. Green, Jr., will be the president of Maxim and Marcus Jackson will serve as Maxim's executive vice president and chief operating officer. Robert K. Green is currently president of UCU and Marcus Jackson is senior vice president and chief operating officer of KCPL. See "MAXIM FOLLOWING THE MERGERS -- Maxim Board of Directors" and "-- Management of Maxim."

    The Merger Agreement provides that during the three-year period commencing at the Effective Time, certain provisions thereof (including provisions relating to existing employee agreements, workforce matters, benefit plans, stock option and other plans and certain officer positions of Maxim) may be enforced on behalf of the officers, directors and employees of KCPL and UCU, as the case may be, by the directors of Maxim designated by KCPL and UCU, respectively (or their successors).

EMPLOYMENT AGREEMENTS

    Forms of the Employment Agreements of Messrs. Jennings and Green are attached hereto as Annexes F and G, respectively. Messrs. Jennings and Green are sometimes hereinafter individually referred to as the "Executive." The Employment Agreements will become effective only at the Effective Time. The provisions of the Employment Agreements which relate to the Executive serving as a director on the Maxim Board assume that the Executive is elected to the Maxim Board by Maxim shareholders.

    The term of each Employment Agreement shall last until the fifth anniversary of the Effective Time. Pursuant to Mr. Jennings' Employment Agreement, from the Effective Time until the date of the annual meeting of shareholders of Maxim that occurs in 2002, Mr. Jennings will serve as Chairman of Maxim, and thereafter until the expiration of his Employment Agreement will serve as Vice Chairman of Maxim. From the Effective Time until the earlier of the annual meeting of shareholders of Maxim that occurs in 2002 or the date Mr. Jennings ceases to serve as Chairman, Mr. Green will serve as Vice Chairman and Chief Executive Officer of Maxim, and thereafter until the expiration of his Employment Agreement will serve as Chairman and Chief Executive Officer.

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    Each Employment Agreement provides that the Executive will receive an annual base salary, short-term and long-term incentive compensation (including stock options and restricted stock) and supplemental retirement benefits no less than they received before the Effective Time, as well as life insurance providing a death benefit of three times their annual base salaries. The Executive is also entitled to retirement and welfare benefits on the same basis as other executives, and certain fringe benefits and to an unreduced early retirement benefit under certain circumstances.

    CERTAIN OBLIGATIONS OF MAXIM UPON TERMINATION OF EMPLOYMENT AGREEMENT. If Maxim terminates the employment of the Executive without "cause" (as defined in the Employment Agreements) or the Executive terminates his employment for "good reason" (as defined in the Employment Agreements, and which term includes a termination by the Executive for any reason during the 30-day period commencing on the third anniversary of the UCU Effective Time), (i) Maxim shall pay to the Executive in a lump sum, a cash amount equal to (a) the present value of the Executive's annual base salary and incentive compensation (assuming targets have been met) payable through the end of the term of the Employment Agreement or, if longer, for a period of three years (the "Continuation Period"), each at the rate in effect at the time of termination of the Executive's employment, (b) except with respect to benefits described in clause (ii) below, the value of all insurance, expenses and fringe benefits to which he would have been entitled through the Continuation Period and (c) the value of all deferred compensation amounts (together with accrued interest or earnings thereon), and all executive life insurance benefits whether or not then vested or payable, and (ii) Maxim shall continue medical and welfare benefits to the Executive and/or his family at least equal to those which would have been provided had he remained employed by Maxim through the end of the Continuation Period. If the Executive dies during the term of the Employment Agreement, Maxim will pay to the Executive or his beneficiaries or estate all compensation earned through the date of death (including previously deferred compensation and pro rata incentive compensation based upon the maximum potential awards). If the Executive is terminated by Maxim for cause or if the Executive terminates his employment without good reason, Maxim will pay his base salary through the date of termination plus any previously deferred compensation. Any amounts paid to the Executive pursuant to his severance agreement will be netted against amounts due under his Employment Agreement. See "-- Employee Plans and Severance Arrangements."

EMPLOYEE PLANS AND SEVERANCE ARRANGEMENTS

    UCU has entered into Severance Compensation Agreements with 36 of its officers (each, a "UCU Severance Agreement"). The UCU Severance Agreements are intended to provide for continuity of management in the event of a "change of control" of UCU or a "spin-off " of a business unit of UCU. Under such agreements, executives are entitled to certain severance benefits if, following a (a) "change of control," the executive's employment with UCU is terminated within the three-year period following the "change of control," (b) "spin-off " affecting the executive, the executive is terminated and does not become employed by the "spin-off purchaser" or (c) "spin-off " affecting the executive, the executive's employment with the "spin-off purchaser" is terminated within the one-year period following the "spin-off," unless such termination is a result of the executive's (i) "disability," (ii) "retirement," (iii) termination for "cause," or (iv) decision to terminate employment other than for "good reason" (each as defined in the UCU Severance Agreements). Severance benefits include (A) a lump-sum cash amount equal to 2.99 times the executive's "average annual compensation" in the event of a "change in control," or (B) 1.0 times the executive's "average annual compensation" in the event of a "spin-off." In addition, each UCU Severance Agreement provides for (1) acceleration of stock options granted to the executive pursuant to UCC's stock incentive plan, (2) lapsing of any restrictions relating to stock awards under such plan, (3) a lump-sum cash payment of any deferred compensation, (4) immediate vesting in any long-term incentive compensation under UCU's long-term incentive plan, (5) payment of a percentage of the cost of insurance continuation benefits on behalf of the executive pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 and any other benefits relating to health or medical care that are available under UCU policy to the executive following termination of employment, and (6) a lump-sum cash amount equal to the

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annual  incentive paid to the executive in each of the immediately preceding two calendar years, in the event of a "change in control," other than a "spinoff," or in the immediately preceding calendar year in the event of a "spin-off." Severance benefits to executives are effectively limited by Section 280G of the Code, and are therefore subject to adjustment in the event it is determined that such benefits exceed or fall below the maximum amount permitted under the Code. The Mergers will, at the Effective Time, constitute a "change in control." If benefits become payable under all of the UCU Severance Agreements, the aggregate amount that Maxim would be required to pay thereunder would be approximately $20.5 million.

    KCPL has entered into severance agreements with a number of its executives, including its seven most senior executives (each agreement with such senior executives, a "KCPL Severance Agreement"). Each of the KCPL Severance Agreements provides for the payment of severance benefits upon termination of employment with KCPL (a) during the three-year period beginning with a "change in control" of KCPL (or, if later, beginning with the consummation of the transaction the approval of which by KCPL's shareholders constitutes a change in control), unless such termination of employment is (i) by KCPL for "cause," (ii) by the senior executive for any reason other than "good reason" (each as defined in the KCPL Severance Agreements) or (iii) as a result of the senior executive's death or disability or (b) during the 30-day period commencing one year after change in control (or, if later, beginning with the consummation of the transaction the approval of which by KCPL's shareholders constitutes a change in control).

    If a senior executive's employment is terminated under the circumstances described in the immediately preceding paragraph, KCPL is obligated to pay or provide to such executive the following benefits: (A) a lump-sum cash amount in an amount equal to (i) three times the senior executive's highest annual base salary as in effect during the 12-month period immediately prior to the date of termination, plus (ii) three times the senior executive's average annualized incentive compensation awards paid or payable pursuant to the KCPL Incentive Compensation Plan during the five fiscal years immediately preceding the fiscal year in which the Mergers occur; (B) a lump-sum cash amount equal to the value of three additional years of credit service under the KCPL Management Pension Plan and any related agreement, and (C) a lump-sum cash amount equal to the value of the unvested portion (if any) of such senior executive's employer matching contributions under the KCPL Cash or Deferred Arrangement. In addition, each KCPL Severance Agreement provides for three years' continuation of all medical, accident, disability and life insurance plans with respect to the senior executive. The KCPL Severance Agreements provide for an additional payment to be made to the senior executive in order to indemnify the senior executive for any excise tax imposed by Section 4999 of the Code on any payment or distribution by KCPL or its affiliated companies to or for the benefit of the senior executive. If benefits become payable under the KCPL Severance Agreements, the aggregate amount that Maxim would be required to pay thereunder to the five most highly compensated officers of KCPL would be approximately $6.1 million.

MAXIM PLANS

    Pursuant to the terms of the Merger Agreement, Maxim will implement the Maxim Plans described below, subject to shareholder approval thereof at the KCPL Meeting. Each of the Maxim Plans will become effective as of the Effective Time.

    MAXIM STOCK INCENTIVE PLAN. This plan is a comprehensive stock compensation plan designed to provide Maxim with the ability to provide incentives linked to the profitability of its businesses and increases in stockholder value. The Maxim Stock Incentive Plan provides for the grant of stock options, including incentive stock options ("ISOs"), stock appreciation rights ("SARs"), restricted stock and performance units. The maximum number of shares of Maxim Common Stock available for issuance under the plan is 9,000,000 shares, but not more than 3,000,000 shares may be issued as restricted stock, no participant may be granted awards covering in excess of 600,000 shares of Maxim Common Stock in any one year and no participant may be granted performance units in any one calendar year payable in cash in an amount that would exceed $2,000,000. The Nominating and

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Compensation Committee of the Maxim  Board (the "Maxim Compensation  Committee")
will administer the plan and make awards thereunder, and will have broad authority to fix the terms and conditions of individual agreements with participants. This plan is being submitted to shareholders of KCPL for approval, and is described in greater detail under "APPROVAL OF MAXIM PLANS -- Maxim Stock Incentive Plan" elsewhere in this Joint Proxy Statement/Prospectus; a copy of the plan is attached as Annex D. Following implementation of the Maxim Stock Incentive Plan, no further obligations will be incurred under the existing stock incentive plans of KCPL and UCU.

    MAXIM MIC PLAN. This plan is a short-term incentive compensation plan designed to benefit eligible employees of Maxim and its subsidiaries. The Maxim MIC Plan rewards key management personnel for meeting established individual, group and corporate goals. Employees who participate in this plan will be granted awards payable in cash, shares of Maxim Common Stock or such other form as may be determined by the Maxim Compensation Committee to the extent predetermined goals are attained within the performance period. Awards are based on a percentage of a participant's annual base salary. This plan is being submitted to shareholders of KCPL for approval, and is described in greater detail under "APPROVAL OF MAXIM PLANS -- Maxim MIC Plan" elsewhere in this Joint Proxy Statement/Prospectus; a copy of the plan is attached as Annex E. Following implementation of the Maxim MIC Plan, no further obligations will be incurred under the existing short-term incentive plans of KCPL and UCU.

    ACTIONS WITH RESPECT TO EXISTING STOCK OPTIONS AND CERTAIN OTHER EXISTING ARRANGEMENTS. All stock options to acquire UCU Common Stock under the UCU Employee Stock Option Plan and UCU 1986 Stock Incentive Plan that are outstanding at the Effective Time will be converted into options to buy Maxim Common Stock, and the number of shares and exercise price under such options will be adjusted so as to preserve both the same aggregate gain or loss immediately after the Effective Time as existed immediately before the Effective Time and the ratio of the exercise price per share subject to such stock option to the fair market value per underlying share, provided, however, that in the case of any stock option which is intended to be an ISO, the conversion shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Maxim will assume the obligation to honor such options and any other outstanding awards under the existing stock incentive plans of UCU, and the terms and conditions of such options and awards will otherwise remain the same as before the Effective Time after giving effect to the conversion ratio of the UCU Common Stock. See "THE MERGER AGREEMENT -- Benefit Plans."

DIVIDEND REINVESTMENT PLAN

    It is anticipated that, after the Effective Time, Maxim will have a dividend reinvestment and stock purchase plan. Participants in the KCPL Dividend Reinvestment Plan immediately prior to the Effective Time will continue to participate in the Maxim dividend reinvestment and stock purchase plan after the Effective Time. Following the Effective Time, former common stockholders of UCU will be able to participate in the Maxim dividend reinvestment and stock purchase plan with respect to the shares of Maxim Common Stock that they receive in the UCU Merger, and to have their accounts under the UCU Dividend
Reinvestment and Common Stock Purchase Plan transferred to the Maxim dividend reinvestment and stock purchase plan. Stockholders of KCPL and UCU will be notified as to the terms of the Maxim dividend reinvestment and stock purchase plan as soon as practicable after such terms have been finalized.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    CONSEQUENCES TO EXCHANGING STOCKHOLDERS. The consummation of the Mergers is conditioned upon the receipt by KCPL of an opinion from Skadden Arps and the receipt by UCU of an opinion from Blackwell Sanders, each dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth therein: (i) no gain or loss will be recognized by KCPL, UCU or Maxim pursuant to the Mergers; (ii) with respect to the opinion of Blackwell Sanders, no gain or loss will be recognized by stockholders of UCU who exchange their shares of UCU Common

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Stock  for shares of  Maxim Common Stock as  a result of  the Mergers; and (iii)
with respect to the opinion of Skadden Arps, no gain or loss will be recognized by shareholders of KCPL as a result of the Mergers.

    The aggregate tax basis of the Maxim Common Stock received in the UCU Merger will be the same as the tax basis in the UCU Common Stock surrendered in exchange therefor. The holding period of the Maxim Common Stock received in the UCU Merger will include the period during which the UCU Common Stock surrendered in exchange therefor was held (provided such UCU Common Stock was held as a capital asset at the UCU Effective Time).

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT ADDRESS THE STATE, LOCAL, FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE MERGERS. FURTHER, THE DISCUSSION MAY NOT APPLY TO PARTICULAR CATEGORIES OF STOCKHOLDERS OF UCU, INCLUDING (I) STOCKHOLDERS WHO ACQUIRED SHARES OF UCU COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, (II) INDIVIDUALS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES, (III) FOREIGN CORPORATIONS AND (IV) ENTITIES THAT ARE OTHERWISE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE (SUCH AS INSURANCE COMPANIES, TAX-EXEMPT ENTITIES AND REGULATED INVESTMENT COMPANIES). THE DISCUSSION IS BASED ON THE CODE AS IN EFFECT ON THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH MAY DIFFER AT THE EFFECTIVE TIME. STOCKHOLDERS OF UCU ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICATION TO THEM AND POSSIBLE EFFECT UPON THEM OF ANY PENDING LEGISLATION, THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    It is intended that the Mergers will qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of KCPL and UCU will be carried forward to the consolidated financial statements of Maxim at their recorded amounts; income of Maxim will include income of KCPL and UCU for the entire fiscal year in which the Mergers occur; and the reported income of the separate corporations for prior periods will be combined and restated as income of Maxim. The receipt by each of KCPL and UCU of a letter from their respective independent accountants, stating that the Mergers will qualify as a pooling of interests, is a condition precedent to consummation of the Mergers. This condition may be waived, but KCPL and UCU presently have no intention to do so. Representatives of Coopers & Lybrand L.L.P. and Arthur Andersen LLP are expected to be present at the KCPL Meeting and the UCU Meeting, respectively. See "THE MERGER AGREEMENT -- Conditions to Each Party's Obligation to Effect the Mergers" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

STOCK EXCHANGE LISTING OF THE MAXIM COMMON STOCK

    KCPL will apply for the listing on the NYSE of the Maxim Common Stock to be issued in the UCU Merger. It is a condition to the consummation of the Mergers that the Maxim Common Stock to be issued in the UCU Merger be approved for listing on the NYSE, subject to official notice of issuance. So long as UCU continues to meet applicable requirements, the UCU Common Stock will continue to be listed on the NYSE and each of the other securities exchanges on which it is listed until the UCU Effective Time. In addition, until called for redemption, all classes and series of preferred stock of KCPL and of UCU will remain listed on any securities exchange on which such preferred stock is presently listed.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Maxim Common Stock received by holders of UCU Common Stock will be freely transferable, except that shares of Maxim Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of UCU prior to the Mergers may be

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
resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144, in the case of such persons who become affiliates of Maxim) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of UCU or Maxim generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement requires UCU to use all reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of (i) any shares of Maxim Common Stock during the period beginning 30 days prior to the Effective Time and continuing until such time as results covering at least 30 days of post-Effective Time operations of Maxim have been published or (ii) any of the shares of UCU Common Stock or any shares of Maxim Common Stock issued to such affiliate in or pursuant to the Mergers in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This Joint Proxy Statement/Prospectus does not cover resales of Maxim Common Stock received in the Mergers by any person who may be deemed to be an affiliate of UCU or Maxim.

DISSENTERS' RIGHTS

    KCPL. Holders of KCPL Common Stock will not have dissenters' rights of appraisal under the MGBCL with respect to the Consolidating Merger or any of the other transactions contemplated by the Merger Agreement.

    UCU.    Holders of  UCU Common  Stock  will not  have dissenters'  rights of appraisal under the DGCL with respect to the UCU Merger or any of the other transactions contemplated by the Merger Agreement.

REGULATORY MATTERS

    As indicated below, consummation of the Mergers is subject to numerous regulatory approvals, which are presently anticipated to be received by the second quarter of 1997. KCPL and UCU do not expect that obtaining such required regulatory approvals will be delayed by reason of amending the Original Merger Agreement. Set forth below is a summary of the material regulatory requirements affecting the Mergers.

    STATE APPROVALS  AND RELATED  MATTERS.   KCPL currently  is subject  to  the
jurisdiction of the Missouri Commission and the Kansas Commission with respect to its utility operations in those states.

    UCU currently is subject to the jurisdiction of the Kansas Commission, as well as the Colorado Public Utilities Commission (the "Colorado Commission"), the Iowa State Utilities Board (the "Iowa Board"), the Michigan Public Service Commission (the "Michigan Commission"), the Minnesota Public Utilities Commission (the "Minnesota Commission"), the Missouri Public Service Commission (the "Missouri Commission") and the West Virginia Public Service Commission (the "West Virginia Commission") with respect to its utility operations in those states. In addition, certain utility activities of UCU and certain of its Subsidiaries are subject to the jurisdiction of the British Columbia Utilities Commission (the "British Columbia Commission"). The Treasurer of Australia (Foreign Investment Review Board) (the "Treasurer of Australia") and the New Zealand Overseas Investment Commission (the "New Zealand Commission") also regulate the investment activities of UCU in Australia and New Zealand.

    Applications for approval, or waiver of approval, of the Mergers and related transactions, including, in the case of certain commissions, the issuance of securities in connection therewith, are being filed with the Missouri Commission, the Kansas Commission, the Colorado Commission, the Iowa Board, the Michigan Commission, the Minnesota Commission, the West Virginia Commission, the British Columbia Commission, the Treasurer of Australia and the New Zealand Commission.

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
    Assuming the requisite regulatory approvals are obtained, Maxim's utility operations will be subject to regulation by the Missouri Commission, the Kansas Commission, the Colorado Commission, the Iowa Board, the Michigan Commission, the Minnesota Commission, the West Virginia Commission and the British Columbia Commission, and certain non-utility operations will be subject to regulation in Oklahoma, South Dakota and Texas. In addition, certain investment activities of Maxim in Australia and New Zealand will be subject to the jurisdiction of the Treasurer of Australia and the New Zealand Commission, respectively.

    PUBLIC UTILITY HOLDING COMPANY ACT OF 1935. KCPL is an electric utility company within the meaning of the 1935 Act, and exempt from all provisions of the 1935 Act except Section 9(a)(2). UCU is a gas and electric utility company and a holding company that is exempt pursuant to Rule 10 from all provisions of the 1935 Act except Section 9(a)(2), which generally requires SEC approval prior to the direct or indirect acquisition of 5% or more of the voting securities of more than one electric or gas utility company.

    KCPL and UCU intend to request a "no-action" letter from the staff of the SEC, confirming their view that (i) the Mergers will not require the prior approval of the SEC pursuant to Section 9(a)(2) of the 1935 Act and (ii) following consummation of the Mergers, Maxim will be a holding company entitled to claim exemption pursuant to Rule 10 from all provisions of the Act. In the event that the staff of the SEC does not concur with this view, KCPL and UCU will file an application with the SEC for the necessary approvals and exemptions in connection with the Mergers.

    FEDERAL POWER ACT. Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The approval of the FERC is required in order to consummate the Mergers. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds such merger "consistent with the public interest." In reviewing a merger, the FERC generally evaluates:
(i) whether the merger will adversely affect competition, (ii) whether the merger will adversely affect operating costs and rates, (iii) whether the merger will impair the effectiveness of regulation, (iv) whether the purchase price is reasonable, (v) whether the merger is the result of coercion, and (vi) whether the accounting treatment is reasonable. On March 29, 1996, KCPL and UCU filed a combined application with the FERC requesting that the FERC approve the Mergers under Section 203 of the Federal Power Act (the "Application"). The Application will be amended to reflect the terms of the Merger Agreement as compared to the Original Merger Agreement. In connection with the Application, KCPL and UCU also filed a comparable transmission service tariff under Section 205 of the Federal Power Act, to become effective upon consummation of the Mergers.

    ANTITRUST CONSIDERATIONS. The HSR Act and the rules and regulations promulgated thereunder provide that certain transactions (including the Mergers) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or earlier termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Mergers on antitrust grounds. Neither KCPL nor UCU believes that the Mergers will violate federal antitrust laws. If the Mergers are not consummated within 12 months after the expiration or earlier termination of the initial HSR Act waiting period, KCPL and UCU would be required to submit new information to the Antitrust Division and the FTC, and a new HSR Act waiting period would have to expire or be earlier terminated before the Mergers could be consummated. KCPL and UCU intend to file their premerger notifications pursuant to the HSR Act at such time as they believe will result in the expiration or termination of the waiting period thereunder within 12 months before the anticipated consummation of the Mergers.

    ATOMIC  ENERGY ACT OF  1954, AS AMENDED.   KCPL holds an  interest in an NRC
license in connection with its ownership interest in the Wolf Creek nuclear generating facility and its operator, the Wolf

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
Creek Nuclear Operating Corporation ("WCNOC"). The WCNOC operating license authorizes KCPL to own 47% of the facility and 47% of WCNOC. The Atomic Energy Act provides that such licenses or any rights thereunder may not be amended or transferred or in any manner disposed of, directly or indirectly, to any person through transfer of control unless the NRC finds that such transfer is in accordance with the Atomic Energy Act and consents to the transfer. Pursuant to the Atomic Energy Act, KCPL and UCU will seek approval from the NRC to reflect the fact that after the Mergers, WCNOC and the Wolf Creek nuclear generating facility will be owned 47% by Maxim.

    OTHER. KCPL and UCU possess municipal franchises and environmental permits and licenses that require the consent of the licensor to the Mergers or may need to be renewed, replaced or transferred as a result of the Mergers. Neither KCPL nor UCU anticipate any difficulties at the present time in obtaining such consents, renewals, replacements or transfers.

    GENERAL. Under the Merger Agreement, KCPL and UCU have agreed to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental authorities necessary or advisable to consummate or effect the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Mergers or to have conditions imposed upon the receipt of necessary approvals. While KCPL and UCU believe that they will receive the requisite regulatory approvals for the Mergers, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Mergers that final orders approving the Mergers be obtained from the various federal and state commissions described above on terms and conditions which would not have, or foreseeably could not have, a material adverse effect on the business, assets, financial condition or results of operations of Maxim and its prospective subsidiaries taken as a whole, or which would be materially inconsistent with the agreements of the parties contained in the Merger Agreement. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Mergers.

CERTAIN LITIGATION

    On May 20, 1996, KCPL commenced litigation captioned KANSAS CITY POWER & LIGHT CO. v. WESTERN RESOURCES, INC., ET AL., C.A. No. 96-0552-CV-W-5 in the United States District Court for the Western District of Missouri, Western Division, against Western Resources and Robert L. Rives. In this litigation, KCPL is seeking a declaratory judgment that the Merger Agreement and the transaction contemplated thereby were adopted and may be completed in accordance with Missouri law and are not void, voidable, subject to injunction or rescission based upon any claim that KCPL's directors, officers or agents acted illegally or inequitably in adopting the Merger Agreement. KCPL also seeks a declaratory judgment that Western Resources lacks standing to challenge the Merger Agreement, the transaction contemplated thereby, or the acts leading to its adoption.

    On May 24, 1996, Jack R. Manson ("Manson"), a shareholder of KCPL, filed a motion to intervene in the above action as a representative of a class consisting of similarly situated KCPL shareholders. Manson also requested leave to file an answer to the complaint, in which he would assert counterclaims against KCPL and each of its directors, who would be joined as counterclaim defendants. The proposed counterclaims would allege that KCPL and its directors breached fiduciary duties of care, loyalty and disclosure in responding to Western Resources' acquisition overtures, including their adoption of the Merger Agreement; that their actions in adopting the Merger Agreement were illegal and ULTRA VIRES; that the adoption of the Merger Agreement illegally deprived KCPL shareholders of voting and appraisal rights under Missouri law; and that the adoption of the Merger Agreement was a disproportionate response to Western Resources' acquisition offer. On June 7, 1996, this motion to intervene was granted. KCPL believes that the proposed counterclaims are without merit and will vigorously defend.

    On June 7, 1996, Western Resources and Rives answered the complaint in the above action and made two counterclaims against KCPL, alleging that the Merger Agreement is illegal under Missouri

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law because it does not require  approval of two-thirds of all outstanding  KCPL shares and does not provide dissenters' rights to KCPL shareholders, and that the directors of KCPL breached their fiduciary duties by adopting the Merger Agreement. KCPL believes that these counterclaims are without merit and will vigorously defend.

    During a June 13, 1996 telephone conference concerning scheduling the proceedings in the above litigation, the court indicated that the issues of the legality of the Merger Agreement and its adoption would be heard by the court on July 25, 1996.

                              THE MERGER AGREEMENT

    The following is a summary of certain provisions of the Merger Agreement, which is attached as Annex A hereto and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGERS

    IN GENERAL. The Merger Agreement provides that, following the approval of the Share Issuance by the shareholders of KCPL (the "KCPL Shareholders' Approval"), and following the approval of the Merger Agreement and the UCU
Merger by the stockholders of UCU (the "UCU Stockholders' Approval" and, together with the KCPL Shareholders' Approval, the "Stockholders' Approvals"), and the satisfaction or waiver of the other conditions to the Mergers, including obtaining the requisite regulatory approvals, (i) Sub will be merged with and into UCU, with UCU surviving in the UCU Merger and (ii) immediately thereafter at the Effective Time, the UCU Surviving Corporation will be merged with and into KCPL, with KCPL surviving (and renamed as Maxim) in the Consolidating Merger.

    If the Stockholders' Approvals are obtained, and the other conditions to the Mergers are satisfied or waived, the closing of the Mergers (the "Closing") will take place on the second business day immediately following the date on which the last of the conditions referred to below under the caption "-- Conditions to Each Party's Obligation to Effect the Mergers" is fulfilled or waived, or at such other time and date as KCPL and UCU mutually agree (the "Closing Date").

    Subject to the condition that the opinions of Merrill Lynch and DLJ described under the caption "THE MERGERS -- Opinion of KCPL's Financial Advisor" and "-- Opinion of UCU's Financial Advisor" shall not have been withdrawn, KCPL and UCU have agreed to call, give notice of, convene and hold a meeting of their respective stockholders as soon as reasonably practicable for the purpose of securing the Stockholders' Approvals.

    CONSUMMATION OF THE MERGERS. The Mergers will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, as a result of which (i) as of the UCU Effective Time, Sub will be merged with and into UCU, with UCU surviving in the UCU Merger and (ii) immediately thereafter at the Effective Time, the UCU Surviving Corporation will be merged with and into KCPL, with KCPL surviving (and renamed as Maxim) in the Consolidating Merger. In addition, as of the UCU Effective Time, (i) each issued and outstanding share of UCU Common Stock (other than shares of UCU Common Stock owned by KCPL or UCU either directly or through a wholly-owned Subsidiary) will be converted into and become one fully paid and nonassessable share of Maxim Common Stock and (ii) each issued and outstanding share of Sub Common Stock will be converted into and become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the UCU Surviving Corporation. Each issued and outstanding share of KPCL Common Stock held by KCPL shareholders will remain outstanding after the Mergers, unchanged, as one share of Maxim Common Stock. Based on the number of shares of KCPL Common Stock and UCU Common Stock outstanding as of the date of the Merger Agreement, the holders of KCPL Common Stock and the holders of UCU Common Stock will hold in the aggregate approximately 57% and 43%, respectively, of the total number of shares of Maxim Common Stock outstanding immediately after the Effective Time.

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    KCPL has agreed under the Merger Agreement to call for redemption before the
UCU Effective Time all of the outstanding shares of each series and class of KCPL Preferred Stock at the applicable redemption prices therefor, together with all dividends accrued and unpaid through the applicable redemption dates. UCU has agreed under the Merger Agreement to call for redemption all of the outstanding shares of UCU Preferred Stock, which is the only outstanding series or class of preferred stock of UCU, on March 3, 1997 or on such later date as KCPL and UCU shall mutually agree. The redemption price therefor will be $25.00 per share of UCU Preferred Stock plus all accrued and unpaid dividends through the redemption date. It is a condition to the closing of the Mergers that the UCU Preferred Stock and KCPL Preferred Stock be redeemed before the UCU Effective Time.

    Pursuant to the Merger Agreement, at the Effective Time, (i) the Restated Articles of Consolidation of KCPL as in effect immediately prior to the Effective Time, and as amended in respect of clause (iii) below, will be the Restated Articles of Consolidation of Maxim until thereafter amended as provided by law and such Restated Articles of Consolidation, (ii) the Bylaws of KCPL as in effect immediately prior to the Effective Time will be the Bylaws of Maxim until thereafter amended as provided by law, the Restated Articles of Consolidation of Maxim and such by-laws, and (iii) KCPL will change its name to Maxim or such other name as KCPL and UCU shall mutually agree. Subject to the foregoing, the additional effects of the Consolidating Merger will be as provided in the applicable provisions of the DGCL and the MGCL.

    EXCHANGE OF CERTIFICATES. As soon as practicable after the UCU Effective Time, the Exchange Agent will mail to each holder of record of an Old Certificate, a letter of transmittal and instructions for use in effecting the surrender of Old Certificates in exchange for certificates representing shares of Maxim Common Stock. Upon surrender of Old Certificates to the Exchange Agent for cancellation, together with a duly executed letter of transmittal and such other documents, if any, as the Exchange Agent shall require, the holder of such Old Certificates will be entitled to receive a certificate or certificates representing that number of whole shares of Maxim Common Stock which such holder has the right to receive pursuant to the provisions of the Merger Agreement. Until surrendered, each Old Certificate will be deemed at any time after the UCU Effective Time to represent only the right to receive upon such surrender the certificate representing Maxim Common Stock.

    The letter of transmittal may, at the option of Maxim, provide for the ability of a holder of one or more Old Certificates to elect that the shares of Maxim Common Stock to be received be issued in uncertificated form or to elect that such shares be credited to an account established for the holder under Maxim's dividend reinvestment and stock purchase plan.

    No dividends or other distributions declared or made after the UCU Effective Time with respect to Maxim Common Stock with a record date after the UCU Effective Time will be paid to the holder of any unsurrendered Old Certificates until such Old Certificates have been surrendered by such holder. Following such surrender, subject to applicable law, there will be paid to such holder, without interest, the unpaid dividends and distributions to which such holder is entitled.

    HOLDERS OF UCU COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

    HOLDERS OF KCPL COMMON STOCK WILL NOT NEED TO SURRENDER THEIR SHARE CERTIFICATES. ISSUED AND OUTSTANDING SHARES OF KPCL COMMON STOCK HELD BY KCPL SHAREHOLDERS WILL REMAIN OUTSTANDING AFTER THE MERGERS BUT ARE REFERRED TO HEREIN AS MAXIM COMMON STOCK TO REFLECT KCPL'S NAME CHANGE TO MAXIM.

SUBSIDIARIES AND JOINT VENTURES

    The Merger Agreement defines "Subsidiary" to mean any corporation or other entity of which at least a majority of the voting power will at the time be held, directly or indirectly, by KCPL or UCU, as the case may be. The Merger Agreement also defines "Joint Venture" to mean specified joint ventures of KCPL and UCU, as the case may be. The covenants of KCPL and UCU in the Merger Agreement

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apply  to  the  parties  themselves  and  their  Subsidiaries.  Certain  of  the representations and warranties of KCPL and UCU in the Merger Agreement apply to the parties, their Subsidiaries and their Joint Ventures.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by each of KCPL and UCU relating to, among other things and subject to certain qualifications, (a) their respective organizations, the organization of their respective Subsidiaries and Joint Ventures and similar corporate matters; (b) their respective capital structures; (c) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (d) required regulatory approvals; (e) their compliance with applicable laws and agreements; (f) reports and financial statements filed with the SEC or other regulatory authorities and the accuracy of information contained therein; (g) the absence of any material adverse effect on their business, assets, financial condition, results of operations or prospects; (h) the absence of adverse material claims, suits, actions or proceedings, and other litigation issues; (i) the accuracy of information supplied by each of KCPL and UCU for use in the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part; (j) tax matters; (k) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (l) agreements relating to certain employment and benefits matters; (m) labor matters; (n) compliance with all applicable material environmental laws, possession of all material environmental, health, and safety permits and other environmental issues; (o) the regulation of KCPL and UCU and their subsidiaries as public utilities in specified states; (p) the stockholder vote required in connection with the Merger Agreement and the transactions contemplated thereby, as set forth in this Joint Proxy Statement/Prospectus, being the only vote required; (q) that neither KCPL nor UCU nor any of their respective affiliates has taken or agreed to take any action that would prevent Maxim from accounting for the Mergers as a pooling of interests; (r) the delivery of fairness opinions by Merrill Lynch, in the case of KCPL, and DLJ, in the case of UCU; (s) the adequacy of insurance; and (t) the applicability of certain provisions in the KCPL Charter and the UCU Charter relating to certain changes in control.

    KCPL and Sub have also made certain representations and warranties (i) concerning Sub's organization and capitalization and (ii) with respect to Sub, the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters. UCU has additionally represented and warranted that it has and will continue to have sufficient cash resources or a sufficient line of credit to redeem the UCU Preferred Stock as specified in the Merger Agreement.

CERTAIN COVENANTS

    Pursuant to the Merger Agreement, each of KCPL and UCU has agreed that during the period from the Original Execution Date until the UCU Effective Time or earlier termination of the Merger Agreement, except as permitted by the Merger Agreement (including the disclosure schedules thereto) or as the other party otherwise consents in writing, it will (and each of its Subsidiaries will), subject to certain exceptions specified therein, among other things: (a) carry on its business in the ordinary course consistent with prior practice; (b) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than (i) to such party or its wholly-owned Subsidiaries, (ii) dividends required to be paid on any UCU Preferred Stock or KCPL Preferred Stock, (iii) regular quarterly dividends to be paid on KCPL Common Stock and UCU Common Stock not to exceed 105% of the dividends for the comparable period of the prior fiscal year, and (iv) dividends by AGP, UtiliCorp U.K., Inc., UtiliCorp U.K. Limited, West Kootenay Power Ltd., UtiliCorp N.Z., Inc., and any Subsidiaries of such entities; (c) not effect certain other changes in its capitalization other than redeeming all series and classes of KCPL Preferred Stock and the UCU Preferred Stock, or funding employee stock ownership plans in accordance with past practice; (d) not issue, sell or dispose of any capital stock or securities convertible into capital stock other than (i) intercompany issuances of capital stock and (ii) up to 2,000,000 shares of KCPL Common Stock or UCU Common Stock, as the case may be, to be issued during any fiscal year pursuant to employee benefit plans, stock option and other incentive compensation plans, directors' plans and stock purchase and dividend reinvestment

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
plans, except that, as set forth in the disclosure schedules, UCU may issue approximately 5.3 million additional shares of UCU Common Stock; (e) not incur indebtedness (or guarantees thereof), other than (i) indebtedness or guarantees or "keep well" or other agreements either in the ordinary course of business consistent with past practice, or not aggregating more than $250 million, (ii) arrangements between such party and its Subsidiaries or among its Subsidiaries,
(iii) in connection with the refunding of existing indebtedness, (iv) in connection with any permitted redemption of any series or class of KCPL Preferred Stock or of UCU Preferred Stock, or (v) as may be necessary in connection with certain permitted acquisitions or capital expenditures; (f) not engage in material acquisitions, except individual acquisitions not exceeding $25 million in equity invested and not requiring board of directors' approval, provided that the total amount invested in any fiscal year does not exceed $150 million; (g) not make any capital expenditures during any fiscal year exceeding 125% of the amounts budgeted; (h) not sell or dispose of assets during any fiscal year singularly or in an aggregate amount equalling or exceeding $25 million, other than dispositions in the ordinary course of business consistent with past practice; (i) not enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensatory expenses; (j) not enter into or amend any employee severance agreement other than in the ordinary course of business consistent with past practice; (k) not deposit into any trust
(including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors, provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice; (l) not engage in any activity which would cause a change in its status under the 1935 Act; (m) not make any changes in its accounting methods other than as required by law or in accordance with generally accepted accounting principles; (n) not take any action to prevent Maxim from accounting for the Mergers as a pooling of interests; (o) not take any action that would adversely affect the status of the Mergers as a tax-free reorganization under the Code; (p) not enter into any material agreements with affiliates (other than wholly-owned subsidiaries) or the parties' respective Joint Ventures, other than on an arm's-length basis; (q) cooperate with the other party, provide reasonable access to its books and records and notify the other party of any significant changes; (r) subject to applicable law, discuss with the other party any proposed changes in its rates or charges (other than pass-through fuel and gas rates or charges) or standards of service or accounting; consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators; and not make any filing to change its rates on file with the FERC that would have a material adverse effect on the benefits associated with the Mergers; (s) use all commercially reasonable efforts to obtain certain third-party consents to the Mergers; (t) not take any action reasonably likely to materially breach the Merger Agreement or any of its representations and warranties; (u) not take any action that is likely to jeopardize the qualification of KCPL's or UCU's outstanding revenue bonds as "exempt facility bonds" or as tax-exempt industrial development bonds; (v) create a joint transition management task force to examine alternatives to effect the integration of the parties after the Effective Time; (w) refrain from taking specified actions relating to tax matters; (x) maintain customary and adequate insurance and existing governmental permits; and (y) not discharge or satisfy any material claims, liabilities or obligations, other than discharges (in the ordinary course of business or in accordance with their terms) of liabilities reflected in the most recent consolidated financial statements.

    The Merger Agreement provides that the parties will execute such further documents and instruments and take such actions as are necessary and reasonably requested by the other party to consummate the Mergers in accordance with the terms of the Merger Agreement.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that neither KCPL nor UCU will, and that neither will authorize or permit any of its officers, directors, employees, accountants, counsel, investment bankers, financial

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advisors   and  other  representatives   (collectively,  "Representatives")  to,
directly or indirectly, initiate, solicit or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any
Acquisition   Proposal;  provided,  however,   that  notwithstanding  any  other
provision of the Merger Agreement, a respective party may (i) at any time prior to the time the parties' stockholders shall have voted in respect of the KCPL Shareholders' Approval or the UCU Stockholders' Approval, as the case may be, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its Representatives after January 19, 1996) seeks to initiate such discussions or negotiations and may furnish such third-party information concerning the party and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made an Acquisition Proposal that is financially superior to the Mergers and has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith in each case by the party's Board of Directors after consultation with its financial advisors) and (y) the party's Board of Directors concludes in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, such party (x) provides prompt notice to the other party to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement, dated November 28, 1995 (as amended from time to time, the "Confidentiality Agreement"), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) accept an Acquisition Proposal from a third party, provided such respective party terminates the Merger Agreement pursuant to the provisions of Section 9.1(e) or 9.1(f) thereof,
as   applicable  (which  provisions  are  described  in  clause  (e)  under  "--
Termination," below). Each party has agreed to cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted previously by the party or its Representatives with respect to the foregoing. Each party has agreed to notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. As used herein, "Acquisition
Proposal"  means  any  tender  or   exchange  offer,  proposal  for  a   merger,
consolidation or other business combination involving the party or any material Subsidiary of the party, or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the party or any material Subsidiary.

MAXIM BOARD OF DIRECTORS

    The Merger Agreement provides that at the Effective Time, the Maxim Board will consist of 18 persons, nine of whom will be the then existing directors of KCPL prior to the Effective Time and nine of whom will be designated by UCU prior to the Effective Time. If, prior to the Effective Time, any of such designees declines or is unable to serve, the party that designated such person will designate another person to serve in such person's stead. As of the date of this Joint Proxy Statement/Prospectus, UCU has not decided who, in addition to Mr. Green, will be designated to serve on the Maxim Board after the Effective Time.

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
DIRECTORS' AND OFFICERS' INDEMNIFICATION

    The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Maxim will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is on, or who has been at any time prior to, January 19, 1996, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties thereto or any Subsidiary (each an "Indemnified Party," and collectively, "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party, and all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time),
(i) Maxim will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel must be reasonably satisfactory to Maxim, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGCL, (ii) Maxim will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGCL, the Restated Articles of Consolidation or Bylaws of Maxim will be made by independent counsel mutually acceptable to Maxim and the Indemnified Party; provided, however, that Maxim will not be liable for any settlement effected without its written consent (which consent must not be unreasonably withheld). The Merger Agreement further provides that the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time, Maxim will cause to be maintained in effect policies of directors' and officers' liability insurance maintained by KCPL and UCU for the benefit of those persons who were covered by such policies on January 19, 1996, on terms no less favorable than the terms of such insurance coverage, provided that Maxim will not be required to expend in any year an amount exceeding 200% of the annual aggregate premiums currently paid by KCPL and UCU for such insurance. If the annual premiums of such insurance coverage exceed such amount, Maxim will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Maxim Board, for a cost not exceeding such amount. The Merger Agreement also provides that to the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors and officers of KCPL, UCU and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on January 19, 1996, or otherwise in effect on January 19, 1996, will survive the Mergers and will continue in full force and effect for a period of not less than six years from the Effective Time.

CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS

    The respective obligations of KCPL and UCU to effect the Mergers are subject to the following conditions: (a) the approval of the Share Issuance by the shareholders of KCPL and the UCU Merger by the stockholders of UCU shall have been obtained; (b) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents consummation of the Mergers; (c) the Registration Statement shall have become effective and shall not be the subject of a stop order; (d) the shares of Maxim Common Stock issuable in connection with the UCU Merger shall have been authorized for listing on the NYSE, upon official notice of issuance; (e) the receipt of all material governmental authorizations, permits, consents, orders or approvals which do not impose terms or

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conditions  that could reasonably be expected to have a material adverse effect;
(f) the receipt by each of KCPL and UCU of letters from their independent public accountants stating that the Mergers will qualify as a pooling-of-interests transaction under generally accepted accounting principles and applicable SEC regulations; (g) with respect to each of KCPL and UCU, the performance in all material respects of all obligations of the other party required to be performed under the Merger Agreement, including the redemption of the KCPL Preferred Stock and UCU Preferred Stock, as the case may be; (h) with respect to each of KCPL and UCU, the accuracy of the representations and warranties of the other party set forth in the Merger Agreement as of January 19, 1996 (except with respect to representations and warranties made as of May 20, 1996, which shall be accurate as of such date) and as of the Closing Date (except in all cases as would not reasonably be likely to result in a material adverse effect); (i) KCPL's and UCU's having received officers' certificates from each other stating that certain conditions set forth in the Merger Agreement have been satisfied; (j) with respect to each of KCPL and UCU, there having been no material adverse effect on the business, assets, financial condition, results of operations or prospects of the other party and its subsidiaries taken as a whole; (k) receipt of tax opinions from counsel to each party to the effect that the Mergers will be treated as a tax-free reorganization under Section 368(a) of the Code; (l) with respect to each of KCPL and UCU, the receipt by the other party of certain material third-party consents; and (m) with respect to UCU, the receipt by KCPL of letter agreements relating to trading in securities of KCPL and UCU (substantially in the form attached as an exhibit to the Merger Agreement), duly executed by each affiliate of UCU.

    In addition, the Merger Agreement provides that it is a condition to the obligation of KCPL to hold the KCPL Meeting that the opinion of Merrill Lynch attached hereto as Annex B shall not have been withdrawn, and it is a condition to the obligation of UCU to hold the UCU Meeting that the opinion of DLJ attached hereto as Annex C shall not have been withdrawn.

    At any time prior to the UCU Effective Time, to the extent permitted by applicable law, the conditions to KCPL's or UCU's obligations to consummate the Mergers may be waived by the other party. Either party's agreement to such a waiver is valid if set forth in a written instrument signed on behalf of such party. See "-- Amendment and Waiver."

BENEFIT PLANS

    The Merger Agreement provides that KCPL and UCU have agreed to cooperate and agree upon the employee benefit plans and programs to be provided by Maxim, and that each participant of any KCPL benefit plan or UCU benefit plan shall receive credit for purposes of eligibility to participate, vesting and eligibility to receive benefits under any benefit plan of Maxim or any of its subsidiaries or affiliates that replaces a KCPL benefit plan or UCU benefit plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit. In addition, the UCU Supplemental Contributory Retirement Plan shall be revised to provide that references to UCU Common Stock shall instead refer to Maxim Common Stock.

    Upon the consummation of the Mergers, no additional obligations will be incurred under the existing short-term incentive compensation plans of KCPL and UCU. Subject to shareholder approval thereof at the KCPL Meeting, the Maxim MIC Plan will become effective at the Effective Time. The Maxim MIC Plan provides for annual bonuses, based on percentages of base salaries, to be awarded based upon the achievement of performance goals determined in advance by the Maxim Compensation Committee. With respect to those participants in the new plan who are, or who the Maxim Compensation Committee determines are likely to be, "covered individuals" within the meaning of Section 162(m) of the Code with compensation in excess of the limitations set forth in Section 162(m), the performance goals are to be objective standards that are approved by shareholders in accordance with the requirements for exclusion from the limits of Section 162(m) of the Code as performance-based compensation. See "APPROVAL OF MAXIM PLANS -- Maxim MIC Plan" and Annex E.

    Following   the  implementation  of  the  Maxim  Stock  Incentive  Plan,  no additional awards will be made under the existing stock incentive plans of KCPL and UCU. Subject to shareholder approval

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thereof  at  the  KCPL  Meeting,  the Maxim  Stock  Incentive  Plan  will become effective at the Effective Time. The Maxim Stock Incentive Plan provides for the grant of stock options, SARs, restricted stock and such other awards based upon Maxim Common Stock as the Maxim Compensation Committee may determine, subject to shareholder approval of the Maxim Stock Incentive Plan. Maxim intends to reserve
9,000,000   shares  of  Maxim  Common  Stock   for  issuance  under  this  plan.
Accordingly, the Maxim Stock Incentive Plan is being submitted to shareholders for approval. See "APPROVAL OF MAXIM PLANS -- Maxim Stock Incentive Plan" and Annex D.

    At the Effective Time, (i) an option to purchase shares of UCU Common Stock under the existing stock incentive plans of UCU (each, a "UCU Stock Option") will constitute an option to acquire, on the same terms and conditions (subject to the adjustments necessary to give effect to the Mergers), shares of Maxim Common Stock based on the same number of shares of Maxim Common Stock as the holder of such UCU Stock Option would have been entitled to receive pursuant to the Mergers had such holder exercised such option in full immediately prior to the Effective Time and (ii) each other outstanding award under the existing stock incentive plans of UCU (each, a "UCU Stock Award") will constitute an award based upon the same number of shares of Maxim Common Stock as the holder of such UCU Stock Award would have been entitled to receive pursuant to the Mergers had such holder been the owner, immediately before the Effective Time, of the shares of UCU Common Stock on which such UCU Stock Award is based, and otherwise on the same terms and conditions as governed such UCU Stock Award immediately before the Effective Time. See "THE MERGERS -- Maxim Plans."

CERTAIN EMPLOYMENT AGREEMENTS AND WORKFORCE MATTERS

    Subject to  certain  provisions  in  the Merger  Agreement,  Maxim  and  its
Subsidiaries have agreed to honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of KCPL and UCU prior to the date of the Merger Agreement that apply to any current or former employee or current or former director of the parties hereto. Subject to applicable collective bargaining agreements, for a period of three years following the Effective Time, any reductions in workforce in respect of employees of Maxim shall be made on a fair and equitable basis, without regard to whether employment was with KCPL or the KCPL Subsidiaries or UCU or the UCU Subsidiaries, and any employee whose employment is terminated or job is eliminated by Maxim or any of its Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Maxim or any of its Subsidiaries. Any workforce reductions carried out following the Effective Time by Maxim and its Subsidiaries shall be done in accordance with all applicable collective bargaining agreements and all laws and regulations governing the Worker
Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Closing Date, whether before or after the Stockholders' Approvals have been obtained:
(a) by mutual written consent of the KCPL Board and the UCU Board; (b) by either KCPL or UCU if (i) the other party (x) has breached certain agreements and covenants relating to dividends or issuance of securities but only to the extent such agreements and covenants apply to KCPL or UCU and not their respective Subsidiaries, or (y) has breached any representations, warranties, covenants or agreements set forth in the Merger Agreement, which breaches individually or in the aggregate would result in a material adverse effect on such party and, in the case of either (x) or (y), the breach has not been cured within 20 business days following the breaching party's receipt of notice of such breach or adequate assurance of such cure is not given by or on behalf of the breaching party within such 20 business-day period, (ii) the Board of Directors of the other party or any committee thereof (A) withdraws or modifies in any manner adverse to such party its approval or recommendation of the Merger Agreement or the Mergers, (B) fails to reaffirm such approval or recommendation upon such party's request, (C) approves or

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recommends  any acquisition  of the  other party  or a  material portion  of its assets or any tender offer for the other party's capital stock, in each case by a party other than such party or any of its affiliates or (D) resolves to take any of the actions specified in clause (A), (B) or (C), or (iii) any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel of such party, of prohibiting the Mergers, or any court of competent jurisdiction in the U.S. or
any   state  shall  have  issued  an   order,  judgment  or  decree  permanently
restraining, enjoining or otherwise prohibiting the Mergers, and such order, judgment or decree shall have become final and nonappealable; (c) by any party thereto, if the Effective Time shall not have occurred on or before December 31, 1997 (which date will be extended to December 31, 1998 if the required statutory approvals and third-party consents have not been obtained by December 31, 1997, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled); provided, however, that such right to terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before December 31, 1997; (d) by any party thereto, if the Stockholders' Approvals shall not have been obtained;
(e) by KCPL or UCU, upon five days' prior notice to the other party and prior to approval of the Merger Agreement by the other party's stockholders, if, as a result of an Acquisition Proposal by a person other than the other party or any of its affiliates, the Board of Directors of such party determines in good faith after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel, that acceptance of the Acquisition Proposal is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; provided, however, that (i) such Board of Directors shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, such party will, and will cause its respective financial and legal advisors to, negotiate with the other party to make such adjustments in the terms and conditions of the Merger
Agreement   as  would  enable  such  party  to  proceed  with  the  transactions contemplated thereby on such adjusted terms.

    In the event of termination of the Merger Agreement by either KCPL or UCU as provided above, there will be no liability or obligation on the part of either KCPL or UCU or their respective officers or directors thereunder other than to hold in strict confidence all documents furnished to the other in accordance with the Confidentiality Agreement; to pay certain fees and expenses pursuant to certain specified provisions of the Merger Agreement described below under the captions "-- Termination Fees" and "-- Expenses" and to comply with certain other specified provisions of the Merger Agreement.

TERMINATION FEES

    The Merger Agreement provides that if the Merger Agreement is terminated at such time as it is terminable by either (but not both) of KCPL and UCU for breaches of any representations or warranties contained in the Merger Agreement, or of agreements and covenants contained in the Merger Agreement pursuant to the provisions of the Merger Agreement described in clause (b) (i) under the caption "-- Termination" above, then the breaching party will pay the non-breaching party a fee equal to $10 million in cash, minus amounts previously paid by a breaching party in respect of termination, provided however, if termination results from a willful breach, the breaching party will pay the nonbreaching party a fee equal to $35 million in cash minus any amounts previously paid by a breaching party in respect of termination. If at the time of the breaching party's willful breach, pursuant to the provisions of the Merger Agreement described in such clause (b) (i) there shall have been previously made an Acquisition Proposal (whether or not such Acquisition Proposal shall have been rejected or withdrawn prior to the time of termination) involving the breaching party or one of its affiliates, and within two and one-half years of any termination by the non-breaching party, the breaching party or an affiliate becomes a Subsidiary of such offeror or of an

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affiliate  thereof, or accepts  a written offer to  consummate or consummates an
Acquisition Proposal with such third party or affiliate thereof, then such breaching party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such breaching party becoming such a Subsidiary or of such Acquisition Proposal, shall pay to the non-breaching party an additional fee equal to $58 million in cash minus any such amounts as may have previously been paid by the breaching party due to a termination.

    If the Merger Agreement is terminated because UCU's stockholders fail to approve the UCU Merger, in the case of UCU, or KCPL's shareholders fail to approve the Share Issuance, in the case of KCPL, such party will pay to the other a fee of $5 million; provided that such fee shall be reduced (but not below zero) by any termination fee previously paid.

    The Merger Agreement also requires payment of a termination fee of $58 million in cash minus any amounts previously paid by the Target Party (as defined below in this paragraph) to the other party, if (i) the Merger Agreement is terminated (A) as a result of the acceptance by such party of an Acquisition Proposal pursuant to the provisions of the Merger Agreement described in clause
(e) under the caption "-- Termination" above, (B) following a failure of the stockholders of such party to grant the KCPL Shareholders' Approval or the UCU Stockholders' Approval, as the case may be, or (C) as a result of such party's material failure to convene a stockholder meeting, distribute proxy materials and, subject to its Board of Directors' fiduciary duties, recommend the UCU Merger to its stockholders, in the case of UCU, or recommend the approval of the Share Issuance, in the case of KCPL; (ii) at the time of such termination or prior to the meeting of such party's stockholders, there shall have been an Acquisition Proposal involving such party or any of its affiliates (whether or not this Acquisition Proposal shall have been rejected or withdrawn prior to the time of termination); and (iii) within two and one-half years of any such termination described in clause (i) above, such party or such affiliate (the "Target Party") becomes a Subsidiary of such offeror or accepts an offer to consummate or consummates an Acquisition Proposal with such offeror of an affiliate, then the Target Party (jointly and severally with its affiliates), upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of such party's becoming such a Subsidiary or of such Acquisition Proposal.

    The Merger Agreement further provides that all termination fees constitute liquidated damages and not penalties and that, notwithstanding any other provision of the Merger Agreement, if one party should fail to pay any termination fee due, in addition to payment of such amount, the defaulting party will pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of any unpaid termination fee.

EXPENSES

    Except as set forth above, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring the expense, except that those expenses incurred in connection with printing and filing of the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, will be shared equally by KCPL and UCU.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the Board of Directors of the parties thereto at any time before or after approval thereof by the stockholders of KCPL and UCU and prior to the Effective Time, but after such approvals no such amendment will alter or change the amount or kind of shares, rights or manner of exchange of such shares, or alter or change any of the terms and conditions of the Merger Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of KCPL Common Stock or UCU Common Stock, except for alterations or changes that could otherwise be adopted by the Maxim Board without the further approval of such stockholders. At any time prior to the UCU Effective Time, the parties to the Merger Agreement may by a signed written agreement extend the time for the performance of any of the

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obligations or other acts of the  other parties thereto, waive any  inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, and waive compliance with any of the agreements or conditions contained in the Merger Agreement to the extent permitted by law.

CONFIDENTIALITY AGREEMENT

    KCPL and UCU have agreed pursuant to the Confidentiality Agreement that, for a three-year period commencing on November 28, 1995, unless and until such party shall have received the prior written approval of a majority of the Board of Directors of the other party, neither party, nor its representatives or affiliates, will directly or indirectly (a) acquire, agree to acquire or make any proposal to acquire any securities of the other party or any of its subsidiaries, any warrant or option to acquire any such securities, any security convertible into or exchangeable for any such securities or any other right to acquire any such securities, (b) seek or propose any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets or securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the other party or any of its subsidiaries, (c) make, or in any way participate in, any "solicitation" of proxies or consents with respect to any securities of the other party or any of its subsidiaries, or seek to advise or influence any person with respect to the voting of any securities of the other party or any of its subsidiaries, (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the other party or any of its subsidiaries, (e) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board of Directors or policies of the other party or any of its subsidiaries, (f) have any discussions or enter into any arrangements, understandings or agreements with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or (g) make any publicly disclosed proposal regarding any of the foregoing.

                       DESCRIPTION OF MAXIM COMMON STOCK

    The following statements contain, in summary form, certain information relating to KCPL Common Stock (which herein is termed Maxim Common Stock when referring to KCPL Common Stock after the Mergers). They do not purport to be complete or to reflect or give effect to statutory law and are intended to outline the information presented in general terms only. Such statements are subject to the detailed provisions of the KCPL Charter, which after the Effective Time will be renamed and become the Maxim Charter, and the detailed provisions of the KCPL Bylaws, which after the Effective Time will be renamed and become the Maxim Bylaws.

DIVIDEND RIGHTS AND RESTRICTIONS

    Subject (i) to the preferential dividends of the Maxim Preferred Stock (as defined herein), (ii) to certain provisions for the protection of holders of Maxim Preferred Stock, and (iii) to other restrictive provisions referred to below, dividends may be paid on shares of Maxim Common Stock from funds available for that purpose, when and as declared by the Maxim Board. Pursuant to the Merger Agreement, KCPL is obligated to redeem all outstanding shares of the KCPL Preferred Stock before the Effective Time. However, Maxim will have the ability to issue preferred stock ("Maxim Preferred Stock") after the Effective Time.

    No dividends may be declared or paid on Maxim Common Stock and no Maxim Common Stock may be purchased or redeemed or otherwise retired for consideration
(a) unless all past and current dividends on shares of outstanding Maxim Preferred Stock have been paid or set apart for payment and (b) except to the extent of retained earnings.

    In addition, cash dividends on and the acquisition of Maxim Common Stock will be restricted by provisions of the Indenture of Michigan Gas Utilities, an operating division of UCU, dated as of July 1, 1951, as amended and supplemented (the "MGU Indenture"), securing a portion of Maxim's mortgage bonds. The obligations under the MGU Indenture were assumed by UCU and will be, at the Effective Time, assumed by Maxim. Under the most restrictive of the provisions contained in the

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MGU Indenture, Maxim may not declare or pay any dividend (other than a  dividend payable in shares of its capital stock), whether in cash, stock or otherwise, or make any other distribution, on or with respect to any class of its capital stock, or purchase or otherwise acquire any shares of any class of its capital stock if, after giving effect thereto, the sum of (i) the aggregate amount of all dividends declared and all other distributions made (other than dividends declared or distributions made in shares of its capital stock) on shares of its capital stock, of any class, subsequent to December 31, 1984, plus (ii) the excess, if any, of the amount applied to or set apart for the purchase or other acquisition of any shares of its capital stock, of any class, subsequent to December 31, 1984, over such amounts as shall have been received by Maxim as the net cash proceeds of sales of shares of its capital stock, of any class, subsequent to December 31, 1984, would exceed the sum of the net income of Maxim since January 1, 1985, plus $50 million. In addition, Maxim may not declare such dividends unless it maintains a tangible net worth of at least $250 million and the aggregate principal amount of its outstanding indebtedness does not exceed 70% of its capitalization. On a pro forma basis and as of the date of this Joint
Proxy  Statement/Prospectus,  none  of   Maxim's  retained  earnings  would   be
restricted as to payment of cash dividends on its capital stock as of the Effective Time pursuant to the MGU Indenture.

    In addition, the cash payment of dividends on, and the acquisition of, Maxim Common Stock will be restricted by provisions of the Indenture of UCU, dated as of June 1, 1995, relating to UCU's 8 7/8% Junior Subordinated Deferrable Interest Debentures, Series A, due 2025, which provide that in the event UCU elects to defer interest on such debentures, UCU may not declare any dividend on or acquire any shares of its capital stock during such deferral period. The obligations of UCU under this Indenture will be, prior to or at the Effective Time, assumed by Maxim.

VOTING RIGHTS

    The holders of Maxim Common Stock exclusively possess full voting powers for the election of directors (who may be voted for cumulatively) and for all other purposes, except (a) as by statute otherwise mandatorily provided, (b) that the consent of specified percentages of holders of outstanding shares of Maxim Preferred Stock is required to authorize certain actions which may affect their interest, and (c) that if at any time dividends on any of the outstanding shares of certain series of Maxim Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of such series, voting as a single class, shall be entitled (voting cumulatively) to elect the smallest number of directors necessary to constitute a majority of the full Maxim Board, which right shall continue in effect until all dividend arrearages shall have been paid.

LIQUIDATION RIGHTS

    In the event of voluntary dissolution or liquidation of Maxim, after there shall have been paid to or set aside for the holders of shares of outstanding Maxim Preferred Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of Maxim Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of Maxim available for distribution.

PREEMPTIVE RIGHTS

    No holder of outstanding shares of Maxim Common Stock has any preemptive right to subscribe for or acquire any shares of stock or any securities of any kind issued by Maxim.

LIABILITY TO ASSESSMENT

    The outstanding shares of Maxim Common Stock when issued in accordance with the terms of the Merger Agreement will be fully paid and nonassessable.

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CERTAIN ANTI-TAKEOVER PROVISIONS

    The Maxim Charter and Maxim Bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Maxim Common Stock or delaying or preventing a change in control of Maxim. For a description of these provisions, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

    KCPL is incorporated in the State of Missouri, and UCU is incorporated in the State of Delaware. UCU stockholders, whose rights are currently governed by Delaware law (including the DGCL), the UCU Charter and the UCU Bylaws, will, upon consummation of the Mergers, become shareholders of KCPL (which is to be renamed Maxim at the Effective Time). After such time, their rights will then be governed by Missouri law (including the MGBCL), the Maxim Charter and the Maxim Bylaws.

    Certain differences, including all material differences, that may affect the rights and interests of stockholders of Maxim and UCU are set forth below. This summary is not intended to be an exhaustive or detailed description of the provisions discussed. It is qualified in its entirety by reference to the MGBCL, DGCL, the Maxim Charter, the Maxim Bylaws, the UCU Charter and the UCU Bylaws.

NUMBER OF DIRECTORS

    Under the Maxim Charter and the Maxim Bylaws, the Maxim Board must be comprised of at least three directors, the exact number to be fixed by the Maxim Bylaws. The Maxim Bylaws presently provide that the exact number of directors will be nine, but the Maxim Bylaws may be amended by the KCPL Board to change such number. See "-- Amendment of Bylaws." KCPL has agreed in the Merger Agreement to take such action as may be necessary to cause the number of directors comprising the Maxim Board at the Effective Time to be 18 persons. Under the UCU Charter and the UCU Bylaws, the UCU Board must be comprised of at least three directors, the exact number to be fixed by the UCU Bylaws. Currently, the UCU Board consists of nine directors. Under the UCU Bylaws, a majority vote of the UCU Board is required to alter the size of the UCU Board.

CLASSIFIED BOARD OF DIRECTORS

    The Maxim Board is not classified, and the Maxim Bylaws provide that each director will be elected annually to a one-year term. The UCU Charter and UCU Bylaws provide for the UCU Board to be divided into three classes. At each annual meeting of stockholders of UCU, one class is to be elected to a three-year term.

VACANCIES ON THE BOARD OF DIRECTORS

    Under the Maxim Charter and the Maxim Bylaws, vacancies on the Maxim Board may be filled by the designee of a majority of the directors then in office, even if less than a quorum. A director so designated will hold office for a term coinciding with the term of the class to which such director is elected. Vacancies on the UCU Board are filled in the same manner.

REMOVAL OF DIRECTORS

    The Maxim Charter and the Maxim Bylaws are silent as to the removal of any director, but, under the MGBCL, one or more directors or the entire Maxim Board may be removed, with or without cause, at a meeting of the shareholders by a vote of the holders of a majority of the shares then entitled to vote. In addition, if less than the entire Maxim Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Maxim Board. The UCU Charter provides that directors of UCU may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors cast at a meeting of the stockholders called for that purpose. If less than the entire UCU Board is to be removed, however, no one director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a member. The UCU Charter further provides that, notwithstanding the foregoing or the

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fact  that the law may specify a lesser  percentage, the entire UCU Board may be removed only by an affirmative vote of holders of at least 80% of the shares of outstanding UCU capital stock entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

VOTING/CUMULATIVE VOTING

    The Maxim Bylaws provide for cumulative voting in connection with the election of directors and otherwise provide that each outstanding share entitled to vote under the Maxim Charter is entitled to one vote on each matter submitted to a shareholder vote. The UCU Charter and the UCU Bylaws also provide for cumulative voting in connection with the election of directors and also otherwise provide that each outstanding share entitled to vote is entitled to one vote on each matter submitted to a stockholder vote. Cumulative voting means that in electing directors, each stockholder has the right to cast as many votes in the aggregate as equals the number of shares held multiplied by the number of directors to be elected at the election.

    The Maxim Bylaws state that unless required otherwise by law, the Maxim Charter or the Maxim Bylaws, issues brought before a meeting of shareholders will, except with respect to the election of directors, be decided by a vote of the holders of a majority of the shares represented and entitled to vote. The UCU Bylaws contain a similar provision.

SPECIAL MEETINGS; STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Maxim Bylaws state that, in general, special shareholders' meetings may only be called by the Chairman of the Maxim Board, by the President of Maxim or at the written request of a majority of the Maxim Board. The Maxim Bylaws also state that unless otherwise provided by law or in the Maxim Charter, any action required to be taken by shareholders may be taken without a meeting if a consent in writing, stating the action taken, is signed by all shareholders entitled to vote on the matter. The UCU Charter and the UCU Bylaws state that special meetings of UCU stockholders may be called by the President, the Vice President, a majority of the UCU Board and holders of at least one-fifth of all outstanding shares entitled to vote at such meeting. Under the UCU Charter, no action permitted or required to be taken at a special or annual meeting of the holders of UCU Common Stock may be taken by their written consent in lieu of such a meeting.

INDEMNIFICATION/LIMITATION OF LIABILITY

    The MGBCL and the DGCL permit indemnification on substantially similar terms. A corporation may indemnify any person made or threatened to be made a party to any legal proceeding, including any suit by or in the name of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any capacity with respect to another enterprise, against expenses and other amounts reasonably incurred by him in connection with such legal proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The foregoing notwithstanding, no indemnification may be made in respect of any claim brought by or in the name of the corporation as to which such person is adjudged to be liable to the corporation unless and only to the extent that a proper court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court deems proper. These indemnification rights are not exclusive of any other rights to which the person seeking indemnification is entitled and do not limit a corporation's right to make further indemnification as allowed by law.

    The Maxim Charter provides that it will indemnify to the fullest extent permitted by the MGBCL any person made or threatened to be made a party to a legal proceeding by reason of the fact that the person is or was a director, officer or employee of Maxim, or is or was serving at the request of Maxim as a director, officer or employee of another enterprise, against all expense, liability or loss (including attorneys' fees and judgments) actually and reasonably incurred by such person. The Maxim Board has the discretion to indemnify agents of Maxim under similar terms. These indemnification rights are not exclusive of any other rights to which the person is entitled by law or under any other Maxim

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authorizations.  Maxim may, without shareholder  approval, provide its officers, directors and employees with greater indemnification than the MGBCL offers, provided that such further indemnity will not be offered to a person whose conduct was finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to have constituted willful misconduct.

    The UCU Charter contains a provision that eliminates the personal liability of UCU's directors to UCU or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. A provision in the UCU Bylaws entitles officers and directors to be indemnified by UCU against costs and expenses, attorneys' fees, judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any such action, suit or proceeding, including actions brought by or in the right of UCU, to which such persons are made or threatened to be made a party, by reason of their being a director or officer of UCU. Such right, however, may only be authorized by (i) a majority vote of a quorum of disinterested directors, or
(ii) if such quorum is not obtainable or, if obtainable, a majority thereof so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of UCU, upon a determination that the person seeking indemnification acted in good faith and in the manner that he reasonably believed to be in or not opposed to UCU's best interest, or, if the action is criminal in nature, upon a determination that the person seeking indemnification had no reasonable cause to believe that his conduct was unlawful. This provision also requires UCU, upon authorization by the UCU Board, to advance costs and expenses, including attorneys' fees, reasonably incurred in defending such actions; provided that any person seeking such an advance first provide UCU with an undertaking to repay any amount as to which it may be determined such person is not entitled.

AMENDMENT OF CHARTERS

    The Maxim Charter may, in general, be amended only by an affirmative vote of holders of a majority of the outstanding shares of Maxim Common Stock entitled to vote. However, the provisions in the Maxim Charter concerning certain business combinations (see "-- Business Combinations" below) may not be changed without the affirmative vote of the holders of at least 80% of the outstanding shares of Maxim Common Stock entitled to vote. Notwithstanding any of the foregoing to the contrary, no amendment to the Maxim Charter provisions concerning indemnification may adversely affect the right of a person entitled to indemnification which arises out of circumstances that occur prior to such amendment.

    The UCU Charter provides that provisions of the UCU Charter dealing with the number, election, and removal of directors, director powers, and certain business combinations may not be repealed or amended without the affirmative vote of holders of at least 80% of the outstanding shares of voting stock. The UCU stockholders may otherwise amend, alter, change or repeal any provision in the UCU Charter as the DGCL provides.

AMENDMENT OF BYLAWS

    The Maxim Charter and the Maxim Bylaws provide that the Maxim Board may make, alter, amend or repeal the Maxim Bylaws by a majority vote of the entire Maxim Board. This provision does not limit shareholders' power to make, alter, amend or replace the Maxim Bylaws by a majority vote of shareholders present and entitled to vote at an annual or special meeting, provided that a quorum is present. The UCU Charter authorizes the UCU Board to make, alter and repeal bylaws, subject to the rights of stockholders at any regular or special meeting to alter or repeal bylaws made by the UCU Board, and to the rights, if any, of the holders of any class of stock. Notwithstanding the previous sentence, the affirmative vote of the holders of at least 80% of the outstanding shares of UCU capital stock entitled to vote generally in director elections is required to amend or repeal, or to adopt any provision inconsistent with, the sections of the UCU Bylaws dealing with the UCU Board (Article Two) and amending the UCU Bylaws (Article Six, Section 6), unless first approved by the affirmative vote of at least two-thirds of the Continuing Directors, as defined in the UCU Charter. The DGCL provides that a corporation's bylaws may otherwise be amended by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

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NOTICE OF SHAREHOLDER PROPOSALS/NOMINATIONS OF DIRECTORS

    The Maxim Bylaws have certain requirements for providing advance notice of the introduction by shareholders of business to be transacted at annual shareholders' meetings. For any such proposal properly to be brought before an annual meeting, a shareholder of record, on the date both of giving such notice and of determining shareholders entitled to vote at the annual meeting, must give timely notice of such proposal in a proper written form to the company's corporate Secretary, as provided in the Maxim Bylaws. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the company's principal executive offices not less than 60 nor more than 90 days prior to the date of the annual meeting of shareholders, provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

    The Maxim Bylaws require that a shareholder's notice include (i) a description of the proposed business and the reasons for conducting such business, (ii) the name and record address of such shareholder, (iii) the class and number of shares that are owned beneficially or of record by such shareholder, (iv) a description of any financial or other interest of each such shareholder in the proposal, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    The Maxim Bylaws permit shareholders to nominate persons for election to the Maxim Board at any annual shareholders' meeting if they are shareholders of record as of both the date of giving such notice and the date of determining shareholders entitled to vote at the annual meeting. A shareholder must give timely notice thereof in a proper written form to the corporate Secretary, as provided in the bylaws. To be timely, a shareholder's notice must meet the same timeliness requirements as described above for providing advance notice of business to be transacted at a shareholders' meeting.

    To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the company that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    The UCU Bylaws provide that any stockholder who intends to bring any matter other than the election of directors before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of UCU. Such notice must be received by the Secretary not later than the following dates: (1) with respect to an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to

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be  held on  a day  which is  within 30  days preceding  the anniversary  of the previous year's annual meeting or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (2) with respect to any other annual meeting of stockholders, or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting.

    Any UCU stockholder entitled to vote for the election of a director at a meeting called for such purpose may nominate one or more persons for such election only if written notice of the stockholder's intent to make the nomination is given, either by personal delivery or by United States mail postage pre-paid, to the Secretary of UCU. The timing for receipt of the notice is the same as for receiving notice of stockholders' proposals. Such written notice must set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of UCU which are beneficially owned by each such nominee, and (iv) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee as a director. Such notice will include a signed consent of each such nominee to serve as a director of UCU, if elected.

STOCKHOLDER INSPECTION

    Under the DGCL, any stockholder may inspect the corporation's stock ledger, stockholder list and other books and records for any proper purpose. A "proper purpose" is defined as a purpose reasonably related to such person's interest as a stockholder. The DGCL specifically provides that a stockholder may appoint an agent for the purpose of examining the stock ledger, list of stockholders or other books and records of the corporation. A stockholder may apply to the Delaware Court of Chancery to compel inspection in the event the stockholder's request to examine the books and records is refused. In general, the corporation has the burden of proving an improper purpose where that stockholder requests to examine only the stockholder ledger or the stockholder list, and in all other circumstances, the stockholder has the burden of proving a proper purpose. The right of shareholders to inspect under the MGBCL is generally similar to that of stockholders under the DGCL. Neither the MGBCL nor Missouri case law, however, provides specific guidance as to whether a shareholder may appoint an agent for the purpose of examining books and records or the extent to which a shareholder must have a "proper purpose." Accordingly, in comparison with the DGCL, in a given situation, a Missouri shareholder may be provided with less guidance as to the scope of his or her ability to inspect the books and records of the corporation.

    The Maxim Bylaws provide that a shareholder has the right to inspect Maxim's books only to the extent that the right is conferred by law, the Maxim Charter, the Maxim Bylaws, or a resolution of the Maxim Board. The list of shareholders entitled to vote at any meeting will be kept on file at Maxim's registered office for ten days before the meeting and will be subject to Maxim shareholder inspection at any time during that period, during usual business hours.

    The UCU Bylaws provide that the UCU Board may determine from time to time whether and, if allowed, when and under what conditions and regulations UCU's books and records will be open to stockholder inspection. Rights in this respect will be limited accordingly, except as the law requires otherwise. Under no circumstances will any stockholder have the right to inspect UCU's books or records or receive any statement for an illegal or improper purpose. A complete list of stockholders entitled to vote at each meeting of stockholders, prepared in accordance with the UCU Bylaws, shall be prepared by UCU's Secretary and shall be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days before every meeting, either at a place within the city where the meeting is to be held, or, if not so specified, at the place where the meeting will be held.

STOCKHOLDERS' VOTE FOR MERGERS

    In the area of mergers or other corporate reorganizations, the DGCL differs from the MGBCL in a number of respects. A corporation incorporated under the DGCL must obtain the affirmative vote

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(except  as indicated below and unless its certificate of incorporation provides otherwise) of  the  holders of  a  majority of  the  outstanding shares  of  the
corporation   entitled  to  vote  thereon  to  approve  a  merger  with  another corporation, the sale of substantially all of the corporation's assets or the voluntary dissolution of the corporation. In the same situations, the MGBCL requires the approval of persons holding at least two-thirds of the outstanding shares entitled to vote thereon.

    The DGCL does not require a stockholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation, (ii) each outstanding share of the surviving corporation before the merger is unchanged, and (iii) the number of shares to be issued in the merger does not exceed 20% of the shares outstanding immediately prior to such issuance. The MGBCL has no such exception.

    Both the MGBCL and the DGCL do not require a vote of a corporation's stockholders if such corporation is merged with and into a parent corporation that owns 90 percent or more of such corporation's stock.

APPRAISAL RIGHTS

    Both the DGCL and the MGBCL provide appraisal rights to shareholders entitled to vote in merger transactions (except as indicated below). The MGBCL also provides such rights in a sale of assets, unless pursuant to a voluntary dissolution of the corporation, whereas the DGCL does not. The DGCL does not recognize dissenters' rights of appraisal in a merger or consolidation if the dissenting shares of the corporation are listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, or if the corporation is the surviving corporation and no vote of its stockholders is required, subject to certain exceptions.

ANTI-TAKEOVER STATUTES

    The MGBCL and DGCL contain certain provisions which may be deemed to have an anti-takeover effect.

    The Missouri business combination statute protects domestic corporations from unsolicited takeovers by prohibiting certain transactions. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" and its "Affiliates" and "Associates" (as defined therein). A "Business Combination" includes a merger or consolidation, certain sales, leases, exchanges, mortgages, transfers, pledges and similar dispositions of corporate assets or stock and any reclassifications, recapitalizations and reorganizations that increase the proportionate voting power of the Interested Shareholder. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation. Pursuant to the Missouri business combination statute, a Missouri corporation may at no time engage in a Business Combination with an Interested Shareholder other than (i) a Business Combination approved by the board of directors prior to the date on which the Interested Shareholder acquired such status; (ii) a Business Combination approved by the holders of a majority of the outstanding voting stock not beneficially owned by the Interested Shareholder or its Affiliates or Associates at a meeting called no earlier than five years after the date on which the Interested Shareholder acquired such status; or (iii) a Business Combination that satisfies certain detailed fairness and procedural requirements. Notwithstanding the foregoing, unless the board of directors of the corporation approved such Business Combination prior to the date on which the Interested Shareholder acquired such status, no such Business Combination may be engaged in for a period of five years after such date.

    The MGBCL exempts from its business combination provisions: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt

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provisions  in  their  original  articles  of  incorporation  or,  under certain circumstances, adopt amendments to their bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. The Maxim Charter and the Maxim Bylaws do not "opt out" of the Missouri business combination statute.

    The MGBCL also contains a "Control Share Acquisition Statute" which provides that an "Acquiring Person" who, after any acquisition of shares of a publicly traded corporation, has the voting power, when added to all shares of the same corporation previously owned or controlled by the Acquiring Person, to exercise or direct the exercise of (i) 20% but less than 33 1/3%, (ii) 33 1/3% or more but less than a majority or (iii) a majority of the voting power of outstanding stock of such corporation, must obtain shareholder approval for the purchase of the "Control Shares." If approval is not given, the Acquiring Person's shares lose the right to vote. The statute prohibits an Acquiring Person from voting its shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." "Interested Shares" are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation. Shareholders are given dissenters' rights with respect to the vote on Control Share Acquisitions and may demand payment of the fair value of their shares.

    A number of acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation which satisfy the other requirements of the MGBCL, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. The Maxim Charter and the Maxim Bylaws do not "opt out" of the Control Share Acquisition Statute.

    The DGCL sections applicable to UCU contain a business combination statute similar to that contained in the MGBCL. Like the Missouri business combination statute, the Delaware business combination statute generally prohibits a domestic corporation from engaging in mergers or other business combinations with any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation (an "Interested Stockholder"). The prohibition can be avoided if, prior to the date on which the stockholder becomes an Interested Stockholder, the Board of Directors of a Delaware corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder. The MGBCL imposes a longer prohibition period on transactions with Interested Stockholders than the three-year prohibition provided for under the DGCL, thereby potentially increasing the period during which an unsolicited takeover may be frustrated. In addition, the DGCL, unlike its Missouri counterpart, does not apply if the Interested Stockholder obtains at least 85% of the corporation's voting stock upon consummation of the transaction which resulted in the stockholder's becoming an Interested Stockholder. Thus, a person acquiring at least 85% of the corporation's voting stock could circumvent the defensive provisions of the DGCL while being unable to do so under the MGBCL.

    The DGCL does not contain a control share acquisition statute similar to that contained in the MGBCL.

BUSINESS COMBINATIONS

    The Maxim Charter provides that the affirmative vote of the holders of at least 80% of voting power of Maxim Common Stock is required to approve any Business Combination with an Interested Shareholder unless certain exceptions are satisfied. A "Business Combination" is defined to include

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certain  transactions by  Maxim or any  of its  subsidiaries, including, without limitation, (i) any merger or consolidation with an Interested Shareholder; (ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series) of a Substantial Part (as defined therein) of the assets of Maxim to an Interested Shareholder; (iii) the issuance of any securities to an Interested Shareholder other than on a pro rata basis to all holders of the same class pursuant to a stock split or stock dividend; (iv) any recapitalization,
reclassification,  or  similar   transaction  that   increases  the   Interested
Shareholder's proportionate voting power; (v) any liquidation, spinoff, split-up or dissolution of Maxim that the Interested Shareholder proposes; or (vi) any agreement, contract or arrangement providing for an action specified in (i)-(v). An "Interested Shareholder" is defined as any person and its affiliates and associates that beneficially owns 5% or more of the outstanding Maxim Common Stock. The 80% voting requirement referred to above is not applicable if either
(a) a majority of the Continuing Directors (as defined in the Maxim Charter) approved the Business Combination, or (b) the cash or fair market value of other consideration received per share by the holders of Maxim Common Stock in the Business Combination equals or exceeds the highest share price that the Interested Shareholder paid for Maxim Common Stock during the five years preceding the announcement of the Business Combination.

    The UCU Charter provides that the affirmative vote of the holders of at least 80% of UCU stock entitled to vote is required to approve any "Business Transaction" with a "Related Person," or any Business Transaction in which a Related Person has an interest (except proportionately as a UCU stockholder) unless certain exceptions are satisfied. A "Business Transaction" is defined to include certain transactions by UCU or any of its subsidiaries, including, without limitation, (i) any merger or consolidation of UCU or a subsidiary; (ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of 20% or more of the assets of UCU or a subsidiary;
(iii) any sale, lease, exchange transfer or other disposition (in one transaction or a series) of 20% or more of the assets of a Related Person to UCU; (iv) the issuance, sale, exchange, transfer or other disposition of any securities of UCU or a subsidiary by UCU or a subsidiary; (v) any recapitalization, reclassification or similar transaction that increases a Related Person's proportionate voting power; (v) any liquidation, spinoff, split-up or dissolution of UCU; and (vi) any agreement, contract or arrangement providing for an action specified in (i)-(v). A "Related Person" is defined as any person and any affiliate or associate which beneficially owns 20% or more of UCU outstanding Voting Stock. The 80% voting requirement referred to above is not applicable if either (a) a majority of the Continuing Directors (as defined in the UCU Charter) approved the Business Transaction, or (b) the Business Transaction was a merger or consolidation, or sale of all or substantially all of UCU assets, and the cash or fair market value of other consideration received per share by common stockholders (other than the Related Person) in the Business Transaction equals at least the greater of (1) the highest amount of consideration that the Related Person paid for a share of UCU Common Stock at any time such person was a Related Person or in the transaction that resulted in such person's becoming a Related Person, provided, however, that the highest purchase price will be appropriately adjusted to reflect reclassification, recapitalization, stock splits, reverse stock splits or other similar adjustments in the number of shares, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the highest price and the effective date of the merger or consolidation or the date of distributing proceeds from the sale of all or substantially all of UCU assets to stockholders, or (2) 110% of the book value per share of UCU Common Stock immediately before the first public announcement of the proposed business transaction or on the date the Related Party became a Related Party, whichever is higher.

                            APPROVAL OF MAXIM PLANS

MAXIM STOCK INCENTIVE PLAN

    Pursuant to the Merger Agreement, it was agreed that Maxim would adopt a stock compensation plan to replace the existing stock incentive plans of KCPL and UCU (except with respect to obligations

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
incurred or attributable to employment prior to the Effective Time) subject to approval by stockholders. Accordingly, the Maxim Stock Incentive Plan is submitted to the shareholders of KCPL for approval, as more fully described below. The Maxim Stock Incentive Plan will become effective only if approved by stockholders as described below, in which event it will become effective at the Effective Time and will terminate ten years thereafter.

    The purpose of the Maxim Stock Incentive Plan is to enable Maxim and its Affiliates (as defined in the Maxim Stock Incentive Plan) to attract, retain and motivate officers and employees and to provide Maxim and its Affiliates with the ability to provide incentives linked to the profitability of Maxim's businesses, increases in stockholder value and the enhancement of performance relating to customers.

    The Maxim Stock Incentive Plan has been designed to comply with the provisions of Section 162(m) of the Code which imposes limits on the ability of a public company to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are generally excluded from this deduction limit. In an effort to ensure that stock awards under the Maxim Stock Incentive Plan will qualify as performance-based compensation, which is generally deductible, the Maxim Stock Incentive Plan is being submitted to stockholders of KCPL for approval at the KCPL Meeting. KCPL believes compensation payable pursuant to the Maxim Stock Incentive Plan will be deductible for federal income tax purposes under most circumstances. However, under certain circumstances such as death, disability and change in control (all as defined in the Maxim Stock Incentive Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Maxim Stock Incentive Plan, the stockholders will be approving, among other things, the performance measures, eligibility requirements and limits on various stock awards contained therein. The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of KCPL Common Stock represented at the KCPL Meeting and entitled to vote thereon is required to approve the Maxim Stock Incentive Plan with respect to Section 162(m) of the Code. Such vote will also satisfy the stockholder approval requirements of Section 422 of the Code with respect to the grant of ISOs and Rule 16b-3 under the Exchange Act ("Rule 16b-3"). THE BOARD OF DIRECTORS OF KCPL, BY A UNANIMOUS VOTE, RECOMMENDS A VOTE FOR APPROVAL OF THE MAXIM STOCK INCENTIVE PLAN.

    Set forth below is a summary of certain material features of the Maxim Stock Incentive Plan, which summary is qualified in its entirety by reference to the actual plan attached as Annex F to this Joint Proxy Statement/Prospectus:

    ADMINISTRATION. The Maxim Stock Incentive Plan will be administered by the Maxim Compensation Committee or such other committee of the Maxim Board as the Maxim Board may from time to time designate, which will be composed solely of not less than two directors who qualify as "disinterested persons" for purposes of Rule 16b-3 and as "outside directors" for purposes of Section 162(m) of the Code. Among other things, the Maxim Compensation Committee will have the authority, subject to the terms of the Maxim Stock Incentive Plan, to select officers and employees to whom awards may be granted, to determine the type of award as well as the number of shares of Maxim Common Stock to be covered by each award, and to determine the terms and conditions of any such awards. The Maxim Compensation Committee also will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Maxim Stock Incentive Plan as it shall deem advisable, to interpret the terms and provisions of the Maxim Stock Incentive Plan and any awards issued thereunder and to otherwise supervise the administration of the Maxim Stock Incentive Plan. All decisions made by the Maxim Compensation Committee pursuant to the Maxim Stock Incentive Plan will be final and binding.

    ELIGIBILITY. Officers and salaried employees of Maxim and its Affiliates designated by the Maxim Compensation Committee who are responsible for or contribute to the management, growth and

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
profitability of Maxim are eligible to be granted awards under the Maxim Stock Incentive Plan. No grant will be made under the Maxim Stock Incentive Plan to a director who is not an officer or a salaried employee. The initial determination of persons eligible to participate in the Maxim Stock Incentive Plan will not be made until after the Effective Time by the Maxim Compensation Committee as then constituted. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the Maxim Stock Incentive Plan.

    PLAN FEATURES. The Maxim Stock Incentive Plan authorizes the issuance of up to 9,000,000 shares of Maxim Common Stock pursuant to the grant or exercise of stock options (including ISOs), SARs, restricted stock and performance units, but not more than 3,000,000 shares may be issued as restricted stock. No single participant may be granted awards pursuant to the Maxim Stock Incentive Plan covering in excess of 600,000 shares of Maxim Common Stock in any one calendar year and no participant may be granted performance units in any one calendar year payable in cash in an amount that would exceed $2,000,000. Subject to the foregoing limits, the shares available under the Maxim Stock Incentive Plan can be allocated among the various types of awards and among the participants as the Maxim Compensation Committee deems appropriate. The shares subject to grant under the Maxim Stock Incentive Plan are to be made available from authorized but unissued shares or from treasury shares as determined from time to time by the Maxim Board. Awards may be granted for such terms as the Maxim Compensation Committee may determine, except that the term of an ISO may not exceed ten years from its date of grant. No awards outstanding on the termination date of the Maxim Stock Incentive Plan shall be affected or impaired by such termination. Awards will not be transferable, except by will and the laws of descent and distribution and, in the case of nonqualified stock options and any related SARs, as a gift to an optionee's children. The Maxim Compensation Committee will have broad authority to fix the terms and conditions of individual agreements with participants.

    As indicated above, several types of stock-related grants can be made under the Maxim Stock Incentive Plan. A summary of these grants is set forth below:

    STOCK OPTIONS. The Maxim Stock Incentive Plan authorizes the Maxim Compensation Committee to grant options to purchase Maxim Common Stock at an exercise price (the "option price") to be determined by the Committee. The Maxim Stock Incentive Plan permits optionees, with the approval of the Maxim Compensation Committee, to pay the exercise price of options in cash, stock (valued at its fair market value on the date of exercise) or a combination thereof. As noted above, options may be granted either as ISOs or nonqualified options. The principal difference between ISOs and nonqualified options is their tax treatment. See "-- Certain Federal Income Tax Consequences."

    SARS. The Maxim Stock Incentive Plan authorizes the Maxim Compensation Committee to grant SARs in conjunction with all or part of any stock option granted under the Maxim Stock Incentive Plan. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of Maxim Common Stock at the time of exercise over the option price per share specified in the related stock option. Such amount will be paid to the holder in shares of Maxim Common Stock (valued at its fair market value on the date of exercise), cash or combination thereof, as the Maxim Compensation
Committee may determine. An SAR may be granted in conjunction with a contemporaneously granted ISO or a previously or contemporaneously granted nonqualified option. The option will be cancelled to the extent that the related SAR is exercised and the SAR will be cancelled to the extent the related option is exercised.

    RESTRICTED STOCK.   The  Maxim  Stock Incentive  Plan authorizes  the  Maxim
Compensation Committee to grant restricted stock to individuals with such restriction periods as the Maxim Compensation Committee may designate. The Maxim Compensation Committee may, prior to granting shares of restricted stock, designate certain participants as "Covered Employees" upon determining that such participants are or are expected to be "covered employees" (within the meaning of Section 162(m)(3) of the Code), with compensation in excess of the limitation provided in Section 162(m) of the Code, and will provide that restricted stock awards to these Covered Employees cannot vest unless applicable

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performance goals established  by the  Maxim Compensation  Committee within  the time period prescribed by Section 162(m) of the Code are satisfied. These performance goals must be based on the attainment of specified levels of earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, return on assets, economic value added, results of customer satisfaction surveys, aggregate
product  price  and  other  product  price  measures,  safety  record,   service
reliability,   demand-side   management   (including   conservation   and   load
management),  operating  and  maintenance  cost  management,  energy  production availability and individual performance measures. Such performance goals also may be based on the attainment of specified levels of Maxim's performance under one or more of the measures described above relative to the performance of other corporations. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." With respect to Covered Employees, all
Performance   Goals  must   be  objective   performance  goals   satisfying  the
requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Notwithstanding the foregoing, the Maxim Compensation Committee shall have the discretion to grant to an employee who has become entitled to an award under the Maxim MIC Plan (see "-- Maxim MIC Plan"), in payment of all or any part of such award, shares of restricted stock that shall
vest   without  regard  to  the  attainment  of  Performance  Goals.  The  Maxim
Compensation Committee also may condition the vesting of restricted stock awards to participants who are not Covered Employees upon the satisfaction of these or other applicable performance goals. The provisions of restricted stock awards (including any applicable Performance Goals) need not be the same with respect to each participant. During the restriction period, the Maxim Compensation Committee may require that the stock certificates evidencing restricted shares be held by Maxim. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Other than these restrictions on transfer and any other restrictions the Maxim Compensation Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

    PERFORMANCE UNITS. The Maxim Stock Incentive Plan authorizes the Maxim Compensation Committee to grant performance units. Performance units may be denominated in shares of Maxim Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Maxim Common Stock, as determined by the Maxim Compensation Committee. Performance units will be payable in cash or shares of Maxim Common Stock if applicable Performance Goals (based on one or more of the measures described in the section entitled "-- Restricted Stock" above) determined by such committee are achieved during an award cycle. An award cycle will consist of a period of consecutive fiscal years or portions thereof designated by the Maxim Compensation Committee over which performance units are to be earned. At the conclusion of a particular award cycle, the Maxim Compensation Committee will determine the number of performance units granted to a participant which have been earned in view of applicable Performance Goals and shall deliver to such participant (i) the number of shares of Maxim Common Stock equal to the value of performance units determined by the Maxim Compensation Committee to have been earned and/or (ii) cash equal to the value of such earned performance units. The Maxim Compensation Committee may, in its discretion, permit participants to defer the receipt of performance units on terms and conditions established by the Maxim Compensation Committee.

    The Maxim Compensation Committee will have the authority to determine the officers and employees to whom and the time or times at which performance units shall be awarded, the number of performance units to be awarded to any participant, the duration of the award cycle and any other terms and conditions of an award. In the event that a participant's employment is involuntarily terminated or in the event of the participant's retirement, the Maxim
Compensation Committee may waive in whole or in part any or all remaining payment limitations, provided, however, that the satisfaction of applicable Performance Goals by a designated Covered Employee cannot be waived unless such Covered Employee's employment is terminated by death, disability or change of control.

    AMENDMENT  AND  DISCONTINUANCE.    The Maxim  Stock  Incentive  Plan  may be
amended, altered or discontinued by the Maxim Board, but no amendment, alteration or discontinuance may be made

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
which would (i) impair the rights of an optionee under an option or a recipient of an SAR, restricted stock award or performance unit award previously granted without the optionee's or recipient's consent, except such an amendment made to qualify the Maxim Stock Incentive Plan for the exemption provided by Rule 16b-3 or (ii) disqualify the Maxim Stock Incentive Plan from the exemption provided by Rule 16b-3. Except as expressly provided in the Maxim Stock Incentive Plan, the Maxim Stock Incentive Plan may not be amended without stockholder approval to the extent such approval is required by law or agreement.

    CHANGES IN CAPITALIZATION; CHANGE IN CONTROL. The Maxim Stock Incentive Plan provides that, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, share exchange, separation, spin-off or other distribution of stock or property of Maxim or any reorganization or partial or complete liquidation of Maxim, the Maxim Compensation Committee or the Maxim Board may make such substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Maxim Stock Incentive Plan, in the number, kind and option price of shares subject to outstanding stock options and SARs, and in the number and kind of shares subject to other outstanding awards granted under the Maxim Stock Incentive Plan as may be determined to be appropriate by the Maxim Compensation Committee or the Maxim Board, in its sole discretion. The Maxim Stock Incentive Plan also provides that in the event of a change in control (as defined in the Maxim Stock Incentive Plan) of Maxim (i) any SARs and stock options outstanding as of the date of the change of control which are not then exercisable and vested will become fully exercisable and vested, (ii) the restrictions applicable to restricted stock will lapse and such restricted stock shall become free of all restrictions and fully vested and (iii) all performance units will be considered to be earned and payable in full and any restrictions will lapse and such performance units will be settled in cash as promptly as practicable. The holders of options (other than options of holders subject to Section 16(b) of the Exchange Act that were granted not more than six months before the change in control) will have the right, for a period of 60 days after such date, to surrender such options in exchange for a cash payment based on the change in control price (as defined in the Maxim Stock Incentive Plan). However, if settlement in cash would disqualify a transaction from pooling-of-interests accounting treatment, the Maxim Compensation Committee may substitute stock.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, SARs, restricted stock and performance units. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

  - NONQUALIFIED OPTIONS AND SARS. Upon the grant of a nonqualified option (with or without an SAR), the optionee will not recognize any taxable income and Maxim will not be entitled to a deduction. Upon the exercise of such an option or an SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the SAR, will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the stock on the date of exercise is used, except that in the case of an optionee subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act (generally officers and directors of Maxim), the fair market value will be determined six months after the date on which the option was granted (if such date is later than the exercise date) unless such optionee elects to be taxed based on the fair market value at the date of exercise. Any such election (a "Section 83(b) election") must be made and filed with the IRS within 30 days after exercise in accordance with the regulations under Section 83(b) of the Code. Maxim, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

  - ISOS. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includable in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax.

          Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after (i) two years from the date of grant of the ISO and
    (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. Maxim is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

  - RESTRICTED  STOCK.  A participant who is granted restricted stock may make a
    Section 83(b) election to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a
    Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to Maxim. Maxim is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of Section 162(m) of the Code.

  - PERFORMANCE UNITS. A participant who has been granted a performance unit award will not realize taxable income until the applicable award cycle expires and the participant is in receipt of the stock distributed in payment of the award or an equivalent amount of cash, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, Maxim generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of
    Section 162(m) of the Code.

    NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Maxim Stock Incentive Plan if such plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the plan had been in effect. These determinations will be made by the Maxim Compensation Committee.

MAXIM MIC PLAN

    Pursuant to the Merger Agreement, it was agreed that Maxim would adopt, subject to shareholder approval, an annual incentive plan to replace the existing short-term incentive compensation plans of KCPL and UCU (except with respect to obligations incurred or attributable to employment prior to the Effective Time), effective as of the Effective Time. The Maxim MIC Plan will not become effective with respect to individuals who are subject to Section 162(m) of the Code unless the shareholder approval described below is obtained.

    The purpose of the Maxim MIC Plan is to provide a significant and flexible economic opportunity to selected officers and salaried employees of Maxim and its Affiliates (as defined in the Maxim MIC Plan) in an effort to reward their individual and group contributions to Maxim and to more closely link the financial interests of management, shareholders and customers.

    The Maxim MIC Plan is designed to take into account Section 162(m) of the Code, which generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In an effort to ensure that compensation payable under the Maxim MIC Plan to certain executives will qualify as performance-based compensation that is generally tax-deductible, the Maxim MIC Plan is being submitted to shareholders of KCPL for approval at the KCPL Meeting. KCPL believes that compensation payable pursuant to the Maxim MIC Plan will be deductible for federal income tax purposes under most circumstances. However, under certain circumstances such as death, disability and change in control (all as defined in the Maxim MIC Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Maxim MIC Plan, KCPL's shareholders will be approving, among other things, the performance measures, eligibility requirements and annual incentive award limits contained therein. The affirmative vote of a majority of the votes entitled to be cast by the holders of the shares of KCPL Common Stock represented at the KCPL Meeting and entitled to vote thereon is required to approve the Maxim MIC Plan. THE BOARD OF DIRECTORS OF KCPL, BY A UNANIMOUS VOTE, RECOMMENDS A VOTE FOR APPROVAL OF THE MAXIM MIC PLAN.

    Set forth below is a summary of certain material features of the Maxim MIC Plan, which summary is qualified in its entirety by reference to the actual plan attached as Annex G to this Joint Proxy Statement/Prospectus:

    ADMINISTRATION. The Maxim MIC Plan will be administered by the Maxim Compensation Committee, or such other committee of the Maxim Board as the Maxim Board may from time to time designate, which, unless the Maxim Board determines otherwise, will be composed solely of not less than two "disinterested persons" who qualify as "outside directors" for purposes of Section 162(m) of the Code. The Maxim Compensation Committee will have sole authority to make rules and regulations relating to the administration of the Maxim MIC Plan, and any interpretations and decisions of the Maxim Compensation Committee with respect to the Maxim MIC Plan will be final and binding.

    ELIGIBILITY. The Maxim Compensation Committee will, in its sole discretion, determine those officers and salaried employees of Maxim who shall be eligible to participate in the Maxim MIC Plan for a given period (an "Incentive Period"). These participants will be selected based upon their opportunity to have a substantial impact on Maxim's results. Participation in the Maxim MIC Plan by a participant during a given Incentive Period does not require continued participation by such participant in any subsequent Incentive Period. The initial determination of persons eligible to participate in the Maxim MIC Plan will not be made until after the Effective Time by the Maxim Compensation Committee as then constituted. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the Maxim MIC Plan.

    PLAN FEATURES. The Maxim MIC Plan provides for the payment of incentive awards to participants designated by the Maxim Compensation Committee, which payments may be conditioned upon the attainment of pre-established performance goals or upon such other factors or criteria as the Maxim Compensation Committee shall determine. Such performance goals may be different for each participant. Bonus amounts are determined by multiplying a participant's "Target Incentive Award" by a percentage which varies depending on the extent to which the performance goals or other factors or criteria are satisfied. A participant's Target Incentive Award, in turn, is determined by multiplying such participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Maxim Compensation Committee, in its sole discretion, which percentage need not be the same for each participant (and which may exceed 100%). The Maxim Compensation Committee may, in its sole discretion, increase or decrease the amount of any incentive awards payable to a participant and may, in recognition of special circumstances, pay incentive awards even if not earned, provided that the Maxim Compensation Committee cannot increase the amount of any incentive awards payable to certain designated "Covered Employees." Incentive awards payable under the

Maxim MIC Plan to certain designated "Covered Employees" are subject to special restrictions described in the following section. Incentive awards are payable in cash, shares of Maxim Common Stock or in such other form as the Maxim Compensation Committee may determine.

    DESIGNATED COVERED EMPLOYEES. The Maxim Compensation Committee will have the authority, in its sole discretion, to designate certain participants as "Covered Employees" for a specified Incentive Period upon determining that such participants are or are expected to be "covered employees" (within the meaning of Section 162(m) of the Code) for such Incentive Period with compensation in excess of the limitation provided in Section 162(m) of the Code. Not more than 90 days after the beginning of the Incentive Period, and, in any event, before 25% or more of the Incentive Period has elapsed, the Maxim Compensation Committee will establish the performance goals for the bonus award opportunities of these Covered Employees. Such performance goals are to be comprised of one or more of the following measures: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, economic value added, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability and individual performance measures. Such performance goals also may be based on the attainment of specified levels of performance by Maxim under one or more of the measures described above relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals must be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code. Incentive awards payable to Covered Employees are to be calculated in the same manner described in the "-- Plan Features" section above, except that subjective individual performance ratings cannot be used to increase the amount of incentive awards payable to Covered Employees. No incentive awards will be paid to Covered Employees if the minimum applicable pre-established Performance Goals are not satisfied, unless the Covered Employee's employment is terminated because of death, disability or a change of control. Furthermore, the Maxim Compensation Committee will have the authority to decrease, but not to increase, the amount of incentive awards otherwise payable to Covered Employees pursuant to pre-established performance goals and payment formulas. The maximum amount payable to any Covered Employee for any fiscal year of Maxim will be $3,000,000.

    AMENDMENT AND DISCONTINUANCE. The Maxim Board may amend, alter, discontinue or otherwise modify the Maxim MIC Plan from time to time, but no amendment will, without the consent of the participant affected, impair any award made prior to the effective date of the modification.

    NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Maxim MIC Plan if the Maxim MIC Plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Maxim MIC Plan had been in effect.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of KCPL and UCU, including their respective subsidiaries, after giving effect to the Mergers. The unaudited pro forma combined balance sheet at March 31, 1996, gives effect to the Mergers as if they had occurred at March 31, 1996. The unaudited pro forma combined statements of income for each of the three years in the period ended December 31, 1995 and the three-month periods ended March 31, 1996, and 1995, give effect to the Mergers as if they had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the Mergers as a pooling of interests and are based on the assumptions set forth in the notes thereto.

    The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of KCPL and UCU, incorporated herein by reference. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Mergers been consummated on the date, or at the beginning of the periods, for which the Mergers are being given effect nor is it necessarily indicative of future operating results or financial position. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in this Joint Proxy Statement/Prospectus.

                                     MAXIM
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                  (THOUSANDS)

                                     ASSETS

                                                                                              PRO FORMA
                                             UCU           KCPL                      ----------------------------
                                        (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                        -------------  -------------  -------------  -------------  -------------
Utility plant in service:
  Electric............................  $   1,649,684  $   3,399,478  $   5,049,162       --        $   5,049,162
  Gas.................................      1,071,361       --            1,071,361       --            1,071,361
                                        -------------  -------------  -------------  -------------  -------------
                                            2,721,045      3,399,478      6,120,523       --            6,120,523
  Less -- accumulated depreciation....      1,030,945      1,177,540      2,208,485       --            2,208,485
                                        -------------  -------------  -------------  -------------  -------------
Net utility plant in service..........      1,690,100      2,221,938      3,912,038       --            3,912,038
Construction work in progress.........         63,952         86,138        150,090       --              150,090
Nuclear fuel, net.....................       --               54,422         54,422       --               54,422
                                        -------------  -------------  -------------  -------------  -------------
Total utility plant, net..............      1,754,052      2,362,498      4,116,550       --            4,116,550
                                        -------------  -------------  -------------  -------------  -------------
Aquila Energy plant assets............        424,656       --              424,656       --              424,656
                                        -------------  -------------  -------------  -------------  -------------
Investments and other.................        705,418        188,059        893,477       --              893,477
                                        -------------  -------------  -------------  -------------  -------------
Current assets:
  Cash and cash equivalents...........        117,969         28,749        146,718       --              146,718
  Funds on deposit....................         33,211       --               33,211       --               33,211
  Accounts receivable, net............        335,951         46,858        382,809       --              382,809
  Fuel inventories, at average cost...         32,260         17,020         49,280       --               49,280
  Materials and supplies, at average
   cost...............................         38,072         45,672         83,744       --               83,744
  Price risk management assets........         48,292       --               48,292       --               48,292
  Prepayments and other...............         59,823          4,264         64,087       --               64,087
                                        -------------  -------------  -------------  -------------  -------------
Total current assets..................        665,578        142,563        808,141       --              808,141
                                        -------------  -------------  -------------  -------------  -------------
Deferred charges and other assets:
  Regulatory assets...................        143,000        165,993        308,993       --              308,993
  Price risk management assets........        155,325       --              155,325       --              155,325
  Other...............................         38,935         17,338         56,273       --               56,273
                                        -------------  -------------  -------------  -------------  -------------
Total deferred charges and other
 assets...............................        337,260        183,331        520,591       --              520,591
                                        -------------  -------------  -------------  -------------  -------------
      Total...........................  $   3,886,964  $   2,876,451  $   6,763,415       --        $   6,763,415
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1996
                                  (THOUSANDS)

                         CAPITALIZATION AND LIABILITIES

                                                                                              PRO FORMA
                                             UCU           KCPL                      ----------------------------
                                        (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                        -------------  -------------  -------------  -------------  -------------
Capitalization:
  Common stock and premium on common
   stock (Note 1).....................  $     863,283  $     449,697  $   1,312,980       --        $   1,312,980
  Retained earnings...................        122,682        449,377        572,059       --              572,059
  Other stockholders' equity..........         (1,022)        (1,714)        (2,736)      --               (2,736)
                                        -------------  -------------  -------------  -------------  -------------
  Total common equity.................        984,943        897,360      1,882,303       --            1,882,303
  Preference and cumulative preferred
   stock (Note 4).....................         25,000         89,000        114,000       --              114,000
  Preferred stock of subsidiary,
   retractable and cumulative
   preferred stock (redeemable) (Note
   4).................................            356          1,276          1,632       --                1,632
  Company-obligated mandatorily
   redeemable preferred securities of
   partnership........................        100,000       --              100,000       --              100,000
  Long-term debt, net.................      1,365,935        841,040      2,206,975       --            2,206,975
                                        -------------  -------------  -------------  -------------  -------------
Total capitalization..................      2,476,234      1,828,676      4,304,910       --            4,304,910
                                        -------------  -------------  -------------  -------------  -------------
Current liabilities:
  Current maturities of long-term
   debt...............................         15,224         80,303         95,527       --               95,527
  Short-term debt.....................        201,490         10,000        211,490       --              211,490
  Accounts payable....................        427,857         52,041        479,898       --              479,898
  Accrued taxes.......................         57,260         41,269         98,529       --               98,529
  Accrued interest....................         30,109         21,791         51,900       --               51,900
  Price risk management liabilities...         87,653       --               87,653       --               87,653
  Other...............................         94,844         31,736        126,580       --              126,580
                                        -------------  -------------  -------------  -------------  -------------
Total current liabilities.............        914,437        237,140      1,151,577       --            1,151,577
                                        -------------  -------------  -------------  -------------  -------------
Deferred credits:
  Deferred income taxes...............        259,059        649,042        908,101       --              908,101
  Investment tax credits..............         19,571         70,246         89,817       --               89,817
  Price risk management liabilities...         75,707       --               75,707       --               75,707
  Other...............................        141,956         91,347        233,303       --              233,303
                                        -------------  -------------  -------------  -------------  -------------
Total deferred credits................        496,293        810,635      1,306,928       --            1,306,928
                                        -------------  -------------  -------------  -------------  -------------
      Total...........................  $   3,886,964  $   2,876,451  $   6,763,415       --        $   6,763,415
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   PRO FORMA
                                                  UCU           KCPL                      ----------------------------
                                             (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                             -------------  -------------  -------------  -------------  -------------
Operating revenues:
  Electric.................................  $     143,053  $     206,624  $     349,677       --        $     349,677
  Gas......................................        300,084       --              300,084       --              300,084
  Energy related businesses and other......        641,297       --              641,297       --              641,297
                                             -------------  -------------  -------------  -------------  -------------
Total revenues.............................      1,084,434        206,624      1,291,058       --            1,291,058
                                             -------------  -------------  -------------  -------------  -------------
Operating expenses:
  Fuel used for generation.................         19,074         30,773         49,847       --               49,847
  Purchased power..........................         33,516         13,985         47,501       --               47,501
  Gas purchased for resale.................        782,147       --              782,147       --              782,147
  Other operating and maintenance..........        111,355         61,528        172,883       --              172,883
  Depreciation and amortization............         31,881         27,620         59,501       --               59,501
  General taxes............................         18,495         24,361         42,856       --               42,856
                                             -------------  -------------  -------------  -------------  -------------
Total expenses.............................        996,468        158,267      1,154,735       --            1,154,735
                                             -------------  -------------  -------------  -------------  -------------
Operating income before income taxes.......         87,966         48,357        136,323       --              136,323
                                             -------------  -------------  -------------  -------------  -------------
Interest charges:
  Long-term debt...........................         27,807         13,424         41,231       --               41,231
  Short-term debt and other interest.......          7,109            834          7,943       --                7,943
Other:
  Equity in earnings of investments and
   partnerships............................         (7,575)      --               (7,575)      --               (7,575)
  Other, net...............................         (4,346)         2,384         (1,962)      --               (1,962)
                                             -------------  -------------  -------------  -------------  -------------
Total interest charges and other...........         22,995         16,642         39,637       --               39,637
                                             -------------  -------------  -------------  -------------  -------------
Income before income taxes.................         64,971         31,715         96,686       --               96,686
                                             -------------  -------------  -------------  -------------  -------------
Income taxes...............................         27,659          7,192         34,851                        34,851
                                             -------------  -------------  -------------  -------------  -------------
Net income.................................         37,312         24,523         61,835       --               61,835
Preference and preferred stock dividend
 requirements (Note 4).....................            513            957          1,470       --                1,470
                                             -------------  -------------  -------------  -------------  -------------
Earnings available for common shares.......  $      36,799  $      23,566  $      60,365       --        $      60,365
                                             -------------  -------------  -------------  -------------  -------------
                                             -------------  -------------  -------------  -------------  -------------
Weighted average common shares outstanding
 (Note 1)
      -- Primary...........................         46,233         61,902                                      108,135
      -- Fully diluted (Note 5)............         46,568         61,902                                      108,470
Earnings per share
      -- Primary...........................  $        0.80  $        0.38                                $        0.56
      -- Fully diluted (Note 5)............  $        0.79  $        0.38                                $        0.56

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                                  UCU           KCPL                           PRO FORMA
                                                  (AS           (AS                    -------------------------
                                               REPORTED)     REPORTED)       TOTAL     ADJUSTMENTS  COMBINATION
                                              ------------  ------------  -----------  -----------  ------------
Operating revenues:
  Electric..................................   $  129,906    $  198,906   $   328,812      --        $  328,812
  Gas.......................................      245,852        --           245,852      --           245,852
  Energy related businesses and other.......      350,545        --           350,545      --           350,545
                                              ------------  ------------  -----------  -----------  ------------
Total revenues..............................      726,303       198,906       925,209      --           925,209
                                              ------------  ------------  -----------  -----------  ------------
Operating expenses:
  Fuel used for generation..................       17,920        34,719        52,639      --            52,639
  Purchased power...........................       29,015         6,732        35,747      --            35,747
  Gas purchased for resale..................      443,167        --           443,167      --           443,167
  Other operating and maintenance...........       98,131        65,123       163,254      --           163,254
  Depreciation and amortization.............       37,593        27,415        65,008      --            65,008
  General taxes.............................       18,992        23,857        42,849      --            42,849
                                              ------------  ------------  -----------  -----------  ------------
Total expenses..............................      644,818       157,846       802,664      --           802,664
                                              ------------  ------------  -----------  -----------  ------------
Operating income before income taxes........       81,485        41,060       122,545      --           122,545
                                              ------------  ------------  -----------  -----------  ------------
Interest charges:
  Long-term debt............................       24,229        12,333        36,562      --            36,562
  Short-term debt and other interest........        6,653           690         7,343      --             7,343
Other:
  Equity in earnings of investments and
   partnerships.............................       (2,164)       --            (2,164)     --            (2,164)
  Other, net................................       (1,507)       (6,803)       (8,310)     --            (8,310)
                                              ------------  ------------  -----------  -----------  ------------
Total interest charges and other............       27,211         6,220        33,431      --            33,431
                                              ------------  ------------  -----------  -----------  ------------
Income before income taxes..................       54,274        34,840        89,114      --            89,114
                                              ------------  ------------  -----------  -----------  ------------
Income taxes................................       22,108        11,953        34,061      --            34,061
                                              ------------  ------------  -----------  -----------  ------------
Net income..................................       32,166        22,887        55,053      --            55,053
Preference and preferred stock dividend
 requirements (Note 4)......................          513         1,026         1,539      --             1,539
                                              ------------  ------------  -----------  -----------  ------------
Earnings available for common shares........   $   31,653    $   21,861   $    53,514      --        $   53,514
                                              ------------  ------------  -----------  -----------  ------------
                                              ------------  ------------  -----------  -----------  ------------
Weighted average common shares outstanding
 (Note 1)
      -- Primary............................       44,743        61,902                                 106,645
      -- Fully diluted (Note 5).............       45,242        61,902                                 107,144
Earnings per share
      -- Primary............................   $     0.71    $     0.35                              $     0.50
      -- Fully diluted (Note 5).............   $     0.70    $     0.35                              $     0.50

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PRO FORMA
                                             UCU           KCPL                      ----------------------------
                                        (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                        -------------  -------------  -------------  -------------  -------------
Operating revenues:
  Electric............................  $     577,739  $     885,955  $   1,463,694       --        $   1,463,694
  Gas.................................        616,816       --              616,816       --              616,816
  Energy related businesses and
   other..............................      1,603,998       --            1,603,998       --            1,603,998
                                        -------------  -------------  -------------  -------------  -------------
Total revenues........................      2,798,553        885,955      3,684,508       --            3,684,508
                                        -------------  -------------  -------------  -------------  -------------
Operating expenses:
  Fuel used for generation............         74,734        139,371        214,105       --              214,105
  Purchased power.....................        118,387         38,783        157,170       --              157,170
  Gas purchased for resale............      1,688,699       --            1,688,699       --            1,688,699
  Other operating and maintenance.....        433,753        257,038        690,791       --              690,791
  Depreciation and amortization.......        145,390        109,832        255,222       --              255,222
  General taxes.......................         77,840         96,821        174,661       --              174,661
  Provisions for asset impairments....         34,639       --               34,639       --               34,639
                                        -------------  -------------  -------------  -------------  -------------
Total expenses........................      2,573,442        641,845      3,215,287       --            3,215,287
                                        -------------  -------------  -------------  -------------  -------------
Operating income before income
 taxes................................        225,111        244,110        469,221       --              469,221
                                        -------------  -------------  -------------  -------------  -------------
Interest charges:
  Long-term debt......................        110,227         52,184        162,411       --              162,411
  Short-term debt and other
   interest...........................         25,447          2,338         27,785       --               27,785
Other:
  Equity in earnings of investments
   and partnerships...................        (23,811)      --              (23,811)      --              (23,811)
  Other, net..........................        (18,564)           199        (18,365)      --              (18,365)
                                        -------------  -------------  -------------  -------------  -------------
Total interest charges and other......         93,299         54,721        148,020       --              148,020
                                        -------------  -------------  -------------  -------------  -------------
Income before income taxes............        131,812        189,389        321,201       --              321,201
Income taxes..........................         52,035         66,803        118,838       --              118,838
                                        -------------  -------------  -------------  -------------  -------------
Net income............................         79,777        122,586        202,363       --              202,363
Preference and preferred stock
 dividend requirements (Note 4).......          2,050          4,011          6,061       --                6,061
                                        -------------  -------------  -------------  -------------  -------------
Earnings available for common
 shares...............................  $      77,727  $     118,575  $     196,302       --        $     196,302
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Weighted average common shares
 outstanding (Note 1)
      -- Primary......................         45,077         61,902                                      106,979
      -- Fully diluted (Note 5).......         45,474         61,902                                      107,376
Earnings per share
      -- Primary......................  $        1.72  $        1.92                                $        1.83
      -- Fully diluted (Note 5).......  $        1.71  $        1.92                                $        1.83

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PRO FORMA
                                             UCU           KCPL                      ----------------------------
                                        (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                        -------------  -------------  -------------  -------------  -------------
Operating revenues:
  Electric............................  $     557,001  $     868,272  $   1,425,273       --        $   1,425,273
  Gas.................................        618,548       --              618,548       --              618,548
  Energy related businesses and
   other..............................      1,222,596       --            1,222,596       --            1,222,596
                                        -------------  -------------  -------------  -------------  -------------
Total revenues........................      2,398,145        868,272      3,266,417       --            3,266,417
                                        -------------  -------------  -------------  -------------  -------------
Operating expenses:
  Fuel used for generation............         77,438        135,106        212,544       --              212,544
  Purchased power.....................        113,335         33,929        147,264       --              147,264
  Gas purchased for resale............      1,385,065       --            1,385,065       --            1,385,065
  Other operating and maintenance.....        375,048        274,772        649,820       --              649,820
  Depreciation and amortization.......        145,470        107,463        252,933       --              252,933
  General taxes.......................         73,759         96,362        170,121       --              170,121
                                        -------------  -------------  -------------  -------------  -------------
Total expenses........................      2,170,115        647,632      2,817,747       --            2,817,747
                                        -------------  -------------  -------------  -------------  -------------
Operating income before income
 taxes................................        228,030        220,640        448,670       --              448,670
                                        -------------  -------------  -------------  -------------  -------------
Interest charges:
  Long-term debt......................         89,526         43,962        133,488       --              133,488
  Short-term debt and other
   interest...........................         14,157          3,454         17,611       --               17,611
Other:
  Equity in earnings of investments
   and partnerships...................        (18,371)      --              (18,371)      --              (18,371)
  Other, net..........................         (3,814)         2,072         (1,742)      --               (1,742)
                                        -------------  -------------  -------------  -------------  -------------
Total interest charges and other......         81,498         49,488        130,986       --              130,986
                                        -------------  -------------  -------------  -------------  -------------
Income before income taxes............        146,532        171,152        317,684       --              317,684
Income taxes..........................         52,087         66,377        118,464       --              118,464
                                        -------------  -------------  -------------  -------------  -------------
Net income............................         94,445        104,775        199,220       --              199,220
Preference and preferred stock
 dividend requirements (Note 4).......          2,982          3,457          6,439       --                6,439
                                        -------------  -------------  -------------  -------------  -------------
Earnings available for common
 shares...............................  $      91,463  $     101,318  $     192,781       --        $     192,781
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Weighted average common shares
 outstanding (Note 1)
      -- Primary......................         43,965         61,903                                      105,868
      -- Fully diluted (Note 5).......         45,178         61,903                                      107,081
Earnings per share
      -- Primary......................  $        2.08  $        1.64                                $        1.82
      -- Fully diluted (Note 5).......  $        2.06  $        1.64                                $        1.81

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM
                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PRO FORMA
                                             UCU           KCPL                      ----------------------------
                                        (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                        -------------  -------------  -------------  -------------  -------------
Operating revenues:
  Electric............................  $     546,853  $     857,450  $   1,404,303       --        $   1,404,303
  Gas.................................        686,140       --              686,140       --              686,140
  Energy related businesses and
   other..............................      1,513,091       --            1,513,091       --            1,513,091
                                        -------------  -------------  -------------  -------------  -------------
Total revenues........................      2,746,084        857,450      3,603,534       --            3,603,534
                                        -------------  -------------  -------------  -------------  -------------
Operating expenses:
  Fuel used for generation............         72,854        130,117        202,971       --              202,971
  Purchased power.....................        124,384         31,403        155,787       --              155,787
  Gas purchased for resale............      1,763,359       --            1,763,359       --            1,763,359
  Other operating and maintenance.....        358,902        263,183        622,085       --              622,085
  Depreciation and amortization.......        140,716        111,284        252,000       --              252,000
  General taxes.......................         72,036         95,659        167,695       --              167,695
  Restructuring charge................         69,788       --               69,788       --               69,788
                                        -------------  -------------  -------------  -------------  -------------
Total expenses........................      2,602,039        631,646      3,233,685       --            3,233,685
                                        -------------  -------------  -------------  -------------  -------------
Operating income before income
 taxes................................        144,045        225,804        369,849       --              369,849
                                        -------------  -------------  -------------  -------------  -------------
Interest charges:
  Long-term debt......................         89,027         50,118        139,145       --              139,145
  Short-term debt and other
   interest...........................         12,607          2,321         14,928       --               14,928
Other:
  Equity in earnings of investments
   and partnerships...................        (16,432)      --              (16,432)      --              (16,432)
  Gain on sale of subsidiary stock....        (47,751)      --              (47,751)      --              (47,751)
  Other, net..........................         (9,772)          (360)       (10,132)      --              (10,132)
                                        -------------  -------------  -------------  -------------  -------------
Total interest charges and other......         27,679         52,079         79,758       --               79,758
                                        -------------  -------------  -------------  -------------  -------------
Income before income taxes............        116,366        173,725        290,091       --              290,091
Income taxes..........................         30,018         67,953         97,971       --               97,971
                                        -------------  -------------  -------------  -------------  -------------
Net income............................         86,348        105,772        192,120       --              192,120
Preference and preferred stock
 dividend requirements (Note 4).......          6,926          3,153         10,079       --               10,079
                                        -------------  -------------  -------------  -------------  -------------
Earnings available for common
 shares...............................  $      79,422  $     102,619  $     182,041       --        $     182,041
                                        -------------  -------------  -------------  -------------  -------------
                                        -------------  -------------  -------------  -------------  -------------
Weighted average common shares
 outstanding (Note 1)
      -- Primary......................         40,737         61,909                                      102,646
      -- Fully diluted (Note 5).......         44,273         61,909                                      106,182
Primary earnings per share
      -- Primary......................  $        1.95  $        1.66                                $        1.77
      -- Fully diluted (Note 5).......  $        1.92  $        1.66                                $        1.77

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                     MAXIM

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. The pro forma combined financial statements reflect the conversion of each outstanding share of UCU Common Stock into one share of Maxim Common Stock, as provided in the Merger Agreement. The pro forma combined financial statements are presented as if the companies were combined during all periods included therein.

2. The allocation between KCPL and UCU and their customers of the approximately $600 million in net estimated cost savings over the 10-year period following the Mergers, less transaction costs, will be subject to regulatory review and approval. Transaction costs, currently estimated to be approximately $40 million (including fees for financial advisors, attorneys, accountants, consultants, filings and printing), are being deferred for post-Mergers amortization in accordance with future regulatory approval. As of March 31, 1996, $5.4 million and $4.2 million in merger-related costs had been deferred by KCPL and UCU, respectively.

    The net estimated cost savings and transactions costs do not reflect certain other costs that could be incurred by Maxim, such as increases or decreases in costs caused by the provisions of the Employment Agreements with Messrs. Jennings and Green, Severance Agreements with certain executives and the Maxim Plans. See "THE MERGERS -- Employment Agreements," "-- Employee Plans and Severance Arrangements," "-- Maxim Plans" and "APPROVAL OF MAXIM PLANS" in this Joint Proxy Statement/Prospectus.

    The net estimated costs savings, transaction costs and certain other costs have not been reflected in the pro forma combined financial statements because of the inability to predict regulatory treatment or estimate the amount of such costs that would impact any one period.

3. Intercompany transactions (including purchased and exchanged power transactions) between KCPL and UCU during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions. All financial statement presentation and accounting policy differences are immaterial and have not been adjusted in the pro forma combined financial statements.

4. Prior to the consummation of the Mergers, KCPL and UCU must redeem their preferred stock outstanding as provided in the Merger Agreement. Because the basis of accounting for the Mergers is a pooling of interests, the effect of these redemptions is not required to be reflected in the pro forma combined financial statements. The only redemption premium, as of December 31, 1995, is $755,000 applicable to KCPL Preferred Stock. The on-going effect of these redemptions is anticipated to be immaterial.

5. The fully diluted earnings per common share was determined assuming UCU's outstanding Convertible Subordinated Debentures and UCU's $1.775 Series Cumulative Convertible Preference Stock were converted into UCU Common Stock at the beginning of the periods presented. In calculating fully diluted earnings per share, earnings available for common shares were adjusted to eliminate interest expense, net of tax, and to eliminate dividends on the Convertible Preference Stock.

6. In other parts of this Joint Proxy Statement/Prospectus, EBITDA, which means earnings before interest, taxes, depreciation and amortization, is used as a financial measurement. EBITDA is not intended to replace net income or cash flows from operations computed under generally accepted accounting principles. The Unaudited Pro Forma Combined Financial Statements contain financial information prepared on a basis consistent with generally accepted accounting principles.

                  SELECTED INFORMATION CONCERNING KCPL AND UCU

BUSINESS OF KCPL

    KCPL is a low-cost electric power producer providing energy-related products and services to customers in its service territory and worldwide. Headquartered in Kansas City, Missouri, KCPL serves the electric power needs of over 430,000 customers in and around the metropolitan Kansas City area. Included in a diverse customer base are about 379,000 residences, 50,000 commercial firms and 3,000 industrial firms, municipalities and other electric utilities. Low fuel costs and superior plant performance enable KCPL to serve its customers well while maintaining a leadership position in the bulk power market. KLT, a wholly-owned, unregulated subsidiary of KCPL, pursues opportunities in primarily energy-related ventures throughout the nation and world. KCPL's commitment to KLT and its holdings reflects KCPL's plans to enhance shareholder value by capturing growth opportunities in energy-related and other markets outside KCPL's regulated core utility business.

    Additional information concerning KCPL and its subsidiaries is included in the KCPL documents filed with the SEC which are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    Upon consummation of the Mergers, KCPL will be renamed Maxim. See "MAXIM FOLLOWING THE MERGERS."

BUSINESS OF UCU

    UCU is an energy company which consists of electric and natural gas utility operations, natural gas gathering, marketing and processing and independent power projects managed through four business groups. The business groups are UtiliCorp Energy Delivery ("UED"), consisting primarily of transmission and distribution utility operations; UtiliCorp Power Services ("UPS"), consisting primarily of electricity generation and independent power projects; UtiliCorp Energy Resources ("UER"), consisting of gas marketing, processing and gathering and electricity marketing; and UtiliCorp Marketing Services, consisting of appliance service contracts, gas marketing and other energy related products and services.

    UCU had approximately 1.2 million utility customers and 4,700 employees at December 31, 1995. UCU's electric utility operations are in the states of Missouri, Kansas, Colorado, West Virginia and the Canadian province of British Columbia. UCU's gas utility operations are in the states of Missouri, Kansas, Colorado, Iowa, Nebraska, Minnesota, Michigan and West Virginia. Aquila, a wholly-owned subsidiary of UCU, markets natural gas in 45 states and Ontario, Canada. Aquila's 82% owned subsidiary AGP owns and operates 10 natural gas gathering systems and four natural gas processing plants in Texas and Oklahoma. UCU owns interests through its UtilCo Group subsidiary in 17 independent power projects in seven states and Jamaica. UCU also markets natural gas in the United Kingdom through several joint ventures and owns and operates energy joint ventures in New Zealand and Australia.

    UCU serves approximately 434,000 electric customers in four states and British Columbia and approximately 800,000 gas customers in eight states. The Australian joint venture serves approximately 520,000 electric customers. Additional information concerning UCU and its subsidiaries is included in the UCU documents filed with the SEC which are incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

CERTAIN BUSINESS RELATIONSHIPS BETWEEN KCPL AND UCU

    KCPL and UCU are involved in various ventures on an arm's-length basis, including (i) the MOKAN Power Pool, pursuant to which they engage in joint planning activities and purchase power and energy and, along with Western Resources, operate a Wichita-Topeka-Kansas City-Sibley interconnection, (ii) the Southwest Power Pool and NERC Regional Reliability Council, pursuant to which they engage in joint transmission planning, (iii) pursuant to a Multiple Interconnection and Transmission Contract providing for coordinated transmission planning and support in Missouri service territories, and (iv) pursuant to a Missouri Coordination Agreement providing for the operation of a Sibley-Overton interconnection.

    In the normal course of business, KCPL and UCU buy and sell electric power from and to each other in arm's-length transactions pursuant to filed rate schedules.

                          MAXIM FOLLOWING THE MERGERS

    At the Effective Time, KCPL will change its name to Maxim or such other name as KCPL and UCU shall mutually agree. The headquarters of Maxim will be in Kansas City, Missouri.

BOARD OF DIRECTORS OF MAXIM

    In connection with the Mergers, the Maxim Board, at the Effective Time, will consist of 18 persons, nine of whom will be the then existing directors of KCPL immediately prior to the Effective Time, and nine of whom will be designated by UCU. To date, UCU has not determined which individuals, in addition to Richard
C. Green, Jr., will be its designees to serve as directors of Maxim as of the Effective Time. However, it is currently anticipated that the directors of UCU immediately prior to the Effective Time will serve as the initial directors of Maxim. See "THE MERGER AGREEMENT -- Maxim Board of Directors."

    KCPL and UCU have agreed that the Maxim Board will have the following committees: an Executive Committee, a Nominating and Compensation Committee, an Audit Committee and a Nuclear Oversight Committee. The Executive Committee will consist of six members, three of whom (including the chair of such committee) will be designated by KCPL and three of whom will be designated by UCU. The remaining committees will each consist of five members with KCPL and UCU each selecting two members and the fifth member, being in each case the chair of the committee, selected, in the case of the Nuclear Oversight Committee, by KCPL and, in the case of the Nominating and Compensation Committee and the Audit Committee, by UCU.

    Descriptions of the present composition of the KCPL Board and the UCU Board are included in the KCPL Proxy Statement and the UCU Proxy Statement, respectively, and are incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

MANAGEMENT OF MAXIM

    A. Drue Jennings will be Chairman of Maxim and Richard C. Green, Jr. will be Vice Chairman and Chief Executive Officer of Maxim. Each of Mr. Jennings and Mr. Green will have an employment agreement with Maxim following the Merger. See "THE MERGERS -- Employment Agreements." Robert K. Green, brother of Richard C. Green, Jr., will be the president of Maxim and Marcus Jackson will serve as Maxim's executive vice president and chief operating officer. Robert K. Green is currently president of UCU and Marcus Jackson is senior vice president and chief operating officer of KCPL.

    For a description of certain compensation arrangements after the Effective Time concerning Messrs. Jennings and Green, see "THE MERGERS -- Employment Agreements." Subject to the approval of the shareholders of KCPL, Maxim will adopt at the Effective Time the Maxim Stock Incentive Plan and the Maxim MIC Plan. See "APPROVAL OF MAXIM PLANS."

COMMUNITY SUPPORT

    Pursuant to the Merger Agreement, Maxim shall provide charitable contributions and community support within the service areas of KCPL and UCU at levels substantially comparable to the levels of charitable contributions and community support provided by such parties within their service areas within the two-year period immediately prior to the Effective Time.

DIVIDENDS

    It is the intention of KCPL and UCU, subject to the fiduciary obligations of the Maxim Board, that the initial annual dividend per share of Maxim Common Stock following the Effective Time will be at least $1.85 per share. For a description of certain restrictions on Maxim's ability to pay dividends on the Maxim Common Stock, see "DESCRIPTION OF MAXIM COMMON STOCK."

                                    EXPERTS

    The consolidated financial statements incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of KCPL for the year ended December 31, 1995 have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and schedules included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the years ended December 31, 1995, 1994 and 1993, which are incorporated by reference in this Joint Proxy
Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of United Energy Ltd. included in UtiliCorp United Inc.'s Form 8-K/A, dated November 14, 1995, as amended on April 1, 1996, for the period May 11, 1994 to June 30, 1995, which are incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                                 LEGAL MATTERS

    Jeanie Sell Latz, Esq., Senior Vice President, Corporate Secretary and Chief Legal Officer of KCPL, will pass upon the legality of the shares of Maxim Common Stock to be issued in connection with the UCU Merger. As of June 10, 1996, Ms. Latz owned 1,856 shares of KCPL Common Stock and had options, both vested and unvested, to acquire an aggregate of 15,375 additional shares of KCPL Common Stock.

                           PROPOSALS OF STOCKHOLDERS

    Proposals of shareholders intended to be presented at KCPL's 1997 Annual Meeting of Shareholders must be received at KCPL's Corporate Secretary's Office on or before December 9, 1996, for consideration for inclusion in the proxy statement and form of proxy relating to that meeting.

    Proposals of stockholders intended to be presented at UCU's 1997 Annual Meeting of Stockholders must be received at UCU's Corporate Secretary's Office on or before December 9, 1996 for consideration for inclusions in the proxy statement and form of proxy relating to that meeting.

                                                                         ANNEX A

                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                       KANSAS CITY POWER & LIGHT COMPANY

                              KC MERGER SUB, INC.,

                             UTILICORP UNITED INC.,

                                      AND

                                KC UNITED CORP.

                          Dated as of January 19, 1996

                   As amended and restated as of May 20, 1996

                               TABLE OF CONTENTS

ARTICLE I   THE MERGERS................................................................  A-7
           Section 1.1   The Mergers...................................................  A-7
           Section 1.2   Effects of the Mergers........................................  A-7
           Section 1.3   Effective Time of the Mergers.................................  A-8

ARTICLE II  TREATMENT OF SHARES........................................................  A-8
           Section 2.1   Effect of the Mergers on Capital Stock........................  A-8
           Section 2.2   Issuance of New Certificates..................................  A-9

ARTICLE III  THE CLOSING...............................................................  A-11
           Section 3.1   Closing.......................................................  A-11

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF KCPL AND SUB.............................  A-11
           Section 4.1   Organization and Qualification................................  A-11
           Section 4.2   Subsidiaries..................................................  A-11
           Section 4.3   Capitalization................................................  A-12
           Section 4.4   Authority; Non-Contravention; Statutory Approvals;              A-12
                          Compliance...................................................
           Section 4.5   Reports and Financial Statements..............................  A-14
           Section 4.6   Absence of Certain Changes or Events..........................  A-14
           Section 4.7   Litigation....................................................  A-14
           Section 4.8   Registration Statement and Proxy Statement....................  A-15
           Section 4.9   Tax Matters...................................................  A-15
           Section 4.10  Employee Matters; ERISA.......................................  A-16
           Section 4.11  Environmental Protection......................................  A-18
           Section 4.12  Regulation as a Utility.......................................  A-20
           Section 4.13  Vote Required.................................................  A-20
           Section 4.14  Accounting Matters............................................  A-20
           Section 4.15  Article Twelfth of KCPL's Restated Articles of                  A-20
                          Consolidation................................................
           Section 4.16  Opinion of Financial Advisor..................................  A-20
           Section 4.17  Insurance.....................................................  A-20
           Section 4.18  KCPL Not a Related Person.....................................  A-21
           Section 4.19  Representations With Respect to Sub...........................  A-21

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF UCU.......................................  A-21
           Section 5.1   Organization and Qualification................................  A-21
           Section 5.2   Subsidiaries..................................................  A-22
           Section 5.3   Capitalization................................................  A-22
           Section 5.4   Authority; Non-Contravention; Statutory Approvals;              A-23
                          Compliance...................................................
           Section 5.5   Reports and Financial Statements..............................  A-24
           Section 5.6   Absence of Certain Changes or Events..........................  A-24
           Section 5.7   Litigation....................................................  A-24
           Section 5.8   Registration Statement and Proxy Statement....................  A-25
           Section 5.9   Tax Matters...................................................  A-25
           Section 5.10  Employee Matters; ERISA.......................................  A-26
           Section 5.11  Environmental Protection......................................  A-28
           Section 5.12  Regulation as a Utility.......................................  A-28
           Section 5.13  Vote Required.................................................  A-29
           Section 5.14  Accounting Matters............................................  A-29
           Section 5.15  Article Eight of UCU's Certificate of Incorporation...........  A-29
           Section 5.16  Opinion of Financial Advisor..................................  A-29
           Section 5.17  Insurance.....................................................  A-29
           Section 5.18  UCU Not an Interested Shareholder.............................  A-29
           Section 5.19  Cash Resources for Redemption of UCU Preferred Stock..........  A-29

ARTICLE VI   CONDUCT OF BUSINESS PENDING THE MERGERS...................................  A-29
           Section 6.1   Covenants of the Parties......................................  A-29

ARTICLE VII  ADDITIONAL AGREEMENTS.....................................................  A-34
           Section 7.1   Access to Information.........................................  A-34
           Section 7.2   Joint Proxy Statement and Registration Statement..............  A-35
           Section 7.3   Regulatory Matters............................................  A-35
           Section 7.4   Shareholder Approval..........................................  A-36
           Section 7.5   Directors' and Officers' Indemnification......................  A-36
           Section 7.6   Public Announcements..........................................  A-37
           Section 7.7   Rule 145 Affiliates...........................................  A-37
           Section 7.8   Employee Agreements and Workforce Matters.....................  A-38
           Section 7.9   Employee Benefit Plans........................................  A-38
           Section 7.10  Stock Option and Other Stock Plans............................  A-39
           Section 7.11  No Solicitations..............................................  A-40
           Section 7.12  Surviving Corporation Board of Directors......................  A-41
           Section 7.13  Surviving Corporation Officers................................  A-41
           Section 7.14  Employment Contracts..........................................  A-41
           Section 7.15  Post-Merger Operations........................................  A-41
           Section 7.16  Expenses......................................................  A-42
           Section 7.17  Further Assurances............................................  A-42
           Section 7.18  Termination of Company's Obligations..........................  A-42

ARTICLE VIII  CONDITIONS...............................................................  A-42
           Section 8.1   Conditions to Each Party's Obligation to Effect the Mergers...  A-42
           Section 8.2   Conditions to Obligation of UCU to Effect the Mergers.........  A-43
           Section 8.3   Conditions to Obligation of KCPL and Sub to Effect the          A-44
                          Mergers......................................................

ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER.........................................  A-45
           Section 9.1   Termination...................................................  A-45
           Section 9.2   Effect of Termination.........................................  A-46
           Section 9.3   Termination Fee; Expenses.....................................  A-46
           Section 9.4   Amendment.....................................................  A-47
           Section 9.5   Waiver........................................................  A-47

ARTICLE X    GENERAL PROVISIONS........................................................  A-48
           Section 10.1  Non-Survival; Effect of Representations and Warranties........  A-48
           Section 10.2  Brokers.......................................................  A-48
           Section 10.3  Notices.......................................................  A-48
           Section 10.4  Miscellaneous.................................................  A-49
           Section 10.5  Interpretation................................................  A-49
           Section 10.6  Counterparts; Effect..........................................  A-49
           Section 10.7  Parties' Interest.............................................  A-49
           Section 10.8  Waiver of Jury Trial and Certain Damages......................  A-50
           Section 10.9  Enforcement...................................................  A-50

                            INDEX OF PRINCIPAL TERMS

TERM                                                                        PAGE
- --------------------------------------------------------------------------  ----
1935 Act..................................................................  A-11
Acquisition Proposal......................................................  A-41
Affiliate.................................................................  A-20
Affiliate Agreement.......................................................  A-38
Agreement.................................................................  A-7
Amendment Date............................................................  A-7
Atomic Energy Act.........................................................  A-14
Cancelled Shares..........................................................  A-9
Certificates..............................................................  A-9
Closing...................................................................  A-11
Closing Agreement.........................................................  A-16
Closing Date..............................................................  A-11
Code......................................................................  A-7
Committee.................................................................  A-39
Company...................................................................  A-7
Confidentiality Agreement.................................................  A-35
Consolidating Effective Time..............................................  A-8
Consolidating Merger......................................................  A-7
Control...................................................................  A-20
DGCL......................................................................  A-7
DLJ.......................................................................  A-29
Effective Time............................................................  A-8
Environmental Claim.......................................................  A-19
Environmental Laws........................................................  A-19
Environmental Permits.....................................................  A-18
ERISA.....................................................................  A-17
Exchange Act..............................................................  A-14
Exchange Agent............................................................  A-9
FERC......................................................................  A-14
Final Order...............................................................  A-42
GAAP......................................................................  A-14
Governmental Authority....................................................  A-13
Hazardous Materials.......................................................  A-19
HSR Act...................................................................  A-35
Indemnified Liabilities...................................................  A-36
Indemnified Parties.......................................................  A-36
Indemnified Party.........................................................  A-36
Initial Termination Date..................................................  A-45
IRS.......................................................................  A-17
Joint Proxy/Registration Statement........................................  A-35
KCPL......................................................................  A-7
KCPL Benefit Plans........................................................  A-17
KCPL Common Stock.........................................................  A-8
KCPL Cumulative Preferred Stock...........................................  A-12
KCPL Disclosure Schedule..................................................  A-11
KCPL Financial Statements.................................................  A-14
KCPL Incentive Plan.......................................................  A-38
KCPL Incentive Stock Plan.................................................  A-38
KCPL Joint Venture........................................................  A-11

TERM                                                                        PAGE
- --------------------------------------------------------------------------  ----
KCPL Material Adverse Effect..............................................  A-14
KCPL Meeting..............................................................  A-36
KCPL No Par Preferred.....................................................  A-12
KCPL Preference Stock.....................................................  A-12
KCPL Preferred Stock......................................................  A-12
KCPL Required Consents....................................................  A-13
KCPL Required Statutory Approvals.........................................  A-13
KCPL SEC Reports..........................................................  A-14
KCPL Shareholders' Approval...............................................  A-20
KCPL Shares...............................................................  A-9
KCPL Stock Plans..........................................................  A-12
KCPL Subsidiary...........................................................  A-11
Mergers...................................................................  A-7
Merrill Lynch.............................................................  A-20
MGCL......................................................................  A-8
NRC.......................................................................  A-14
NYSE......................................................................  A-10
Original Execution Date...................................................  A-7
Original Merger Agreement.................................................  A-7
PBGC......................................................................  A-17
PCBs......................................................................  A-19
person....................................................................  A-10
Power Act.................................................................  A-14
Proxy Statement...........................................................  A-15
Registration Statement....................................................  A-15
Release...................................................................  A-20
Representatives...........................................................  A-34
SEC.......................................................................  A-14
Securities Act............................................................  A-13
Sub.......................................................................  A-7
Sub Common Stock..........................................................  A-8
Subsidiary................................................................  A-11
Surviving Corporation.....................................................  A-7
Surviving Corporation Incentive Plan......................................  A-39
Surviving Corporation Replacement Plans...................................  A-38
Surviving Corporation Stock Awards........................................  A-40
Surviving Corporation Stock Benefits......................................  A-40
Surviving Corporation Stock Plan..........................................  A-39
Target Party..............................................................  A-47
Task Force................................................................  A-33
Tax Return................................................................  A-15
Tax Ruling................................................................  A-15
Taxes.....................................................................  A-15
Three Year Period.........................................................  A-50
UCU.......................................................................  A-7
UCU Benefit Plans.........................................................  A-26
UCU Class A Common Stock..................................................  A-22
UCU Common Stock..........................................................  A-8
UCU Disclosure Schedule...................................................  A-21
UCU Effective Time........................................................  A-8
UCU Financial Statements..................................................  A-24

TERM                                                                        PAGE
- --------------------------------------------------------------------------  ----
UCU Incentive Plan........................................................  A-38
UCU Incentive Stock Plan..................................................  A-38
UCU Joint Venture.........................................................  A-20
UCU Material Adverse Effect...............................................  A-24
UCU Meeting...............................................................  A-36
UCU Merger................................................................  A-7
UCU Preferred Stock.......................................................  A-22
UCU Required Consents.....................................................  A-23
UCU Required Statutory Approvals..........................................  A-23
UCU SEC Reports...........................................................  A-24
UCU Shareholders' Approval................................................  A-29
UCU Stock Awards..........................................................  A-39
UCU Stock Plans...........................................................  A-22
UCU Subsidiary............................................................  A-22
UCU Surviving Corporation.................................................  A-7
Violation.................................................................  A-13
Voting Debt...............................................................  A-12

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of January 19, 1996 (the "ORIGINAL EXECUTION DATE"), as amended and restated as of May 20, 1996 (the "AMENDMENT DATE"), by and among Kansas City Power & Light Company, a Missouri corporation ("KCPL"), KC Merger Sub, Inc. ("SUB"), UtiliCorp United Inc., a Delaware corporation ("UCU"), and KC United Corp., a Delaware corporation (the "COMPANY").

    WHEREAS, KCPL, UCU and the Company have entered into an Agreement and Plan of Merger, dated as of January 19, 1996 (the "Original Merger Agreement"), and the parties to the Original Merger Agreement wish to amend and restate such Original Merger Agreement in its entirety, add Sub as a party thereto and eliminate the Company as a party thereto;

    WHEREAS, KCPL and UCU have determined to engage in a business combination as peer firms;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of KCPL, Sub, UCU and the Company have approved this Agreement and the merger of Sub with and into UCU, with UCU being the surviving corporation (the "UCU MERGER"), and the Board of Directors of KCPL has approved the further merger of UCU (as the surviving corporation in the UCU Merger) with and into KCPL, with KCPL being the surviving corporation (the "CONSOLIDATING MERGER," and together with the UCU Merger, the "MERGERS");

    WHEREAS, it is intended that the Mergers shall be recorded for accounting purposes as a pooling-of-interests; and

    WHEREAS, for United States federal income tax purposes, it is intended that the Mergers together shall constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(b) of the Code.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                  THE MERGERS

    Section 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement:

        (i) THE UCU MERGER. At the UCU Effective Time (as defined in SECTION 1.3), Sub shall be merged with and into UCU in accordance with the laws of the State of Delaware. UCU shall be the surviving corporation in the UCU Merger and shall continue its corporate existence under the laws of the State of Delaware. The effects and the consequences of the UCU Merger shall be as set forth in Section 1.2(a). The surviving corporation after the UCU Merger is sometimes referred to herein as the "UCU Surviving Corporation."

        (ii) THE CONSOLIDATING MERGER. At the Consolidating Effective Time (as defined in SECTION 1.3), UCU shall be merged with and into KCPL in accordance with the laws of the States of Missouri and Delaware. KCPL shall be the surviving corporation in the Consolidating Merger and shall continue its corporate existence under the laws of the State of Missouri. KCPL after the Consolidating Effective Time is sometimes referred to herein as the
    "Surviving Corporation." The effects and the consequences of the Consolidating Merger shall be as set forth in Section 1.2(b).

    Section 1.2 EFFECTS OF THE MERGERS. (a) At the UCU Effective Time, (i) the Certificate of Incorporation of UCU, as in effect immediately prior to the UCU Effective Time, shall be the Certificate of Incorporation of the UCU Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the by-laws of UCU, as in effect immediately prior to the UCU Effective Time, shall be the by-laws of the UCU Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the UCU Surviving
Corporation and such by-laws. Subject to the foregoing, the additional effects of the UCU Merger shall be as provided in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

    (b) At the Consolidating Effective Time, (i) the Restated Articles of Consolidation of KCPL, as in effect immediately prior to the Consolidating Effective Time and as amended in respect of clause (iii) of this Section 1.2(b), shall be the Restated Articles of Consolidation of the Surviving Corporation until thereafter amended as provided by law and such Restated Articles of Consolidation, (ii) the by-laws of KCPL, as in effect immediately prior to the Consolidating Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the Restated Articles of Consolidation of the Surviving Corporation and such by-laws, and (iii) the name of the Surviving Corporation shall be such name as KCPL and UCU shall mutually agree. Subject to the foregoing, the additional effects of the Consolidating Merger shall be as provided in the applicable provisions of the DGCL and the Missouri General and Business Corporation Law (the "MGCL").

    Section 1.3 EFFECTIVE TIME OF THE MERGERS. On the Closing Date (as defined in SECTION 3.1), (a) with respect to the UCU Merger, a certificate of merger complying with the requirements of the DGCL shall be executed and filed by UCU and Sub with the Secretary of State of the State of Delaware, and (b) with respect to the Consolidating Merger, articles of merger shall be executed and filed by KCPL and the UCU Surviving Corporation with the Secretary of State of the State of Missouri pursuant to the MGCL and a certificate of merger shall be executed and filed by KCPL and the UCU Surviving Corporation with the Secretary of State of the State of Delaware pursuant to the DGCL. The UCU Merger shall become effective at the time specified in the certificate of merger filed with respect to the UCU Merger (the "UCU EFFECTIVE TIME"). The Consolidating Merger shall become effective at the later of (i) the time of the issuance of the certificate of merger with respect to the Consolidating Merger by the Secretary of State of the State of Missouri and (ii) the time that the certificate of merger filed with respect to the Consolidating Merger shall be duly filed with the Secretary of State of the State of Delaware (the "CONSOLIDATING EFFECTIVE TIME" or the "EFFECTIVE TIME"). The effective time specified in the certificate of merger to be filed with respect to the UCU Merger shall be prior to the effective time specified in the articles of merger and certificate of merger filed with respect to the Consolidating Merger.

                                   ARTICLE II
                              TREATMENT OF SHARES

    Section 2.1  EFFECT  OF THE MERGERS ON  CAPITAL STOCK.  (a)   As of the  UCU
Effective Time, by virtue of the UCU Merger and without any action on the part of any holder of any capital stock of UCU or Sub:

        (i) CAPITAL STOCK  OF UCU AND  SUB.  Subject  to Section 2.1(a)(ii)  and
    Section 2.2, (x) each issued and outstanding share of Common Stock, $0.01 par value per share, of Sub ("SUB COMMON STOCK") will be converted into and become one fully paid and nonassessable share of Common Stock, $1.00 par value per share, of the UCU Surviving Corporation and (y) each issued and outstanding share of Common Stock, $1.00 par value per share, of UCU ("UCU COMMON STOCK"), (other than shares of UCU Common Stock owned by KCPL or UCU either directly or through a wholly owned Subsidiary (as defined in SECTION 4.1)), shall be converted into and become 1.0 (the "CONVERSION RATIO") fully paid and nonassessable shares of Common Stock, no par value, of KCPL ("KCPL COMMON STOCK"). All such shares of UCU Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Certificate (as defined in SECTION 2.2(B)), formerly representing any such shares shall cease to have any rights with respect to such shares, except the right to receive shares of KCPL Common Stock to be issued in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2.

        (ii) CANCELLATION OF CERTAIN UCU COMMON STOCK. Any shares of UCU Common Stock that are owned by UCU as treasury stock or by KCPL or by any wholly owned Subsidiary of UCU or KCPL shall be cancelled and retired and shall cease to exist and no stock of KCPL or other consideration shall be issued or delivered in exchange therefor.

       (iii) REDEMPTION OF KCPL PREFERRED STOCK. Prior to the UCU Effective Time, the Board of Directors of KCPL shall call for redemption all outstanding shares of KCPL Preferred Stock (as defined in SECTION 4.3), at a redemption price equal to the amount set forth in the Restated Articles of Consolidation of KCPL, together with all dividends accrued and unpaid to the date of such redemption. All shares of KCPL Preferred Stock shall be redeemed so that no such shares shall be deemed to be outstanding at the UCU Effective Time or entitled to vote on the approval of this Agreement and the transactions contemplated hereby.

       (iv) REDEMPTION OF UCU PREFERRED STOCK. The Board of Directors of UCU shall take all action necessary to cause all outstanding shares of UCU Preferred Stock (as defined in SECTION 5.3) to be redeemed on March 3, 1997 or on such later date as KCPL and UCU shall mutually agree, at a redemption price equal to the amount set forth in the Certificate of Incorporation of UCU, together with all dividends accrued and unpaid to the date of such redemption. All shares of UCU Preferred Stock shall be redeemed so that no such shares shall be deemed to be outstanding at the UCU Effective Time or entitled to vote on the approval of this Agreement and the transactions contemplated hereby. The redemption price shall be paid in cash by UCU from its own cash resources or its own line of credit. UCU and KCPL agree that under no circumstances shall the payment of the redemption price be financed, guaranteed, secured, loaned, reimbursed or otherwise facilitated or provided directly or indirectly by KCPL or any of the KCPL Subsidiaries.

    (b) As of the Consolidating Effective Time, by virtue of the Consolidating Merger and without any action on the part of any holder of any capital stock of KCPL or the UCU Surviving Corporation, each issued and outstanding share of capital stock of the UCU Surviving Corporation shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

    Section 2.2  ISSUANCE OF NEW CERTIFICATES.

    (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the UCU Effective Time, KCPL shall deposit, in trust for the benefit of holders of Certificates, with such bank or trust company mutually agreeable to UCU and KCPL (the "EXCHANGE AGENT"), certificates representing shares of KCPL Common Stock required to effect the issuance referred to in Section 2.1(a)(i), together with cash payable in respect of fractional shares pursuant to Section 2.2(d).

    (b) ISSUANCE PROCEDURES. As soon as practicable after the UCU Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the UCU Effective Time represented outstanding shares of UCU Common Stock (the "CANCELLED SHARES") that were cancelled and became instead the right to receive shares of KCPL Common Stock (the "KCPL SHARES") pursuant to Section 2.1(a)(i): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing KCPL Shares. Upon surrender of a Certificate to the Exchange Agent for cancellation (or to such other agent or agents as may be appointed by agreement of KCPL and UCU), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive a certificate or certificates representing that number of whole KCPL Shares which such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Cancelled Shares which is not registered in the transfer records of UCU, a certificate representing the proper number of KCPL Shares may be issued to a transferee if the Certificate representing such Cancelled Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the

Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the UCU Effective Time to represent only the right to receive upon such surrender the certificate representing KCPL Shares and cash in lieu of any fractional shares of KCPL Common Stock as contemplated by this
Section 2.2.

    (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED SHARES. No dividends or other distributions declared or made after the UCU Effective Time with respect to KCPL Shares with a record date after the UCU Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the KCPL Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole KCPL Shares issued in consideration therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of KCPL Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the UCU Effective Time theretofore paid with respect to such whole KCPL Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the UCU Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole KCPL Shares.

    (d) NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of KCPL Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of KCPL Common Stock. A holder of UCU Common Stock who would otherwise have been entitled to a fractional share of KCPL Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the average of the last reported sales price, regular way, per share of KCPL Common Stock on the New York Stock Exchange ("NYSE") Composite Tape for the five business days prior to and including the last business day on which KCPL Common Stock was traded on the NYSE, without any interest thereon.

    (e) BOOK ENTRY. Notwithstanding any other provision of this Agreement, the letter of transmittal referred to in Section 2.2(b) may, at the option of KCPL, provide for the ability of a holder of one or more Certificates to elect that KCPL Shares to be received in exchange for the Cancelled Shares formerly represented by such surrendered Certificates be issued in uncertificated form or to elect that such KCPL Shares be credited to an account established for the holder under the dividend reinvestment and stock purchase plan of KCPL.

    (f) CLOSING OF TRANSFER BOOKS. From and after the UCU Effective Time, the stock transfer books of UCU shall be closed and no registration of any transfer of any capital stock of UCU shall thereafter be made on the records of UCU. If, after the UCU Effective Time, Certificates are presented to KCPL, they shall be cancelled and exchanged for certificates representing the appropriate number of KCPL Shares, as provided in this Section 2.2.

    (g) TERMINATION OF EXCHANGE AGENT. Any certificates representing KCPL Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within one year after the UCU Effective Time pursuant to this Section
2.2 shall be returned by the Exchange Agent to KCPL, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the UCU Effective Time shall be returned to KCPL; after which time any holder of unsurrendered Certificates shall look as a general creditor only to KCPL for payment of such funds to which such holder may be due, subject to applicable law. KCPL shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. As used in this Agreement, the term "PERSON" shall mean any natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind.

                                  ARTICLE III
                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Mergers (the "CLOSING") shall take place at the offices of Blackwell Sanders Matheny Weary & Lombardi L.C., 2300 Main, Suite 1100, Kansas City, Missouri 64108 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived, or at such other time, date and place as KCPL and UCU shall mutually agree (the "CLOSING DATE"); PROVIDED, HOWEVER, that the Closing Date shall not occur before March 3, 1997.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF KCPL AND SUB

    KCPL makes the representations and  warranties to UCU contained in  Sections
4.1 to 4.18 hereof. KCPL and Sub make the representations and warranties to UCU contained in Section 4.19 hereof. Notwithstanding anything in this Agreement to the contrary, any representation or warranty which is qualified by reference to the KCPL Disclosure Schedule (as defined in SECTION 4.1 hereof) shall be deemed to be made as of the Original Execution Date. To the extent that the KCPL
Disclosure Schedule would be incomplete or inaccurate as of the Original Execution Date by virtue of the change in structure of the Mergers reflected in this Agreement as compared to the Original Merger Agreement, KCPL shall deliver a revised or updated KCPL Disclosure Schedule not later than 30 days after the Amendment Date and any changes reflected in such revised or updated KCPL Disclosure Schedule shall be deemed to be made as of the Original Execution Date. KCPL shall have no obligation to update the KCPL Disclosure Schedule for any changes of facts or circumstances other than those resulting from a change in the structure of the Mergers as set forth above.

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
4.1 of the schedule delivered by KCPL on the Original Execution Date (the "KCPL DISCLOSURE SCHEDULE"), KCPL and each of the other KCPL Subsidiaries (as defined below) and, to the knowledge of KCPL, each of the KCPL Joint Ventures (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on KCPL and the KCPL Subsidiaries taken as a whole. As used in this Agreement, (a) the term "SUBSIDIARY" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person, (b) the term "KCPL SUBSIDIARY" shall mean a Subsidiary of KCPL including Sub (it being understood that references to "Subsidiary" or "KCPL Subsidiary" made with respect to a date when Sub was not in existence shall not be deemed to include
Sub), and (c) the term "KCPL JOINT VENTURE" shall mean each entity identified as such on Section 4.1 of the KCPL Disclosure Schedule.

    Section 4.2 SUBSIDIARIES. Section 4.2 of the KCPL Disclosure Schedule sets forth a list as of the Original Execution Date of (a) all the KCPL Subsidiaries and (b) all other entities in which KCPL has an aggregate equity investment in excess of $25 million. Except as set forth in Section 4.2 of the KCPL Disclosure Schedule, neither KCPL nor any of the KCPL Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively and none of the KCPL Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 4.2 of the KCPL Disclosure Schedule, all of the issued and outstanding shares of capital stock of each KCPL Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by KCPL free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such KCPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 4.3 CAPITALIZATION. As of the Original Execution Date, the authorized capital stock of KCPL consists of 150,000,000 shares of KCPL Common Stock, without par value, 404,357 shares of Cumulative Preferred Stock, par value $100.00 per share ("KCPL CUMULATIVE PREFERRED"), 1,572,000 shares of Cumulative No Par Preferred Stock, without par value ("KCPL NO PAR PREFERRED"), and 11,000,000 shares of Preference Stock, without par value ("KCPL PREFERENCE STOCK") (KCPL Cumulative Preferred, KCPL No Par Preferred and KCPL Preference Stock hereinafter collectively referred to as the "KCPL PREFERRED STOCK"). At the close of business on December 31, 1995, (i) 61,908,726 shares of KCPL Common Stock were issued, not more than 10,000,000 shares of KCPL Common Stock were reserved for issuance pursuant to KCPL's Long Term Incentive Plan and Employee Savings Plus Plan (401(k) Plan) and Dividend Reinvestment Plan (such Plans, collectively, the "KCPL STOCK PLANS"), (ii) 6,643 shares of KCPL Common Stock were held by KCPL in its treasury or by its wholly owned Subsidiaries, (iii) 404,357 shares of KCPL Cumulative Preferred were issued and of such issued shares, 3,192 were held by KCPL in its treasury or by its wholly owned Subsidiaries, (iv) 500,000 shares of KCPL No Par Preferred were outstanding and none were held by KCPL or its Subsidiaries in its treasury, (v) no shares of KCPL Preference Stock were outstanding and (vi) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("VOTING DEBT"), were issued or outstanding. All outstanding shares of KCPL Common Stock and KCPL Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Original Execution Date, except as set forth in Section 4.3 of the KCPL Disclosure Schedule or pursuant to this Agreement and the KCPL Stock Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which KCPL or any material KCPL Subsidiary is a party or by which it is bound obligating KCPL or any material KCPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of KCPL or any material KCPL Subsidiary or obligating KCPL or any material KCPL Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section
4.3 of the KCPL Disclosure Schedule, or other than in connection with the KCPL Stock Plans, after the UCU Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating KCPL or any material KCPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of KCPL or any material KCPL Subsidiary, or obligating KCPL or any material KCPL Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. KCPL has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable KCPL Shareholders' Approval (as defined in SECTION 4.13) and the applicable KCPL Required Statutory Approvals (as defined in SECTION 4.4(C)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by KCPL of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KCPL, subject to obtaining the applicable KCPL Shareholders' Approval. This Agreement has been duly and validly executed and delivered by KCPL and, assuming

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
the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of KCPL enforceable against it in accordance with the terms of this Agreement.

    (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the KCPL Disclosure Schedule, the execution and delivery of this Agreement by KCPL does not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "VIOLATION" with respect to KCPL and such term when used in Article V having a correlative meaning with respect to
UCU) pursuant to any provisions of (i) the Restated Articles of Consolidation, by-laws or similar governing documents of KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures, (ii) subject to obtaining the KCPL Required Statutory Approvals and the receipt of the KCPL Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in SECTION 4.4(C)) applicable to KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 4.4(b) of the KCPL Disclosure Schedule (the "KCPL REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, except in the case of clause (ii) or (iii) for any such Violation which would not have a KCPL Material Adverse Effect (as defined in SECTION 4.6).

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement by KCPL or the consummation by KCPL of the transactions contemplated hereby except as described in Section 4.4(c) of the KCPL Disclosure Schedule or the failure of which to obtain would not result in a KCPL Material Adverse Effect (the "KCPL REQUIRED STATUTORY APPROVALS," it being understood that references in this Agreement to "obtaining" such KCPL Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

    (d)    COMPLIANCE.   Except as  set  forth in  Section 4.4(d),  Section 4.7,
Section 4.10 or Section 4.11 of the KCPL Disclosure Schedule, or as disclosed in the KCPL SEC Reports (as defined in SECTION 4.5) filed prior to the Original Execution Date, neither KCPL nor any of the KCPL Subsidiaries nor, to the knowledge of KCPL, any KCPL Joint Venture is in violation of, is, to the knowledge of KCPL, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a KCPL Material Adverse Effect. Except as set forth in Section 4.4(d) of the KCPL Disclosure Schedule or in Section 4.11 of the KCPL Disclosure Schedule, or as expressly disclosed in the KCPL SEC Reports, KCPL and the KCPL Subsidiaries and, to the knowledge of KCPL, the KCPL Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of KCPL and the KCPL
Subsidiaries.  Except   as   set  forth   in   Section  4.4(d)   of   the   KCPL

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
Disclosure Schedule, KCPL and each of the KCPL Subsidiaries and, to the knowledge of KCPL, the KCPL Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by KCPL or any KCPL Subsidiary or, to the knowledge of KCPL, KCPL Joint Venture under (i) its articles of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which KCPL or any KCPL Subsidiary or KCPL Joint Venture is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a KCPL Material Adverse Effect.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by KCPL and the KCPL Subsidiaries and KCPL Joint Ventures since January 1, 1991 under the Securities Act of 1933, as amended (the "SECURITIES ACT"); the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); the 1935 Act; the Federal Power Act (the "POWER ACT"); the Atomic Energy Act of 1954, as amended (the "ATOMIC ENERGY ACT") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission ("NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made would not result in a KCPL Material Adverse Effect. KCPL has made available to UCU a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by KCPL pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1991 (as such documents have since the time of their filing been amended, the "KCPL SEC REPORTS"). As of their respective dates, the KCPL SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of KCPL included in the KCPL SEC Reports (collectively, the "KCPL FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of KCPL as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Consolidation and by-laws of KCPL, as in effect on the Original Execution Date, are included (or incorporated by reference) in the KCPL SEC Reports.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the KCPL SEC Reports filed prior to the Original Execution Date or as set forth in Section 4.6 of the KCPL Disclosure Schedule, since December 31, 1994, KCPL and each of the KCPL Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of KCPL and the KCPL Subsidiaries taken as a whole (a "KCPL MATERIAL ADVERSE EFFECT").

    Section 4.7 LITIGATION. Except as disclosed in the KCPL SEC Reports filed prior to the Original Execution Date or as set forth in Section 4.7, Section 4.9 or Section 4.11 of the KCPL Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of KCPL, threatened, nor are there, to the knowledge of KCPL, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting KCPL or any of the KCPL Subsidiaries or, to the knowledge of KCPL, the KCPL Joint Ventures which would have a KCPL Material Adverse Effect, (b) there have not been any significant developments since December 31, 1994 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a KCPL Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to KCPL or any of the KCPL Subsidiaries or, to the knowledge of KCPL, applicable to any of the KCPL Joint Ventures, except for such that would not have a KCPL Material Adverse Effect.

    Section 4.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of KCPL for inclusion or incorporation by reference in (a) the registration statement on Form S-4 or any post-effective amendment to a registration statement on Form S-4 to be filed with the SEC by KCPL in connection with the issuance of shares of KCPL Common Stock in the UCU Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form, relating to the meetings of KCPL and UCU shareholders to be held in connection with the Mergers and the transactions related thereto (the "PROXY STATEMENT") will, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, AD VALOREM, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "TAX RETURN," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes KCPL or any KCPL Subsidiary or UCU or any UCU Subsidiary, as the case may be.

    Except as set forth in Section 4.9 of the KCPL Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. KCPL and each of the KCPL Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law, except for those the failure of which to file would not have a KCPL Material Adverse Effect. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. KCPL and each of the KCPL Subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

        (c) TAX RESERVES. KCPL and the KCPL Subsidiaries have established on their books and records reserves adequate to pay all material Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of KCPL or any of the KCPL Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. KCPL and each of the KCPL Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither KCPL nor any of the KCPL Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither KCPL nor any of the KCPL Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h)   AUDIT, ADMINISTRATIVE  AND COURT PROCEEDINGS.   No audits or other
    administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of KCPL or any of the KCPL Subsidiaries.

        (i)   POWERS OF ATTORNEY.   No power of  attorney currently in force has
    been granted by KCPL or any of the KCPL Subsidiaries concerning any Tax matter.

        (j) TAX RULINGS. Neither KCPL nor any of the KCPL Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date. "TAX RULING," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "CLOSING AGREEMENT," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

        (k) AVAILABILITY OF TAX RETURNS. KCPL has made available to UCU complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by KCPL or any of the KCPL Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by KCPL or any of the KCPL Subsidiaries and (iii) any Closing Agreements entered into by KCPL or any of the KCPL Subsidiaries with any taxing authority.

        (l) TAX SHARING AGREEMENTS. Neither KCPL nor any KCPL Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

        (m) CODE SECTION 280G. Neither KCPL nor any of the KCPL Subsidiaries is a party to any agreement, contract or arrangement that could result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any amount that would be non-deductible pursuant to
    Section 162(m) of the Code.

        (n) LIABILITY FOR OTHERS. None of KCPL or any of the KCPL Subsidiaries has any liability for Taxes of any person other than KCPL and the KCPL Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

        (o) SECTION 341(F). Neither KCPL nor any of the KCPL Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by KCPL or any of the KCPL Subsidiaries.

    Section 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 4.10 of the KCPL Disclosure Schedule:

        (a) BENEFIT PLANS. Section 4.10(a) of the KCPL Disclosure Schedule contains a true and complete list of each written or oral material employee benefit plan, policy or agreement covering employees, former employees or directors of KCPL and each of the KCPL Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any severance or change in control agreement (collectively, the "KCPL BENEFIT PLANS").

        (b)   CONTRIBUTIONS.   All  material  contributions and  other  payments
    required to be made by KCPL or any of the KCPL Subsidiaries to any KCPL Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the KCPL Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Each of the KCPL Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to the best knowledge of KCPL, no circumstances exist that are reasonably expected by KCPL to result in the revocation of any such determination. KCPL is in compliance in all material respects with, and each of the KCPL Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each KCPL Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any KCPL Benefit Plan, and which could give rise to liability on the part of KCPL, any KCPL Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to KCPL or would be material to KCPL if it were KCPL's liability.

        (d) LIABILITIES. With respect to the KCPL Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of KCPL, there does not now exist any condition or set of circumstances, that could subject KCPL or any of the KCPL Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which KCPL or any of the KCPL Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

        (e) WELFARE PLANS. None of the KCPL Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provide for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

        (f) DOCUMENTS MADE AVAILABLE. KCPL has made available to UCU a true and correct copy of each collective bargaining agreement to which KCPL or any of the KCPL Subsidiaries is a party or under which KCPL or any of the KCPL Subsidiaries has obligations and, with respect to each KCPL Benefit Plan, where applicable, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such KCPL Benefit Plan, and (v) the most recent actuarial report or valuation.

        (g) PAYMENTS RESULTING FROM THE MERGERS. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, the termination of employment of any officers, directors, employees or agents of KCPL or any of the KCPL Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from KCPL or any of the KCPL Subsidiaries or, to the knowledge of KCPL, any of the KCPL Joint Ventures, to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any KCPL Benefit Plan being established or becoming accelerated, vested or payable.

        (h) LABOR AGREEMENTS. As of the Original Execution Date, neither KCPL nor any of the KCPL Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of KCPL, as of the Original Execution Date, there is no current union representation question involving employees of KCPL or any of the KCPL Subsidiaries, nor does KCPL know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the KCPL SEC Reports filed prior to the Original Execution Date or except to the extent such would not have a KCPL Material Adverse Effect, (i) there is no unfair labor practice, employment discrimination or other material complaint against KCPL or any of the KCPL Subsidiaries pending, or to the best knowledge of KCPL, threatened, (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the best knowledge of KCPL, threatened against or involving KCPL, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of KCPL, threatened in respect of which any director, officer, employee or agent of KCPL or any of the KCPL Subsidiaries is or may be entitled to claim indemnification from KCPL or such KCPL Subsidiary pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed in Section 4.10(h) of the KCPL Disclosure Schedule.

    Section 4.11  ENVIRONMENTAL PROTECTION.

    (a) Except as set forth in Section 4.11 of the KCPL Disclosure Schedule or in the KCPL SEC Reports filed prior to the Original Execution Date:

        (i) COMPLIANCE.   KCPL and  each of the  KCPL Subsidiaries  and, to  the
    knowledge of KCPL, the KCPL Joint Ventures is in compliance with all applicable Environmental Laws (as defined in Section 4.11(c)(ii)) except where the failure to so comply would not have a KCPL Material Adverse Effect, and neither KCPL nor any of the KCPL Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures is not in such compliance with applicable Environmental Laws. To the best knowledge of KCPL, compliance with all applicable Environmental Laws including, without limitation, all laws relating to the storage, handling, use and disposal of nuclear fuel or wastes, will not require KCPL or any KCPL Subsidiary or, to the knowledge of KCPL, any KCPL Joint Venture to incur costs beyond that currently budgeted in the five KCPL fiscal years beginning with January 1, 1996 that will be reasonably likely to result in a KCPL Material Adverse Effect, including but not limited to the costs of KCPL and KCPL Subsidiary and KCPL Joint Venture pollution control equipment or equipment for the storage, handling, use or disposal of nuclear fuel or wastes, required or known to be required in the future.

        (ii) ENVIRONMENTAL PERMITS. KCPL and each of the KCPL Subsidiaries and, to the knowledge of KCPL, the KCPL Joint Ventures has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a KCPL Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and KCPL and the KCPL Subsidiaries and, to the knowledge of KCPL, the KCPL Joint Ventures are in material compliance with all terms and conditions of the Environmental Permits.

       (iii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim (as defined in SECTION 4.11(C)(I)) which would have a KCPL Material Adverse Effect pending (A) against KCPL or any of the KCPL Subsidiaries or, to the knowledge of KCPL, any of the KCPL Joint Ventures, (B) to the best knowledge of KCPL, against any person or entity whose liability for any Environmental

    Claim KCPL or any of the KCPL Subsidiaries or, to the knowledge of KCPL, any of the KCPL Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which KCPL or any of the KCPL Subsidiaries or, to the knowledge of KCPL, any of the KCPL Joint Ventures owns, leases or manages, in whole or in part.

       (iv)  RELEASES.   KCPL has  no knowledge of  any Releases  (as defined in
    SECTION 4.11(C)(IV)) of any Hazardous Material (as defined in SECTION 4.11(C)(III)) that would be reasonably likely to form the basis of any Environmental Claim against KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures, or against any person or entity whose liability for any Environmental Claim KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have a KCPL Material Adverse Effect.

        (v) PREDECESSORS. KCPL has no knowledge, with respect to any predecessor of KCPL or any of the KCPL Subsidiaries or the KCPL Joint Ventures, of any Environmental Claim which would have a KCPL Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a KCPL Material Adverse Effect.

    (b) DISCLOSURE. To KCPL's best knowledge, KCPL has disclosed in writing to UCU all facts which KCPL reasonably believes form the basis of an Environmental Claim which would have a KCPL Material Adverse Effect arising from (i) the cost of KCPL pollution control equipment currently required or known to be required in the future, (ii) current KCPL remediation costs or KCPL remediation costs known to be required in the future or (iii) any other environmental matter affecting KCPL.

    (c)  DEFINITIONS.  As used in this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by KCPL or any of the KCPL Subsidiaries or KCPL Joint Ventures (for purposes of this Section 4.11) or by UCU or any of the UCU Subsidiaries or UCU Joint Ventures (for purposes of Section 5.11); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

       (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "HAZARDOUS SUBSTANCES," "HAZARDOUS WASTES," "HAZARDOUS MATERIALS," "EXTREMELY HAZARDOUS WASTES," "RESTRICTED HAZARDOUS WASTES," "TOXIC SUBSTANCES," "TOXIC POLLUTANTS," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which KCPL or any of the KCPL Subsidiaries operates (for purposes of this Section 4.11) or in which UCU or any of the UCU Subsidiaries operates (for purposes of Section 5.11).

       (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12 REGULATION AS A UTILITY. KCPL is regulated as a public utility in the States of Kansas and Missouri and in no other state. Except as set forth in Section 4.12 of the KCPL Disclosure Schedule, neither KCPL nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935
Act) of KCPL is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    Section 4.13 VOTE REQUIRED. Provided that the KCPL Preferred Stock has been redeemed pursuant to Section 2.1, the approval of the issuance of the shares of KCPL Common Stock to be issued in the UCU Merger by a majority of the shares of KCPL Common Stock voting on such approval where the total number of votes cast represents over 50 percent of all shares of KCPL Common Stock outstanding on the record date for the meeting at which such vote is taken (the "KCPL SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of KCPL or any of its Subsidiaries that is required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

    Section 4.14 ACCOUNTING MATTERS. Neither KCPL, nor, to KCPL's best knowledge, any of its Affiliates have taken or agreed to take any action that would prevent Surviving Corporation from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. As used in this Agreement, the term "AFFILIATE," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

    Section 4.15 ARTICLE TWELFTH OF KCPL'S RESTATED ARTICLES OF CONSOLIDATION. The provisions of Article Twelfth of KCPL's Restated Articles of Consolidation will not, prior to the termination of this Agreement, assuming the accuracy of the representation contained in Section 5.18 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Mergers or to the transactions contemplated hereby.

    Section 4.16 OPINION OF FINANCIAL ADVISOR. KCPL has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), dated as of the Amendment Date, to the effect that, as of the date thereof, the Conversion Ratio is fair from a financial point of view to the holders of KCPL Common Stock.

    Section 4.17 INSURANCE. Except as set forth in Section 4.17 of the KCPL Disclosure Schedule, KCPL and each of the KCPL Subsidiaries is, and has been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by KCPL and the KCPL Subsidiaries during such time period. Except as set forth in
Section 4.17 of the KCPL Disclosure Schedule, neither KCPL nor any of the KCPL Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of KCPL or any of the KCPL Subsidiaries. The insurance policies of KCPL and each of the KCPL Subsidiaries are valid and enforceable policies in all material respects.

    Section 4.18 KCPL NOT A RELATED PERSON. As of the Original Execution Date, neither KCPL nor, to KCPL's reasonable knowledge, any of its Affiliates, is a "Related Person" as such term is defined in Article Eight of UCU's Certificate of Incorporation.

    Section 4.19 REPRESENTATIONS WITH RESPECT TO SUB. KCPL and Sub represent and warrant to UCU as follows:

        (a) Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities, has conducted its operations only as contemplated hereby and has no Subsidiaries.

        (b) As of the Amendment Date, the authorized capital stock of Sub consists of 1000 shares of Sub Common Stock, all of which are validly issued, fully paid and nonassessable and are owned by KCPL.

        (c) Sub has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable KCPL Required Statutory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sub. This Agreement has been duly and validly executed and delivered by Sub and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of Sub enforceable against it in accordance with the terms of this Agreement.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF UCU

    UCU makes the following representations and warranties to KCPL. Notwithstanding anything in this Agreement to the contrary, any representation or warranty which is qualified by reference to the UCU Disclosure Schedule (as defined in SECTION 5.1 hereof) shall be deemed to be made as of the Original Execution Date. To the extent that the UCU Disclosure Schedule would be incomplete or inaccurate as of the Original Execution Date by virtue of the change in structure of the Mergers reflected in this Agreement as compared to the Original Merger Agreement, UCU shall deliver a revised or updated UCU
Disclosure Schedule not later than 30 days after the Amendment Date and any changes reflected in such revised or updated UCU Disclosure Schedule shall be deemed to be made as of the Original Execution Date. UCU shall have no obligation to update the UCU Disclosure Schedule for any changes of facts or circumstances other than those resulting from a change in the structure of the Mergers as set forth above.

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 of the schedule delivered by UCU on the Original Execution Date (the "UCU DISCLOSURE SCHEDULE"), UCU and each of the UCU Subsidiaries (as defined below) and, to the knowledge of UCU, each of the UCU Joint Ventures (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on UCU and the UCU Subsidiaries taken as a whole. As used in this Agreement, (a) the term "UCU SUBSIDIARY" shall mean a Subsidiary of UCU, and (b) the term "UCU JOINT VENTURE" shall mean each entity identified as such on Section 5.1 of the UCU Disclosure Schedule.

    Section 5.2 SUBSIDIARIES. Section 5.2 of the UCU Disclosure Schedule sets forth a list as of the Original Execution Date of (a) all the UCU Subsidiaries and (b) all other entities in which UCU has an aggregate equity investment in excess of $25 million. Except as set forth in Section 5.2 of the UCU Disclosure Schedule, neither UCU nor any of the UCU Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively, and none of the UCU Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 5.2 of the UCU Disclosure Schedule, all of the issued and outstanding shares of capital stock of each UCU Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by UCU free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such UCU Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 5.3 CAPITALIZATION. As of the Original Execution Date, the authorized capital stock of UCU consists of 100,000,000 shares of UCU Common Stock, par value $1.00 per share, 20,000,000 shares of Class A Common Stock, par value $1.00 per share ("UCU CLASS A COMMON STOCK"), and 10,000,000 shares of Preference Stock, without par value ("UCU PREFERRED STOCK"). At the close of business on December 31, 1995, (i) 45,980,814 shares of UCU Common Stock were issued, not more than 10,000,000 shares of UCU Common Stock were reserved for issuance pursuant to UCU's Employee Stock Purchase Plan, 1986 Stock Incentive Plan, 1992 Employee Non-Qualified Stock Option Plan, Bond Dividend Reinvestment Plan, Non-Employee Director Plan, Dividend Reinvestment and Common Stock Purchase Plan and 401(k) and Employee Stock Contribution Plan (such Plans, collectively, the "UCU STOCK PLANS") and conversion of UCU's Convertible Subordinated Debentures, (ii) 4252 shares of UCU Common Stock were held by UCU in its treasury or by its wholly owned Subsidiaries, (iii) no shares of UCU Class A Common Stock were issued or held by UCU or its Subsidiaries in its treasury, (iv) 1,000,000 shares of UCU Preferred Stock were issued and of such issued shares, none were held by UCU in its treasury or by its wholly owned Subsidiaries and (v) except for UCU's Convertible Subordinated Debentures, due July 1, 2011, no Voting Debt is issued or outstanding. All outstanding shares of UCU Common Stock and UCU Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the Original Execution Date, except as set forth in Section 5.3 of the UCU Disclosure Schedule or pursuant to this Agreement and the UCU Stock Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which UCU or any material UCU Subsidiary is a party or by which it is bound obligating UCU or any material UCU Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of UCU or any material UCU Subsidiary or obligating UCU or any material UCU Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section
5.3 of the UCU Disclosure Schedule, or other than in connection with the UCU Stock Plans, after the UCU Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating UCU or any material UCU Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of UCU or any material UCU Subsidiary, or obligating UCU or any material UCU Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

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
    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. UCU has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable UCU Shareholders' Approval (as defined in SECTION 5.13) and the applicable UCU Required Statutory Approvals (as defined in SECTION 5.4(C)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by UCU of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of UCU, subject to obtaining the applicable UCU Shareholders' Approval. This Agreement has been duly and validly executed and delivered by UCU and, assuming the due authorization, execution and delivery hereof by the other signatories hereto, constitutes the valid and binding obligation of UCU enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the UCU Disclosure Schedule, the execution and delivery of this Agreement by UCU does not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of UCU or any of the UCU Subsidiaries or the UCU Joint Ventures, (ii) subject to obtaining the UCU Required Statutory Approvals and the receipt of the UCU Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to UCU or any of the UCU Subsidiaries or the UCU Joint Ventures or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 5.4(b) of the UCU Disclosure Schedule (the "UCU REQUIRED CONSENTS"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which UCU or any of the UCU Subsidiaries or the UCU Joint Ventures is a party or by which it or any of its properties or assets may be bound or affected, except in the case of clause (ii) or (iii) for any such Violation which would not have a UCU Material Adverse Effect (as defined in SECTION 5.6).

    (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by UCU or the consummation by UCU of the transactions contemplated hereby except as described in Section 5.4(c) of the UCU Disclosure Schedule or the failure of which to obtain would not result in a UCU Material Adverse Effect (the "UCU REQUIRED STATUTORY APPROVALS," it being understood that references in this Agreement to "obtaining" such UCU Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

    (d)    COMPLIANCE.   Except as  set  forth in  Section 5.4(d),  Section 5.7,
Section 5.10 or Section 5.11 of the UCU Disclosure Schedule, or as disclosed in the UCU SEC Reports (as defined in SECTION 5.5) filed prior to the Original Execution Date, neither UCU nor any of the UCU Subsidiaries nor, to the knowledge of UCU, any UCU Joint Venture is in violation of, is, to the knowledge of UCU, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a UCU Material Adverse Effect. Except as set forth in Section 5.4(d) of the UCU Disclosure Schedule or in Section 5.11 of the UCU Disclosure Schedule, or as expressly disclosed in the UCU SEC Reports, UCU and the UCU Subsidiaries and, to the knowledge of UCU, the UCU Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of UCU and the UCU Subsidiaries. Except as set forth in Section 5.4(d) of the UCU Disclosure Schedule, UCU and each of the UCU Subsidiaries and, to the knowledge of UCU, UCU Joint Ventures is not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by UCU or any UCU Subsidiary or, to the knowledge of UCU, UCU Joint Venture under (i) its certificate of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which UCU or any UCU Subsidiary or UCU Joint Venture is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a UCU Material Adverse Effect.

    Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by UCU and the UCU Subsidiaries and UCU Joint Ventures since January 1, 1991 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made would not result in a UCU Material Adverse Effect. UCU has made available to KCPL a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed with the SEC by UCU and by Aquila Gas Pipeline Corporation pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1991 (as such documents have since the time of their filing been amended, the "UCU SEC REPORTS"). As of their respective dates, the UCU SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of UCU and Aquila Gas Pipeline Corporation included in the UCU SEC Reports (collectively, the "UCU FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of UCU and Aquila Gas Pipeline Corporation as of the dates thereof and the results of their respective operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Certificate of Incorporation and by-laws of UCU and Aquila Gas Pipeline Corporation, as in effect on the Original Execution Date, are included (or incorporated by reference) in the UCU SEC Reports.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the UCU SEC Reports filed prior to the Original Execution Date or as set forth in Section 5.6 of the UCU Disclosure Schedule, since December 31, 1994, UCU and each of the UCU Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists which would have or, insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition, results of operations or prospects of UCU and the UCU Subsidiaries taken as a whole (a "UCU MATERIAL ADVERSE EFFECT").

    Section 5.7 LITIGATION. Except as disclosed in the UCU SEC Reports filed prior to the Original Execution Date or as set forth in Section 5.7, Section 5.9 or Section 5.11 of the UCU Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of UCU, threatened, nor are there, to the knowledge of UCU, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting UCU or any of the UCU Subsidiaries or, to the knowledge of UCU, the UCU Joint Ventures which would have a UCU Material Adverse Effect, (b) there have not been any significant developments since December 31, 1994 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a UCU Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to UCU or any of the UCU Subsidiaries or, to the knowledge of UCU, applicable to any of the UCU Joint Ventures, except for such that would not have a UCU Material Adverse Effect.

    Section 5.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of UCU for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The
Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9 TAX MATTERS. Except as set forth in Section 5.9 of the UCU Disclosure Schedule:

        (a) FILING OF TIMELY TAX RETURNS. UCU and each of the UCU Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law, except for those the failure of which to file would not have a UCU Material Adverse Effect. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

        (b) PAYMENT OF TAXES. UCU and each of the UCU Subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

        (c)   TAX RESERVES.   UCU and  the UCU Subsidiaries  have established on
    their books and records reserves adequate to pay all material Taxes and reserves for deferred income taxes in accordance with GAAP.

        (d) TAX LIENS. There are no Tax liens upon the assets of UCU or any of the UCU Subsidiaries except liens for Taxes not yet due.

        (e) WITHHOLDING TAXES. UCU and each of the UCU Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

        (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither UCU nor any of the UCU Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

        (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither UCU nor any of the UCU Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

        (h)   AUDIT, ADMINISTRATIVE  AND COURT PROCEEDINGS.   No audits or other
    administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of UCU or any of the UCU Subsidiaries.

        (i)   POWERS OF ATTORNEY.   No power of  attorney currently in force has
    been granted by UCU or any of the UCU Subsidiaries concerning any Tax matter.

        (j) TAX RULINGS. Neither UCU nor any of the UCU Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Closing Date.

        (k) AVAILABILITY OF TAX RETURNS. UCU has made available to KCPL complete and accurate copies of (i) all federal and state income Tax Returns for open years, and any amendments thereto, filed by UCU or any of the UCU Subsidiaries, (ii) all audit reports or written proposed adjustments (whether formal or informal) received from any taxing authority relating to any Tax Return filed by UCU or any of the UCU Subsidiaries and (iii) any Closing Agreements entered into by UCU or any of the UCU Subsidiaries with any taxing authority.

        (l)  TAX SHARING AGREEMENTS.   Neither UCU nor  any UCU Subsidiary is  a
    party to any agreement relating to allocating or sharing of Taxes.

        (m) CODE SECTION 280G. Neither UCU nor any of the UCU Subsidiaries is a party to any agreement, contract or arrangement that could result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any amount that would be non-deductible pursuant to
    Section 162(m) of the Code.

        (n) LIABILITY FOR OTHERS. None of UCU or any of the UCU Subsidiaries has any liability for Taxes of any person other than UCU and the UCU Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

        (o) SECTION 341(F). Neither UCU nor any of the UCU Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by UCU or any of the UCU Subsidiaries.

    Section 5.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section 5.10 of the UCU Disclosure Schedule:

        (a) BENEFIT PLANS. Section 5.10(a) of the UCU Disclosure Schedule contains a true and complete list of each written or oral material employee benefit plan, policy or agreement covering employees, former employees or directors of UCU and each of the UCU Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement (collectively, the "UCU BENEFIT PLANS").

        (b) CONTRIBUTIONS. All material contributions and other payments required to be made by UCU or any of the UCU Subsidiaries to any UCU Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the UCU Financial Statements.

        (c) QUALIFICATION; COMPLIANCE. Each of the UCU Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the best knowledge of UCU, no circumstances exist that are reasonably expected by UCU to result in the revocation of any such determination. UCU is in compliance in all material respects with, and each of the UCU Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each UCU Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any UCU Benefit Plan, and which could give rise to liability on the part of UCU, any UCU Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to UCU or would be material to UCU if it were UCU's liability.

        (d) LIABILITIES. With respect to the UCU Benefit Plans, individually and in the aggregate, no event has occurred, and, to the best knowledge of UCU, there does not now exist any condition or set of circumstances, that could subject UCU or any of the UCU Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which UCU or any of the UCU Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

        (e) WELFARE PLANS. None of the UCU Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

        (f) DOCUMENTS MADE AVAILABLE. UCU has made available to KCPL a true and correct copy of each collective bargaining agreement to which UCU or any of the UCU Subsidiaries is a party or under which UCU or any of the UCU Subsidiaries has obligations and, with respect to each UCU Benefit Plan, where applicable, (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, insurance contract, service provider or investment management agreement
    (including all amendments to each such document), (iv) the most recent determination of the IRS with respect to the qualified status of such UCU Benefit Plan, and (v) the most recent actuarial report or valuation.

        (g) PAYMENTS RESULTING FROM THE MERGERS. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, the termination of employment of any officers, directors, employees or agents of UCU or any of the UCU Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from UCU or any of the UCU Subsidiaries or, to the knowledge of UCU, any of the UCU Joint Ventures, to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any UCU Benefit Plan being established or becoming accelerated, vested or payable.

        (h) LABOR AGREEMENTS. As of the Original Execution Date, neither UCU nor any of the UCU Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the best knowledge of UCU, as of the Original Execution Date, there is no current union representation question involving employees of UCU or any of the UCU Subsidiaries, nor does UCU know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the UCU SEC Reports filed prior to the Original Execution Date or except to the extent such would not have a UCU Material Adverse Effect, (i) there is no unfair labor practice, employment discrimination or other material complaint against UCU or any of the UCU Subsidiaries pending, or to the best knowledge of UCU, threatened,
    (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the best knowledge of UCU, threatened against or involving UCU, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the best knowledge of UCU, threatened in respect of which any director, officer, employee or agent of UCU or any of the UCU Subsidiaries is or may be entitled to claim indemnification from UCU or such UCU Subsidiary pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed in Section 5.10(h) of the UCU Disclosure Schedule.

    Section 5.11  ENVIRONMENTAL PROTECTION.

    (a) Except as set forth in Section 5.11 of the UCU Disclosure Schedule or in the UCU SEC Reports filed prior to the Original Execution Date:

        (i) COMPLIANCE. UCU and each of the UCU Subsidiaries and, to the knowledge of UCU, the UCU Joint Ventures is in compliance with all applicable Environmental Laws except where the failure to so comply would not have a UCU Material Adverse Effect, and neither UCU nor any of the UCU Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that UCU or any of the UCU Subsidiaries or the UCU Joint Ventures is not in such compliance with applicable Environmental Laws. To the best knowledge of UCU, compliance with all applicable Environmental Laws will not require UCU or any UCU Subsidiary or, to the knowledge of UCU, any UCU Joint Venture to incur costs beyond that currently budgeted in the five UCU fiscal years beginning with January 1, 1996 that will be reasonably likely to result in a UCU Material Adverse Effect, including but not limited to the costs of UCU and UCU Subsidiary and UCU Joint Venture pollution control equipment required or known to be required in the future.

        (ii) ENVIRONMENTAL PERMITS. UCU and each of the UCU Subsidiaries and, to the knowledge of UCU, the UCU Joint Ventures has obtained or has applied for all the Environmental Permits necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a UCU Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and UCU and the UCU Subsidiaries and, to the knowledge of UCU, the UCU Joint Ventures are in material compliance with all terms and conditions of the Environmental Permits.

       (iii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim which would have a UCU Material Adverse Effect pending (A) against UCU or any of the UCU Subsidiaries or, to the knowledge of UCU, any of the UCU Joint Ventures, (B) to the best knowledge of UCU, against any person or entity whose liability for any Environmental Claim UCU or any of the UCU Subsidiaries or, to the knowledge of UCU, any of the UCU Joint Ventures has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which UCU or any of the UCU Subsidiaries or, to the knowledge of UCU, any of the UCU Joint Ventures owns, leases or manages, in whole or in part.

       (iv) RELEASES. UCU has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against UCU or any of the UCU Subsidiaries or the UCU Joint Ventures, or against any person or entity whose liability for any Environmental Claim UCU or any of the UCU Subsidiaries or the UCU Joint Ventures has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have a UCU Material Adverse Effect.

        (v) PREDECESSORS. UCU has no knowledge, with respect to any predecessor of UCU or any of the UCU Subsidiaries or the UCU Joint Ventures, of any Environmental Claim which would have a UCU Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a UCU Material Adverse Effect.

    (b) DISCLOSURE. To UCU's best knowledge, UCU has disclosed in writing to KCPL all facts which UCU reasonably believes form the basis of an Environmental Claim which would have a UCU Material Adverse Effect arising from (i) the cost of UCU pollution control equipment currently required or known to be required in the future, (ii) current UCU remediation costs or UCU remediation costs known to be required in the future or (iii) any other environmental matter affecting UCU.

    Section 5.12 REGULATION AS A UTILITY. UCU is regulated as a public utility in the States of Colorado, Iowa, Kansas, Michigan, Missouri, Minnesota, Nebraska, South Dakota and West Virginia and in no other state. Except as set forth in Section 5.12 of the UCU Disclosure Schedule, neither UCU nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935 Act) of UCU is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    Section 5.13 VOTE REQUIRED. Provided that the UCU Preferred Stock has been redeemed pursuant to Section 2.1, the approval of the UCU Merger by the holders of a majority of the voting power entitled to be cast by all holders of UCU Common Stock (the "UCU SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of UCU or any of its Subsidiaries required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

    Section 5.14 ACCOUNTING MATTERS. Neither UCU nor, to UCU's best knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Surviving Corporation from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations.

    Section 5.15 ARTICLE EIGHT OF UCU'S CERTIFICATE OF INCORPORATION. The provisions of Article Eight of UCU's Certificate of Incorporation will not, prior to the termination of this Agreement, assuming the accuracy of the representation contained in Section 4.18 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Mergers or to the transactions contemplated hereby.

    Section 5.16 OPINION OF FINANCIAL ADVISOR. UCU has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), dated the Amendment Date, to the effect that, as of the date thereof, the Conversion Ratio is fair from a financial point of view to the holders of UCU Common Stock.

    Section 5.17 INSURANCE. Except as set forth in Section 5.17 of the UCU Disclosure Schedule, UCU and each of the UCU Subsidiaries is, and has been continuously since January 1, 1991, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by UCU and the UCU Subsidiaries during such time period. Except as set forth in Section
5.17 of the UCU Disclosure Schedule, neither UCU nor any of the UCU Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of UCU or any of the UCU Subsidiaries. The insurance policies of UCU and each of the UCU Subsidiaries are valid and enforceable policies in all material respects.

    Section  5.18   UCU  NOT  AN INTERESTED  SHAREHOLDER.   As  of  the Original
Execution Date, neither UCU nor, to its reasonable knowledge, any of its Affiliates, is an "Interested Shareholder" as such term is defined in Article Twelfth of KCPL's Restated Articles of Consolidation.

    Section 5.19 CASH RESOURCES FOR REDEMPTION OF UCU PREFERRED STOCK. UCU has and will continue to have sufficient cash resources or a sufficient line of credit to enable UCU to redeem all the outstanding shares of UCU Preferred Stock in the manner prescribed in Section 2.1(a)(iv) hereof.

                                   ARTICLE VI
                    CONDUCT OF BUSINESS PENDING THE MERGERS

    Section 6.1 COVENANTS OF THE PARTIES. KCPL and UCU each agree, each as to itself and to each of the KCPL Subsidiaries and the UCU Subsidiaries, as the case may be, that after the Original Execution Date and prior to the UCU Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement or to the extent the other parties hereto shall otherwise consent in writing, which decision regarding consent shall be made as soon as reasonably practicable:

        (a) ORDINARY COURSE OF BUSINESS. Each party hereto shall, and shall cause its respective Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their present officers and employees, provided, however, that nothing shall prohibit either party or any of its Subsidiaries from transferring operations to such party or any of its wholly owned Subsidiaries. Except as set forth in Section 6.1(a) of the KCPL Disclosure Schedule or Section 6.1(a) of the UCU Disclosure Schedule, respectively, no party shall, nor shall any party permit any of its respective Subsidiaries to, enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss, in the case of KCPL, to KCPL and the KCPL Subsidiaries taken as a whole, and in the case of UCU, to UCU and the UCU Subsidiaries taken as a whole; provided, however, that notwithstanding the above, a party or any of its respective Subsidiaries may enter into a new line of business to the extent the investment (which shall include the amount of equity invested plus the amount of indebtedness incurred, assumed, or otherwise owed by or with recourse to UCU or KCPL, as the case may be) in a new line of business does not exceed $10 million, individually, and $25 million, in the aggregate, for all such investments during any fiscal year.

        (b) DIVIDENDS. No party shall, nor shall any party permit any of its respective Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to such party or its wholly owned Subsidiaries and other than (A) dividends required to be paid on any UCU Preferred Stock or KCPL Preferred Stock in accordance with the respective terms thereof, (B) regular quarterly dividends on KCPL Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess of 105% of the dividends for the comparable period of the prior fiscal year, (C) regular quarterly dividends on UCU Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess of 105% of the dividends for the comparable period of the prior fiscal year and (D) dividends by Aquila Gas Pipeline Corporation, UtiliCorp U.K., Inc., UtiliCorp U.K. Limited, West Kootenay Power Ltd., UtiliCorp N.Z., Inc. and any Subsidiaries of such entities, (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock or (iii) redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the respective terms of any series of KCPL Preferred Stock or
    (B) for the purpose of funding employee stock ownership plans in accordance with past practice. Notwithstanding the foregoing, KCPL may redeem the KCPL Preferred Stock pursuant to the provisions of Section 2.1, and UCU may redeem the UCU Preferred Stock pursuant to the provisions of Section 2.1. The last record date of each of KCPL and UCU on or prior to the UCU Effective Time which relates to a regular quarterly dividend on KCPL Common Stock or UCU Common Stock, as the case may be, shall be the same date and shall be prior to the UCU Effective Time.

        (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the KCPL Disclosure Schedule or Section 6.1(c) of the UCU Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) intercompany issuances of capital stock and

    (ii) issuances (A) in the case of UCU and the UCU Subsidiaries, of up to 2,000,000 shares of UCU Common Stock during any fiscal year to be issued pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans and (B) in the case of KCPL and the KCPL Subsidiaries, of up to 2,000,000 shares of KCPL Common Stock during any fiscal year to be issued pursuant to employee benefit plans, stock option and other incentive compensation plans, directors plans and stock purchase and dividend reinvestment plans. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with issuance of securities as contemplated by this Section 6.1(c), subject to obtaining customary indemnities.

        (d)   CHARTER DOCUMENTS.   No party shall amend  or propose to amend its
    respective charter, by-laws or regulations, or similar organic documents, except as contemplated herein.

        (e) NO ACQUISITIONS. Except as set forth in Section 6.1(e) of the KCPL Disclosure Schedule or Section 6.1(e) the UCU Disclosure Schedule, other than individual acquisitions by (i) KCPL and the KCPL Subsidiaries the consummation of which would not exceed $25 million of equity invested nor require the approval of the Board of Directors of KCPL, provided, that the aggregate equity invested in all such acquisitions pursuant to this clause
    (e) shall not exceed $150 million of equity invested during any fiscal year, or (ii) UCU and the UCU Subsidiaries the consummation of which would not exceed $25 million of equity invested nor require the approval of the Board of Directors of UCU, provided, that the aggregate equity invested in all such acquisitions pursuant to this clause (e) shall not exceed $150 million of equity invested during any fiscal year, no party shall, nor shall any party permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall any party acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

        (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the KCPL Disclosure Schedule or Section 6.1(f) of the UCU Disclosure Schedule or as required by law, no party shall, nor shall any party permit any of its Subsidiaries to, make capital expenditures during any fiscal year in excess of 125% of the amount budgeted for such fiscal year by such party for capital expenditures as set forth in Section 6.1(f) of the KCPL Disclosure Schedule or Section 6.1(f) of the UCU Disclosure Schedule.

        (g) NO DISPOSITIONS. Except as set forth in Section 6.1(g) of the KCPL Disclosure Schedule or 6.1(g) of the UCU Disclosure Schedule, other than dispositions by a party or its Subsidiaries of less than $25 million in sales price and indebtedness assumed by the acquiring party and its Affiliates, singularly or in the aggregate during any fiscal year, no party shall, nor shall any party permit any of its Subsidiaries to, sell or dispose of any of its assets other than dispositions in the ordinary course of its business consistent with past practice.

        (h) INDEBTEDNESS. Except as contemplated by this Agreement, no party shall, nor shall any party permit any of its respective Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than (i) indebtedness or guarantees or "keep well" or other agreements in the ordinary course of business consistent with past practice (such as the issuance of commercial paper, the use of existing credit facilities or hedging activities), (ii) other indebtedness or "keep well" or other agreements not aggregating more than $250 million, (iii) arrangements between such party and its Subsidiaries or among its Subsidiaries, (iv) as set forth in Section 6.1(h) of the KCPL Disclosure Schedule or Section 6.1(h) of the UCU Disclosure Schedule, (v) in connection with the refunding of existing indebtedness, (vi) in connection with the redemption of the KCPL Preferred Stock as set forth in Section 2.1, (vii) in connection with the redemption of the UCU Preferred Stock as set forth in Section 2.1 or (viii) as may be necessary in connection with acquisitions permitted by Section 6.1(e) or capital expenditures permitted by Section 6.1(f).

        (i) COMPENSATION, BENEFITS. Except as set forth in Section 6.1(i) of the KCPL Disclosure Schedule or Section 6.1(i) of the UCU Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by such party or any of its Subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its Subsidiaries; (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice.

        (j) 1935 ACT. Except as set forth in Section 6.1(j) of the KCPL Disclosure Schedule or Section 6.1(j) of the UCU Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in its status, or that of its Subsidiaries, under the 1935 Act.

        (k) ACCOUNTING. Except as set forth in Section 6.1(k) of the KCPL Disclosure Schedule or Section 6.1(k) of the UCU Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

        (l) POOLING. No party shall, nor shall any party permit any of its Subsidiaries to, take any action which would, or would be reasonably likely to, prevent the Surviving Corporation from accounting for the transactions to be effected pursuant to this Agreement as a pooling-of-interests in accordance with GAAP and applicable SEC regulations, and each party hereto shall use all reasonable efforts to achieve such result (including taking such commercially reasonable actions as may be necessary to cure any facts or circumstances that could prevent such transactions from qualifying for pooling-of-interests accounting treatment).

        (m) TAX-FREE STATUS. No party shall, nor shall any party permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the Mergers to qualify for tax-free treatment under the Code, both to the parties and their respective shareholders (except for any cash received in lieu of fractional shares), and each party hereto shall use all reasonable efforts to achieve such result.

        (n) AFFILIATE TRANSACTIONS. Except as set forth in Section 6.1(n) of the KCPL Disclosure Schedule or Section 6.1(n) of the UCU Disclosure Schedule, no party shall, nor shall any party permit any of its Subsidiaries to, enter into any material agreement or arrangement with any of their respective Affiliates (other than wholly owned Subsidiaries) or, in the case of UCU, the UCU

    Joint Ventures, or, in the case of KCPL, the KCPL Joint Ventures, on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

        (o) COOPERATION, NOTIFICATION. Each party shall (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, (iii) promptly advise the other party of any change or event which has had or, insofar as reasonably can be foreseen, is reasonably likely to result in, in the case of KCPL, a KCPL Material Adverse Effect or, in the case of UCU, a UCU Material Adverse Effect and (iv) promptly provide the other party with copies of all filings made by such party or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (p) RATE MATTERS. Subject to applicable law, each of KCPL and UCU shall, and shall cause its respective Subsidiaries to, discuss with the other any changes in its or its Subsidiaries' rates or the services it provides or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the Original Execution Date and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and no party will make any filing to change its rates or the services it provides on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

        (q) THIRD-PARTY CONSENTS. KCPL shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all KCPL Required Consents. KCPL shall promptly notify UCU of any failure or prospective failure to obtain any such consents and, if requested by UCU, shall provide copies of all KCPL Required Consents obtained by KCPL to UCU. UCU shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all UCU Required Consents. UCU shall promptly notify KCPL of any failure or prospective failure to obtain any such consents and, if requested by KCPL, shall provide copies of all UCU Required Consents obtained by UCU to KCPL.

        (r) NO BREACH, ETC. No party shall, nor shall any party permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

        (s) TAX-EXEMPT STATUS. No party shall, nor shall any party permit any Subsidiary to, take any action that would likely jeopardize the qualification of KCPL's or UCU's outstanding revenue bonds which qualify on the Original Execution Date under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

        (t) TRANSITION MANAGEMENT. As soon as practicable after the Original Execution Date, the parties shall create a special transition management task force (the "TASK FORCE"), which shall be jointly headed by Turner White and Michael D. Bruhn. The Task Force shall examine various alternatives regarding the manner in which to best organize and manage the business of the Surviving Corporation after the Effective Time, subject to applicable law. Turner White and Michael D. Bruhn will have joint decision-making authority regarding the Task Force.

        (u) CONTRACTS. No party shall, nor shall any party permit any of its respective Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which such party or any Subsidiary of such party is a party or waive, release or assign any material rights or claims.

        (v) INSURANCE. Each party shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by such party or its Subsidiaries.

        (w) PERMITS. Each party shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of such party or its Subsidiaries.

        (x) TAX MATTERS. Except as set forth in Section 6.1(x) of the KCPL Disclosure Schedule or Section 6.1(x) of the UCU Disclosure Schedule, neither party shall (i) make or rescind any material express or deemed election relating to taxes unless such election will have the effect of minimizing the tax liabilities of KCPL or UCU or any of their respective Subsidiaries, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where KCPL or UCU has the capacity to make such binding elections, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes unless such settlement or compromise results in (A) a change in taxable income or tax liability that will reverse in future periods and is therefore, by its nature, a timing difference or (B) a change in taxable income or tax liability that will not reverse in future periods and is therefore, by its nature, a permanent difference unless the tax liability resulting from the increase is less than $1 million, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1994, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income.

        (y) DISCHARGE OF LIABILITIES. No party shall, nor shall any party permit any of its respective Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the
Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, or any other federal or state regulatory agency or commission and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. Each party shall provide access to those premises, documents, reports and information described above of Subsidiaries of such party that are not Subsidiaries to the extent such party has or is able to obtain such access. Each party shall, and shall cause its Subsidiaries and Representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated November 28, 1995, between KCPL and UCU, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

    Section 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the Amendment Date the Registration Statement and the Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of KCPL Common Stock issuable in connection with the UCU Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where the Surviving Corporation will not be, following the Mergers, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of KCPL Common Stock issuable in the UCU Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

    (b) LETTER OF KCPL'S ACCOUNTANTS. KCPL shall use its best efforts to cause to be delivered to UCU letters of Coopers & Lybrand, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to UCU, in form and substance reasonably satisfactory to UCU and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (c) LETTER OF UCU'S ACCOUNTANTS. UCU shall use its best efforts to cause to be delivered to KCPL a letter of Arthur Andersen & Co., dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to KCPL, in form and substance reasonably satisfactory to KCPL and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

    (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of KCPL and UCU that (i) KCPL shall have received an opinion from Merrill Lynch, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Conversion Ratio is fair from a financial point of view to the holders of KCPL Common Stock and (ii) UCU shall have received an opinion from DLJ, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof, the Conversion Ratio is fair from a financial point of view to the holders of UCU Common Stock.

    Section 7.3  REGULATORY MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies.

    (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the KCPL Required Statutory Approvals and the UCU Required Statutory Approvals.

    Section 7.4  SHAREHOLDER APPROVAL.

    (a) APPROVAL OF UCU SHAREHOLDERS. Subject to the provisions of Section 7.4(c) and Section 7.4(d), UCU shall, as soon as reasonably practicable after the Amendment Date (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "UCU MEETING") for the purpose of securing the UCU Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Certificate of Incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the Mergers, this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with KCPL with respect to each of the foregoing matters.

    (b) APPROVAL OF KCPL SHAREHOLDERS. Subject to the provisions of Section 7.4(c) and Section 7.4(d), KCPL shall, as soon as reasonably practicable after the Amendment Date (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "KCPL MEETING") for the purpose of securing the KCPL Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Restated Articles of Consolidation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the issuance of the KCPL Common Stock to be issued pursuant to the UCU Merger, and (iv) cooperate and consult with UCU with respect to each of the foregoing matters.

    (c) MEETING DATE. The UCU Meeting for the purpose of securing the UCU Shareholders' Approval and the KCPL Meeting for the purpose of securing the KCPL Shareholders' Approval shall be held on such date as KCPL and UCU shall mutually determine.

    (d) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of KCPL to hold the KCPL Meeting that the opinion of Merrill Lynch, referred to in Section 7.2(d), shall not have been withdrawn, and it shall be a condition to the obligation of UCU to hold the UCU Meeting that the opinion of DLJ, referred to in Section 7.2(d), shall not have been withdrawn.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties hereto or any Subsidiary (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGCL, (ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGCL and the Restated Articles of Consolidation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; PROVIDED, HOWEVER, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect policies of directors and officers' liability insurance maintained by KCPL and UCU for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that the Surviving Corporation shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by KCPL and UCU for such insurance; and PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation, for a cost not exceeding such amount.

    (c) SUCCESSORS. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of KCPL, UCU and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the Mergers and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) BENEFIT. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 7.6 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, KCPL and UCU will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

    Section 7.7 RULE 145 AFFILIATES. UCU shall identify in a letter to KCPL all persons who are, and to UCU's best knowledge who will be at the Closing Date, "affiliates" of UCU as such term is used in Rule 145 under the Securities Act (or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment). UCU shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to KCPL on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT 7.7 (each, an "AFFILIATE AGREEMENT").

    Section 7.8  EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.

    (a)   CERTAIN  EMPLOYEE AGREEMENTS.   Subject to Section  7.9, Section 7.10,
Section 7.13 and Section 7.14, the Surviving Corporation and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to the date hereof that apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    (b) WORKFORCE MATTERS. Subject to applicable collective bargaining agreements, for a period of 3 years following the Effective Time, any reductions in workforce in respect of employees of the Surviving Corporation shall be made on a fair and equitable basis, without regard to whether employment was with KCPL or the KCPL Subsidiaries or UCU or the UCU Subsidiaries, and any employee whose employment is terminated or job is eliminated by the Surviving Corporation or any of its Subsidiaries during such period shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by the Surviving Corporation or any of its Subsidiaries. Any workforce reductions carried out following the Effective Time by the Surviving Corporation and its Subsidiaries shall be done in accordance with all applicable collective bargaining agreements and all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.9  EMPLOYEE BENEFIT PLANS.

    (a)   COMPANY  PLANS.  KCPL  and UCU agree  to cooperate and  agree upon the
employee  benefits  plans  and  programs   to  be  provided  by  the   Surviving
Corporation.

    (b) EFFECT OF THE MERGERS. The consummation of the Mergers shall not be treated as a termination of employment for purposes of any UCU Benefit Plan or KCPL Benefit Plan.

    (c) UCU SUPPLEMENTAL CONTRIBUTORY PLAN. The UCU Supplemental Contributory Retirement Plan shall be revised to provide that, from and after the Effective Time, the reference to "UCU COMMON SHARES" shall instead refer to "KCPL COMMON STOCK."

    (d) CREDIT FOR PAST SERVICE. Without limitation of the foregoing provisions of this Section 7.9, each participant of any KCPL Benefit Plan or UCU Benefit Plan shall receive credit for purposes of (i) eligibility to participate, vesting and eligibility to receive benefits under any benefit plan of the Surviving Corporation or any of its subsidiaries or affiliates that replaces a KCPL Benefit Plan or a UCU Benefit Plan, and (ii) benefit accrual under any severance or vacation pay plan, for service credited for the corresponding purpose under such KCPL Benefit Plan or UCU Benefit Plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit.

    (e) ADOPTION OF SURVIVING CORPORATION REPLACEMENT PLANS. With respect to the KCPL annual incentive plan (the "KCPL INCENTIVE PLAN"), the UCU annual and long-term incentive plan (the "UCU INCENTIVE PLAN"), the KCPL long-term incentive plan (the  "KCPL INCENTIVE STOCK  PLAN") and the  UCU stock  incentive plan (the "UCU INCENTIVE STOCK PLAN"), the Surviving Corporation and its subsidiaries shall adopt replacement plans as set forth in this Section 7.9(e) (collectively, the "SURVIVING CORPORATION REPLACEMENT PLANS"). Subject to shareholder approval thereof by the KCPL shareholders and the UCU shareholders, the Surviving Corporation Replacement Plans shall go into effect at the Effective Time. Upon the consummation of the Mergers, no additional obligations shall be incurred under the KCPL Incentive Plan, the UCU Incentive Plan, the KCPL Stock Incentive Plan or the UCU Incentive Stock Plan, except to the extent such obligations are attributable to employment prior to the Effective Time and are consistent with past practice under the applicable plan. The KCPL Incentive Plan and the UCU Incentive Plan shall be replaced (except with respect to obligations incurred or attributable to employment prior to the Effective Time) by a new annual bonus plan (the "SURVIVING CORPORATION INCENTIVE PLAN") under which bonuses, based on percentages of base salaries and payable in cash, shares of KCPL Common Stock or such form as shall be determined by the Compensation Committee of the Board of Directors of the Surviving Corporation (the "COMMITTEE"), are awarded based upon the achievement of performance goals determined in advance by the Committee. With respect to those participants in the Surviving Corporation Incentive Plan who are, or who the Committee determines are likely to be, "covered employees" within the meaning of Section 162(m) of the Code, whose compensation is likely to exceed the amount specified in Code Section 162(m)(1), the performance goals shall be objective standards that are approved by shareholders in accordance with the requirements for exclusion from the limitations of Section 162(m) of the Code as performance-based compensation. The KCPL Incentive Stock Plan and the UCU Incentive Stock Plan shall be replaced (except with respect to obligations incurred or attributable to employment prior to the Effective Time) by a stock compensation plan (the "SURVIVING CORPORATION STOCK PLAN"). The Surviving Corporation Stock Plan shall provide for the grant of stock options, stock appreciation rights, restricted stock and such other awards based upon the KCPL Common Stock as the Committee may determine, subject to shareholder approval of the Surviving Corporation Stock Plan. The Surviving Corporation shall reserve an appropriate number of shares for issuance under the Surviving Corporation Stock Plan.

    (f) KCPL AND UCU ACTION. With respect to each of the Surviving Corporation Replacement Plans, each of KCPL and UCU shall take all corporate action necessary or appropriate to obtain the approval of their respective shareholders with respect to such plan prior to the Effective Time.

    Section 7.10  STOCK OPTION AND OTHER STOCK PLANS.

    (a) UCU STOCK OPTIONS. As of the Effective Time, each of the UCU Stock Options which is outstanding as of the UCU Effective Time shall be assumed by the Surviving Corporation and converted into an option (or a new substitute option shall be granted) to purchase the number of shares of KCPL Common Stock (rounded up to the nearest whole share) equal to the number of shares of UCU Common Stock subject to such option multiplied by the Conversion Ratio, at an exercise price per share of KCPL Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of UCU Common Stock under such option immediately prior to the UCU Effective Time divided by the Conversion Ratio; PROVIDED, HOWEVER, that in the case of any UCU Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted UCU Stock Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to UCU Stock Options immediately prior to the UCU Effective Time, except that the acceleration of vesting and exercisability as a result of the Mergers shall not be given effect. For purposes of such terms and conditions, the Mergers shall not be treated as an event which shall affect the period for exercising UCU Stock Options. UCU Stock Options shall not be treated as expiring as of the UCU Effective Time solely due to the fact that UCU shall cease to exist as of the Effective Time.

    (b) KCPL STOCK OPTIONS. The Mergers shall not be treated as an event which shall cause the acceleration of vesting and exercisability of KCPL Stock Options or affect the period for exercising KCPL Stock Options.

    (c) OTHER UCU STOCK AWARDS. Each outstanding award under the UCU Incentive Stock Plan other than the UCU Stock Options (the "UCU STOCK AWARDS") shall constitute an award based upon the same number of shares of KCPL Common Stock as the holder of such UCU Stock Award would have been entitled to receive pursuant to the Mergers in accordance with Article II hereof had such holder been the absolute owner, immediately before the UCU Effective Time, of the shares of UCU Common Stock on which such UCU Stock Award is based, and otherwise on the same terms and conditions as governed such UCU Stock Award immediately before the UCU Effective Time (the "SURVIVING CORPORATION STOCK AWARDS"). At the UCU Effective Time, the Surviving Corporation shall assume each agreement relating to the UCU Stock Awards. Notwithstanding the foregoing, this paragraph shall not be construed, interpreted or applied so as to cause a duplication of any benefit to any individual.

    (d) SURVIVING CORPORATION ACTION. As soon as practicable after the Effective Time, the Surviving Corporation shall deliver to the holders of UCU Stock Options and UCU Stock Awards appropriate notices setting forth such holders' rights pursuant to the Surviving Corporation Stock Plan and Surviving Corporation Stock Awards (the "SURVIVING CORPORATION STOCK BENEFITS") and each underlying stock award agreement, each as assumed by the Surviving Corporation. As soon as practicable after the Effective Time the Surviving Corporation will cause to be filed one or more registration statements on Form S-3 or Form S-8 under the Securities Act (or any successor or other appropriate forms), in order to register the shares of KCPL Common Stock issuable in connection with the Surviving Corporation Stock Benefits, and the Surviving Corporation shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options remain outstanding. At or prior to the UCU Effective Time, the Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of KCPL Common Stock for delivery in connection with the Surviving Corporation Stock Benefits. The Surviving Corporation shall take all corporate action necessary or appropriate to (i) obtain shareholder approval with respect to the Surviving Corporation Stock Benefits to the extent such approval is required for purposes of the Code or other applicable law, or (ii) enable any plan pursuant to which such benefits are issued to comply with Rule 16b-3 promulgated under the Exchange Act. With respect to those individuals who subsequent to the Mergers will be subject to the reporting requirements under
Section 16(a) of the Exchange Act with respect to equity securities of the Surviving Corporation, the Surviving Corporation shall administer such Surviving Corporation Stock Benefits, where applicable, in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

    Section 7.11 NO SOLICITATIONS. From and after the date hereof, KCPL and UCU will not, and will not authorize or permit any of their respective Representatives to, directly or indirectly, solicit, initiate or encourage
(including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; PROVIDED, HOWEVER, that notwithstanding any other provision hereof, the respective party may (i) at any time prior to the time the respective party's stockholders shall have voted to approve this Agreement engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the party or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the party and its business, properties and assets if, and only to the extent that, (A) (x) the third party has first made an Acquisition Proposal that is financially superior to the Mergers and has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith in each case by the party's Board of Directors after consultation with its financial advisors) and (y) the party's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, such party (x) provides prompt notice to the other party to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and
(y) receives from such person or entity an executed confidentiality agreement in

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
reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement, (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) accept an Acquisition Proposal from a third party, provided such respective party terminates this Agreement pursuant to Section 9.1(e) or 9.1(f), as applicable. Each party shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the party or its Representatives with respect to the foregoing. Each party hereto shall notify the other party orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identify of the person making
it), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal, and shall give the other party five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. As used herein, "ACQUISITION PROPOSAL" shall mean a proposal or offer (other than by another party hereto) for a tender or exchange offer, merger, consolidation or other business combination involving the party or any material Subsidiary of the party or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the party or any material Subsidiary.

    Section 7.12 SURVIVING CORPORATION BOARD OF DIRECTORS. The Board of Directors of KCPL will take such action as may be necessary (including the amendment of the KCPL by-laws) to cause the number of directors comprising the full Board of Directors of KCPL immediately prior to or at the Effective Time to be 18 persons, 9 of whom shall be the then existing directors of KCPL prior to the Effective Time and 9 of whom shall be designated by UCU prior to the Effective Time. If, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party which designated such person shall designate another person to serve in such person's stead.

    Section 7.13 SURVIVING CORPORATION OFFICERS. At the Effective Time, pursuant to the terms hereof and of the employment contracts referred to in
Section 7.14 (a) A. Drue Jennings shall hold the position of Chairman of the Board of the Surviving Corporation and shall be entitled to serve in such capacity until the annual meeting of stockholders of the Surviving Corporation that occurs in 2002, at which time he shall be entitled to serve in the position of Vice Chairman of the Board of the Surviving Corporation until the end of his employment contract entered into pursuant to Section 7.14 and (b) Richard C. Green, Jr. shall hold the positions of Vice Chairman of the Board and Chief Executive Officer of the Surviving Corporation and shall be entitled to serve in such capacities until the earlier of (i) the date of the annual meeting of stockholders of the Surviving Corporation that occurs in 2002, and (ii) the date on which A. Drue Jennings shall no longer serve as Chairman of the Board, at which time he shall be entitled to serve in the positions of Chairman of the Board and Chief Executive Officer of the Surviving Corporation and to serve in all such capacities until his successor is elected or appointed and shall have qualified in accordance with the Restated Articles of Consolidation and By-laws of the Surviving Corporation . If either of such persons is unable or unwilling to hold such offices as set forth above his successor shall be selected by the Board of Directors of the Surviving Corporation in accordance with its By-laws. The authority, duties and responsibilities of the Chairman of the Board, Vice Chairman of the Board and Chief Executive Officer of the Surviving Corporation shall be as set forth in Annex A to A. Drue Jennings and Richard C. Green, Jr.'s employment contracts entered into pursuant to Section 7.14.

    Section 7.14 EMPLOYMENT CONTRACTS. The Surviving Corporation shall, as of or prior to the Effective Time, enter into employment contracts with A. Drue Jennings and Richard C. Green, Jr. in the forms set forth in EXHIBIT 7.14.1 and
EXHIBIT 7.14.2, respectively.

    Section 7.15  POST-MERGER OPERATIONS.

    (a)   PRINCIPAL  CORPORATE OFFICES.   At  the Effective  Time, the Surviving
Corporation's principal corporate offices shall be in Kansas City, Missouri.

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    (b)  CHARITIES.  After the  Effective Time, the Surviving Corporation  shall provide charitable contributions and community support within the service areas of the parties and each of their respective Subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided by the parties and their respective Subsidiaries within their service areas within the two-year period immediately prior to the Effective Time.

    Section 7.16 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/ Registration Statement, as well as the filing fee relating thereto, shall be shared equally by KCPL and UCU.

    Section 7.17 FURTHER ASSURANCES. Each party will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Mergers in accordance with the terms hereof.

    Section 7.18 TERMINATION OF COMPANY'S OBLIGATIONS. All of the rights and obligations of the Company under the Original Merger Agreement are hereby terminated.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

        (a) SHAREHOLDER APPROVALS. The UCU Shareholders' Approval and the KCPL Shareholders' Approval shall have been obtained.

        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Mergers shall have been issued and be continuing in effect, and the Mergers and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of KCPL Common Stock issuable in the UCU Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

        (e) STATUTORY APPROVALS. The KCPL Required Statutory Approvals and the UCU Required Statutory Approvals shall have been obtained at or prior to the UCU Effective Time, such approvals shall have become Final Orders (as defined below) and such Final Orders shall not impose terms or conditions which, in the aggregate, would have, or insofar as reasonably can be foreseen, could have, a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation and its prospective Subsidiaries taken as a whole or which would be materially inconsistent with the agreements of the parties contained herein. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

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
        (f) POOLING. Each of KCPL and UCU shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory, in each case, to KCPL and UCU, stating that the transactions to be effected pursuant to this Agreement will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations.

        (g) PERMITS. To the extent that the continued lawful operations of the business of KCPL or any KCPL Subsidiary or UCU or any UCU Subsidiary after the Mergers require that any license, permit or other governmental approval be transferred to the Surviving Corporation or issued to the Surviving Corporation, such licenses, permits or other authorizations shall have been transferred or reissued to the Surviving Corporation at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Surviving Corporation and its Subsidiaries taken as a whole immediately after the UCU Effective Time.

    Section 8.2 CONDITIONS TO OBLIGATION OF UCU TO EFFECT THE MERGERS. The obligation of UCU to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by UCU in writing pursuant to Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF KCPL. KCPL and Sub (and/or KCPL's appropriate Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the UCU Effective Time including, without limitation, agreements and covenants contained in
    Section 2.1(a)(iii) hereof.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of KCPL set forth in Sections 4.1 through 4.18 of this Agreement shall be true and correct (i) on and as of the Original Execution Date (except with respect to representations and warranties made as of the Amendment Date which shall be true and correct as of the Amendment Date) and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not be reasonably likely to result in a KCPL Material Adverse Effect. The representations and warranties of KCPL and Sub set forth in Section 4.19 of this Agreement shall be true and correct (i) on and as of the Amendment Date and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not be reasonably likely to result in a KCPL Material Adverse Effect.

        (c) CLOSING CERTIFICATES. UCU shall have received a certificate signed by the chief financial officer of KCPL, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

        (d)   KCPL  MATERIAL ADVERSE  EFFECT.   No KCPL  Material Adverse Effect
    shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a KCPL Material Adverse Effect.

        (e) TAX OPINION. UCU shall have received an opinion from Blackwell Sanders Matheny Weary & Lombardi L.C., counsel to UCU, in form and substance reasonably satisfactory to UCU, dated as of the Effective Time, substantially to the effect that (i) no gain or loss will be recognized by KCPL, UCU or the Surviving Corporation pursuant to the Mergers, and (ii) no gain or loss will be recognized by stockholders of UCU who exchange their shares of UCU Common Stock for shares of KCPL Common Stock as a result of the Merger (except to the extent that cash is received in lieu of fractional share interests). In rendering such opinion, Blackwell Sanders Matheny Weary and Lombardi L.C., may require and rely upon representations contained in certificates of officers of KCPL, UCU and others.

        (f) KCPL REQUIRED CONSENTS. The KCPL Required Consents the failure of which to obtain would have a KCPL Material Adverse Effect shall have been obtained.

    Section 8.3 CONDITIONS TO OBLIGATION OF KCPL AND SUB TO EFFECT THE MERGERS. The obligation of KCPL and Sub to effect the Mergers shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by KCPL and Sub in writing pursuant to
Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF UCU. UCU (and/or its appropriate Subsidiaries) will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the UCU Effective Time including, without limitation, agreements and covenants contained in Section 2.1(a)(iv) hereof.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of UCU set forth in this Agreement shall be true and correct (i) on and as of the Original Execution Date (except with respect to representations and warranties made as of the Amendment Date which shall be true and correct as of the Amendment Date) and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not be reasonably likely to result in a UCU Material Adverse Effect.

        (c) CLOSING CERTIFICATES. KCPL shall have received a certificate signed by the chief financial officer of UCU, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

        (d) UCU MATERIAL ADVERSE EFFECT. No UCU Material Adverse Effect shall have occurred and there shall exist no fact or circumstance which is reasonably likely to have a UCU Material Adverse Effect.

        (e) TAX OPINION. KCPL shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom, counsel to KCPL, in form and substance reasonably satisfactory to KCPL, dated as of the Effective Time, substantially to the effect that (i) no gain or loss will be recognized by KCPL, UCU or the Surviving Corporation pursuant to the Mergers, and (ii) no gain or loss will be recognized by stockholders of KCPL as a result of the Mergers. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom, may require and rely upon representations contained in certificates of officers of KCPL, UCU and others.

        (f)   UCU REQUIRED CONSENTS.   The UCU Required  Consents the failure of
    which to obtain would have a UCU Material Adverse Effect shall have been obtained.

        (g)     AFFILIATE  AGREEMENTS.    KCPL  shall  have  received  Affiliate
    Agreements, duly executed by each "Affiliate" of UCU, substantially in the form of EXHIBIT 7.7, as provided in Section 7.7.

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
                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    Section  9.1   TERMINATION.   This Agreement may  be terminated  at any time
prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of KCPL and UCU;

        (b) by either UCU or KCPL (i) if there has been (x) any breach of the covenants and agreements contained in Section 6.1(b) to the extent such applies to UCU or KCPL but not to their respective Subsidiaries or Section 6.1(c) of this Agreement to the extent such applies to UCU or KCPL but not to their respective Subsidiaries or (y) any breach of any representations, warranties, covenants or agreements on the part of the other set forth in this Agreement, which breaches individually or in the aggregate would result in a UCU Material Adverse Effect or a KCPL Material Adverse Effect, as the case may be, and, in the case of (x) or (y), which breaches have not been cured within 20 business days following receipt by the breaching party of notice of such breach or adequate assurance of such cure shall not have been given by or on behalf of the breaching party within such 20 business-day period, (ii) if the Board of Directors of the other or any committee of the Board of Directors of the other (A) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers, (B) shall fail to reaffirm such approval or recommendation upon the other's request, (C) shall approve or recommend any acquisition of such party or a material portion of its assets or any tender offer for shares of capital stock of such party, in each case, other than by a party hereto or an Affiliate thereof or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C), or (iii) if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Mergers, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Mergers, and such order, judgment or decree shall have become final and nonappealable;

        (c) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before December 31, 1997 (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the Closing set forth in Sections 8.1(e), 8.2(f) and/or 8.3(f) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to December 31, 1998;

        (d) by any party hereto, by written notice to the other parties, if the UCU Shareholders' Approval shall not have been obtained at a duly held UCU Meeting, including any adjournments thereof, or the KCPL Shareholders' Approval shall not have been obtained at a duly held KCPL Meeting, including any adjournments thereof;

        (e) by KCPL, prior to the approval of this Agreement by the shareholders of KCPL, upon five days' prior notice to UCU, if, as a result of an Acquisition Proposal by a party other than UCU or any of its Affiliates, the Board of Directors of KCPL determines in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that acceptance of the Acquisition Proposal is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; PROVIDED, HOWEVER, that (i) the Board of Directors of KCPL shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, KCPL shall, and shall cause its respective financial and legal advisors to, negotiate with UCU to make such adjustments in the terms and conditions of this Agreement as would enable KCPL to proceed with the transactions contemplated herein; or

        (f) by UCU, prior to the approval of this Agreement by the shareholders of UCU, upon five days' prior notice to KCPL, if, as a result of an Acquisition Proposal by a party other than KCPL or any of its Affiliates, the Board of Directors of UCU determines in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that acceptance of the Acquisition Proposal is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; PROVIDED, HOWEVER, that (i) the Board of
    Directors of UCU shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; and (ii) prior to any such termination, UCU shall, and shall cause its respective financial and legal advisors to, negotiate with KCPL to make such adjustments in the terms and conditions of this Agreement as would enable UCU to proceed with the transactions contemplated herein.

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either KCPL or UCU pursuant to Section 9.1 there shall be no liability on the part of either KCPL or UCU or their respective officers or directors hereunder, except that Section 7.16 and Section 9.3, the agreement contained in the last sentence of Section 7.1, Section 10.2 and Section 10.8 shall survive the termination.

    Section 9.3  TERMINATION FEE; EXPENSES.

    (a) TERMINATION FEE UPON BREACH OR WITHDRAWAL OF APPROVAL. If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 9.1(b)(i), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to $10 million in cash, minus any such amounts as may have been previously paid by such breaching party pursuant to this Section 9.3; PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the breaching party shall pay to the non-breaching party a fee equal to $35 million in cash, minus any such amounts as may have been previously paid by such breaching party pursuant to this Section 9.3, and (ii) if (A) at the time of the breaching party's willful breach of this Agreement, there shall have been previously made an Acquisition Proposal involving such party or any of its Affiliates (whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of termination) and (B) within two and one-half years of any termination by the non-breaching party, the breaching party or an Affiliate thereof becomes a Subsidiary of such offeror or a Subsidiary of an Affiliate of such offeror or accepts a written offer to consummate or consummates an Acquisition Proposal with such offeror or an Affiliate thereof, then such breaching party (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such breaching party becoming such a Subsidiary or of such Acquisition Proposal, shall pay to the non-breaching party an additional fee equal to $58 million in cash minus any such amount as may have been previously paid by such breaching party pursuant to this Section 9.3.

    (b) TERMINATION FEE UPON FAILURE TO OBTAIN SHAREHOLDER APPROVAL. If this Agreement is terminated following a failure of the shareholders of any one of the parties to grant the necessary approval described in Section 4.13 or 5.13, the party not receiving shareholder approval shall pay to the other a fee equal to $5 million; provided that if any fee is otherwise payable or has been paid under Section 9.3(a) or Section 9.3(c), any amounts (x) paid pursuant to this Section 9.3(b) shall be deducted from such amounts, or (y) otherwise payable pursuant to this Section 9.3(b) shall not be paid.

    (c) ADDITIONAL TERMINATION FEES. If (i) this Agreement (A) is terminated by any party pursuant to Section 9.1(e) or Section 9.1(f), (B) is terminated in the circumstances described in Section 9.3(b) above, or (C) is terminated as a result of such party's breach of Section 7.4, (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been an Acquisition Proposal involving, such party or any of its Affiliates (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting) and (iii) within two and one-half years of any such termination described in clause (i) above, the party or its Affiliate which is the subject of the Acquisition Proposal (the "TARGET PARTY") becomes a Subsidiary of such offeror or accepts a written offer to consummate or consummates an Acquisition Proposal with such offeror or Affiliate thereof, then such Target Party (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such an Acquisition Proposal, or, if no such agreement is signed then at the closing (and as a condition to the closing) of such Target Party becoming such a Subsidiary or of such Acquisition Proposal, shall pay to the other party a termination fee equal to $58 million in cash minus any amounts as may have been previously paid by the Target Party pursuant to this Section 9.3.

    (d)   EXPENSES.   The  parties agree that  the agreements  contained in this
Section 9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 9.3, if one party fails to promptly pay to the other any fee due under Sections 9.3(a), (b) or (c), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of KCPL and UCU and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of KCPL Common Stock or UCU Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement shall survive the Effective Time, except as otherwise provided in this Agreement.

    Section 10.2 BROKERS. KCPL represents and warrants that, except for Merrill Lynch whose fees have been disclosed to UCU prior to the Original Execution Date, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of KCPL. UCU represents and warrants that, except for DLJ, whose fees have been disclosed to KCPL prior to the Original Execution Date, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UCU.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i)If to KCPL or Sub, to:
       Kansas City Power & Light Company
       1201 Walnut
       Kansas City, Missouri 64106
       Attn: Chief Executive Officer
       Telecopy: (816) 556-2418
       Telephone: (816) 556-2200

       with a copy to
       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, New York 10022
       Attn: Nancy A. Lieberman, Esq.
       Telecopy: (212) 735-2000
       Telephone: (212) 735-3000

        and

    (ii)if to UCU, to:
       UtiliCorp United Inc.
       911 Main Street
       Suite 3000
       Kansas City, Missouri 64105
       Attn: Chief Executive Officer
       Telecopy: (816) 467-3595
       Telephone: (816) 421-6600
       with a copy to
Blackwell Sanders Matheny Weary & Lombardi L.C.
       2300 Main Street, Suite 1100
       Kansas City, Missouri 64108
       Attn: Ralph G. Wrobley, Esq.
       Telecopy: (816) 274-6914
       Telephone: (816) 274-6800

       and

       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York 10153
       Attn: Stephen E. Jacobs, Esq.
       Telecopy: (212) 310-8007
       Telephone: (212) 310-8000

   (iii)if to the Company, to:
       c/o Chief Executive Officer of KCPL at
       the address set forth above

       and
       c/o Chief Executive Officer of UCU at
       the address set forth above.

    Section 10.4 MISCELLANEOUS. This Agreement as amended as of the Amendment Date (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement,
(b) shall not be assigned by operation of law or otherwise and (c) shall be governed by and construed in accordance with the laws of the State of Missouri applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the MGCL.

    Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION."

    Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7 PARTIES' INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing and any other provision of this Agreement, and in addition to any other required action of the Board of Directors of the Surviving Corporation (a) a majority of the directors (or their successors) serving on the Board of Directors of the Surviving Corporation who are designated by KCPL pursuant to Section 7.12 shall be entitled during the three year period commencing at the Effective Time (the

"THREE  YEAR PERIOD")  to enforce  the provisions  of Section  7.8, Section 7.9,
Section 7.10 and Section 7.13 on behalf of the KCPL officers, directors and employees, as the case may be, and (b) a majority of the directors (or their successors) serving on the Board of Directors of the Surviving Corporation who are designated by UCU pursuant to Section 7.12 shall be entitled during the Three Year Period to enforce the provisions of, Sections 7.8, Section 7.9,
Section 7.10 and Section 7.13 on behalf of the UCU officers, directors and employees, as the case may be. Such directors' rights and remedies under the preceding sentence are cumulative and are in addition to any other rights and remedies they may have at law or in equity, but in no event shall this Section
10.7 be deemed to impose any additional duties on any such directors. The Surviving Corporation shall pay, at the time they are incurred, all costs, fees and expenses of such directors incurred in connection with the assertion of any rights on behalf of the persons set forth above pursuant to this Section 10.7.

    Section 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (b) without limitation to Section 9.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Missouri or in Missouri state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Missouri or any Missouri state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Missouri.

    IN WITNESS WHEREOF, KCPL, Sub, UCU and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                              KANSAS CITY POWER & LIGHT COMPANY

    Attest:        /s/ JEANIE SELL LATZ       By:          /s/ A. DRUE JENNINGS
    ------------------------------------
                 Secretary                    ------------------------------------------
                                                 Name: A. Drue Jennings
                                                 Title: Chairman of the Board, President
                                                      and Chief Executive Officer

                                              KC MERGER SUB, INC.

    Attest:        /s/ JEANIE SELL LATZ       By:          /s/ A. DRUE JENNINGS
    ------------------------------------
                 Secretary                    ------------------------------------------
                                                 Name: A. Drue Jennings
                                                 Title: President

                                              UTILICORP UNITED INC.

     Attest:          /s/ DALE J. WOLF        By:        /s/ RICHARD C. GREEN, JR.
    ------------------------------------
                 Secretary                    ------------------------------------------
                                                 Name: Richard C. Green, Jr.
                                                 Title: Chairman of the Board, President
                                                      and Chief Executive Officer

                                              KC UNITED CORP.

   Attest:      /s/ RICHARD C. GREEN, JR.     By:          /s/ A. DRUE JENNINGS
    ------------------------------------
                 Secretary                    ------------------------------------------
                                                 Name: A. Drue Jennings
                                                 Title: President

                                                                         ANNEX B


                                                                   June 25, 1996


Board of Directors
Kansas City Power & Light Company
1201 Walnut
Kansas City, Missouri
64106-2124

Attention: Drue Jennings
        Chairman of the Board and President

Gentlemen and Madam:

    Kansas City Power & Light Company (the "Company"), KC Merger Sub, Inc. ("Sub"), UtiliCorp United Inc. (the "Merger Partner") and KC United Corp. have entered into an Amended and Restated Agreement and Plan of Merger dated as of January 19, 1996, as amended and restated as of May 20, 1996 (the "Agreement"), pursuant to which (i) Sub will merge with and into Merger Partner, with the Merger Partner surviving (the "UCU Merger"), and (ii) immediately thereafter, the surviving corporation in the UCU Merger will merge with and into the Company, with the Company surviving (together with the UCU Merger, the "Mergers"). In the Mergers, (a) each issued and outstanding share of common stock, par value $1.00 per share, of the Merger Partner (the "Merger Partner Shares"), (other than the Merger Partner Shares owned by the Merger Partner or by any wholly-owned subsidiary of the Merger Partner, or by the Company, all of which shall be canceled and retired) will be converted into the right to receive
1.0 share (the "Exchange Ratio") of the Company's common stock, without par value (the "Company Shares"), and (b) each issued and outstanding share of the Company Shares shall remain outstanding. The Mergers are expected to be considered by the shareholders of the Company and the Merger Partner at separate shareholder's meetings in August 1996.

    You have asked us whether, in our opinion, the proposed Exchange Ratio pursuant to the proposed Mergers is fair to the holders of Company Shares (other than the Merger Partner and its affiliates) from a financial point of view.

    In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995, and Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;

    (2) Reviewed the Merger Partner's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995, and Form 10-Q and the related unaudited financial information for the quarterly period ending March 31, 1996;

    (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Merger Partner, furnished to us by the Company and the Merger Partner;

    (4) Conducted discussions with members of senior management of the Company and the Merger Partner concerning their respective businesses, regulatory environments, prospects and strategic objectives and possible operating, administrative and capital synergies which might be realized for the combined companies following the Mergers;

    (5) Reviewed the historical market prices and trading activity for the Company Shares and the Merger Partner Shares and compared them with that of certain publicly traded companies which we deemed to be reasonably similar to the Company and the Merger Partner, respectively;

    (6) Compared the results of operations of the Company and the Merger Partner with that of certain companies which we deemed to be reasonably similar to the Company and the Merger Partner, respectively;

    (7) Analyzed the relative valuation of the Company Shares and the Merger Partner Shares using various valuation methodologies which we deemed appropriate;

    (8) Considered the pro forma effect of the Mergers on the Company's capitalization ratios and earnings, dividends and book value per share;

    (9) Reviewed the Agreement; and

    (10) Reviewed such other financial studies and performed such other analyses and took into account such other matters as we deemed necessary.

    In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and the Merger Partner, and we have not independently verified such information or undertaken an independent appraisal of the assets or liabilities, contingent or otherwise, of the Company or the Merger Partner. With respect to the financial forecasts furnished by the Company and the Merger Partner, we have assumed that they have been reasonably prepared in accordance with accepted industry practice and reflect the best currently available estimates and judgment of the Company's and the Merger Partner's management as to the expected future financial performance of the Company or the Merger Partner, as the case may be, and as to the expected future projected outcomes of various legal, regulatory and other contingencies. We have also assumed that the Mergers will be free of Federal tax to the Company, the Merger Partner and Sub and the respective holders of Company Shares and Merger Partner Shares, and we further assume that the Mergers will be accounted for as a pooling of interests. Our opinion is based upon general economic, market, monetary and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof.

    We have, in the past, provided financial advisory and financing services to the Company and have received fees for the rendering of such services. In addition, in the ordinary course of our securities business, we may actively trade debt and equity securities of the Company and the Merger Partner for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.


    Management of the Company has advised us that it believes there are significant contingencies and uncertainties associated with the proposal of Western Resources, Inc. ("WR") to acquire the outstanding Company Shares by means of an exchange offer and merger (as set forth in the Registration Statement on Form S-4 (the "Form S-4") filed by WR with the Securities and Exchange Commission on April 22, 1996, as amended by the terms contained in WR's press release issued on June 17, 1996 and contained in Amendment No. 1 to the Form S-4 filed with the Securities and Exchange Commission on June 19, 1996 (the "WR Proposal")), due to the speculative nature of certain assumptions made by WR in the WR Proposal relating to WR's ability to achieve and retain certain estimated aggregate cost savings, and the likelihood of substantially greater rate reductions affecting WR in a pending rate proceeding than those assumed by WR. Management of the Company has also advised us that it believes that the WR Proposal is not consistent with the strategic objectives of the Company. In view of the foregoing, we have not been asked by the Board of Directors of the Company to consider, and we have not considered, the WR Proposal in arriving at our opinion.


    On the basis of, and subject to the foregoing and other matters which we deem relevant, we are of the opinion that, as of the date hereof, the proposed Exchange Ratio pursuant to the Mergers is fair to the holders of Company Shares (other than the Merger Partner and its affiliates) from a financial point of view.

                                        Very truly yours,


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED

                                                                         ANNEX C



                                                                   June 25, 1996


Board of Directors
UtiliCorp United Inc.
911 Main Street
Kansas City, Missouri 64105

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to the shareholders of UtiliCorp United Inc. (the "Company") of the exchange ratio applicable to the determination of the number of shares to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of January 19, 1996 as amended and restated on May 20, 1996, among the Company, Kansas City Power & Light Company ("KCPL"), KC Merger Sub, Inc. ("Sub") and KC United Corp., ("KCU"), (the "Agreement"). Pursuant to the Merger Agreement, Sub will merge with and into the Company (the surviving entity) and immediately thereafter, the Company will merge with and into KCPL, with KCPL being the surviving entity. It is our understanding that the transactions described in the Agreement (the "Mergers") are intended to qualify for pooling of interests treatment for financial reporting purposes and as tax-free reorganizations for United States income tax purposes and that none of the Company, KCPL, Sub or KCU will recognize any gain or loss for United States income tax purposes as a result of the Mergers. We further understand that consummation of the Mergers is subject to the terms and conditions set forth in the Agreement.

    Pursuant to the Agreement, each share of common stock of the Company will be converted into the right to receive 1.000 shares of common stock, no par value of KCPL.

    In arriving at our opinion, we have reviewed the Agreement as well as financial and other information that was publicly available or furnished to us by the Company and KCPL including information provided during discussions with their respective managements concerning their respective businesses and prospects. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for calendar years begining with 1995 and ending in 2000 prepared by the management of the Company and certain fiinancial projections of KCPL for the calendar years beginning with 1995 and ending in 2000 prepared by the management of KCPL. We analyzed the respective contributions in terms of assets, earnings, and cash flow of each of the Company and KCPL to the combined company and also analyzed the valuation of each company's shares using various valuation methodologies which we deemed appropriate. In addition, we have compared certain financial and securities data of the Company and KCPL with various other companies who securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of each of the Company and KCPL, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

    In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company, KCPL or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies that can be achieved as a result of the Mergers and retained upon our discussion of such synergies with the management of KCPL. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the mangement of the Company as to the future operating and financial performance of the Company and KCPL. We have not assumed any responsibility for making an independent evaluation of the Company's or KCPL's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters relating to the Mergers, including without limitation, the tax treatment of the Mergers, on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which shares of KCPL will trade either prior to, or following the Mergers. Our opinion does not constitute a recommendation to any shareholders as to how such shareholder should vote on the proposed transaction.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for the Company and KCPL in the past and has been compensated for such services.

    Based upon the foregoing and such other factors as we deemed relevant, we are of the opinion that the exchange ratio applicable to the determination of the number of shares to be received by the shareholders of the Company pursuant to the Agreement is fair to the shareholders of the Company from a financial point of view.

                                                 Very truly yours,

                                                 DONALDSON, LUFKIN & JENRETTE
                                                 SECURITIES CORPORATION

                                                                         ANNEX D

                           MAXIM STOCK INCENTIVE PLAN

    Section 1. PURPOSE; DEFINITIONS. The purpose of the Plan is to give the Company and its Affiliates a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses, increases in shareholder value and enhancement of performance relative to customers.

    For purposes of the Plan, the following terms are defined as set forth below:

        (a) "AFFILIATE" means (i) a corporation at least fifty percent of the common stock or voting power of which is owned, directly or indirectly by the Company, and (ii) any other corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

        (b) "AWARD" means a Stock Appreciation Right, Stock Option, Restricted Stock or Performance Units.

        (c) "AWARD CYCLE" shall mean a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

        (d) "BOARD" means the Board of Directors of the Company.

        (e) "CHANGE IN CONTROL" and "CHANGE IN CONTROL PRICE" have the meanings set forth in Sections 9(b) and (c), respectively.

        (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        (g) "COMMISSION" means the Securities and Exchange Commission or any successor agency.

        (h) "COMMITTEE" means the Committee referred to in Section 2.

        (i) "COMMON STOCK" means common stock, par value $.01 per share, of the Company.

        (j)  "COMPANY" means Maxim (as defined herein), a Missouri corporation.

        (k) "COVERED EMPLOYEE" shall mean a participant designated prior to the grant of shares of Restricted Stock or Performance Units by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock or Performance Units are taxable to such participant and who has or is expected to have compensation in excess of the limitation provided in Section 162(m) of the Code.

        (l) "DISABILITY" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

        (m) "DISINTERESTED PERSON" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3(c)(2), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and as an "outside director" for purposes of Section 162(m) of the Code.

        (n) "EFFECTIVE TIME" means the Effective Time as defined in the Merger Agreement.

        (o) "EARLY RETIREMENT" of an employee means Termination of Employment with the Company or an Affiliate at a time when the employee is entitled to early retirement benefits pursuant to the early retirement provisions of the applicable defined benefit pension plan of such employer.

        (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

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        (q)  "FAIR MARKET VALUE" means, except  as provided in Sections 5(j) and
    6(b)(ii)(2), as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

        (r) "INCENTIVE STOCK OPTION" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (s) "MERGER AGREEMENT" means the Amended and Restated Agreement and Plan of Merger by and among Kansas City Power & Light Company ("KCPL"), KC Merger Sub, Inc., UtiliCorp United Inc., and KC United Corp., dated as of January 19, 1996, as amended and restated as of May 20, 1996. Pursuant to the Merger Agreement, KCPL will, at the Effective Time, change its name to Maxim Energies, Inc. ("Maxim").

        (t) "NONQUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

        (u) "NORMAL RETIREMENT" of an employee means Termination of Employment with the Company or an Affiliate at a time when the employee is entitled to normal retirement benefits pursuant to the applicable defined benefit pension plan of such employer.

        (v) "PERFORMANCE GOALS" means the performance goals established by the Committee prior to the grant of Restricted Stock or Performance Units that are based on the attainment of goals relating to one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, economic value added, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures. Such Performance Goals also may be based upon the attainment of specified levels of performance of the Company or one or more Affiliates under one or more of the measures described above relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

        (w) "PERFORMANCE UNITS" means an award made pursuant to Section 8.

        (x) "PLAN" means the Maxim Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

        (y) "RESTRICTED STOCK" means an award granted under Section 7.

        (z) "RETIREMENT" means Normal or Early Retirement.

        (aa) "REPORTING PERSON" means an officer or director who is potentially or actually subject to the reporting provisions of Section 16(a) of the Securities Exchange Act.

        (bb) "RULE 16B-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

        (cc) "STOCK APPRECIATION RIGHT" means a right granted under Section 6.

        (dd) "STOCK OPTION" means an option granted under Section 5.

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        (ee)  "TERMINATION  OF   EMPLOYMENT"  means  the   termination  of   the
    participant's employment with the Company and any Affiliate. A participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the participant does not immediately thereafter become an employee of the Company or another Affiliate.

    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

    Section 2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time determine, composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board. The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to officers and employees of the Company and its Affiliates. Among other things, the Committee shall have the authority, subject to the terms of the Plan:

        (a) to select the officers and employees to whom Awards may from time to time be granted;

        (b) to determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Performance Units or any combination thereof are to be granted hereunder;

        (c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

        (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Affiliates) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

        (e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; PROVIDED, HOWEVER, that the Committee may not adjust upwards the amount payable to a designated Covered Employee with respect to a particular award upon the satisfaction of applicable Performance Goals;

        (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

        (g) to determine under what circumstances an Award may be settled in cash or Common Stock under Sections 5(j) and 8(b)(i).

    The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

    The Committee may act only by a majority of its members then in office, except that the members hereof may (i) delegate to an officer of the Company the authority to make decisions pursuant to paragraphs (c), (f), (g), (h) and (i) of
Section 5 (provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

    Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and its Affiliates and Plan participants.

    Section 3. COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS. The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 9,000,000; PROVIDED, HOWEVER, that not more than 3,000,000 of such shares shall be issued as Restricted Stock. No participant may be granted Awards covering in excess of 600,000 shares of Common Stock in any one calendar year. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. No participant may be granted Performance Units in any one calendar year payable in cash in an amount that would exceed $2,000,000.

    Subject to Section 7(c)(iv), if any shares of Restricted Stock are forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

    In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

    Section 4. ELIGIBILITY. Officers and employees of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates are eligible to be granted Awards under the Plan. No grant shall be made under this Plan to a director who is not an officer or a salaried employee.

    Section 5. STOCK OPTIONS. Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types:
Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

    The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); PROVIDED, HOWEVER, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

    Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

    Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        (a)    OPTION  PRICE.    The option  price  per  share  of  Common Stock
    purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement.

        (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

        (c) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

        (d) METHOD OF EXERCISE. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option and, in the case of the exercise of a Nonqualified Stock Option, Restricted Stock subject to an Award hereunder which is of the same class as the Common Stock subject to the Stock Option (based, in each case, on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); PROVIDED, HOWEVER, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

    If payment of the option exercise price of a Nonqualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

    In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

    No shares of Common Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an Optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 13(a).

        (e) NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution or (ii) in the case of a Nonqualified Stock Option, pursuant to a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise, if expressly permitted under the applicable option agreement. All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, a gift permitted under the applicable option agreement.

        (f) TERMINATION BY DEATH. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

        (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of three years (or such shorter period as the Committee may specify in the option agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the optionee dies within such three-year (or such shorter) period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (i) OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of

    Employment or the balance of such Stock Option's stated term if such Termination of Employment of the optionee is involuntary; PROVIDED, HOWEVER, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 9(b)), other than by reason of death, Disability or Retirement, any Stock Option held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's stated term. In the event of Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

        (j) CASHING OUT OF STOCK OPTION. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

         Cash-outs pursuant to this Section 5(j) relating to Options held by optionees who are Reporting Persons shall comply with the "window period" provisions of Rule 16b-3, to the extent applicable, and, in the case of cash-outs of Nonqualified Stock Options held by such optionees, the Committee may determine Fair Market Value under the pricing rule set forth in Section 6(b)(ii)(2).

        (k) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised; PROVIDED, HOWEVER, that if the Change in Control is within six months of the date of grant of a particular Stock Option held by an optionee who is a Reporting Person, no such election shall be made by such optionee with respect to such Stock Option prior to six months from the date of grant. However, if the end of such 60-day period from and after a Change in Control is within six months of the date of grant of a Stock Option held by an optionee who is a Reporting Person, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six months and one day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option.

    Section 6.  STOCK APPRECIATION RIGHTS.

    (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

    A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

    (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6; PROVIDED, HOWEVER, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an optionee who is a Reporting Person, except that this limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

        (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         In the case of Stock Appreciation Rights relating to Stock Options held by optionees who are Reporting Persons, the Committee:

           (1) may require that such Stock Appreciation Rights be exercised for cash only in accordance with the applicable "window period" provisions of Rule 16b-3; and

           (2) in the case of Stock Appreciation Rights relating to Nonqualified Stock Options, may provide that the amount to be paid in cash upon exercise of such Stock Appreciation Rights during a Rule 16b-3 "window period" shall be based on the highest of the daily means between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or other national securities exchange on which the shares are listed or on NASDAQ, as applicable, on any day during such "window period."

       (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(e).

       (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
    Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares as to which the Stock Appreciation Right is exercised at the time of exercise.

    Section 7.  RESTRICTED STOCK.

    (a) ADMINISTRATION. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers and employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in 7(c).

    Subject to the immediately succeeding sentence, the Committee shall in the case of Covered Employees, and may in the case of other Participants, condition the grant or vesting of Restricted

Stock upon the attainment of Performance Goals established before or at the time of grant. Notwithstanding the foregoing, the Committee shall have the discretion to grant to an employee who has become entitled to an award under the Company's Management Incentive Compensation Plan, in payment of all or any part of such award, shares of Restricted Stock that shall vest without regard to the attainment of Performance Goals. The Committee may, in addition to requiring satisfaction of any applicable Performance Goals, also condition vesting upon the continued service of the participant. The provisions of Restricted Stock Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

    (b) AWARDS AND CERTIFICATES. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The  transferability of  this certificate  and  the shares  of  stock represented  hereby  are  subject  to the  terms  and  conditions (including forfeiture) of the Maxim Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of
    Maxim at                                 ."

    The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereof shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

    (c) TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan (including Section 5(d)) and the Restricted Stock Agreement referred to in Section 7(c)(vi), during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (i) the expiration of the Restriction Period and (ii) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of restrictions based upon period of service in installments or otherwise and may accelerate or waive, in whole or in part, restrictions based upon period of service or upon performance; PROVIDED, HOWEVER, that in the case of Restricted Stock with respect to which a participant is a Covered Employee, any applicable Performance Goals have been satisfied.

        (ii) Except as provided in this paragraph (ii) and Section 7(c)(i) and the Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to
    Section 13(f) of the Plan, (1) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, and (2) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends.

       (iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement, any applicable employment agreement and Section 7(c)(i), 7(c)(iv) and 9(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

       (iv) Except to the extent otherwise provided in Section 9(a)(ii), in the event that a participant retires or such participant's employment is involuntarily terminated, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals to the extent necessary for the shares to be deductible by the Company or its Affiliates, unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

        (v) If and when the applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates of such shares shall be delivered to the participant upon surrender of the legended certificates.

       (vi) Each Award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement.

    Section 8.  PERFORMANCE UNITS

    (a) ADMINISTRATION. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. Performance Units may be denominated in shares of Common Stock or cash, or may represent the right to receive dividend equivalents with respect to shares of Common Stock, as the Committee shall determine. The Committee shall determine the officers and employees to whom and the time or times at which Performance Units shall be awarded, the form and number of Performance Units to be awarded to any participant (subject to the aggregate limit on grants to individual participants set forth in Section 3), the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

    The Committee shall condition the settlement of Performance Units upon the attainment of Performance Goals. The provisions of such Awards (including the applicable Performance Goals) need not be the same with respect to each recipient.

    (b) TERMS AND CONDITIONS. Performance Units Awards shall be subject to the following terms and conditions:

        (i) Subject to the provisions of the Plan and the Performance Unit Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. At the expiration of the Award Cycle, the Committee shall evaluate actual performance in light of the Performance Goals for such Award and shall determine the number of Performance Units granted to the participant which have been earned and the Committee may then elect to deliver cash, shares of Common Stock, or a combination thereof, in settlement of the earned Performance Units, in accordance with the terms thereof.

        (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(iii) and 9(a)(iii), upon a participant's Termination of Employment for any reason during the Award Cycle or before the applicable Performance Goals are satisfied, the rights to the shares still covered by the Performance Units Award shall be forfeited by the participant.

       (iii) Except to the extent otherwise provided in Section 9(a)(iii), in the event that a participant's employment is involuntarily terminated, the Committee shall have the discretion to waive in whole or in part any or all remaining payment limitations (other than, in the case of Performance Units with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's Performance Units.

       (iv) A participant may elect to further defer receipt of the Performance Units payable under an Award (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Award (or for such installment of an Award).

        (v) If and when the applicable Performance Goals are satisfied and the Elective Deferral Period expires without a prior forfeiture of the Performance Units, payment in accordance with Section 8(b)(i) hereof shall be made to the participant.

       (vi) Each Award shall be confirmed by, and be subject to the terms of, a Performance Unit Agreement.

    Section 9.  CHANGE IN CONTROL PROVISIONS.

    (a)  EFFECT OF EVENT.   Notwithstanding any other  provision of the Plan  to
the contrary, in the event of a Change in Control:

        (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control and not then exercisable and vested shall become fully exercisable and vested.

        (ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable.

       (iii) All Performance Units shall be considered to be earned and payable in full and any deferral or other restriction shall lapse and such Performance Units shall be settled in cash as promptly as is practicable.

    (b)  DEFINITION OF CHANGE IN CONTROL.   For purposes of the Plan, a  "Change
in Control" shall mean the happening of any of the following events:

        (i) any Person is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under Section 13 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

        (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

       (iii) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

       (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

         For purposes of the above definition of Change in Control, "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

    (c) CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; PROVIDED, HOWEVER, that (x) in the case of a Stock Option which (A) is held by an optionee who is an officer or director of the Company and is subject to
Section 16(b) of the Exchange Act and (B) was granted within 180 days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised and (y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

    Section 10. LOANS. The Company may make loans to a participant in connection with Awards subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan as the Committee shall impose from time to time, including without limitation (i) the rate of interest, if any, (ii) the extent to which the participant shall be required to provide collateral for such loan, and (iii) whether such loan shall be recourse or nonrecourse.

    No loan made under the plan shall exceed the sum of (i) the aggregate price payable with respect to the Award in relation to which the loan is made, plus
(ii) the amount of the reasonably estimated combined amounts of Federal and state income taxes payable by the participant.

    No loan shall have an initial term exceeding ten (10) years; PROVIDED, HOWEVER, that the loans under the Plan shall be renewable at the discretion of the Committee; and FURTHER PROVIDED, HOWEVER, that the indebtedness under each loan shall become due and payable, as the case may be, on a date no later than (i) one year after Termination of Employment due to death, Retirement or Disability, or (ii) the day of Termination of Employment for any reason other than death, Retirement or Disability.

    Loans under the Plan may be satisfied by the participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in the form of unrestricted Common Stock already owned by the participant where such Common Stock shall be valued at Fair Market Value on the date of such payment.

    When a loan shall have been made, Common Stock with a Fair Market Value on the date of such loan equivalent to the amount of the loan (or such other security as shall be required by the Committee in its sole discretion) may be pledged by the participant to the Company as security for payment of the unpaid balance of the loan. Any portions of such Common Stock may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

    The making of any loan is subject to satisfying all applicable laws, as well as any regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

    Section 11. TERM, AMENDMENT AND TERMINATION. The Plan will terminate 10 years after the effective date of the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award or Performance Unit Award theretofore granted without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (ii) disqualify the Plan from the exemption provided by Rule 16b-3 or from the provisions of Section 162(m)(4)(c) of the Code. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

    The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3.

    Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

    Section 12. UNFUNDED STATUS OF PLAN. It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; PROVIDED, HOWEVER, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    Section 13.  GENERAL PROVISIONS.

    (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

    Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

        (1) The listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

        (2) Any registration or other qualification of such shares of the Company under any state or Federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

        (3) The obtaining of any other consent, approval, or permit from any state or Federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable,

    (b) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

    (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

    (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Common Stock.

    (e) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Common Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Common Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

    (f) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

    (g) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

    (h) In the case of a grant of an Award to any employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

    (i) Notwithstanding any other provision of the Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling of interests accounting under

APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such grant Common Stock (or the common stock of the issuer for which the Common Stock is being exchanged in such Change in Control transaction) with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

    (j) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to principles of conflict of laws.

    Section 14. EFFECTIVE DATE OF PLAN. The Plan shall be effective at the Effective Time, but only if it is previously approved by the affirmative vote of the holders of a majority of the securities of KCPL present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state of Missouri.

                                                                         ANNEX E

                                     MAXIM
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                       I
                           PURPOSE AND EFFECTIVE TIME

    This Maxim Management Incentive Compensation Plan (the "Plan") is designed to provide a significant and flexible economic opportunity to selected officers and employees of the Company and its Affiliates as a reflection of their individual and group contributions to the success of the Company and its Affiliates. Payments pursuant to Section IX of the Plan are intended to qualify under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, as excluded from the term "applicable employee remuneration" (such payments being hereinafter referred to as "Excluded Income"). The Plan shall be effective at the Effective Time, as defined below, if the shareholder approvals required by
Section XII of the Plan are obtained.

                                       II
                                  DEFINITIONS

    "AFFILIATE" means (i) a corporation at least 50% of the common stock or voting power of which is owned, directly or indirectly, by the Company and (ii) any other corporation or other entity controlled by the Company and designated by the Committee from time to time as such.

    "BOARD" shall mean the Board of Directors of the Company.

    "CHANGE IN CONTROL" shall mean the happening of any of the following events:

    (a) any Person is or becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

    (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the Effective Time, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

    (c) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

    (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the above definition of Change in Control, "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" shall mean the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine, which, except as specifically decided otherwise by the Board, is composed solely of not less than two Disinterested Persons, each of whom shall be appointed by and serve at the pleasure of the Board.

    "COMPANY" shall mean Maxim (as defined herein), a Missouri corporation.

    "COVERED EMPLOYEES" shall mean Participants designated by the Committee prior to the award of an Incentive Award opportunity hereunder who are or are expected to be "covered employees" within the meaning of Section 162(m)(3) of the Code for the Incentive Period as to which an Incentive Award hereunder is payable, who have or are expected to have compensation in excess of the limitation provided in Section 162(m) of the Code and for whom the Committee intends that amounts payable hereunder constitute Excluded Income.

    "DISINTERESTED PERSON" shall mean a member of the Board who qualifies as an "outside director" for purposes of Section 162(m) of the Code.

    "EFFECTIVE TIME" shall mean the Effective Time as defined in the Merger Agreement.

    "INCENTIVE AWARD" shall mean an award payable to a Participant pursuant to the terms of the Plan, including a Special Incentive Award.

    "INCENTIVE PERIOD" shall mean the period with respect to which a Participant is eligible to earn an Incentive Award.

    "MERGER AGREEMENT" shall mean the Amended and Restated Agreement and Plan of Merger by and among Kansas City Power & Light Company, KC Merger Sub, Inc., UtiliCorp United Inc., and KC United Corp., dated as of January 19, 1996, amended and restated as of May 20, 1996. Pursuant to the Merger Agreement, KCPL will, at the Effective Time, change its name to Maxim Energies, Inc. ("Maxim").

    "PARTICIPANT" shall have the meaning set forth in Article IV hereof.

    "PAYMENT DATE" shall mean the date following the conclusion of a particular Incentive Period on which the Committee certifies that applicable Performance Goals have been satisfied and authorizes payment of corresponding Incentive Awards.

    "PERFORMANCE GOALS" shall have the meaning set forth in Article IX hereof.

    "SPECIAL INCENTIVE AWARD" shall have the meaning set forth in Article IX hereof.

    "TARGET INCENTIVE AWARD" shall mean the amount determined by multiplying a Participant's base salary as of the last day of the applicable Incentive Period by a percentage designated by the Committee in its sole discretion at the time the award is granted, which percentage need not be the same for each Participant.

                                      III
                                 ADMINISTRATION

    The Plan shall be administered by the Committee. In administering the Plan, the Committee may at its option employ compensation consultants, accountants and counsel (who may be the compensation consultants, independent auditors and outside counsel of the Company or an Affiliate) and other persons to assist or render advice to the Committee, all at the expense of the Company. The Committee shall have sole authority to make rules and regulations relating to the administration of the Plan, and any interpretations and decisions of the Committee with respect to the Plan shall be final and binding.

                                       IV
                                  ELIGIBILITY

    The Committee shall, in its sole discretion, determine for each Incentive Period those officers and salaried employees of the Company and its Affiliates who shall be eligible to participate in the Plan (the "Participants") for such Incentive Period based upon such Participants' opportunity to have a substantial impact on the operating results of the Company or an Affiliate. Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length nor shall participation in the Plan in any Incentive Period by any Participant require continued participation by such Participant in any subsequent Incentive Period.

                                       V
                       DETERMINATION OF INCENTIVE AWARDS

    Subject to Article IX hereof, the amount and terms of each Incentive Award to a Participant shall be determined by and in the discretion of the Committee. The Committee may condition the earning of an Incentive Award upon the attainment of specified performance goals, measured over a period ending no later than the end of the applicable Incentive Period. Such performance goals may relate to the Participant or the Company, or any Affiliate, division or department of the Company for or within which the Participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, and may be different for each Participant. Incentive Awards payable under the Plan will consist of an award from the Company, based upon a percentage (which may exceed 100%) of the Target Incentive Award and, if applicable, the degree of achievement of such performance goals. Incentive Awards under this Plan for Covered Employees shall be subject to preestablished Performance Goals in accordance with Article IX hereof. Except with respect to Covered Employees, the Committee may, in its sole discretion, increase or decrease the amount of any Incentive Award payable to a participant and, in recognition of changed or special circumstances, may award Incentive Awards to Participants even though the Incentive Awards are not earned. Incentive Awards earned or otherwise awarded will be paid as soon as administratively feasible on or after the Payment Date. Incentive Awards shall be paid in cash, shares (including restricted shares) of the Company's common stock, par value $.01 per share, or in such combination of cash and shares or such other form as the Committee shall determine.

                                       VI
                           TERMINATION OF EMPLOYMENT

    In the event that a Participant's employment with the Company and its Affiliates terminates for any reason during the Incentive Period with respect to any Incentive Awards, the balance of any Incentive Award which remains unpaid at the time of such termination shall be payable to the Participant, or forfeited by the Participant, in accordance with the terms of the award granted by the Committee; PROVIDED, HOWEVER, that in the case of a Covered Employee, to the extent necessary for such amount to be deductible by the Company or its affiliates, no amount shall be payable pursuant to the Plan unless the Performance Goals are satisfied or the termination of employment of the Covered Employee is due to death or disability. A Participant who remains employed through the Incentive Period but is terminated prior to the Payment Date shall be entitled to receive any Incentive Award payable to such Participant with respect to such Incentive Period.

                                      VII
                          AMENDMENT AND DISCONTINUANCE

    The Board shall have the right to amend, alter, discontinue or otherwise modify the Plan from time to time but no such modification shall, without the consent of the Participant affected, impair any award made prior to the effective date of the modification.

                                      VIII
                                 MISCELLANEOUS

    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the payment obligations created under the Plan; PROVIDED, HOWEVER, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan. The Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its principles of conflict of laws.

                                       IX
                 PROCEDURES FOR CERTAIN DESIGNATED PARTICIPANTS

    Incentive Awards under the Plan to Participants who are Covered Employees shall be subject to preestablished Performance Goals as set forth herein. Notwithstanding Article V hereof, the Committee shall not have discretion to modify the terms of awards to such Participants except as specifically set forth in this Article IX.

    (a) TARGET BONUS. On or before the 90th day of each Incentive Period, and in any event before 25% or more of the Incentive Period has elapsed, the Committee shall establish in writing specific Performance Goals for the Incentive Period, upon the attainment of which will be conditioned the payment of Incentive Awards ("Special Incentive Awards") to such of the Participants who may be Covered Employees. A Special Incentive Award shall consist of an award from the Company to be based upon a percentage (which may exceed 100%) of a Target Incentive Award. The extent, if any, to which a Special Incentive Award will be payable will be based upon the degree of achievement of preestablished Performance Goals over a specified Incentive Period; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable with respect to an Incentive Period.

    (b) INCENTIVE PERIOD. The Incentive Period will be a period of up to twelve months, unless a shorter period is otherwise selected and established in writing by the Committee at the time the Performance Goals are established with respect to such Incentive Period.

    (c) PERFORMANCE GOALS. The Performance Goals established by the Committee at the time a Special Incentive Award is granted will be based on one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, return on assets, economic value added, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures; PROVIDED, HOWEVER, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Such Performance Goals also may be based on the attainment of levels of performance of the Company and/or any Affiliates under one or more of the measures described above relative to the performance of other corporations.

    (d) PAYMENT OF AN INCENTIVE AWARD. At the time the Special Incentive Award is granted, the Committee shall prescribe a formula to determine the percentage of the Target Incentive Award which may be payable based upon the degree of attainment of the Performance Goals during the Incentive Period. If the minimum Performance Goals established by the Committee are not met, no payment will be made to a Participant who is a Covered Employee. To the extent that the minimum Performance Goals are satisfied or surpassed, and upon written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions of the Special Incentive Awards have been satisfied, payment shall be made on the Payment Date in accordance with the prescribed formula based upon a percentage of the Target Incentive Award unless the Committee determines, in its sole discretion, to reduce the payment to be made.

    (e)  MAXIMUM  PAYABLE.   The maximum amount  payable to  a Covered  Employee
under this Plan for any fiscal year of the Company pursuant to this Plan shall be $3,000,000.

                                       X
                               CHANGE IN CONTROL

    Notwithstanding any other provision of this Plan, (i) upon a Change in Control, each Participant who is employed by the Company or an Affiliate immediately before the Change in Control shall be entitled to receive a payment equal to his or her Target Incentive Award for the Incentive Period that includes the date of the Change in Control, and (ii) any Incentive Award that becomes payable to such a Participant for that Incentive Period, to the extent that it is duplicative of the amount of the payment made to such Participant pursuant to clause (i) of this Article X, shall be reduced (but not below zero) by such prior payment.

                                       XI
                               DEFERRAL ELECTIONS

    The Committee may at its option establish written procedures pursuant to which Participants are permitted to defer the receipt of Incentive Awards payable hereunder.

                                      XII
                              SHAREHOLDER APPROVAL

    This Plan shall not become effective with respect to individuals who are Covered Employees unless it shall have been approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state of Missouri.

                                                                         ANNEX F

                              EMPLOYMENT AGREEMENT

    EMPLOYMENT  AGREEMENT  made and  entered into  as  of the             day of
         , 199 , by and between Maxim Energies, Inc., a Missouri corporation formerly known as Kansas City Power & Light Company (the "Company"), and A. Drue Jennings (the "Executive");

    WHEREAS, the Executive is currently serving as Chairman, President and Chief Executive Officer of the Company, and the Company desires to secure the continued employment of the Executive in accordance herewith;

    WHEREAS, the Company has entered into a severance agreement (the "Severance Agreement") with the Executive as of May 7, 1993, as amended on January 15, 1996;

    WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 19, 1996, as amended and restated as of May 20, 1996, by and among the Company, KC Merger Sub Inc., a Delaware corporation, UtiliCorp United Inc., a Delaware corporation ("UCU"), and the KC United Corp., a Delaware corporation, the parties thereto have agreed to merge pursuant to the terms thereof;

    WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

    WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date, as hereinafter defined, setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

    NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

    1.  EMPLOYMENT AND TERM.

    (a)    EMPLOYMENT.   The Company  agrees  to employ  the Executive,  and the
Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

    (b) TERM. The term of this Agreement shall commence as of the Closing Date (the "Effective Date") of the "UCU Merger" (as defined in the Merger Agreement) and shall continue until the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); and FURTHER PROVIDED, HOWEVER, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect. As a condition to the "Mergers" (as defined in the Merger Agreement), the parties hereto agree that the Company shall be responsible for all of the premises, covenants and agreements set forth in this Agreement.

    2.  DUTIES AND POWERS OF EXECUTIVE.

    (A) POSITION; LOCATION. During the Employment Period, the Executive shall serve from the Effective Date until the date of the annual meeting of shareholders of the Company that occurs in 2002, as the Chairman of the Board of Directors of the Company (the "Board") with such authority, duties and responsibilities with respect to such position as set forth on Annex A attached hereto, and thereafter the Executive shall serve as the Vice Chairman of the Board with such authority, duties and responsibilities with respect to such position as set forth on Annex A attached hereto. The titles, authority, duties and responsibilities set forth in Annex A attached hereto may be changed from time to time but only with the mutual written agreement of the Executive and the Company. The Executive's services shall be performed primarily at the Company's headquarters which shall be located in the Kansas City metropolitan area.

    (b) BOARD MEMBERSHIP. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

    (c) ATTENTION. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

    3.   COMPENSATION.   The Executive shall  receive the following compensation
for his services hereunder to the Company:

        (a) SALARY. During the Employment Period, the Executive's annual base salary (the "Annual Base Salary"), payable in accordance with the Company's general payroll practices, in effect from time to time, shall be at the annual rate established by the Board, but in no event less than the greater of his annual base salary with the Company as in effect as of the day before the Effective Date and the annual base salary of any other senior executive officer of the Company or its subsidiaries. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living. The Annual Base Salary shall not be reduced after any increase thereof. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the greater of (i) the amounts that he had the opportunity to earn under the comparable plans of the Company as in effect immediately before the Effective Time, or (ii) the amounts that any other senior executive officer of the Company has the opportunity to earn under the plans of the Company and its subsidiaries for that year.

        (c) RETIREMENT, INCENTIVE AND WELFARE BENEFIT PLANS. In addition to 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. Notwithstanding anything in this Agreement to the contrary, and in addition to any other payments or benefits provided hereunder, for all periods following the termination of the Executive's employment (i) for any reason during the term of this Agreement but after the Executive has satisfied the requirements for early retirement under any retirement plans or arrangements maintained by the Company, as in effect on the Effective Date or by the Company after the Effective Date (the "Plans") or (ii) at any other time upon the consent of the Board, the Company shall provide the Executive (and, if elected by the Executive pursuant to the following sentence, his designated beneficiary) with retirement income, in addition to any benefits provided under the Plans, in an amount each year during the Executive's life (and, if elected by the Executive pursuant to the following sentence, the life of his designated beneficiary) equal to the excess, if any, of (i) sixty percent (60%) of the Executive's Annual Base Salary in effect immediately prior to his termination of employment (reduced based upon the actuarial assumptions set forth in the Company's tax-qualified defined benefit retirement plan (the "Qualified Plan") if the Executive elects a form of benefit payment other than a straight life annuity pursuant to the following sentence) over (ii) the aggregate amount of retirement income, if any, that would have been paid to the Executive under the Plans during such year had the Executive elected to receive his benefits thereunder in the same form as he elects to receive his benefits hereunder pursuant to the following sentence. The Executive may elect to receive the amounts payable pursuant to the preceding sentence in any form permitted under the Qualified Plan. Such election must be made not less than 90 days preceding the payment of any such benefits. In addition, the Company shall assume and continue the Severance Agreement.

        (d) INSURANCE. During the Employment Period, the Company shall provide the Executive with life insurance coverage providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than three times his Annual Base Salary.

        (e) EXPENSES. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

        (f) FRINGE BENEFITS. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least the same as those received by any senior executive officer of the Company.

    4.  TERMINATION OF EMPLOYMENT.

    (a) DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

    (b) BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the conviction of the Executive for the commission of a felony which, at the time of such commission, has a materially adverse effect on the Company.

    (c) BY THE COMPANY WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of two-thirds of the membership of the Board.

    (d)  BY  THE EXECUTIVE FOR  GOOD REASON.   The Executive  may terminate  his
employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

        (i) the reduction in the Executive's Annual Base Salary as specified  in
    Section 3(a) of this Agreement, the Executive's Incentive Compensation benefit as specified in Section 3(b) of this Agreement, or any other benefit or payment described in Section 3 of this Agreement;

        (ii) the change without the Executive's consent of the Executive's title, authority, duties or responsibilities as specified in Section 2(a) of this Agreement;

       (iii) the Company's requiring the Executive without his consent to be based at any office or location other than the Company's headquarters which shall be located in the Kansas City metropolitan area; or

       (iv) any breach by the Company of any other material provision of this Agreement;

PROVIDED, HOWEVER, that during the 30-day period commencing on the third anniversary of the Effective Date, the termination by the Executive for any reason shall constitute a termination by the Executive of his employment for Good Reason.

    (e) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 4(f)) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

    (f)    DATE  OF  TERMINATION.    "Date  of  Termination"  means  (i)  if the
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

    (a) TERMINATION OTHER THAN FOR CAUSE. During the Employment Period, if the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate his employment for Good Reason or the Executive's employment shall terminate by reason of death (termination in any such case being referred to as a "Termination"):

        (i) the Company shall pay to the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equal to the Incentive Compensation benefit described in Section 3(b) of this Agreement for the fiscal year that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, and (C) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations".) The amounts specified in this Section 5(a)(i) shall be paid within 30 days after the Date of Termination; and

        (ii) in the event of Termination other than by reason of the Executive's death, then (A) the Company shall pay to the Executive a lump sum amount, in cash, equal to the present value of the Annual Base Salary and the Incentive Compensation benefit described in Section 3(b) of this Agreement payable through the end of the Employment Period or, if longer, for a period of three years (the "Continuation Period"), each, at the rate, in effect at the time Notice of Termination is given, and, with respect to the Incentive Compensation, assuming the full achievement of all target performance goals in effect at the time that Notice of Termination is given, such amount to be paid within 30 days of such Date of Termination; (B) except with respect to the benefits provided pursuant to clause (d) below, the Company shall pay to the Executive the value of all benefits to which the Executive would have been entitled under Sections 3(d) and (f) had he remained in employment with the Company until the end of the Continuation Period; (C) the Company shall pay the value of all deferred compensation amounts (together with any accrued interest or earnings thereon) and all executive life insurance benefits whether or not then vested or payable; and (D) the Company shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided had the Executive remained in employment to the end of the Continuation Period (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable to any senior executive officer of the Company and his or her family during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter with respect to any senior executive officer of the Company (but on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive); PROVIDED, HOWEVER, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

    (b) TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent theretofore unpaid.

    (c)   SEVERANCE  AGREEMENT.   Notwithstanding  the foregoing,  the  benefits
provided under subsections (a) and (b) of this Section 5 shall be reduced by any amounts paid pursuant to the Severance Agreement.

    6. NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT; MITIGATION. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii)(D), such amounts shall not be reduced whether or not the Executive obtains other employment. If there occurs a dispute between the Executive and the Company as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to this Agreement) this Agreement, the Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies (either before or after the Effective Date) and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

    9.  SUCCESSORS.

    (a) ASSIGNMENT BY EXECUTIVE. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b)  SUCCESSORS AND ASSIGNS OF COMPANY.   This Agreement shall inure to  the
benefit of and be binding upon the Company, its successors and assigns.

    (c) ASSUMPTION. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

    10.  MISCELLANEOUS.

    (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

    (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed, in either case, at the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

    (c) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (d) TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

    (e) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

    (f) ENTIRE AGREEMENT. Except for the Severance Agreement, which shall remain in full force and effect and, in accordance with its terms, be assumed by the Company as of the Effective Date, this instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

    IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                          MAXIM ENERGIES, INC.

                                          --------------------------------------
                                          Name:
                                          Title:

                                          --------------------------------------
                                          A. Drue Jennings

                                                                         ANNEX A
                                                                   TO EMPLOYMENT
                                                                       AGREEMENT

CHAIRMAN OF THE BOARD

    The Chairman of the Board shall be a director and shall preside at meetings of the Board and meetings of shareholders. The Chairman shall be responsible for
(a) board and shareholder governance, (b) external relations with industry, cities and communities, (c) economic development initiatives, (d) oversight of issues relating to the Nuclear Regulatory Commission and nuclear operations, (e) corporate wide business management and (f) implementation of business plans with other team members. The Chairman shall share with the Chief Executive Officer responsibility for (a) implementation of the Mergers, (b) external relations with the financial community, (c) corporate governance, (d) setting the agenda for all meetings of the Board (and committees thereof) and (e) enterprise support. The Chairman of the Board shall be a member of the Executive Committee and an ex officio member of all standing committees.

VICE-CHAIRMAN OF THE BOARD

    The Vice-Chairman of the Board shall be a director and shall preside at meetings of the Board and meetings of shareholders in the absence of the Chairman of the Board or upon the inability of the Chairman of the Board to act. The Vice-Chairman shall perform such duties as may from time-to-time be assigned to him by the Board.

CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer shall be a director, shall submit a report of the operations of the Company for the fiscal year to the shareholders at their annual meeting and from time-to-time shall report to the Board all matters within his knowledge which the interests of the Company may require be brought to their notice. The Chief Executive Officer shall be responsible for (a) the strategic direction, development and oversight of the Company, (b) the international growth of the Company and (c) the deployment of strategic assets of the Company (including executive management). The Chief Executive Officer shall share with the Chairman of the Board responsibility for (a) implementation of the Mergers, (b) external relations with the financial community, (c) corporate governance, (d) setting the agenda for all meetings of the Board (and committees thereof) and (e) enterprise support. The Chief Executive Officer shall be a member of the Executive Committee and an ex officio member of all standing committees. The President, the Chief Operating Officer, Chief Financial Officer and Internal Auditing Department will report directly to the Chief Executive Officer.

                                                                         ANNEX G

                              EMPLOYMENT AGREEMENT

    EMPLOYMENT  AGREEMENT made and entered into  as of the      day of         ,
199 , by and between Maxim Energies, Inc., a Missouri corporation formerly known as Kansas City Power & Light Company (the "Company"), and Richard C. Green, Jr. (the "Executive");

    WHEREAS, the Executive is currently serving as Chairman, President and Chief Executive Officer of UtiliCorp United Inc., a Delaware corporation ("UCU"), and the Company desires to secure the continued employment of the Executive in accordance herewith;

    WHEREAS, UCU has entered into a severance agreement (the "Severance Agreement") with the Executive as of October 17, 1995;

    WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 19, 1996, as amended and restated as of May 20, 1996, by and among the Company, KC Merger Sub Inc., a Delaware corporation, UCU and KC United Corp., a Delaware corporation, the parties thereto have agreed to merge pursuant to the terms thereof;

    WHEREAS, the Executive is willing to commit himself to be employed by the Company on the terms and conditions herein set forth and thus to forego opportunities elsewhere; and

    WHEREAS, the parties desire to enter into this Agreement, as of the Effective Date, as hereinafter defined, setting forth the terms and conditions for the employment relationship of the Executive with the Company during the Employment Period (as hereinafter defined).

    NOW, THEREFORE, IN CONSIDERATION of the mutual premises, covenants and agreements set forth below, it is hereby agreed as follows:

    1.  EMPLOYMENT AND TERM.

    (a)   EMPLOYMENT.   The Company  agrees  to employ  the Executive,  and  the
Executive agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement during the term thereof (as described below).

    (b) TERM. The term of this Agreement shall commence as of the Closing Date (the "Effective Date") of the "UCU Merger" (as defined in the Merger Agreement) and shall continue until the fifth anniversary of the Effective Date (such term being referred to hereinafter as the "Employment Period"); and FURTHER PROVIDED, HOWEVER, that if the Merger Agreement is terminated, then, at the time of such termination, this Agreement shall be deemed cancelled and of no force or effect. As a condition to the "Mergers" (as defined in the Merger Agreement), the parties hereto agree that the Company shall be responsible for all the premises, covenants and agreements set forth in this Agreement.

    2.  DUTIES AND POWERS OF EXECUTIVE.

    (a) POSITION; LOCATION. During the Employment Period, the Executive shall serve from the Effective Date until the earlier of (i) the date of the annual meeting of shareholders of the Company that occurs in 2002, and (ii) the date on which A. Drue Jennings shall no longer serve as Chairman of the Board of Directors of the Company (the "Board"), as the Vice-Chairman of the Board and Chief Executive Officer of the Company with such authority, duties and responsibilities with respect to such positions as set forth on Annex A attached hereto, and thereafter the Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company with such authority, duties and responsibilities with respect to such positions as set forth on Annex A attached hereto. The titles, authority, duties and responsibilities set forth in Annex A attached hereto may be changed from time to time but only with the mutual written agreement of the Executive and the Company. The Executive's services shall be performed primarily at the Company's headquarters which shall be located in the Kansas City metropolitan area.

    (b) BOARD MEMBERSHIP. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

    (c) ATTENTION. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

    3.   COMPENSATION.   The Executive shall  receive the following compensation
for his services hereunder to the Company:

        (a) SALARY. During the Employment Period, the Executive's annual base salary (the "Annual Base Salary"), payable in accordance with the Company's general payroll practices, in effect from time to time, shall be at the annual rate established by the Board, but in no event less than the greater of his annual base salary with UCU as in effect as of the day before the Effective Date and the annual base salary of any other senior executive officer of the Company or its subsidiaries. The Board may from time to time direct such upward adjustments in Annual Base Salary as the Board deems to be necessary or desirable, including, without limitation, adjustments in order to reflect increases in the cost of living. The Annual Base Salary shall not be reduced after any increase thereof. Any increase in the Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

        (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in short-term incentive compensation plans and long-term incentive compensation plans (the latter to consist of plans offering stock options, restricted stock and other long-term incentive compensation) providing him with the opportunity to earn, on a year-by-year basis, short-term and long-term incentive compensation (the "Incentive Compensation") at least equal to the greater of (i) the amounts that he had the opportunity to earn under the comparable plans of UCU as in effect immediately before the Effective Time, or (ii) the amounts that any other senior executive officer of the Company has the opportunity to earn under the plans of the Company and its subsidiaries for that year.

        (c) RETIREMENT, INCENTIVE AND WELFARE BENEFIT PLANS. In addition to 3(b), during the Employment Period and so long as the Executive is employed by the Company, he shall be eligible to participate in all other incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or senior executive officers of the Company and its subsidiaries, except with respect to any benefits under any plan, practice, policy or program to which the Executive has waived his rights in writing. Notwithstanding anything in this Agreement to the contrary, and in addition to any other payments or benefits provided hereunder, for all periods following the termination of the Executive's employment (i) for any reason during the term of this Agreement but after the Executive has satisfied the requirements for early retirement under any retirement plans or arrangements maintained by UCU, as in effect on the Effective Date or by the Company after the Effective Date (the "Plans") or (ii) at any other time upon the consent of the Board, the Company shall provide the Executive (and, if elected by the Executive pursuant to the following sentence, his designated beneficiary) with retirement income, in addition to any benefits provided under the Plans, in an amount each year during the Executive's life (and, if elected by the Executive pursuant to the following sentence, the life of his designated beneficiary) equal to the excess, if any, of (i) sixty percent (60%) of the Executive's Annual Base Salary in effect immediately prior to his termination of employment (reduced based upon the actuarial assumptions set forth in the Company's tax-qualified defined benefit retirement plan (the "Qualified Plan") if the Executive elects a form of benefit payment other than a straight life annuity pursuant to the following sentence) over
    (ii) the aggregate amount of retirement income, if any, that would have been paid to the Executive under the Plans during such year had the Executive elected to receive his benefits thereunder in the same form as he elects to receive his benefits hereunder pursuant to the following sentence. The Executive may elect to receive the amounts payable pursuant to the preceding sentence in any form permitted under the Qualified Plan. Such election must be made not less than 90 days preceding the payment of any such benefits. In addition, the Company shall assume and continue the Severance Agreement.

        (d) INSURANCE. During the Employment Period, the Company shall provide the Executive with life insurance coverage providing a death benefit to such beneficiary or beneficiaries as the Executive may designate of not less than three times his Annual Base Salary.

        (e) EXPENSES. The Company shall reimburse the Executive for all expenses, including those for travel and entertainment, properly incurred by him in the performance of his duties hereunder in accordance with policies established from time to time by the Board.

        (f) FRINGE BENEFITS. During the Employment Period and so long as the Executive is employed by the Company, he shall be entitled to receive fringe benefits in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with his position and at least the same as to those received by any senior executive officer of the Company.

    4.  TERMINATION OF EMPLOYMENT.

    (a) DEATH. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period.

    (b) BY THE COMPANY FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the conviction of the Executive for the commission of a felony which, at the time of such commission, has a materially adverse effect on the Company.

    (c) BY THE COMPANY WITHOUT CAUSE. Notwithstanding any other provision of this Agreement, the Company may terminate the Executive's employment other than by a termination for Cause during the Employment Period, but only upon the affirmative vote of two-thirds of the membership of the Board.

    (d)  BY  THE EXECUTIVE FOR  GOOD REASON.   The Executive  may terminate  his
employment during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

        (i) the reduction in the Executive's Annual Base Salary as specified  in
    Section 3(a) of this Agreement, the Executive's Incentive Compensation benefit as specified in Section 3(b) of this Agreement, or any other benefit or payment described in Section 3 of this Agreement;

        (ii) the change without the Executive's consent of the Executive's title, authority, duties or responsibilities as specified in Section 2(a) of this Agreement;

       (iii) the Company's requiring the Executive without his consent to be based at any office or location other than the Company's headquarters which shall be located in the Kansas City metropolitan area; or

       (iv) any breach by the Company of any other material provision of this Agreement;

provided, however, that during the 30-day period commencing on the third anniversary of the Effective Date, the termination by the Executive for any reason shall constitute a termination by the Executive of his employment for Good Reason.

    (e) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 4(f)) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

    (f)    DATE  OF  TERMINATION.    "Date  of  Termination"  means  (i)  if the
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death.

    5.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

    (a) TERMINATION OTHER THAN FOR CAUSE. During the Employment Period, if the Company shall terminate the Executive's employment (other than in the case of a termination for Cause), the Executive shall terminate his employment for Good Reason or the Executive's employment shall terminate by reason of death (termination in any such case being referred to as a "Termination"):

        (i) the Company shall pay to the Executive a lump sum amount in cash equal to the sum of (A) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (B) an amount equal to the Incentive Compensation benefit described in Section 3(b) of this Agreement for the fiscal year that includes the Date of Termination multiplied by a fraction the numerator of which shall be the number of days from the beginning of such fiscal year to and including the Date of Termination and the denominator of which shall be 365, and (C) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid. (The amounts specified in clauses (A), (B) and (C) shall be hereinafter referred to as the "Accrued Obligations".) The amounts specified in this Section 5(a)(i) shall be paid within 30 days after the Date of Termination; and

        (ii) in the event of Termination other than by reason of the Executive's death, then (A) the Company shall pay to the Executive a lump sum amount, in cash, equal to the present value of the Annual Base Salary and the Incentive Compensation benefit described in Section 3(b) of this Agreement payable through the end of the Employment Period or, if longer, for a period of three years (the "Continuation Period"), each, at the rate, in effect at the time Notice of Termination is given, and, with respect to the Incentive Compensation, assuming the full achievement of all target performance goals in effect at the time that Notice of Termination is given, such amount to be paid within 30 days of such Date of Termination; (B) except with respect to the benefits provided pursuant to clause (d) below, the Company shall pay to the Executive the value of all benefits to which the Executive would have been entitled under Sections 3(d) and (f) had he remained in employment with the Company until the end of the Continuation Period; (C) the Company shall pay the value of all deferred compensation amounts (together with any accrued interest or earnings thereon) and all executive life insurance benefits whether or not then vested or payable; and (D) the Company shall continue medical and welfare benefits to the Executive and/or the Executive's family at least equal to those which would have been provided had the Executive remained in employment to the end of the Continuation Period (excluding benefits to which the Executive has waived his rights in writing), such benefits to be in accordance with the most favorable medical and welfare benefit plans, practices, programs or policies (the "M&W Plans") of the Company as in effect and applicable to any senior executive officer of the Company and his or her family during the 90-day period immediately preceding the Date of Termination or, if more favorable to the Executive, as in effect at any time thereafter with respect to any senior executive officer of the Company (but on a prospective basis only unless and then only to the extent, such more favorable M&W Plans are by their terms retroactive); PROVIDED, HOWEVER, that if the Executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the benefits under the M&W Plans shall be secondary to those provided under such other plan during such applicable period of eligibility.

    (b) TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. Subject to the provisions of Section 6 of this Agreement, if the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive terminates employment during the Employment Period other than a termination for Good Reason, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), in each case to the extent theretofore unpaid.

    (c)   SEVERANCE  AGREEMENT.   Notwithstanding  the foregoing,  the  benefits
provided under subsections (a) and (b) of this Section 5 shall be reduced by any amounts paid pursuant to the Severance Agreement.

    6. NONEXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, plan, program, policy or practice provided by the Company and for which the Executive may qualify (except with respect to any benefit to which the Executive has waived his rights in writing), nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other contract or agreement entered into after the Effective Date with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any benefit, plan, policy, practice or program of, or any contract or agreement entered into with, the Company shall be payable in accordance with such benefit, plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT; MITIGATION. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts (including amounts for damages for breach) payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii)(D), such amounts shall not be reduced whether or not the Executive obtains other employment. If there occurs a dispute between the Executive and the Company as to the interpretation, terms, validity or enforceability of (including any dispute about the amount of any payment pursuant to this Agreement) this Agreement, the Company agrees to pay all legal fees and expenses which the Executive may reasonably incur as a result of any such dispute.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret, confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by UCU and the Company or any of their affiliated companies and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). During the Employment Period, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

    9.  SUCCESSORS.

    (a) ASSIGNMENT BY EXECUTIVE. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b)  SUCCESSORS AND ASSIGNS OF COMPANY.   This Agreement shall inure to  the
benefit of and be binding upon the Company, its successors and assigns.

    (c) ASSUMPTION. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its businesses and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law, or otherwise.

    10.  MISCELLANEOUS.

    (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to its principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

    (b) NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return-receipt requested, postage prepaid, addressed, in either case, at the Company's headquarters or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

    (c) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (d) TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

    (e) NO WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(d) of this Agreement, or the right of the Company to terminate the Executive's employment for Cause pursuant to Section 4(b) of this Agreement shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

    (f) ENTIRE AGREEMENT. Except for the Severance Agreement, which shall remain in full force and effect and, in accordance with its terms, be assumed by the Company as of the Effective Date, this instrument contains the entire agreement of the Executive, the Company or any predecessor or subsidiary thereof with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

    IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

                                          MAXIM ENERGIES, INC.

                                          --------------------------------------
                                          Name:
                                          Title:

                                          --------------------------------------
                                          Richard C. Green, Jr.

                                                                         ANNEX A
                                                                   TO EMPLOYMENT
                                                                       AGREEMENT

CHAIRMAN OF THE BOARD

    The Chairman of the Board shall be a director and shall preside at meetings of the Board and meetings of shareholders. The Chairman shall be responsible for
(a) board and shareholder governance, (b) external relations with industry, cities and communities, (c) economic development initiatives, (d) oversight of issues relating to the Nuclear Regulatory Commission and nuclear operations, (e) corporate wide business management and (f) implementation of business plans with other team members. The Chairman shall share with the Chief Executive Officer responsibility for (a) implementation of the Mergers, (b) external relations with the financial community, (c) corporate governance, (d) setting the agenda for all meetings of the Board (and committees thereof) and (e) enterprise support. The Chairman of the Board shall be a member of the Executive Committee and an ex officio member of all standing committees.

VICE-CHAIRMAN OF THE BOARD

    The Vice-Chairman of the Board shall be a director and shall preside at meetings of the Board and meetings of shareholders in the absence of the Chairman of the Board or upon the inability of the Chairman of the Board to act. The Vice-Chairman shall perform such duties as may from time-to-time be assigned to him by the Board.

CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer shall be a director, shall submit a report of the operations of the Company for the fiscal year to the shareholders at their annual meeting and from time-to-time shall report to the Board all matters within his knowledge which the interests of the Company may require be brought to their notice. The Chief Executive Officer shall be responsible for (a) the strategic direction, development and oversight of the Company, (b) the international growth of the Company and (c) the deployment of strategic assets of the Company (including executive management). The Chief Executive Officer shall share with the Chairman of the Board responsibility for (a) implementation of the Mergers, (b) external relations with the financial community, (c) corporate governance, (d) setting the agenda for all meetings of the Board (and committees thereof) and (e) enterprise support. The Chief Executive Officer shall be a member of the Executive Committee and an ex officio member of all standing committees. The President, the Chief Operating Officer, Chief Financial Officer and the Internal Auditing Department will report directly to the Chief Executive Officer.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 351.355(1) and (2) of the MGBCL provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.
Section 351.355 further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section
351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

    The KCPL Charter provides that KCPL will indemnify to the fullest extent permitted by the MGBCL any person made or threatened to be made a party to a legal proceeding by reason of the fact that the person is or was a director, officer or employee of KCPL, or is or was serving at the request of KCPL as a director, officer or employee of another enterprise, against all expense, liability or loss (including attorneys' fees and judgments) actually and reasonably incurred by such person. The KCPL Board has the discretion to indemnify agents of KCPL under similar terms. These indemnification rights are not exclusive of any other rights to which the person is entitled by law or under any other KCPL authorizations. KCPL may, without shareholder approval, provide its officers, directors and employees with greater indemnification than the MGBCL offers, provided that such further indemnity will not be offered to a person whose conduct was finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to have constituted willful misconduct.

    The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, KCPL will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is on, or who has been at any time prior to, January 19, 1996, or who becomes prior to the Effective Time, an officer, director or employee of any of the parties thereto or any Subsidiary (each an "Indemnified Party," and collectively, "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party, and all such indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) KCPL will pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel must be reasonably satisfactory to KCPL, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the MGBCL, (ii) KCPL will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the MGBCL, the KCPL Charter and the KCPL Bylaws will be made by independent counsel mutually acceptable to KCPL and the Indemnified Party; provided, however, that KCPL will not be liable for any settlement effected without its written consent (which consent must not be unreasonably withheld). The Merger Agreement further provides that the Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time, KCPL will cause to be maintained in effect policies of directors and officers' liability insurance maintained by KCPL and UCU for the benefit of those persons who were covered by such policies on January 19, 1996, on terms no less favorable than the terms of such insurance coverage, provided that KCPL will not be required to expend in any year an amount exceeding 200% of the annual aggregate premiums currently paid by KCPL and UCU for such insurance. If the annual premiums of such insurance coverage exceed such amount, KCPL will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the KCPL Board, for a cost not exceeding such amount. The Merger Agreement also provides that to the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors and officers of KCPL, UCU and their respective Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective articles of incorporation and bylaws in effect on January 19, 1996, or otherwise in effect on January 19, 1996, will survive the Mergers and will continue in full force and effect for a period of not less than six years from the Effective Time.

    The foregoing statements are subject to the detailed provisions of the MGBCL, the KCPL Charter and the Merger Agreement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The exhibits to this Registration Statement are listed in the Exhibit Index hereto and are incorporated herein by reference.

    (b) The financial statement schedules are incorporated by reference to KCPL's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, KCPL's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, UCU's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and UCU's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

    (c) The opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, included in Part I as Annex B to the Joint Proxy Statement/Prospectus included in this Registration Statement, is incorporated herein by reference. The opinion of Donaldson, Lufkin & Jenrette Securities Corporation, included in Part I as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement, is incorporated herein by reference.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (8) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement or Amendments thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and State of Missouri on the 25th day of June, 1996.


                                          KANSAS CITY POWER & LIGHT COMPANY

                                          By:        /s/ A. DRUE JENNINGS
                                             -----------------------------------
                                                     (A. Drue Jennings)
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                                             AND
                                                   CHIEF EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                         TITLE                          DATE
- ---------------------------------------------------  -----------------------------------------  -----------------
                    /s/ A. DRUE JENNINGS             Chairman of the Board, President and
     ----------------------------------------         Chief Executive Officer (Principal          June 25, 1996
                (A. Drue Jennings)                    Executive Officer)

                     /s/ JOHN DESTEFANO
     ----------------------------------------        Senior Vice President -- Finance             June 25, 1996
                 (John DeStefano)                     (Principal Financial Officer)

                       /s/ NEIL ROADMAN
     ----------------------------------------        Controller (Principal Accounting Officer)    June 25, 1996
                  (Neil Roadman)

                         *
     ----------------------------------------        Director
                 (David L. Bodde)

                         *
     ----------------------------------------        Director
                (William H. Clark)

                         *
     ----------------------------------------        Director
                (Robert J. Dineen)

                         *
     ----------------------------------------        Director
                 (Arthur J. Doyle)

                     SIGNATURE                                         TITLE                          DATE
- ---------------------------------------------------  -----------------------------------------  -----------------

                         *
     ----------------------------------------        Director
               (W. Thomas Grant II)

                         *
     ----------------------------------------        Director
               (George Nettels, Jr.)

                         *
     ----------------------------------------        Director
               (Linda Hood Talbott)

                         *
     ----------------------------------------        Director
                 (Robert H. West)

              *By /s/A. DRUE JENNINGS
                (A. Drue Jennings)                                                                June 25, 1996
                 ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                         DESCRIPTION OF DOCUMENT
- -----------  ------------------------------------------------------------------------------------------------
       2-a   Agreement and Plan of Merger, dated as of January 19, 1996, as amended and restated as of May
              20, 1996, by and among Kansas City Power & Light Company, KC Merger Sub, Inc., UtiliCorp United
              Inc. and KC United Corp. (Included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement (the "Joint Proxy Statement/Prospectus")).

       4-a   *General Mortgage and Deed of Trust dated as of December 1, 1986, between KCPL and UMB Bank,
              n.a. (formerly United Missouri Bank) of Kansas City, N.A., Trustee (Exhibit 4-bb to Form 10-K
              for the year ended December 31, 1986).

       4-b   *Third Supplemental Indenture dated as of April 1, 1991, to Indenture dated as of December 1,
              1986 (Exhibit 4-aq to Registration Statement, Registration No. 33-42187).

       4-c   *Fourth Supplemental Indenture dated as of February 15, 1992, to Indenture dated as of December
              1, 1986 (Exhibit 4-y to Form 10-K for year ended December 31, 1991).

       4-d   *Fifth Supplemental Indenture dated as of September 15, 1992, to Indenture dated as of December
              1, 1986 (Exhibit 4-a to Form 10-Q dated September 30,1992).

       4-e   *Sixth Supplemental Indenture dated as of November 1, 1992, to Indenture dated as of December 1,
              1986 (Exhibit 4-z to Registration Statement, Registration No. 33-54196).

       4-f   *Seventh Supplemental Indenture dated as of October 1, 1993, to Indenture dated as of December
              1, 1986 (Exhibit 4-a to Form 10-Q dated September 30, 1993).

       4-g   *Eighth Supplemental Indenture dated as of December 1, 1993, to Indenture dated as of December
              1, 1986 (Exhibit 4 to Registration Statement, Registration No. 33-51799).

       4-h   *Ninth Supplemental Indenture dated as of February 1, 1994, to Indenture dated as of December 1,
              1986 (Exhibit 4-h to Form 10-K for year ended December 31, 1993).

       4-i   *Tenth Supplemental Indenture dated as of November 1, 1994, to Indenture dated as of December 1,
              1986 (Exhibit 4-l to Form 10-K for year ended December 31, 1994).

       4-j   *Resolution of Board of Directors Establishing 3.80% Cumulative Preferred Stock (Exhibit 2-R to
              Registration Statement, Registration No. 2-40239).

       4-k   *Resolution of Board of Directors Establishing 4% Cumulative Preferred Stock (Exhibit 2-S to
              Registration Statement, Registration No. 2-40239).

       4-1   *Resolution of Board of Directors Establishing 4.50% Cumulative Preferred Stock (Exhibit 2-T to
              Registration Statement, Registration No. 2-40239).

       4-m   *Resolution of Board of Directors Establishing 4.20% Cumulative Preferred Stock (Exhibit 2-U to
              Registration Statement, Registration No. 2-40239).

       4-n   *Resolution of Board of Directors, Establishing 4.35% Cumulative Preferred Stock (Exhibit 2-V to
              Registration Statement, Registration No. 2-40239).

       4-o   *Certificate of Designation of Board of Directors Establishing the $50,000,000 Cumulative No Par
              Preferred Stock, Auction Series A (Exhibit 4-a to Form 10-Q dated March 31, 1992).

       4-p   *Indenture for Medium-Term Note Program dated as of April 1, 1991, between KCPL and The Bank of
              New York (Exhibit 4-bb to Registration Statement, Registration No. 33-42187).

       4-q   *Indenture for Medium-Term Note Program dated as of February 15, 1992, between KCPL and The Bank of New York (Exhibit 4-bb to Registration Statement, Registration No. 33-45736).

       4-r   *Indenture for Medium-Term Note Program dated as of November 15, 1992, between KCPL and The Bank of New York (Exhibit 4-aa to Registration Statement, Registration No. 33-54196).

       4-s   *Indenture for Medium-Term Note Program dated as of November 17, 1994, between KCPL and Merrill
              Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. (Exhibit
              4-s to Form 10-K for year ended December 31, 1994).

       4-t   *Restated Articles of Consolidation of KCPL dated as of May 5, 1992 (Exhibit 4 to Registration
              Statement, Registration No. 33-54196).

       4-u   *By-laws of KCPL, as amended April 1, 1996 (Exhibit 3(ii) to Form 10-Q dated March 31, 1996).

         5   **Opinion of Jeanie Sell Latz, Esq.

       8-a   **Opinion of Skadden, Arps, Slate, Meagher & Flom.

       8-b   **Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C.

      10-a   Form of Employment Agreement by and between Maxim and A. Drue Jennings (Included as Annex F to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

      10-b   Form of Employment Agreement by and between Maxim and Richard C. Green, Jr. (Included as Annex G to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

      10-c   Form of Maxim Stock Incentive Plan (Included as Annex D to the Joint Proxy Statement/Prospectus
              contained in this Registration Statement).

      10-d   Form of Maxim Management Incentive Compensation Plan (Included as Annex E to the Joint Proxy
              Statement/Prospectus contained in this Registration Statement).

      10-e   *Copy of Wolf Creek Generating Station Ownership Agreement between Kansas City Power & Light
              Company, Kansas Gas and Electric Company and Kansas Electric Power Cooperative, Inc. (Exhibit
              10-d to Form 10-K for the year ended December 31, 1981).

      10-f   *Copy of Receivables Purchase Agreement dated as of September 27, 1989, between KCPL, Commercial
              Industrial Trade-Receivables Investment Company and Citicorp North America, Inc., (Exhibit 10-p
              to Form 10-K for year ended December 31, 1989).

      10-g   *Copy of Amendment to Receivables Purchase Agreement dated as of August 8, 1991, between KCPL,
              Commercial Industrial Trade-Receivables Investment Company and Citicorp North America, Inc.
              (Exhibit 10-m to Form 10-K for year ended December 31, 1991).

      10-h   *Long-Term Incentive Plan (Exhibit 28 to Registration Statement, Registration 33-42187).

      10-i   *Copy of Executive Incentive Compensation Plan (Exhibit 10-g to Form 10-K for year ended
              December 31, 1986).

      10-j   *Copy of Indemnification Agreement entered into by KCPL with each of its officers and directors
              (Exhibit 10-f to Form 10-K for year ended December 31, 1995).

      10-k   *Copy of Severance Agreement entered into by KCPL with certain of its executive officers
              (Exhibit 10 to Form 10-Q dated June 30, 1993).

      10-l   *Copy of Amendment to Severance Agreement dated January 15, 1996, entered into by KCPL with certain of its executive officers (Exhibit 10-h to Form 10-K for year ended December 31, 1995).

      10-m   *Copy of Supplemental Executive Retirement and Deferred Compensation Plan (Exhibit 10-h to Form
              10-K for year ended December 31, 1993).

      10-n   *Copy of $50 million Letter of Credit and Reimbursement Agreement dated as of August 19, 1993, with The Toronto-Dominion Bank (Exhibit 10-i to Form 10-K for year ended December 31, 1993).

      10-o   *Copy of $56 million Letter of Credit and Reimbursement Agreement dated as of August 19, 1993, with Societe Generale, Chicago Branch (Exhibit 10-j to Form 10-K for year ended December 31,
              1993).

      10-p   *Copy of $50 million Letter of Credit and Reimbursement Agreement dated as of August 19, 1993, with The Toronto-Dominion Bank (Exhibit 10-k to Form 10-K for year ended December 31, 1993).

      10-q   *Copy of $40 million Letter of Credit and Reimbursement Agreement dated as of August 19, 1993, with Deutsche Bank AG, acting through its New York and Cayman Islands Branches (Exhibit 10-l to
              Form 10-K for year ended December 31, 1993).

      10-r   *Copy of Railcar Lease dated as of April 15, 1994, between Shawmut Bank Connecticut, National
              Association, and KCPL (Exhibit 10 to Form 10-Q for period ended June 30, 1994).

      10-s   *Copy of Amendment No. 2 to Receivables Purchase Agreement between KCPL and Ciesco L.P. and
              Citicorp North America, Inc. (Exhibit 10 to Form 10-Q for period ended September 30, 1994).

      10-t   *Copy of Railcar Lease dated as of January 31, 1995, between First Security Bank of Utah,
              National Association, and KCPL (Exhibit 10-o to Form 10-K for year ended December 31, 1994).

      10-u   *Copy of Lease Agreement dated as of October 18, 1995, between First Security Bank of Utah,
              N.A., and KCPL (Exhibit 10 to Form 10-Q for period ended September 30, 1995).

      12-a   **Statement re Computation of Ratios of Kansas City Power & Light Company.

      12-b   **Statement re Computation of Ratios of UtiliCorp United Inc.

      12-c   **Statement re Computation of Ratios of Maxim.

      23-a   Consent of Coopers & Lybrand, L.L.P., dated June 25, 1996.

      23-b   Consent of Arthur Andersen LLP, dated June 25, 1996.

      23-c   Consent of Arthur Andersen, dated June 25, 1996.

      23-d   **Consent of Jeanie Sell Latz, Esq. (Included in Exhibit 5).

      23-e   **Consent of Skadden, Arps, Slate, Meagher & Flom (Included in Exhibit 8-a).

      23-f   **Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (Included in Exhibit 8-b).

      23-g   Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated June 25, 1996.

      23-h   Consent of Donaldson, Lufkin & Jenrette Securities Corporation, dated June 25, 1996.

        24   **Powers of Attorney.

      99-a   **Form of Proxy to be used in connection with the Annual Meeting of Shareholders of Kansas City
              Power & Light Company.

      99-b   **Form of Proxy to be used in connection with the Annual Meeting of Stockholders of UtiliCorp
              United Inc.

      99-c   **Ernst & Young LLP Synergies Study.


- ------------------------
 *Filed with the SEC as exhibits to prior registration statements (except as otherwise noted) and are incorporated herein by reference and made a part hereof. The exhibit number and file number of the documents so filed, and incorporated herein by reference, are stated in parenthesis in the description of such exhibit.
**Previously filed as an exhibit to this Registration Statement.

    Copies of any of the exhibits filed with the SEC in connection with this document may be obtained from KCPL upon written request.